As filed with the Securities and Exchange Commission on July 17, 2009

Registration No. 333-158100

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 5

TO

FORM S-4

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Citigroup Inc.

(Exact name of registrant as specified in its charter)

Delaware	6021	52-1568099
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

399 Park Avenue

New York, NY 10043

(212) 559-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Julie Bell Lindsay, Esq.

Assistant General Counsel-Finance

Citigroup Inc.

399 Park Avenue

New York, NY 10043

(212) 559-1000

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

David Lopez, Esq.

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

(212) 225-2000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third Party Tender Offer)    ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

CITIGROUP INC.

OFFERS TO EXCHANGE

Common Stock for any and all of the issued and outstanding Public Preferred Depositary Shares

and

OFFER TO EXCHANGE

Common Stock for a number of issued and outstanding Trust Preferred Securities with an aggregate liquidation amount equal to $20.5 billion, less the aggregate liquidation preference of all Public Preferred Depositary Shares accepted for exchange

Citigroup Inc. is offering to exchange, upon the terms and subject to the conditions set forth in this document and in the applicable letter of transmittal (the “Public Preferred Depositary Exchange Offers”), any and all of the issued and outstanding depositary shares (“Public Preferred Depositary Shares”) representing a fraction of a share of the series of Citigroup’s preferred stock (the “Public Preferred Stock”) listed below for the number of newly issued shares of Citigroup’s common stock, par value $0.01 per share (the “Common Stock”), listed below.

CUSIP	Title of Securities Represented by Public Preferred Depositary Shares	Aggregate Liquidation Pref. Outstanding	Liquidation Pref. Per Preferred Depositary Share	Exchange Factor (as a % of Liquidation Pref.)	No. of Shares of Common Stock Offered Per Public Preferred Depositary Share(1)
172967556	8.500% Non-Cumulative Preferred Stock, Series F	$2,040,000,000	$25	95%	7.30769
172967ER8	8.400% Fixed Rate/Floating Rate Non-Cumulative Preferred Stock, Series E	$6,000,000,000	$1,000	95%	292.30769
172967572	8.125% Non-Cumulative Preferred Stock, Series AA	$3,715,000,000	$25	95%	7.30769
172967598	6.500% Non-Cumulative Convertible Preferred Stock, Series T	$3,168,650,000	$50	85%	13.0769

(1)

Number of shares of Common Stock offered per Public Preferred Depositary Share calculated by multiplying (a) the liquidation preference per Public Preferred Depositary Share by (b) the exchange factor, and dividing this amount by $3.25, the price at which Citigroup is valuing the Common Stock to be issued in the Exchange Offers (as defined below).

Citigroup is also offering to exchange, upon the terms and subject to the conditions set forth in this document and in the applicable letter of transmittal (the “Trust Preferred Exchange Offer,” and together with the Public Preferred Depositary Exchange Offers, the “Exchange Offers”), a number of issued and outstanding Trust Preferred Securities (as defined below) with an aggregate liquidation amount equal to $20.5 billion, less the aggregate liquidation preference of all Public Preferred Depositary Shares accepted for exchange in the Public Preferred Depositary Exchange Offers, for newly issued shares of Common Stock, in accordance with the assigned Acceptance Priority Levels and subject to prorationing, each as described in this document. At a minimum, we are offering to exchange Trust Preferred Securities with an aggregate liquidation amount of up to approximately $5.6 billion, assuming each Public Preferred Depositary Exchange Offer is fully subscribed. The table below sets forth, among other things, the series of trust preferred securities that are the subject of the Trust Preferred Exchange Offer (the “Trust Preferred Securities,” and together with the Public Preferred Depositary Shares, the “Subject Securities”), the applicable Acceptance Priority Level (representing the order in which we will accept Trust Preferred Securities for exchange) and the number of shares of Common Stock that Citigroup is offering with respect to each Trust Preferred Security.

Acceptance Priority Level	CUSIP/ISIN	Title of Securities	Issuer	Aggregate Liquidation Amt. Outstanding	Liquidation Amt. Per Trust Preferred Security	Exchange Factor (as a % of Liquidation Amt.)	No. of Shares of Common Stock Offered Per Trust Preferred Security(1)
1	173094AA1	8.300% E-TRUPS®	Citigroup Capital XXI	$3,500,000,000	$1,000	95%	292.30769
2	173085200	7.875% E-TRUPS®	Citigroup Capital XX	$787,500,000	$25	95%	7.30769
3	17311U200	7.250% E-TRUPS®	Citigroup Capital XIX	$1,225,000,000	$25	95%	7.30769
4	17309E200	6.875% E-TRUPS®	Citigroup Capital XIV	$565,000,000	$25	95%	7.30769
5	17310G202	6.500% E-TRUPS®	Citigroup Capital XV	$1,185,000,000	$25	95%	7.30769
6	17310L201	6.450% E-TRUPS®	Citigroup Capital XVI	$1,600,000,000	$25	95%	7.30769
7	17311H209	6.350% E-TRUPS®	Citigroup Capital XVII	$1,100,000,000	$25	95%	7.30769
8	XS0306711473	6.829% E-TRUPS®	Citigroup Capital XVIII	£500,000,000	£1,000	95%	418.52615	(2)
9	17305HAA6	7.625% TRUPS®	Citigroup Capital III	$200,000,000	$1,000	95%	292.30769
10	17306N203	7.125% TRUPS®	Citigroup Capital VII	$1,150,000,000	$25	95%	7.30769
11	17306R204	6.950% TRUPS®	Citigroup Capital VIII	$1,400,000,000	$25	95%	7.30769
12	173064205	6.100% TRUPS®	Citigroup Capital X	$500,000,000	$25	95%	7.30769
13	173066200	6.000% TRUPS®	Citigroup Capital IX	$1,100,000,000	$25	95%	7.30769
14	17307Q205	6.000% TRUPS®	Citigroup Capital XI	$600,000,000	$25	95%	7.30769

(1)

Number of shares of Common Stock offered per Trust Preferred Security calculated by multiplying (a) the liquidation amount per Trust Preferred Security by (b) the exchange factor, and dividing this amount by $3.25, the price at which Citigroup is valuing the Common Stock to be issued in the Exchange Offers.

(2)

U.S. dollar equivalent value and number of shares for the 6.829% E-TRUPS® calculated based on the U.S. dollar/U.K. pound exchange rate of $1.4318, as reported by Bloomberg, on February 27, 2009, the date we announced the Exchange Offers.

Each Exchange Offer will expire at 5:00 p.m., New York City time, on July 24, 2009 (unless we extend such Exchange Offer).

In order to validly tender your Subject Securities in the Exchange Offers, you must follow the instructions contained in the applicable letter of transmittal to take action in favor of certain proposals to be acted on by written consent of the holders of our Common Stock, and if you are tendering Public Preferred Depositary Shares, to make an appropriate certification or take action in favor of certain proposals to be acted on by written consent of the holder of the Public Preferred Stock underlying the Public Preferred Depositary Shares.

The maximum number of shares of Common Stock that could be issued in the Exchange Offers is 5,992,307,693.

Each Exchange Offer is subject to a number of conditions that must be satisfied, or waived by us, on or prior to the expiration date, including that: the United States government (the “USG”) and certain private holders of our preferred stock have exchanged preferred stock with an aggregate liquidation preference of at least $23 billion for newly issued securities of Citigroup; satisfaction of certain conditions to closing of the exchange by the USG of additional preferred stock for newly issued securities of Citigroup based on the level of participation in the Exchange Offers; and that no event has occurred that in our reasonable judgment would materially impair the anticipated benefits to us of the Exchange Offers or that has had, or could reasonably be expected to have, a material adverse effect on us, our businesses, condition (financial or otherwise) income, operations or prospects. None of the Exchange Offers is subject to any minimum tender condition, to completion of any other Exchange Offer or to receiving stockholder approval of the Amendments (as defined herein).

Our Common Stock trades on the New York Stock Exchange (the “NYSE”) under the symbol “C.”

You are encouraged to read and carefully consider this document in its entirety, in particular the risk factors beginning on page 32 of this document and the “Consequences of Failure to Exchange Subject Securities” on page 62 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Exchange Offers or of the securities to be issued in the Exchange Offers or determined if this document is truthful or complete. Any representation to the contrary is a criminal offense.

The Dealer Manager for the Exchange Offers is:

Citi

The date of this document is July 17, 2009

IMPORTANT

If you are a beneficial owner of Subject Securities that are held by or registered in the name of a bank, broker, custodian or other nominee, and you wish to participate in the Exchange Offers, you must promptly contact your bank, broker, custodian or other nominee to instruct it to tender your Subject Securities, to agree to the terms of the applicable letter of transmittal, including the Voting Trust Agreement (as defined below) described therein, and to give the Proxy Instructions (as defined below), Voting Instructions (as defined below) and/or Tender Certification (as defined below) set forth therein. You are urged to instruct your bank, broker, custodian or other nominee at least five business days prior to the expiration date in order to allow adequate processing time for your instruction.

We are not providing for guaranteed delivery procedures and therefore you must allow sufficient time for the necessary tender procedures to be completed during normal business hours of DTC (or, in the case of the 6.829% E-TRUPS®, Euroclear or Clearstream) prior to the expiration date. Tenders not received by Mellon Investor Services LLC, d/b/a BNY Mellon Shareowner Services (the “Exchange Agent”) on or prior to the expiration date will be disregarded and of no effect.

We are incorporating by reference into this document important business and financial information that is not included in or delivered with this document. This information is available without charge to security holders upon written or oral request. Requests should be directed to:

Citigroup Document Services

540 Crosspoint Parkway

Getzville, NY 14068

(716) 730-8055 (tel.)

(877) 936-2737 (toll free)

In order to ensure timely delivery of such documents, security holders must request this information no later than five business days before the date they must make their investment decision. Accordingly, any request for documents should be made by July 17, 2009 to ensure timely delivery of the documents prior to the expiration date of the Exchange Offers.

You should rely only on the information contained in or incorporated by reference into this document. We have not authorized anyone to provide you with information that is different. You should assume that the information contained or incorporated by reference in this document is accurate only as of the date of this document or as of the date of the document incorporated by reference, as applicable. We are not making an offer of these securities in any jurisdiction where such offer is not permitted.

Holders Located in the United Kingdom

Within the United Kingdom, this prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are (a) existing or former employees or directors of Citigroup or its affiliates falling within PR 1.2.2R(5) of the Prospectus Rules of the United Kingdom Financial Services Authority or (b) qualified investors within the meaning of Article 2(1)(e) of Directive 2003/71/EC, that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order, (iii) members and creditors of certain bodies corporate, falling within Article 43 of the Order or (iv) employees, former employees and other persons falling within Article 60(2)(a) of the Order (all such persons together being referred to as “relevant persons”). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

i

ii

FORWARD-LOOKING STATEMENTS

This document and the information incorporated by reference in this document include forward-looking statements. These forward-looking statements are based on Citigroup’s management’s beliefs and assumptions and on information currently available to Citigroup’s management and involve external risks and uncertainties, including, but not limited to, those described under “Risk Factors” on page 32 and those described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008. Forward-looking statements include information concerning Citigroup’s possible or assumed future results of operations and statements preceded by, followed by or that include the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. Factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, those discussed elsewhere in this document and the documents incorporated by reference in this document. You should not put undue reliance on any forward-looking statements. Except as required by applicable law or regulation, Citigroup does not have any intention or obligation to update forward-looking statements after it distributes this document.

WHERE YOU CAN FIND MORE INFORMATION

Citigroup files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document Citigroup files at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov.

The SEC allows Citigroup to “incorporate by reference” the information it files with the SEC, which means that it can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this document. Information that Citigroup files later with the SEC will automatically update information in this document. In all cases, you should rely on the later information over different information included in this document. Citigroup incorporates by reference the documents or parts of documents listed below and any documents subsequently filed (but not documents that are furnished, unless expressly incorporated herein by a reference in such furnished document) with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (File No. 1-9924) on or after the date of this document and before the completion of the Exchange Offers:

(a) Annual Report on Form 10-K for the year ended December 31, 2008;

(b) Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

(c) Current Reports on Form 8-K filed or furnished on January 12, 2009, January 16, 2009 (three reports relating to (i) Citigroup realigning into two businesses, Citicorp and Citi Holdings, (ii) the loss sharing agreement for certain Citigroup assets previously announced between Citigroup and certain government entities and (iii) the entry with Morgan Stanley into a joint venture of its retail brokerage and futures business), January 21, 2009, January 23, 2009 (two reports), February 2, 2009, February 18, 2009 (two reports), February 27, 2009 (relating to these Exchange Offers and a related private exchange offer), March 2, 2009, March 11, 2009, March 19, 2009, March 20, 2009, April 17, 2009 (relating to these Exchange Offers), April 22, 2009, May 4, 2009, May 11, 2009 (relating to the expansion of the Exchange Offers), May 22, 2009 (relating to Citigroup’s 8.500% Notes due May 22, 2019), June 3, 2009, June 10, 2009, June 12, 2009, June 18, 2009, June 19, 2009, July 10, 2009, July 15, 2009 and July 17, 2009; and

(d) the description of Citigroup’s Common Stock contained in its Current Report on Form 8-K filed on May 11, 2009.

You may request a copy of these filings, at no cost, by writing or telephoning Citigroup at the following address:

Citigroup Document Services

540 Crosspoint Parkway

Getzville, NY 14068

(716) 730-8055 (tel.)

(877) 936-2737 (toll free)

You should rely only on the information provided in this document and the information incorporated by reference. You should not assume that the information in this document or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFERS

The following are certain questions regarding the Exchange Offers that you may have as a holder of the Subject Securities and the answers to those questions. To fully understand the Exchange Offers and the considerations that may be important to your decision whether to participate, you should carefully read this document in its entirety, including the section entitled “Risk Factors,” as well as the information incorporated by reference in this document. For further information about us, see the section of this document entitled “Where You Can Find More Information.”

What are the key terms of the Public Preferred Depositary Exchange Offers?

•	We are offering to exchange newly issued shares of Common Stock for any and all issued and outstanding Public Preferred Depositary Shares, without any prorationing.

•	With respect to each Public Preferred Depositary Share, we are offering the number of shares of Common Stock set forth below:

Title of Securities Represented by Public Preferred Depositary Shares	Number of Shares of Common Stock Offered Per Preferred Depository Share
8.500% Non-Cumulative Preferred Stock, Series F	7.30769
8.400% Fixed Rate/Floating Rate Non-Cumulative Preferred Stock, Series E	292.30769	(1)
8.125% Non-Cumulative Preferred Stock, Series AA	7.30769
6.500% Non-Cumulative Convertible Preferred Stock, Series T	13.0769

(1)	Number of shares of Common Stock offered per $1,000 liquidation preference.

•

We are seeking approval of our stockholders (and holders of Public Preferred Depositary Shares) to modify certain terms of the Public Preferred Stock underlying the Public Preferred Depositary Shares and certain provisions of our restated certificate of incorporation, as amended (the “Certificate of Incorporation”). We are requiring holders of Public Preferred Depositary Shares that participate in the Public Preferred Depositary Exchange Offers to grant a Voting Instruction and a Proxy Instruction to approve such modifications or, if they did not hold their Public Preferred Depositary Shares as of the close of business on June 16, 2009 (the “Preferred Stock Record Date”), to provide a Tender Certification to that effect. See “The Exchange Offers—Purpose and Background of the Transactions—The Amendments.”

•

As previously announced, after the closing of the Exchange Offers, we will suspend dividends on our preferred stock, including the Public Preferred Stock, and we currently intend to seek to delist the Public Preferred Depositary Shares and, to the extent permitted by law, deregister the Public Preferred Stock and Public Preferred Depositary Shares.

•	We are not offering any consideration with respect to undeclared or “accrued” dividends on Public Preferred Depositary Shares tendered and accepted for exchange in the Exchange Offers.

See “The Exchange Offers—Terms of the Public Preferred Depositary Exchange Offers.”

What are the key terms of the Trust Preferred Exchange Offer?

•

We are offering to exchange newly issued shares of Common Stock for a number of Trust Preferred Securities with an aggregate liquidation amount equal to $20.5 billion, less the aggregate liquidation preference of all Public Preferred Depositary Shares accepted for exchange in the Public Preferred Depositary Exchange Offers. We refer to this amount as the “Remaining Amount.”

•

The liquidation amount of Trust Preferred Securities that we are offering to exchange is limited to the Remaining Amount. If we receive tenders of Trust Preferred Securities with an aggregate liquidation amount in excess of the Remaining Amount, we will not be able to accept for exchange all Trust Preferred Securities tendered in the Trust Preferred Exchange Offer and will accept Trust Preferred Securities for exchange only in the order of the Acceptance Priority Level that we have assigned to each series of Trust Preferred Securities and subject to prorationing (each as described below).

•

The Remaining Amount cannot be calculated until all of the Public Preferred Depositary Exchange Offers have been completed. As a result, at the time you tender your Trust Preferred Securities, you will not know the Remaining Amount or whether that amount will be sufficient to allow us to exchange any tendered Trust Preferred Securities in Acceptance Priority Levels 4 to 14. In any event, the Remaining Amount will be enough such that Citigroup is offering to exchange any and all issued and outstanding 8.300% E-TRUPS®, 7.875% E-TRUPS® and 7.250% E-TRUPS®, comprising Acceptance Priority Levels 1, 2 and 3, without prorationing. In the event that less than approximately $4.87 billion in aggregate liquidation preference of Public Preferred Depositary Shares are accepted for exchange, Citigroup will be able to accept for exchange any and all validly tendered Trust Preferred Securities in the Trust Preferred Exchange Offer. In addition, the Remaining Amount will be not less than approximately $5.6 billion, and will be higher in the event that less than all of the $14.92 billion aggregate liquidation preference of Public Preferred Depositary Shares is tendered and accepted for exchange in the Public Preferred Depositary Exchange Offers.

•

The maximum amount of Trust Preferred Securities that could be accepted for exchange pursuant to the Trust Preferred Exchange Offer is approximately $15.63 billion in aggregate liquidation amount, assuming that no more than $4.87 billion in aggregate liquidation preference of Public Preferred Depositary Shares are validly tendered and accepted for exchange in the Public Preferred Depositary Exchange Offers. The minimum amount of Trust Preferred Securities that could be accepted for exchange pursuant to the Trust Preferred Exchange Offer is approximately $5.6 billion in aggregate liquidation amount, assuming all Public Preferred Depositary Shares are validly tendered and accepted in the Public Preferred Depositary Exchange Offers.

•

With respect to each series of Trust Preferred Securities, the table below sets forth the applicable “Acceptance Priority Level” (representing the order in which we will accept each series of Trust Preferred Securities for exchange) and the number of shares of Common Stock that we are offering with respect to each Trust Preferred Security:

Acceptance Priority Level	Trust Preferred Security (listed in order of Acceptance Priority Level)	Number of Shares of Common Stock Offered Per Trust Preferred Security
1	8.300% E-TRUPS® issued by Citigroup Capital XXI	292.30769	(1)
2	7.875% E-TRUPS® issued by Citigroup Capital XX	7.30769
3	7.250% E-TRUPS® issued by Citigroup Capital XIX	7.30769
4	6.875% E-TRUPS® issued by Citigroup Capital XIV	7.30769
5	6.500% E-TRUPS® issued by Citigroup Capital XV	7.30769
6	6.450% E-TRUPS® issued by Citigroup Capital XVI	7.30769
7	6.350% E-TRUPS® issued by Citigroup Capital XVII	7.30769
8	6.829% E-TRUPS® issued by Citigroup Capital XVIII	418.52615	(1)
9	7.625% TRUPS® issued by Citigroup Capital III	292.30769	(1)
10	7.125% TRUPS® issued by Citigroup Capital VII	7.30769
11	6.950% TRUPS® issued by Citigroup Capital VIII	7.30769
12	6.100% TRUPS® issued by Citigroup Capital X	7.30769
13	6.000% TRUPS® issued by Citigroup Capital IX	7.30769
14	6.000% TRUPS® issued by Citigroup Capital XI	7.30769

(1)	Number of shares of Common Stock offered per $1,000 (or £1,000) liquidation amount.

•	You will not receive any consideration for accrued and unpaid distributions on your Trust Preferred Securities tendered and accepted for exchange in the Trust Preferred Exchange Offer.

•	We are not seeking approval of holders of the Trust Preferred Securities to modify the terms of any series of the Trust Preferred Securities. However, we are seeking approval of our stockholders to modify certain provisions of our Certificate of Incorporation, and we are requiring holders of the Trust Preferred Securities that participate in the Trust Preferred Exchange Offer and will receive Common Stock in the Trust Preferred Exchange Offer to grant a Proxy Instruction to approve such modifications.

•	We currently expect to continue making distributions on each series of our Trust Preferred Securities in accordance with their current terms.

See “The Exchange Offers—Terms of the Trust Preferred Exchange Offer.”

What are the key terms applicable to each of the Exchange Offers?

•	Each Exchange Offer will expire at 5:00 p.m., New York City time on July 24, 2009, unless extended or earlier terminated by us.

•

You may withdraw any Subject Securities that you previously tendered in any Exchange Offer on or prior to the expiration of that Exchange Offer. If you withdraw your Subject Securities, you will automatically revoke any Voting Instruction or Proxy Instruction that you gave when you tendered such withdrawn Subject Securities.

•

Each Exchange Offer is subject to a number of conditions that must be satisfied, or waived by us, on or prior to the expiration date, including that the USG and certain private holders of our preferred stock have exchanged preferred stock with an aggregate liquidation preference of at least $23 billion for newly issued securities of Citigroup; the satisfaction of certain conditions to closing of the exchange by the USG of additional preferred stock for newly issued securities of Citigroup based on the level of participation in the Exchange Offers; and that no event has occurred that in our reasonable judgment would materially impair the anticipated benefits to us of the Exchange Offers or that has had, or could reasonably be expected to have, a material adverse effect on us, our businesses, condition (financial or otherwise), income, operations or prospects. None of the Exchange Offers is subject to any minimum tender condition or to completion of any other Exchange Offer. None of the Exchange Offers is subject to receiving approval of the Amendments (as defined below).

•

On the settlement date for each Exchange Offer, in accordance with the instruction that you are required to give as part of your tender, any shares of Common Stock to be issued in respect of your Subject Securities will be issued to the Voting Trust (as defined below) for a period of one business day during which time, the Voting Trustee (as defined below) will grant a proxy with respect to such shares of Common Stock to approve the Common Stock Amendments (as defined below), and after which the Voting Trustee will cause your shares of Common Stock to be delivered to DTC for allocation to tendering holders.

How do I participate in the Exchange Offers?

•

If you hold your Subject Securities through a bank, broker or other nominee, in order to validly tender your Subject Securities in the applicable Exchange Offer, you must follow the instructions provided by your bank, broker, custodian or other nominee with regard to the procedures for tendering your Subject Securities, in order to enable your bank, broker, custodian or other nominee to comply with the procedures described below. Beneficial owners are urged to appropriately instruct their bank, broker, custodian or other nominee at least five business days prior to the expiration date in order to allow adequate time processing time for their instruction.

•

In order for a bank, broker, custodian or other nominee to validly tender your Subject Securities in the applicable Exchange Offer, such bank, broker, custodian or other nominee must deliver to the Exchange Agent an electronic message that contains:

o	a Proxy Instruction to approve the Common Stock Amendments;

o	for tenders of Public Preferred Depositary Shares, a Voting Instruction to approve the Public Preferred Stock Amendments, or if you did not hold such Public Preferred Depositary Shares as of the close of business on June 16, 2009, which is the Preferred Stock Record Date, a Tender Certification (as defined below) to that effect;

o	your acknowledgement and agreement to, and agreement to be bound by, the terms of the applicable letter of transmittal (including the Voting Trust Agreement) and pursuant to which, you, among other things, irrevocably instruct the Exchange Agent to deliver the shares of Common Stock to be issued to it in respect of its Subject Securities to the Voting Trust; and

o	a timely confirmation of book-entry transfer of your Subject Securities into the Exchange Agent’s account.

•

Should you have any questions as to the procedures for tendering your Subject Securities and giving the Proxy Instructions or Voting Instructions required by the applicable letter of transmittal, please call your bank, broker, custodian or other nominee; or call the Information Agent, Morrow & Co., LLC, at 800-445-0102.

•

We are not providing for guaranteed delivery procedures and therefore you must allow sufficient time for the necessary tender procedures to be completed during normal business hours of DTC (or, in the case of the 6.829% E-TRUPS®, Euroclear or Clearstream) prior to the expiration date. Tenders received by the Exchange Agent after the expiration date will be disregarded and of no effect.

See “The Exchange Offers—Procedures for Tendering Subject Securities.”

The Public Preferred Stock Amendments and the Common Stock Amendments are discussed under “The Exchange Offers—The Amendments.” For additional information on the Public Preferred Stock Amendments and the Common Stock Amendments, please refer to the Preferred Proxy Statement (as defined below) and the Common Proxy Statement (as defined below) which are attached to this document as Annex A and Annex B, respectively, and form a part of this document.

Is Citigroup making a recommendation as to whether I should exchange my Subject Securities in the Exchange Offers?

•

No. Citigroup is not making a recommendation as to whether you should exchange your Subject Securities in the Exchange Offers. We have not retained, and do not intend to retain, any unaffiliated representative to act solely on behalf of the holders of the Subject Securities for purposes of negotiating the Exchange Offers or preparing a report concerning the fairness of the Exchange Offers. The value of the Common Stock to be issued in the Exchange Offers may not equal or exceed the value of the Subject Securities tendered. You must make your own independent decision regarding your participation in the Exchange Offers.

SUMMARY

The following summary highlights selected information contained in this document. It may not contain all of the information that is important to you and is qualified in its entirety by the more detailed information included or incorporated by reference in this document. You should carefully consider the information contained in and incorporated by reference in this document, including the information set forth under the heading “Risk Factors” on page 32 in this document and the information set forth under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008. References in this document to “Citigroup,” “our,” “we,” “us,” and similar terms, are references to Citigroup Inc.

The Company and the Trusts

Citigroup Inc. is a global diversified financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers. Citigroup has more than 200 million customer accounts and does business in more than 100 countries. As of March 31, 2009, Citigroup’s activities were conducted through the Global Cards, Consumer Banking, Institutional Clients Group, Global Wealth Management and Corporate/Other business segments. Its businesses conduct their activities across the North America, Europe, Middle East and Africa, Latin America and Asia regions. Citigroup’s principal subsidiaries are Citibank, N.A., Citigroup Global Markets Inc., Grupo Financiero Banamex, S.A. de C.V. and Nikko Citi Holdings Inc., each of which is a wholly owned, indirect subsidiary of Citigroup. Citigroup was incorporated in 1988 under the laws of the State of Delaware as a corporation with perpetual duration.

Each of the fourteen Citigroup Capital Trusts (the “Trusts”) that issued Trust Preferred Securities is a Delaware statutory trust. Citigroup is the sole stockholder of all the common securities of each of the Trusts. The sole asset and only source of funds to make payments on the Trust Preferred Securities of each Trust is junior subordinated indebtedness issued by Citigroup. To the extent that a Trust receives interest payments on the indebtedness, it is obligated to distribute those amounts to the holders of Trust Preferred Securities in the form of quarterly or semi-annual distributions. Citigroup has provided holders of Trust Preferred Securities a guarantee in support of each Trust’s obligation to make distributions on the Trust Preferred Securities, but only to the extent the Trust has funds available for distribution. In the event that a Trust does not receive interest payments on the indebtedness, whether because of a permitted deferral or otherwise, the Trust has no obligation to make distributions to holders of Trust Preferred Securities. We currently expect to continue making distributions on each series of Trust Preferred Securities in accordance with their current terms.

Citigroup’s principal executive office, and the principal place of business for each of the Trusts, is at 399 Park Avenue, New York, NY 10043, and the telephone number is (212) 559-1000.

Background to the Transactions

The Exchange Offers and USG/Private Holders Transactions

On February 27, 2009, we announced that we would exchange certain series of our preferred stock held by the USG and certain private holders (the “Private Holders”) for Interim Securities and Warrants (each as defined and described below under the “The Exchange Offers—Purpose and Background of the Transactions—Background to the Transactions”) and that we would commence the Exchange Offers. We refer to the exchanges with the USG, including the Federal Deposit Insurance Corporation (“FDIC”), and the Private Holders as the “USG/Private Holders Transactions.”

Citigroup is subject to risk-based capital ratio guidelines issued by the Federal Reserve Board (the “FRB”). One such ratio representing Tier 1 Capital, which is considered “core capital,” is stated as a percentage of risk-weighted assets. To be “well capitalized” under federal bank regulatory agency definitions, a banking organization must have a Tier 1 Capital ratio of at least 6%.

In the past, Citigroup (and its regulators, including the FRB) have focused on Tier 1 Capital as a key measure of risk capital for banking organizations, and based on Citigroup’s Tier 1 Capital ratio of 11.92% as of March 31, 2009, Citigroup is very well capitalized. However, a view has recently developed that tangible common equity (“TCE”) and Tier 1 Common are important metrics for analyzing a banking organization’s financial condition and capital strength.

The primary purpose of the Exchange Offers and the USG/Private Holders Transactions is to make Citigroup a strongly capitalized bank on a TCE and Tier 1 Common basis. As defined by Citigroup, TCE represents common equity less goodwill and intangible assets (excluding mortgage servicing rights) net of the related deferred tax liabilities. Depending upon the level of participation in the Exchange Offers and completion of the USG/Private Holders Transactions, Citigroup’s TCE could increase by up to approximately $61 billion and Tier 1 Common could increase by up to approximately $64 billion (an improvement of up to 623 bps to the Tier 1 Common ratio), in each case, as of March 31, 2009, on a pro forma basis. TCE and Tier 1 Common are non-GAAP measures. See “Regulatory Capital Ratios” for a more detailed discussion and description of Citigroup’s Capital Ratios, including TCE and Tier 1 Common.

We have executed definitive agreements with respect to the exchanges of preferred stock with the Private Holders and the USG. See “The Exchange Offers—Purpose and Background of the Transactions—Background to the Transactions” for a more detailed description of the USG/Private Holders Transactions.

Amendments to the Trust Preferred Securities

Prior to the completion of the Exchange Offers, we intend to add provisions to the declarations of trust of all series of our Trust Preferred Securities that will allow us to deliver any Trust Preferred Securities held by us, including any such securities accepted for exchange in the Trust Preferred Exchange Offer, to the applicable trustee for cancellation. In exchange, the applicable trustee will return to us a corresponding amount of underlying junior subordinated debt. The junior subordinated debt can then be presented by us to the applicable debt trustee for cancellation under the existing terms of the applicable indentures. We also intend to add provisions to the junior subordinated debt securities underlying each series of E-TRUPS® that would give us the option of selling depositary shares representing fractional interests in a share of common equivalent preferred stock in order to satisfy our obligations under the alternative payment mechanism feature of the E-TRUPS® . No approval of holders of Trust Preferred Securities is required or sought in connection with these amendments. There will be no other changes made to the declarations of trust or indentures relating to the Trust Preferred Securities.

The Amendments

Together with this document, we have delivered to holders of our Public Preferred Depositary Shares two proxy statements, one relating to the Public Preferred Stock Amendments and another relating to the Common Stock Amendments and we have delivered to holders of the Trust Preferred Securities one proxy statement relating to the Common Stock Amendments. The proxy statements are attached to this document as Annex A and Annex B, respectively, and form a part of this document.

Public Preferred Stock Amendments

We are seeking approval of the holders of our Public Preferred Depositary Shares and our Common Stock to amend our Certificate of Incorporation and the certificates of designation (each a “Certificate of Designation”) of each series of Public Preferred Stock as follows (the “Public Preferred Stock Amendments”):

•	to eliminate the requirement that:

¡	full dividends on all outstanding shares of the series of Public Preferred Stock must have been declared and paid or declared and set aside before we may pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to our common stock or any other securities junior to such series of Public Preferred Stock;

¡

if dividends are not declared and paid in full on any series of Public Preferred Stock, dividends with respect to all series of stock ranking equally with such series of Public Preferred Stock will be declared on a proportional basis, such that no series is paid a greater percentage of its stated dividend than any other equally ranking series; and

¡

dividends on outstanding shares of preferred stock be paid or declared and set apart for payment, before any dividends may be paid or declared and set apart for payment on any outstanding shares of common stock (collectively, the “Dividend Blocker Amendment”);

•

to eliminate, upon the delisting of a series of Public Preferred Depositary Shares, the right of holders of Public Preferred Stock to elect two directors if dividends have not been paid for six quarterly dividend periods (or, in the case of the Series E Public Preferred Stock, for three semi-annual dividend periods), whether or not consecutive (the “Director Amendment”);

•

to clarify that any shares of any series of Public Preferred Stock acquired by us may not be reissued by us as part of such series, and will instead be restored to the status of authorized but unissued shares of preferred stock without designation as to series (the “Retirement Amendment”); and

•	to increase the number of authorized shares of preferred stock from 30 million to 2 billion (the “Authorized Preferred Stock Increase”).

Pursuant to the Preferred Proxy Statement, we are soliciting Voting Instructions from holders of the Public Preferred Depositary Shares as of the close of business on June 16, 2009, which is the Preferred Stock Record Date.

In order to validly tender your Public Preferred Depositary Shares in the Exchange Offers, you must: (1) if you were a record holder of your Public Preferred Depositary Shares as of the close of business on the Preferred Stock Record Date, give a voting instruction in the manner specified in the letter of transmittal with respect to such Public Preferred Depositary Shares, instructing BNY Mellon Shareowner Services (“BONY”), as depositary, to grant a proxy to execute a written consent in favor of each of the Public Preferred Stock Amendments, or (2) if you were a beneficial owner of Public Preferred Depositary Shares as of the close of business on the Preferred Stock Record Date, contact your bank, broker, custodian or other nominee promptly and instruct it to give to BONY, as depositary, a voting instruction in the manner specified in the letter of transmittal with respect to such Public Preferred Depositary Shares, in favor of the Public Preferred Stock Amendments (the instructions referred to in (1) and (2) above, the “Tendering Voting Instructions”).

If you were not a record or beneficial holder of your Public Preferred Depositary Shares as of the close of business on the Preferred Stock Record Date, you will not be required to grant a Tendering Voting Instruction with respect to such shares in order to tender your shares in the Exchange Offers, but you will be required to certify that you were not a holder of Public Preferred Depositary Shares as of the close of business on the Preferred Stock Record Date (a “Tender Certification”).

If you do not wish to tender your Public Preferred Depositary Shares in the Exchange Offers, but you wish to take action with respect to the Public Preferred Stock Amendments, you must: (1) if you were a record holder of your Public Preferred Depositary Shares as of the close of business on the Preferred Stock Record Date, give a voting instruction to BONY using the detachable form provided in the letter of transmittal instructing BONY, as depositary, to consent to, withhold consent on, or abstain on each Public Preferred Stock Amendment and discard the remaining portions of the letter of transmittal, or (2) if you were a beneficial owner of Public Preferred Depositary Shares as of the close of business on the Preferred Stock Record Date, contact your bank, broker, custodian or other nominee promptly and instruct it to give a voting instruction on your behalf to BONY, as depositary (the instructions referred to in (1) and (2) above, the “Non-Tendering Voting Instructions” and, together with the Tendering Voting Instructions, the “Voting Instructions”).

Under Delaware law and our Certificate of Incorporation, the affirmative written consent of holders, as of the close of business on the Preferred Stock Record Date, of (1) two-thirds of the Public Preferred Depositary Shares, voting together as a class, and a majority of the Common Stock, voting as a class, are required to approve each of the Dividend Blocker Amendment, the Director Amendment and the Retirement Amendment and (2) a majority of the Public Preferred Depositary Shares and the Fixed Rate Cumulative Perpetual Preferred Stock, Series G, Series H and Series I (the “USG Preferred Stock”), voting together as a class, and a majority of the Common Stock, voting as a class, are required to approve the Authorized Preferred Stock Increase. In addition, two-thirds of each series of the USG Preferred Stock is required to approve the amendment described in the third bullet of the Dividend Blocker Amendment.

When voting on the Dividend Blocker Amendment, the Retirement Amendment and the Authorized Preferred Stock Increase, the Public Preferred Stock votes by number of shares, with holders being entitled to one vote per share of Public Preferred Stock. When voting on the Director Amendment, the Public Preferred Stock votes by liquidation preference and each share of 8.400% Fixed Rate/Floating Rate Non-Cumulative Preferred Stock, Series E (“Series E”), 8.500% Non-Cumulative Preferred Stock, Series F (“Series F”) and 8.125% Non-Cumulative Preferred Stock, Series AA (“Series AA”) Public Preferred Stock is entitled to 25,000 votes and each share of 6.500% Non-Cumulative Convertible Preferred Stock, Series T (“Series T”) Public Preferred Stock is entitled to 50,000 votes. Pursuant to depositary agreements entered into by the holders of the Public Preferred Depositary Shares and BONY, BONY will vote the shares of each series of Public Preferred Stock in accordance with the votes of the relevant series of Public Preferred Depositary Shares.

Each Series F, Series AA and Series T Public Preferred Depositary Share represents a 1/1,000th fractional interest in a share of Series F, Series AA or Series T Public Preferred Stock and each Series E Public Preferred Depositary Share represents a 1/25th fractional interest in a share of Series E Public Preferred Stock. Accordingly, when voting on the Dividend Blocker Amendment, the Retirement Amendment and the Authorized Preferred Stock Increase, the holder of each Series F, Series AA and Series T Public Preferred Depositary Share is entitled to 1/1,000th of a vote per Public Preferred Depositary Share held as of the close of business on the Preferred Stock Record Date and the holder of each Series E Public Preferred Depositary Share is entitled to 1/25th of a vote per Series E Public Preferred Depositary Share held as of the close of business on the Preferred Stock Record Date. When voting on the Director Amendment, the holder of each Series F and Series AA Public Preferred Depositary Share is entitled to 25 votes per Public Preferred Depositary Share held as of the close of business on the Preferred Stock Record Date, the holder of each Series E Public Preferred Depositary Share is entitled to 1,000 votes per Public Preferred Depositary Share held as of the close of business on the Preferred Stock Record Date, and the holder of each Series T Public Preferred Depositary Share is entitled to 50 votes per Public Preferred Depositary Share held as of the close of business on the Preferred Stock Record Date. Fractional votes of each Public Preferred Depositary Share on each matter will be aggregated with the fractional votes of other Public Preferred Depositary Shares submitting the same Voting Instructions on that matter, and the Voting Trustee will grant or withhold written consents or abstain on each matter for the number of whole shares resulting from such aggregation in accordance with the instructions on the Voting Instruction.

For additional information on the Public Preferred Stock Amendments, please refer to the proxy statement on Schedule 14A filed by Citigroup on June 18, 2009, describing the Public Preferred Stock Amendments (the “Preferred Proxy Statement”), which is attached as Annex A to, and forms a part of, this document and which we delivered to holders of Public Preferred Depositary Shares together with this document.

Common Stock Amendments

In addition to the Public Preferred Stock Amendments, we are also seeking the approval of the holders of our Common Stock to amend our Certificate of Incorporation as follows (the “Common Stock Amendments,” and together with the Public Preferred Stock Amendments, the “Amendments”):

•	increasing the number of authorized shares of Common Stock from 15 billion to 60 billion (the “Authorized Share Increase”);

•

(i) effecting a reverse stock split of our Common Stock at any time prior to June 30, 2010 at one of seven reverse split ratios, 1-for-2, 1-for-5, 1-for-10, 1-for-15, 1-for-20, 1-for 25 or 1-for-30, as determined by our board of directors in its sole discretion, and (ii) if and when the reverse stock split is effected, reducing the number of authorized shares of our Common Stock by the reverse stock split ratio determined by the board of directors (the “Reverse Stock Split”); and

•

eliminating the voting rights of shares of Common Stock with respect to any amendment to the Certificate of Incorporation (including any Certificate of Designation related to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock, if such series of preferred stock is entitled to vote, either separately or together as a class with the holders of one or more other such series, on such amendment (the “Preferred Stock Change”).

Pursuant to the Common Proxy Statement, we are soliciting your Proxy Instructions in respect of the shares of Common Stock that you will receive if we accept your Public Preferred Depositary Shares or Trust Preferred Securities for exchange in the Exchange Offers.

We will not accept your Public Preferred Depositary Shares or Trust Preferred Securities for exchange unless you follow the procedures contained in the letter of transmittal related to the applicable Exchange Offer to instruct the Voting Trustee of the Voting Trust to grant a proxy to the individuals designated by Citigroup in the Voting Trust Agreement to execute a written consent to approve each of the Common Stock Amendments in respect of the Common Stock to be issued to you in the Exchange Offers (the “Proxy Instructions”). If we accept your Public Preferred Depositary Shares or Trust Preferred Securities for exchange in the Exchange Offers, your Proxy Instructions will become (and the proxy granted by the Voting Trustee will be) irrevocable, and you will not be able to change your instructions.

Approval of the Common Stock Amendments requires the affirmative written consent of a majority of the shares of our Common Stock outstanding at the close of business on the record date for the Common Stock Amendments, which will be the settlement date of the Exchange Offers.

By tendering your Public Preferred Depositary Shares or Trust Preferred Securities in the Exchange Offers in accordance with the applicable letter of transmittal, you irrevocably (i) agree and consent to all of the Common Stock Amendments, (ii) instruct BNY Mellon Trust of Delaware, as trustee (the “Voting Trustee”) of the Voting Trust established pursuant to the voting trust agreement, dated June 15, 2009 (the “Voting Trust Agreement”) to grant an irrevocable proxy to the individuals designated by Citigroup in the Voting Trust Agreement to execute a written consent to approve each of the Common Stock Amendments, (iii) subject to and effective upon acceptance for exchange of your tendered Public Preferred Depositary Shares or Trust Preferred Securities, agree to the terms of the Voting Trust Agreement and (iv) acknowledge that by tendering your Public Preferred Depositary Shares or Trust Preferred Securities, you will become a party to the Voting Trust Agreement. The shares of Common Stock issued pursuant to the Exchange Offers will be delivered to the Voting Trust on the settlement date of the Exchange Offers to be held in trust. The Voting Trustee, pursuant to the terms of the Voting Trust Agreement, will execute and deliver a proxy in respect of such Common Stock to the individuals named in the Voting Trust Agreement to execute a written consent in favor of the Common Stock Amendments. The shares of Common Stock issued in exchange for your tendered Public Preferred Depositary Shares or Trust Preferred Securities will thereafter within one business day be released from the Voting Trust and will be distributed to you.

For additional information on the Common Stock Amendments, please refer to the proxy statement on Schedule 14A filed by Citigroup on June 18, 2009, describing the Common Stock Amendments (the “Common Proxy Statement”), which is attached as Annex B to, and forms a part of, this document and which we delivered to you together with this document.

Summary Terms of the Exchange Offers

Public Preferred Depositary Exchange Offers	We are offering to issue shares of our Common Stock in exchange for any and all issued and outstanding Public Preferred Depositary Shares, validly tendered and not validly withdrawn on or prior to the expiration date, upon the terms and subject to the conditions set forth in this document and in the applicable letter of transmittal (including, if any Public Preferred Depositary Exchange Offer is extended or amended, the terms and conditions of any such extension or amendment).

Set forth below is a table that shows, with respect to each series of Public Preferred Depositary Shares, the aggregate liquidation preference outstanding, the liquidation preference per Public Preferred Depositary Share, the exchange factor and the number of shares of Common Stock offered per Public Preferred Depositary Share.

CUSIP	Title of Securities Represented by Public Preferred Depositary Shares	Aggregate Liquidation Pref. Outstanding	Liquidation Pref. Per Preferred Depositary Share	Exchange Factor (as a % of Liquidation Pref.)	No. of Shares of Common Stock Offered Per Public Preferred Depositary Share(1)
172967556	8.500% Non-Cumulative Preferred Stock, Series F	$2,040,000,000	$25	95%	7.30769
172967ER8	8.400% Fixed Rate/Floating Rate Non- Cumulative Preferred Stock, Series E	$6,000,000,000	$1,000	95%	292.30769	(2)
172967572	8.125% Non- Cumulative Preferred Stock, Series AA	$3,715,000,000	$25	95%	7.30769
172967598	6.500% Non- Cumulative Convertible Preferred Stock, Series T	$3,168,650,000	$50	85%	13.0769

(1)

Number of shares of Common Stock offered per Public Preferred Depositary Share calculated by multiplying (a) the liquidation preference per Public Preferred Depositary Share by (b) the exchange factor, and dividing this amount by $3.25, the price at which Citigroup is valuing the Common Stock to be issued in the Exchange Offers.

(2)	Number of shares of Common Stock offered per $1,000 liquidation preference.

As previously announced, after the closing of the Exchange Offers, we will suspend dividends on our preferred stock, including the Public Preferred Stock, and we currently intend to seek to delist the Public Preferred Depositary Shares and, to the extent permitted by law, deregister the Public Preferred Stock and Public Preferred Depositary Shares.

We are not offering any consideration with respect to undeclared or “accrued” dividends on Public Preferred Depositary Shares tendered and accepted for exchange in the Exchange Offers.

See “The Exchange Offers—Terms of the Public Preferred Depositary Exchange Offers.”

If you hold your Public Preferred Depositary Shares through a bank, broker, custodian or other nominee, in order to validly tender your Subject Securities in the applicable Exchange Offer, you must follow the instructions provided by your bank, broker, custodian or other nominee with regard to the procedures for tendering your Subject

Securities, in order to enable your bank, broker, custodian or other nominee to comply with the procedures described below. Beneficial owners are urged to appropriately instruct their bank, broker, custodian or other nominee at least five business days prior to the expiration date in order to allow adequate time processing time for their instruction.

In order for a bank, broker, custodian or other nominee to validly tender your Public Preferred Depositary Shares in the applicable Exchange Offer, such bank, broker, custodian or other nominee must deliver to the Exchange Agent an electronic message that contains:

•	a Proxy Instruction to approve the Common Stock Amendments;

•

a Voting Instruction to approve the Public Preferred Stock Amendments, or if you did not hold such Public Preferred Depositary Shares as of the close of business on June 16, 2009, which is the Preferred Stock Record Date, a Tender Certification to that effect;

•

your acknowledgement and agreement to, and agreement to be bound by, the terms of the applicable letter of transmittal (including the Voting Trust Agreement) and pursuant to which you, among other things, irrevocably instruct the Exchange Agent to deliver the shares of Common Stock to be issued to you in respect of your Public Preferred Depositary Shares to the Voting Trust; and

•	a timely confirmation of book-entry transfer of your Public Preferred Depositary Shares into the Exchange Agent’s account.

We are not providing for guaranteed delivery procedures and therefore you must allow sufficient time for the necessary tender procedures to be completed during normal business hours of DTC prior to the expiration date. Tenders received by the Exchange Agent after the expiration date will be disregarded and of no effect.

Should you have any questions as to the procedures for tendering your Public Preferred Depositary Shares and giving the Proxy Instructions or Voting Instructions required by the applicable letter of transmittal, please call your bank, broker, custodian or other nominee; or call our Information Agent, Morrow & Co., LLC, at 800-445-0102.

See “The Exchange Offers—Procedures for Tendering Subject Securities.”

For additional information on the Public Preferred Stock Amendments and the Common Stock Amendments, please refer to the Preferred Proxy Statement and the Common Proxy Statement, which are attached as, respectively, Annex A and B to, and form a part of, this document and which we delivered to holders of Public Preferred Depositary Shares together with this document.

Each Public Preferred Depositary Exchange Offer is for any and all Public Preferred Depositary Shares of the applicable series and therefore has not been assigned an Acceptance Priority Level and will not be subject to prorationing.

Trust Preferred Exchange Offer	Concurrently with the Public Preferred Depositary Exchange Offers, we are also offering to issue shares of our Common Stock in exchange for a number of issued and outstanding Trust Preferred Securities with an aggregate liquidation amount equal to $20.5 billion, less the aggregate liquidation preference of all Public Preferred Depositary Shares accepted for exchange in the Public Preferred Depositary Exchange Offers. We refer to this amount as the “Remaining Amount.” The maximum number of shares of Common Stock that could be issued in the Exchange Offers is 5,992,307,693 shares.

The Remaining Amount cannot be calculated until all of the Public Preferred Depositary Exchange Offers have been completed. As a result, at the time you tender your Trust Preferred Securities, you will not know the Remaining Amount or whether that amount will be sufficient to allow us to exchange any Trust Preferred Securities within Acceptance Priority Levels 4-14. In any event, the Remaining Amount will be enough such that Citigroup is offering to exchange any and all issued and outstanding 8.300% E-TRUPS®, 7.875% E-TRUPS® and 7.250% E-TRUPS®, comprising Acceptance Priority Levels 1, 2 and 3, without prorationing. In the event that less than approximately $4.87 billion in aggregate liquidation preference of Public Preferred Depositary Shares are accepted for exchange, Citigroup will be able to accept for exchange any and all validly tendered Trust Preferred Securities in the Trust Preferred Exchange Offer.

The maximum amount of Trust Preferred Securities that could be exchanged pursuant to the Trust Preferred Exchange Offer is approximately $15.63 billion in aggregate liquidation amount, assuming that no more than $4.87 billion aggregate liquidation preference of Public Preferred Depositary Shares are validly tendered and accepted for exchange in the Public Preferred Depositary Exchange Offers. The minimum amount of Trust Preferred Securities that could be accepted for exchange pursuant to the Trust Preferred Exchange Offer is approximately $5.6 billion in aggregate liquidation amount, assuming all Public Preferred Depositary Shares are validly tendered and accepted in the Public Preferred Depositary Exchange Offers.

Upon the terms and subject to the conditions set forth in this document and in the applicable letter of transmittal (including, if the Trust Preferred Exchange Offer is extended or amended, the terms and conditions of any such extension or amendment), we will accept for exchange all Trust Preferred Securities that are validly tendered and not validly withdrawn on or prior to the expiration date, in accordance with the assigned Acceptance Priority Level and subject to prorationing, each as described below.

We will initially accept all validly tendered Trust Preferred Securities within Acceptance Priority Levels 1 through 3. The Remaining Amount will then be reduced by the aggregate liquidation amount of Trust Preferred Securities so accepted (the “Adjusted Remaining Amount”). If the Adjusted Remaining Amount is greater than zero, we will accept tendered Trust Preferred Securities within the next sequential Acceptance Priority Level, but only in an aggregate liquidation amount that is equal to or less than the Adjusted Remaining Amount. We will continue sequentially through each Acceptance Priority Level, each time reducing the Adjusted Remaining Amount by the aggregate liquidation amount of Trust Preferred Securities accepted, until we are unable to exchange all tendered Trust Preferred Securities within an Acceptance Priority Level without exceeding the Adjusted Remaining Amount. If we are unable to accept for exchange all tendered Trust Preferred Securities within an Acceptance Priority Level, then we will accept for exchange only a pro rata portion of the Trust Preferred Securities within that Acceptance Priority Level. We will not accept any additional Trust Preferred Securities after the Adjusted Remaining Amount equals zero.

In the event that prorationing of a series of Trust Preferred Securities is required, we will determine the final prorationing factor promptly after the expiration date and will announce the results of prorationing by press release. In applying the prorationing factor, we will multiply the amount of each tender by the prorationing factor and round the resultant amount down to the nearest authorized denomination for the applicable series of Trust Preferred Securities. You may also obtain this information from the Information Agent or the Dealer Manager after we have made the determination. In the event that any of your Trust Preferred Securities are not accepted for exchange due to prorationing, we will promptly return these Trust Preferred Securities to you.

Set forth below is a table that shows, with respect to each series of Trust Preferred Securities, the issuer, Acceptance Priority Level, aggregate liquidation amount outstanding, liquidation amount per Trust Preferred Security, the exchange factor and the number of shares of Common Stock being offered per Trust Preferred Security.

You will not receive any consideration for accrued and unpaid distributions on your Trust Preferred Securities tendered and accepted in the Trust Preferred Exchange Offer. For additional information on how we calculated the number of shares of Common Stock offered per Trust Preferred Security, see “The Exchange Offers—Terms of the Trust Preferred Exchange Offer.”

Acceptance Priority Level	CUSIP/ISIN	Title of Securities	Issuer	Aggregate Liquidation Amt. Outstanding	Liquidation Amt. Per Trust Preferred Security	Exchange Factor (as a % of Liquidation Amt.)	No. of Shares of Common Stock Offered Per Trust Preferred Security(1)
1	173094AA1	8.300% E-TRUPS®	Citigroup Capital XXI	$3,500,000,000	$1,000	95%	292.30769	(3)
2	173085200	7.875% E-TRUPS®	Citigroup Capital XX	$787,500,000	$25	95%	7.30769
3	17311U200	7.250% E-TRUPS®	Citigroup Capital XIX	$1,225,000,000	$25	95%	7.30769
4	17309E200	6.875% E-TRUPS®	Citigroup Capital XIV	$565,000,000	$25	95%	7.30769
5	17310G202	6.500% E-TRUPS®	Citigroup Capital XV	$1,185,000,000	$25	95%	7.30769
6	17310L201	6.450% E-TRUPS®	Citigroup Capital XVI	$1,600,000,000	$25	95%	7.30769
7	17311H209	6.350% E-TRUPS®	Citigroup Capital XVII	$1,100,000,000	$25	95%	7.30769
8	XS0306711473	6.829% E-TRUPS®	Citigroup Capital XVIII	£500,000,000	£1,000	95%	418.52615	(2)(3)
9	17305HAA6	7.625% TRUPS®	Citigroup Capital III	$200,000,000	$1,000	95%	292.30769	(3)
10	17306N203	7.125% TRUPS®	Citigroup Capital VII	$1,150,000,000	$25	95%	7.30769
11	17306R204	6.950% TRUPS®	Citigroup Capital VIII	$1,400,000,000	$25	95%	7.30769
12	173064205	6.100% TRUPS®	Citigroup Capital X	$500,000,000	$25	95%	7.30769
13	173066200	6.000% TRUPS®	Citigroup Capital IX	$1,100,000,000	$25	95%	7.30769
14	17307Q205	6.000% TRUPS®	Citigroup Capital XI	$600,000,000	$25	95%	7.30769

(1)

Number of shares of Common Stock offered per Trust Preferred Security calculated by multiplying (a) the liquidation amount per Trust Preferred Security by (b) the exchange factor, and dividing this amount by $3.25, the price at which Citigroup is valuing the Common Stock to be issued in the Exchange Offers.

(2)

U.S. dollar equivalent value and number of shares for the 6.829% E-TRUPS® calculated based on the U.S. dollar/U.K. pound exchange rate of $1.4318, as reported by Bloomberg on February 27, 2009, the date we announced the Exchange Offers.

(3)	Number of shares of Common Stock offered per $1,000 (or £1,000) liquidation amount.

If you hold your Trust Preferred Securities through a bank, broker, custodian or other nominee, in order to validly tender your Trust Preferred Securities in the Trust Preferred Exchange Offer, you must follow the instructions provided by your bank, broker, custodian or other nominee with regard to the procedures for tendering your Trust Preferred Securities, in order to enable your bank, broker, custodian or other nominee to comply with the procedures described below. Beneficial owners are urged to appropriately instruct their bank, broker, custodian or other nominee at least five business days prior to the expiration date in order to allow adequate time processing time for their instruction.

In order for your bank, broker, custodian or other nominee to validly tender your Trust Preferred Securities in the Trust Preferred Exchange Offer, such bank, broker, custodian or other nominee must deliver to the Exchange Agent an electronic message that contains:

•	a Proxy Instruction to approve the Common Stock Amendments;

•	your acknowledgement and agreement to, and agreement to be bound by, the terms of the applicable letter of transmittal (including the Voting Trust Agreement) and pursuant to which you, among other things, irrevocably instruct the Exchange Agent to deliver the shares of Common Stock to be issued to you in respect of your Public Preferred Depositary Shares to the Voting Trust; and

•	a timely confirmation of book-entry transfer of your Trust Preferred Securities into the Exchange Agent’s account.

We are not providing for guaranteed delivery procedures and therefore you must allow sufficient time for the necessary tender procedures to be completed during normal business hours of DTC (or, in the case of the 6.829% E-TRUPS®, Euroclear or Clearstream) prior to the expiration date. Tenders received by the Exchange Agent after the expiration date will be disregarded and of no effect.

Should you have any questions as to the procedures for tendering your Trust Preferred Securities and giving the Proxy Instructions or Voting Instructions required by the applicable letter of transmittal, please call your bank, broker, custodian or other nominee; or call our Information Agent, Morrow & Co., LLC, at 800-445-0102.

For additional information on the Common Stock Amendments, please refer to the Common Proxy Statement, which is attached as Annex B to, and forms a part of, this document and which we delivered to you together with this document.

Purpose of the Exchange Offers	The purpose of the Exchange Offers is to optimize our capital structure and to increase our TCE and Tier 1 Common.

Securities Issuable in the Exchange Offers and USG/Private Holders Transactions	The following table shows the type and aggregate number of securities that could be issued in connection with the Exchange Offers and the USG/Private Holders Transactions.

Transaction	Security	Number of Securities Issuable
Exchange Offers(1)	Common Stock	5,894,810,769

USG/Private Holders Transaction (assuming Authorized Share Increase is approved)	Common Stock	11,538,461,538

USG/Private Holders Transaction (assuming Authorized Share Increase is not approved and Warrants are exercised in full)	Interim Securities(2) Common Stock(3)	11,538 790,000,000

(1)	Assuming 100% participation in the Exchange Offers and conversion of 100% of all Public Preferred Depositary Shares and approximately $5.6 billion liquidation amount of Trust Preferred Securities.
(2)

Each Interim Security will be automatically converted into 1,000,000 shares of Common Stock upon stockholder approval of the Authorized Share Increase. Number of Interim Securities shown has been rounded to the nearest whole number of shares.

(3)	Exercise of Warrants may be limited by the amount of authorized Common Stock available for issuance under our Certificate of Incorporation.

See “The Exchange Offers—Securities Issuable in the Exchange Offers and USG/Private Holders Transactions” for additional information regarding the number of shares of Common Stock issuable in the Exchange Offers and USG/Private Holders Transactions.

Expiration Date	Each Exchange Offer will expire at 5:00 p.m., New York City time, on July 24, 2009, unless such Exchange Offer is extended or earlier terminated by us. The term “expiration date” means such date and time or, if an Exchange Offer is extended, the latest date and time to which such Exchange Offer is so extended.

Fractional Shares	No fractional shares of our Common Stock will be issued in the Exchange Offers. Instead, we will aggregate and sell any fractional shares that would have otherwise been issuable and promptly pay to you a proportional amount of the net proceeds of these sales (less customary brokerage fees, other expenses and applicable withholding taxes).

Settlement Date	The settlement date with respect to any Exchange Offer will be a date promptly following the expiration date. On the settlement date, we will deliver Common Stock to be issued in respect of Subject Securities to the Voting Trust for a period of one business day, in accordance with the terms of the Voting Trust Agreement. The Voting Trustee will subsequently cause the shares to be delivered to DTC for allocation to tendering holders.

Withdrawal Rights	You may withdraw previously tendered Subject Securities at any time before the expiration date of the relevant Exchange Offer. In addition, you may withdraw any Subject Securities that you tender that are not accepted by us for exchange after the expiration of 40 business days after the commencement of the relevant Exchange Offer. If you withdraw your Subject Securities, you will automatically revoke any Proxy Instruction or Voting Instruction that you gave with respect to such withdrawn Subject Securities.

See “The Exchange Offers—Withdrawal of Tenders.”

Conditions to the Exchange Offers	Each Exchange Offer is subject to a number of conditions that must be satisfied, or waived by us, on or prior to the expiration date, including that the USG and the Private Holders have exchanged preferred stock with an aggregate liquidation preference of at least $23 billion for newly issued securities of Citigroup; the satisfaction of certain conditions to closing of the exchange by the USG of additional preferred stock for newly issued securities of Citigroup based on the level of participation in the Exchange Offers; and that no event has occurred that in our reasonable judgment would materially impair the anticipated benefits to us of the Exchange Offers or that has had, or could reasonably be expected to have, a material adverse effect on us, our businesses, condition (financial or otherwise), income, operations or prospects. None of the Exchange Offers is subject to any minimum tender condition or to completion of any other Exchange Offer. None of the Exchange Offers is subject to receiving stockholder approval of any Amendments. See “The Exchange Offers—Conditions of the Exchange Offers.”

United States Federal Income Tax Considerations	The exchange of Subject Securities for our Common Stock pursuant to the Exchange Offers will be treated as a recapitalization for U.S. federal income tax purposes. Therefore, except with respect to any cash received in lieu of fractional shares, accrued but unpaid interest on the Trust Preferred Securities and foreign currency gain or loss realized on the Sterling-denominated 6.829% E-TruPS®, no gain or loss will be recognized upon consummation of the Exchange Offers. See “Certain United States Federal Income Tax Considerations.”

Consequences of Failure to Exchange Subject Securities	Public Preferred Depositary Shares not exchanged in the Public Preferred Depositary Exchange Offers will remain outstanding after consummation of the Public Preferred Depositary Exchange Offers. As previously announced, after the closing of the Exchange Offers, we will suspend dividends on the Public Preferred Stock underlying the Public Preferred Depositary Shares.

We intend to delist any remaining Public Preferred Depositary Shares from trading on the New York Stock Exchange (other than the Series E Public Preferred Depositary Shares which are not listed on any securities exchange) and, to the extent permitted by law, we intend to deregister any such remaining securities. The reduction in the number of shares available for trading, the suspension of dividends on the underlying Public Preferred Stock and, if approval of the Public Preferred Stock Amendments is obtained, the Public Preferred Stock Amendments may have a significant and adverse effect on the liquidity of any trading market for, and the price of, Public Preferred Depositary Shares not exchanged in the Public Preferred Depositary Exchange Offers and may result in the Public Preferred Depositary Shares being illiquid for an indefinite period of time.

The Public Preferred Depositary Exchange Offers and the approval of the Public Preferred Stock Amendments could substantially diminish the rights and value of any Public Preferred Depositary Shares that remain outstanding after completion of the Exchange Offers. The Public Preferred Stock Amendments, if approved, would result in a holder of a Public Preferred Depositary Share that remains outstanding after completion of the Exchange Offers holding a security that no longer pays dividends and has lost its preferential treatment on distributions in most circumstances, among other changes to such holder’s rights.

Trust Preferred Securities not exchanged in the Trust Preferred Exchange Offer will remain outstanding after consummation of the Trust Preferred Exchange Offer. As previously announced, we currently expect to continue making distributions on our Trust Preferred Securities in accordance with their current terms.

We currently intend to deliver any Trust Preferred Securities accepted for exchange in the Trust Preferred Exchange Offer to the applicable trustee for cancellation. As a result, the number of Trust Preferred Securities of any series available for trading may be substantially reduced, and this may have a significant and adverse effect on the liquidity of any trading market for, and the price of, the Trust Preferred Securities of that series not exchanged in the Trust Preferred Exchange Offer and may result in the Trust Preferred Securities of that series being illiquid for an indefinite period of time.

If a significant number of holders of Subject Securities do not participate in the Exchange Offers, Citigroup’s ability to achieve its goal of substantially increasing its TCE and Tier 1 Common may be diminished.

See “The Exchange Offers and USG/Private Holders Transactions” above. See also “Risks Related to Not Participating in the Exchange Offers” below.

Market Trading	Our Common Stock is traded on the New York Stock Exchange under the symbol “C.” The last reported closing price of our Common Stock on July 16, 2009, the last practical trading day prior to the date of this document, was $3.03 per share. We have filed an application with the NYSE to list the shares of Common Stock to be issued in the Exchange Offers. The Public Preferred Depositary Shares and Trust Preferred Securities are traded on the New York Stock Exchange, with the exception of the Series E Public Preferred Depositary Shares and the 8.300% E-TruPS® issued by Citigroup Capital XXI, which are not listed for trading on any securities exchange.

Brokerage Commissions	No brokerage commissions are payable by the holders of the Subject Securities to the Dealer Manager, the Exchange Agent, the Information Agent or us in connection with the Exchange Offers.

Soliciting Dealer Fee	With respect to any tender of a series of Subject Securities, we will pay the relevant soliciting dealer a fee of 0.50% of the liquidation preference or liquidation amount accepted for exchange; provided that such fee will only be paid with respect to tenders by a beneficial owner of a series of Subject Securities having an aggregate liquidation preference or liquidation amount of $250,000 or less (or £250,000 or less with respect to the 6.829% E-TRUPS®). See “The Exchange Offers—Soliciting Dealer Fee.”

Use of Proceeds	We will not receive any cash proceeds from the tender of Subject Securities in the Exchange Offers.

No Appraisal Rights	Holders of Subject Securities have no appraisal rights in connection with the Exchange Offers.

Dealer Manager	Citigroup Global Markets Inc.

Information Agent	Morrow & Co., LLC

Exchange Agent	BNY Mellon Shareowner Services

Further Information	If you have questions about the terms of any of the Exchange Offers, please contact the Dealer Manager or the Information Agent. If you have questions regarding the procedures for tendering your Subject Securities, please contact the Information Agent. The contact information for the Dealer Manager, Information Agent and the Exchange Agent is set forth on the back cover page of this document.

As required by the Securities Act of 1933, as amended, Citigroup filed a registration statement (No. 333-158100) relating to the Exchange Offers with the Securities and Exchange Commission. This document is a part of that registration statement, which includes additional information.

See also “Where You Can Find More Information.”

SELECTED FINANCIAL DATA

FIVE-YEAR SUMMARY OF SELECTED FINANCIAL DATA(1)        Citigroup Inc. and Subsidiaries

	For the Three Months Ended March 31,		For the Year Ended December 31,
In millions of dollars, except per share amounts and ratios	2009	2008	2008	2007	2006	2005	2004
Total Revenues, Net of Interest Expense	$24,789	$12,441	$52,793	$78,495	$86,327	$80,077	$76,223
Total Operating Expenses	12,087	15,775	71,134	59,802	50,301	43,549	48,149
Provision for Loan Losses and for Benefits and Claims	10,307	5,852	34,714	17,917	7,537	7,971	6,658

Income (Loss) from Continuing Operations before Income Taxes	2,395	(9,186)	(53,055)	776	28,489	28,557	21,416
Income Taxes	785	(3,939)	(20,612)	(2,498)	7,749	8,787	6,130

Income (Loss) from Continuing Operations	1,610	(5,247)	(32,443)	3,274	20,740	19,770	15,286
Income (Loss) from Discontinued Operations, net of Taxes (2)	(33)	115	4,410	628	1,087	5,417	1,978
Cumulative Effect of Accounting Change, net of Taxes (3)	—	—	—	—	—	(49)	—

Net Income (Loss) before Attribution of Noncontrolling Interests	1,577	(5,132)	(28,033)	3,902	21,827	25,138	17,264
Net Income (Loss) Attributable to Noncontrolling Interests	(16)	(21)	(349)	285	289	549	218

Citigroup’s Net Income (Loss)	$1,593	$(5,111)	$(27,684)	$3,617	$21,538	$24,589	$17,046

Earnings per share
Basic:
Income (loss) from continuing operations	$(0.18)	$(1.06)	$(6.45)	$0.58	$4.09	$3.69	$2.90
Net income	(0.18)	(1.03)	(5.61)	0.71	4.30	4.74	3.28
Diluted:
Income (loss) from continuing operations	(0.18)	(1.06)	(6.45)	0.55	4.05	3.67	2.87
Net income	(0.18)	(1.03)	(5.61)	0.67	4.27	4.71	3.24
Dividends declared per common share	$0.01	$0.32	$1.12	$2.16	$1.96	$1.76	$1.60

At Period End
Total assets	$1,822,578	$2,199,697	$1,938,470	$2,187,480	$1,884,167	$1,493,886	$1,483,950
Total deposits	762,696	831,208	774,185	826,230	712,041	591,828	561,513
Long-term debt	337,252	424,959	359,593	427,112	288,494	217,499	207,910
Mandatorily redeemable securities of subsidiary trusts (4)	24,532	23,959	23,899	23,594	9,579	6,264	6,209
Common shareholders’ equity	69,688	108,684	70,966	113,447	118,632	111,261	108,015
Total Citigroup stockholders’ equity	$143,934	$128,068	$141,630	$113,447	$119,632	$112,386	$109,140
Direct staff (in thousands)	309	369	323	375	327	296	283

Ratios:
Return on common shareholders’ equity (5)	(5.6)%	(18.6)%	(28.8)%	2.9%	18.8%	22.4%	17.0%
Return on total stockholders’ equity (5)	4.5	(16.2)	(20.9)	3.0	18.7	22.2	16.9

Tier 1 Capital	11.92%	7.71%	11.92%	7.12%	8.59%	8.79%	8.74%
Total Capital	15.61	11.18	15.70	10.70	11.65	12.02	11.85
Leverage (6)	6.60	4.45	6.08	4.03	5.16	5.35	5.20

Common shareholders’ equity to assets	3.82%	4.94%	3.66%	5.19%	6.30%	7.45%	7.28%
Total stockholders’ equity to assets	7.90	5.82	7.31	5.19	6.35	7.52	7.35
Dividend payout ratio (7)	N/A	N/A	NM	300.0	45.5	37.1	49.1
Book value per common share	$12.64	$20.70	$13.02	$22.71	$24.15	$22.34	$20.79
Ratio of earnings to fixed charges and preferred stock dividends	1.06x	NM	NM	1.01x	1.50x	1.79x	1.99x

(1)

On January 1, 2009, Citigroup adopted SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements, and FSP EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities. All periods have been restated to conform to the current presentation. The respective EPS numbers as disclosed under SFAS 128 in Citigroup’s 2008 Annual Report on Form 10-K were: in 2008, Basic EPS for Income (loss) from Continuing Operations of $(6.42), Basic EPS from Net

Income (loss) of $(5.59), Diluted EPS from Income (loss) from Continuing Operations of $(6.42) and Diluted EPS from Net income (loss) of $(5.59). The respective EPS numbers for 2007, 2006, 2005 and 2004 were as follows: in 2007 ($0.60, $0.73, $0.59 and $0.72), in 2006 ($4.17, $4.39, $4.09 and $4.31), in 2005 ($3.78, $4.84, $3.71 and $4.75) and in 2004 ($2.94, $3.32, $2.88 and $3.26), respectively.

(2)	Discontinued operations for 2004 to 2008 reflect the sale of Citigroup’s German Retail Banking Operations to Credit Mutuel, and the Company’s sale of CitiCapital’s equipment finance unit to General Electric. In addition, discontinued operations for 2004 to 2006 include the operations and associated gain on sale of substantially all of Citigroup’s Asset Management business, the majority of which closed on December 1, 2005. Discontinued operations from 2004 to 2006 also include the operations and associated gain on sale of Citigroup’s Travelers Life & Annuity, substantially all of Citigroup’s international insurance business and Citigroup’s Argentine pension business to MetLife Inc. The sale closed on July 1, 2005. See Note 3 to the Consolidated Financial Statements on page 136 of the Annual Report on Form 10-K for the year ended December 31, 2008.
(3)	Accounting change of $(49) million in 2005 represents the adoption of Financial Accounting Standards Board (FASB) Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations, an interpretation of SFAS No. 143 (FIN 47).
(4)	During 2004, the Company deconsolidated the subsidiary issuer trusts in accordance with FIN 46(R). For regulatory capital purposes, these trust securities remain a component of Tier 1 Capital.
(5)	The return on average common shareholders’ equity is calculated using net income less preferred stock dividends divided by average common shareholders’ equity. The return on total stockholders’ equity is calculated using net income divided by average stockholders’ equity.
(6)	Tier 1 Capital divided by each year’s fourth quarter adjusted average assets (hereinafter as adjusted average assets).
(7)	Dividends declared per common share as a percentage of net income per diluted share.

NM Not Meaningful

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following selected unaudited pro forma financial information has been presented to give effect to and show the pro forma impact of the Exchange Offers and the USG/Private Holders Transactions on Citigroup’s balance sheet as of March 31, 2009, and also describes the impact of the Exchange Offers and the USG/Private Holders Transactions on Citigroup’s earnings for the fiscal year ended December 31, 2008 and for the quarter ended March 31, 2009.

The unaudited pro forma financial information is presented for illustrative purposes only and does not necessarily indicate the financial position or results that would have been realized had the Exchange Offers and the USG/Private Holders Transactions been completed as of the dates indicated or that will be realized in the future when and if the Exchange Offers and the USG/Private Holders Transactions are consummated. The selected unaudited pro forma financial information has been derived from, and should be read in conjunction with, the summary historical consolidated financial information included elsewhere in this document and Citigroup’s historical consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 filed with the SEC, which are incorporated by reference into this document.

Unaudited Pro Forma Balance Sheets

The unaudited pro forma consolidated balance sheets of Citigroup as of March 31, 2009 have been presented as if the Exchange Offers and the USG/Private Holders Transactions had been completed on March 31, 2009. We have shown the pro forma impact of a “High Participation Scenario” and a “Low Participation Scenario” prepared using the assumptions set forth below. In both scenarios, we have assumed stockholders have approved the Authorized Share Increase. In the event the stockholders do not approve the Authorized Share Increase within six months of issuance of the Warrants, the Warrants issued to the USG and Private Holders will become immediately exercisable for an additional 790 million shares of our Common Stock. The exercise of these Warrants will result in additional dilution to the existing shareholders with a corresponding increase to stockholders’ equity equal to the exercise price of the Warrants multiplied by the number of shares issued. In addition, if the stockholders do not approve the Authorized Share Increase within six months, the Interim Securities will remain outstanding and will automatically convert into Common Stock upon approval of the Authorized Share Increase, even if approved at a later date, resulting in further dilution to the existing common shareholders. Furthermore, if the Authorized Share Increase is not approved within six months of the issuance of the Interim Securities, each Interim Security will accrue cumulative dividends equal to the greater of (x) 9% (increasing by 2 percentage points each quarter up to a cap of 19%) and (y) the dividend actually paid on the number of shares of Common Stock into which such Interim Security is convertible. The dividends will decrease net income available to the common shareholders.

The “High Participation Scenario” assumes (i) the exchange of all outstanding shares of Series A1, B1, C1, D1, J1, K1, L2 and N1 convertible preferred stock held by the Private Holders ($12.5 billion aggregate liquidation preference) and holders of all outstanding shares of Series T Public Preferred Stock ($3.169 billion aggregate liquidation preference) into Common Stock, (ii) the exchange of all outstanding shares of Series E, F and AA Public Preferred Stock ($11.755 billion aggregate liquidation preference) into Common Stock, (iii) the exchange of all outstanding shares of Series H preferred stock held by the U.S. Treasury ($25 billion aggregate liquidation preference) into Common Stock, (iv) the conversion of all outstanding shares of Series G and I preferred stock held by the U.S. Treasury and the FDIC ($27.059 billion aggregate liquidation preference) into newly issued 8% trust preferred securities and (v) the exchange of $5.576 billion aggregate liquidation amount of Trust Preferred Securities into Common Stock.

The “Low Participation Scenario” assumes (i) the exchange of all outstanding shares of Series A1, B1, C1, D1, J1, K1, L2 and N1 convertible preferred stock held by the Private Holders ($12.5 billion aggregate liquidation preference) into Common Stock, (ii) the exchange of 50% of the outstanding shares of Series H preferred stock held by the U.S. Treasury ($12.5 billion aggregate liquidation preference) into Common Stock,

(iii) the exchange of 50% of the outstanding shares of Series H preferred stock held by the U.S. Treasury ($12.5 billion aggregate liquidation preference) and all outstanding shares of Series I and G preferred stock held by the U.S. Treasury and the FDIC ($27.059 billion aggregate liquidation preference, for a total of $39.559 billion aggregate liquidation preference) into new 8% trust preferred securities, (iv) none of the outstanding shares of Series E, F and AA Public Preferred Stock ($11.755 billion aggregate liquidation preference) or outstanding shares of Series T Public Preferred Stock ($3.169 billion aggregate liquidation preference), are exchanged for Common Stock and (v) none of the Trust Preferred Securities are exchanged for Common Stock.

If the Exchange Offers are not viewed favorably by the marketplace and Citigroup’s stockholders, participation of the holders of Subject Securities is expected to be low. As a result, the Low Participation Scenario assumes no Public Preferred Depositary Shares or Trust Preferred Securities are tendered for exchange.

The pro forma impact to stockholders’ equity, additional paid-in capital and retained earnings generated by the Exchange Offers and the USG/Private Holders Transactions in both the High Participation Scenario and the Low Participation Scenario were determined based on $3.72, the closing price of Citigroup’s Common Stock on May 29, 2009 on the NYSE. The actual determination will be made using the closing price of Citigroup’s Common Stock on the NYSE on the day the investors and Citigroup are legally committed to the exchange (“commitment date”).

If the price of Common Stock on the commitment date is greater than $3.72, there will be an increase in additional paid-in capital and a decrease in net income available to common shareholders, earnings per share and retained earnings relative to the pro forma financial statement information set forth below. Conversely, if the Common Stock price on the commitment date is less than $3.72, there will be a decrease in additional paid-in capital and increase in net income available to common shareholders, earnings per share and retained earnings relative to the pro forma financial statement information.

If the estimated fair value of the new 8% trust preferred securities is greater than the value used in the following pro forma statements, the positive impact on retained earnings will be lower and the amount of deferred tax liabilities created by the Exchange Offers and the USG/Private Holders Transactions will also be lower. Conversely, if the estimated fair value of the new 8% trust preferred securities is lower than the value used in the following pro forma statements, the positive impact on retained earnings will be greater and the amount of deferred tax liabilities created by the Exchange Offers and the USG/Private Holders Transactions will also be greater.

High Participation Scenario

(in millions of dollars)	Actual March 31, 2009	Adjustments
		Exchange of Convertible Preferred Stock held by Private Holders and Public Investors(2)		Exchange of Non- Convertible Preferred Stock held by Public Investors(7)		Exchange of Non- Convertible Preferred Stock Held by U.S. Treasury(9)		Conversion of Guarantee- Related Non- Convertible Preferred Stock Held by U.S. Treasury and FDIC(12)		Exchange of Trust Preferred Securities held by Public Investors(1)		Pro Forma March 31, 2009
Assets
Cash and due from banks and Deposits at interest with banks	$190,566											$190,566
Federal funds sold and securities purchased	179,603											179,603
Trading account assets	335,222											335,222
Investments	238,806											238,806
Loans, net	625,589											625,589
Other assets	212,770					$(2,866	)(15)					209, 904
Goodwill and intangibles (other than mortgage servicing rights)	40,022											40,022

Total assets	$1,822,578	$—		$—		$(2,866)		$—		$—		$1,819,712

Liabilities
Total deposits	$762,696											$762,696
Federal funds purchased and securities loan	184,803											184,803
Trading account liabilities	130,826											130,826
Long-term debt	337,252					$12,070	(10)	$4,260	(13)	$(6,047	)(18)	347,535
Other liabilities	261,074									(6	)(19)	261,068

Total liabilities	$1,676,651	$—		$—		$12,070		$4,260		$(6,053)		$1,686,928

Equity
Preferred Stock	$74,246	$(15,669	)(3)	$(11,755	)(3)	$(43,293	)(3)	$(3,529	)(3)			$—
Common Stock	57	47	(4)	34	(4)	77	(4)			$16	(4)	231
Additional paid-in capital	16,525	30,898	(5)	12,748	(14)	28,538	(14)			6,047	(14)	94,756
Retained earnings	86,115	(15,276	)(6)	(1,027	)(8)	(258	)(11)	(731	)(16)	(10	)(17)	68,813
Treasury stock, at cost	(5,996)											(5,996)
Accumulated other comprehensive income (loss)	(27,013)											(27,013)

Total Citigroup stockholder’s equity	$143,934	$—		$—		$(14,936)		$(4,260)		$6,053		$130,791

Noncontrolling interest	1,993											1,993

Total equity	$145,927	$—		$—		$(14,936)		$(4,260)		$6,053		$132,784

Total liabilities and equity	$1,822,578	$—		$—		$(2,866)		$—		$—		$1,819,712

(1)

Represents Trust Preferred Securities held by public investors that Citigroup is offering to exchange for Common Stock. Assumes the exchange of $5.576 billion aggregate liquidation amount of Trust Preferred Securities into Common Stock.

(2)	Represents the convertible preferred stock held by the Private Holders and public investors that Citigroup is offering to exchange for Common Stock. Assumes conversion of all outstanding shares of Series A1, B1, C1, D1, J1, K1, L2, N1 and T convertible preferred stock ($15.669 billion aggregate liquidation preference) into Common Stock.
(3)	Reduction of preferred stock balance as a result of conversion of convertible preferred or exchange of non-convertible preferred stock.
(4)	Par value of newly issued Common Stock.

(5)	Additional paid-in capital (“APIC”) in respect of conversion of convertible preferred stock. The amount is equal to the sum of (i) the value of the inducement offer (see footnote 6 below) and (ii) the difference between the carrying amount of the preferred stock exchanged and the par value of the shares of Common Stock to be issued.
(6)	Value of inducement for the Exchange Offers and the USG/Private Holders Transactions represents the excess of the fair value on May 29, 2009 of the Common Stock to be issued in the Exchange Offers and the USG/Private Holders Transactions over the value on May 29, 2009 of the Common Stock issuable pursuant to the original conversion terms of the convertible preferred stock.
(7)	Represents the non-convertible preferred stock held by public investors that Citigroup is offering to exchange for Common Stock. Assumes exchange of all outstanding shares of Series AA, E and F Public Preferred Stock ($11.755 billion aggregate liquidation preference).
(8)	Excess of the carrying amount of Series AA, E and F Public Preferred Stock over the fair value on May 29, 2009 of the Common Stock to be issued in the Exchange Offers.
(9)	Represents the non-convertible preferred stock held by the U.S. Treasury that Citigroup is offering to exchange for Common Stock, up to the amount of Subject Securities tendered by Private Holders and public investors. The non-convertible preferred stock held by the U.S. Treasury and not exchanged for Common Stock will be exchanged for new 8% trust preferred securities. Assumes exchange of all outstanding shares of Series H non-convertible preferred stock ($25 billion aggregate liquidation preference) held by the U.S. Treasury into Common Stock and all outstanding shares of Series I non-convertible preferred stock ($20 billion aggregate liquidation preference) held by the U.S. Treasury into new 8% trust preferred securities.
(10)	Issuance of new 8% trust preferred securities to the U.S. Treasury recorded at the estimated fair value as of May 29, 2009 for purposes of the pro forma balance sheet. The 8% trust preferred securities will ultimately be recorded at the commitment date fair value. In calculating the fair value of the new 8% trust preferred securities, Citigroup considered implied yields from prices of securities of a similar nature and maturities traded in the market on or immediately before May 29, 2009 and the contractual cash flows of the securities valued. The fair value used in the pro forma balance sheet is based on a 13.43% yield and a 30-year term.
(11)	Excess of the carrying amount of the outstanding shares of Series H and I non-convertible preferred stock over the fair value on May 29, 2009 of the Common Stock and the estimated fair value on May 29, 2009 of the new 8% trust preferred securities, in each case, to be issued to the U.S. Treasury in the USG/Private Holders Transactions.
(12)	Represents the guarantee-related non-convertible preferred stock held by the U.S. Treasury and the FDIC that Citigroup is offering to exchange for new 8% trust preferred securities. Assumes exchange of all outstanding shares of Series G non-convertible preferred stock ($7.059 billion aggregate liquidation preference) held by the U.S. Treasury and the FDIC.
(13)	Issuance of new 8% trust preferred securities to the U.S. Treasury and the FDIC assumed to be recorded at the estimated fair value as of May 29, 2009 for purposes of the pro forma balance sheet. The 8% trust preferred securities will ultimately be recorded at the commitment date fair value. In calculating the fair value of the new 8% trust preferred securities, Citigroup considered implied yields from prices of securities of a similar nature and maturities traded in the market on or immediately before May 29, 2009 and the contractual cash flows of the securities valued. The fair value used in the pro forma balance sheet is based on a 13.43% yield and a 30-year term.
(14)	APIC in respect of newly issued Common Stock. For non-convertible preferred stock and Trust Preferred Securities exchanged for Common Stock, the amount is the excess of the fair value on May 29, 2009 of the Common Stock issued over its par value.
(15)	Deferred tax liability related to 8% trust preferred securities issued to U.S. Treasury recorded as a reduction of the net deferred tax asset position.
(16)	Excess of the carrying amount of the outstanding shares of Series G non-convertible preferred stock over the estimated fair value on May 29, 2009 of the new 8% trust preferred securities to be issued to the U.S. Treasury and the FDIC in the USG/Private Holders Transactions.
(17)	Excess of the carrying amount of Trust Preferred Securities to be retired over the fair value on May 29, 2009 of the Common Stock to be issued in exchange. This amount will be recorded in the income statement of the period during which this transaction is consummated.
(18)	The carrying amount of the Trust Preferred Securities proposed to be retired includes an estimated adjustment basis related to SFAS No. 133 hedging.
(19)	Amounts of income taxes estimated to be payable upon the retirement of the Trust Preferred Securities.

Low Participation Scenario

(in millions of dollars)	Actual March 31, 2009	Exchange of Convertible Preferred Stock held by Private Holders(1)		Adjustments						Pro Forma March 31, 2009
				Exchange of Non- Convertible Preferred Stock held by Public Investors(6)	Exchange of Non- Convertible Preferred Stock Held by U.S. Treasury(8)		Conversion of Guarantee- Related Non- Convertible Preferred Stock Held by U.S. Treasury and FDIC(11)		Exchange of Trust Preferred Securities held by Public Investors(16)
Assets
Cash and due from banks and Deposits at interest with banks	$190,566									$190,566
Federal funds sold and securities purchased	179,603									179,603
Trading account assets	335,222									335,222
Investments	238,806									238,806
Loans, net	625,589									625,589
Other assets	212,770				$(4,539	)(14)				208,231
Goodwill and intangibles (other than mortgage servicing rights)	40,022									40,022

Total assets	$1,822,578	$—		$—	$(4,539)		$—		$—	$1,818,039

Liabilities
Total deposits	$762,696									$762,696
Federal funds purchased and securities loan	184,803									184,803
Trading account liabilities	130,826									130,826
Long-term debt	337,252				$19,614	(9)	$4,260	(12)		361,126
Other liabilities	261,074									261,074

Total liabilities	$1,676,651	$—		$—	$19,614		$4,260		$—	$1,700,525

Equity
Preferred Stock	$74,246	$(12,500	)(2)		$(43,293	)(2)	$(3,529	)(2)		$14,924
Common Stock	57	38	(3)		38	(3)				133
Additional paid-in capital	16,525	25,005	(4)		14,269	(13)				55,799
Retained Earnings	86,115	(12,543	)(5)	(7)	4,833	(10)	(731	)(15)	(6)	77,674
Treasury stock, at cost	(5,996)									(5,996)
Accumulated other comprehensive income (loss)	(27,013)									(27,013)

Total Citigroup stockholder’s equity	$143,934	$—		$—	$(24,153)		$(4,260)		$—	$115,521

Noncontrolling interest	1,993									1,993

Total equity	$145,927	$—		$—	$(24,153)		$(4,260)		$—	$117,514

Total liabilities and equity	$1,822,578	$—		$—	$(4,539)		$—		$—	$1,818,039

(1)	Represents the convertible preferred stock held by the Private Holders that Citigroup is offering to exchange for Common Stock. Assumes conversion of all outstanding shares of Series A1, B1, C1, D1, J1, K1, L2 and N1 convertible preferred stock ($12.5 billion aggregate liquidation preference) into Common Stock.
(2)	Reduction of preferred stock balance as a result of conversion of convertible preferred or exchange of non-convertible preferred stock.
(3)	Par value of newly issued Common Stock.
(4)	APIC in respect of conversion of convertible preferred stock. The amount is equal to sum of (i) the value of the inducement offer (see footnote 6 below) and (ii) the difference between the carrying amount of the preferred stock exchanged and the par value of the shares of Common Stock to be issued.
(5)	Value of inducement for the Exchange Offers and the USG/Private Holders Transactions represents the excess of the fair value on May 29, 2009 of the Common Stock to be issued in the Exchange Offers and the USG/Private Holders Transactions over the value on May 29, 2009 of the Common Stock issuable pursuant to the original conversion terms of the convertible preferred stock.

(6)	Represents the non-convertible preferred stock held by public investors that Citigroup is offering to exchange for Common Stock. Trust Preferred Securities are not exchanged under the Low Participation Scenario.
(7)	Series AA, E and F Public Preferred Stock are not exchanged under the Low Participation Scenario.
(8)	Represents the non-convertible preferred stock held by the U.S. Treasury that Citigroup is offering to exchange for Common Stock, up to the amount of Subject Securities tendered by Private Holders and public investors. The non-convertible preferred stock held by the U.S. Treasury and not exchanged for Common Stock will be exchanged for new 8% trust preferred securities. Assumes exchange of all outstanding shares of Series H non-convertible preferred stock ($25 billion aggregate liquidation preference) and all outstanding shares of Series I non-convertible preferred stock ($20 billion aggregate liquidation preference) held by the U.S. Treasury into 3,846,153,846 shares of Common Stock and new 8% trust preferred securities with an aggregate liquidation amount of $32.5 billion.
(9)	Issuance of new 8% trust preferred securities to the U.S. Treasury recorded at the estimated fair value as of May 29, 2009 for purposes of the pro forma balance sheet. The 8% trust preferred securities will ultimately be recorded at the commitment date fair value.
(10)	Excess of the carrying amount of the outstanding shares of Series H and I non-convertible preferred stock over the fair value on May 29, 2009 of the Common Stock and the estimated fair value on May 29, 2009 of the new 8% trust preferred securities, in each case, to be issued to the U.S. Treasury in the USG/Private Holders Transactions. In calculating the fair value of the new 8% trust preferred securities, Citigroup considered implied yields from prices of securities of a similar nature and maturities traded in the market on or immediately before May 29, 2009 and the contractual cash flows of the securities valued. The fair value used in the pro forma balance sheet is based on a 13.43% yield and a 30-year term.
(11)	Represents the guarantee-related non-convertible preferred stock held by the U.S. Treasury and the FDIC that Citigroup is offering to exchange for new 8% trust preferred securities. Exchange of all outstanding shares of Series G non-convertible preferred stock ($7.059 billion aggregate liquidation preference) held by the U.S. Treasury and the FDIC.
(12)	Issuance of new 8% trust preferred securities to the U.S. Treasury and the FDIC recorded at estimated fair value as of May 29, 2009 for purposes of the pro forma balance sheet. The 8% trust preferred securities will ultimately be recorded at the commitment date fair value.
(13)	APIC in respect of newly issued Common Stock. For non-convertible preferred stock, the amount is the excess of the fair value on May 29, 2009 of the Common Stock over its par value. In calculating the fair value of the new 8% trust preferred securities, Citigroup considered implied yields from prices of securities of a similar nature and maturities traded in the market on or immediately before May 29, 2009 and the contractual cash flows of the securities valued. The fair value used in the pro forma balance sheet is based on a 13.43% yield and a 30-year term.
(14)	Deferred tax liability related to 8% trust preferred securities issued to U.S. Treasury recorded as a reduction of the net deferred tax asset position.
(15)	Excess of the carrying amount of the outstanding shares of Series G non-convertible preferred stock over the estimated fair value on May 29, 2009 of the new 8% trust preferred securities to be issued to the U.S. Treasury and the FDIC in the USG/Private Holders Transactions.
(16)	Represents Trust Preferred Securities held by public investors that Citigroup is offering to exchange for Common Stock.

Pro Forma Earnings Implications

The following presents the pro forma impact of the Exchange Offers and the USG/Private Holders Transactions on certain statement of income items and earnings per share (“EPS”) for the fiscal year ended December 31, 2008 and the quarter ended March 31, 2009 as if the Exchange Offers and USG/Private Holders Transactions had been completed on January 1, 2008. We have calculated the pro forma information below by (1) eliminating all of the actual dividends paid to holders of preferred stock in 2008 and in the first quarter of 2009(1), (2) assuming the new 8% trust preferred securities were issued on January 1, 2008(2), (3) assuming that the Trust Preferred Securities accepted for exchange, if applicable, were retired on January 1, 2008 and (4) assuming that the new shares of Common Stock issuable in the Exchange Offers and the USG/Private Holders Transactions were issued on January 1, 2008. The retained earnings impact of the Exchange Offers and the USG/Private Holders Transactions has not been included in the analysis because it is not recurring.

	Full Year 2008			First Quarter 2009
	Actual	High Scenario	Low Scenario	Actual	High Scenario	Low Scenario
After-tax Income (loss) from continuing operations(8)	$(32,443)	$(32,443)	$(32,443)	$1,610	$1,610	$1,610
Proforma adjustments to Interest Expense:
After-tax interest expense saved on retired E-TruPS(6)	N/A	250	—	N/A	63	—
After-tax interest expense on new 8% trust preferred securities(3)	N/A	(1,551)	(2,268)	N/A	(388)	(567)

Actual / Proforma after-tax income (loss) from continuing operations	$(32,443)	$(33,744)	$(34,711)	$1,610	$1,285	$1,043

Adjustments for income available to common shareholders(4)(7)(9)	(1,732)	—	—	(2,559)	—	—

Actual / Proforma income (loss) from continuing operations available to common shareholders	$(34,175)	$(33,744)	$(34,711)	$(949)	$1,285	$1,043

Common shares used to calculate EPS(8)	5,265	5,265	5,265	5,385	5,385	5,385

New shares proposed to be issued	N/A	17,433	7,692	N/A	17,433	7,692

Actual / Proforma Common shares used to calculate EPS	5,265	22,698	12,957	5,385	22,818	13,077
Actual / Proforma Earnings per share from continuing operations(5):
Basic	$(6.45)	$(1.47)	$(2.65)	$(0.18)	$0.06	$0.08
Diluted	$(6.45)	$(1.48)	$(2.67)	$(0.18)	$0.06	$0.08

(1)	Although the Low Participation Scenario assumes that some holders of preferred stock will not tender their shares, Citigroup has announced that it will suspend preferred dividends upon the closing of the Exchange Offers, and as a result all preferred dividends were eliminated. Further, we have not reflected payment of the preferred dividends based on the assumption that the Dividend Blocker Amendment will be approved by our stockholders.
(2)	This presentation assumes the new trust preferred securities were issued on and began to accrue interest from January 1, 2008, but eliminates actual dividends on preferred stock issued during 2008 and 2009. See footnote 7 below.

(3)	Citigroup’s pro forma net income is negatively affected by the USG/Private Holders Transactions due to the interest expense (including the stated interest of the instruments and the periodic accretion between carrying amount and the par amount of the instruments) associated with the new 8% trust preferred securities to be issued to the U.S. Treasury and the FDIC upon exchange of preferred stock held by such entities. Under the High Participation Scenario, the preferred stock held by such entities to be converted into new 8% trust preferred securities has an aggregate liquidation preference of $27.059 billion. Under the Low Participation Scenario, the aggregate liquidation preference of the preferred stock held by the U.S. Treasury and the FDIC to be converted into new 8% trust preferred securities is $39.559 billion.
(4)	The High Participation Scenario assumes that there are no remaining shares of preferred stock outstanding. Although the Low Participation Scenario assumes that some holders of preferred stock will not tender their shares, Citigroup has announced that it will suspend preferred dividends upon the closing of the Exchange Offers, and as a result all preferred stock dividends were eliminated. Further, we have not reflected payment of the preferred dividends based on the assumption that the Dividend Blocker Amendment will be approved by our stockholders. In the event that the Dividend Blocker Amendment is not approved by Citigroup’s stockholders and the board of directors elects to declare dividends on the common stock, the amount of preferred dividends payable per year would be approximately $1,185 million based on the liquidation preference of Public Preferred Stock that remains outstanding under the Low Participation Scenario.
(5)	For the EPS of 2008, the pro forma income from continuing operations available to common shareholders is negative; thus diluted EPS equals basic EPS. For the EPS of the first quarter of 2009, the diluted number of common shares under the Low Participation Scenario is only 94 million shares greater than the number of basic shares, which impacts EPS by less than the decimals reported.
(6)	Citigroup’s pro forma net income is positively affected by the retirement of the Trust Preferred Securities accepted for exchange, if applicable.
(7)	The Actual column for 2008 does not reflect the full year impact of the preferred dividends because certain preferred stock was issued in the latter part of 2008 and the dividends shown in the table above reflect the impact only for the period such shares were outstanding. Had all of the preferred stock issuances outstanding as of March 31, 2009 been outstanding for the entirety of 2008, the amount of preferred dividends related to Basic EPS would be approximately $5,693 million.
(8)	The figures presented for the High and Low Participation Scenarios are before the pro forma adjustments.
(9)	Adjustments for Actual first quarter of 2009 results include the non-recurring impact of $(1,285) million for the conversion price reset related to the $12.5 billion convertible preferred stock issued in the private offering, preferred dividends of $1,221 million and $53 million related to the quarterly accretion of the Series H discount.

N/A	Not applicable.

RISK FACTORS

You should carefully consider the risks described below and all of the information contained and incorporated by reference in this document before you decide whether to participate in the Exchange Offers. In particular, you should carefully consider, among other things, the matters discussed below and under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008.

Risks Related to the Market Price and Value of the Common Stock Offered in the Exchange Offers

The Exchange Offers and the USG/Private Holders Transactions will result in a substantial amount of our Common Stock entering the market, which could adversely affect the market price of our Common Stock.

As of June 30, 2009, we had approximately 5.5 billion shares of Common Stock outstanding. Following consummation of the Exchange Offers and the USG/Private Holders Transactions, assuming the Exchange Offers are fully subscribed and stockholder approval of the Authorized Share Increase is obtained, this figure will increase to approximately 23 billion shares of Common Stock. The issuance of such a large number of shares of our Common Stock could adversely affect the market price of our Common Stock.

In addition, following the announcement of the Exchange Offers, short interest in our Common Stock increased significantly and has remained at high levels. Consummation of Exchange Offers will result in shares of our Common Stock being delivered to holders that may have short positions and we anticipate that a portion of those holders will close out their short positions, which will make more shares of our Common Stock available and may facilitate additional short selling, which could depress the market price of our Common Stock.

The value of the Common Stock being offered in the Exchange Offers may be lower than the liquidation preference of the Public Preferred Depositary Shares and the liquidation amount of the Trust Preferred Securities.

Depending on the type and series of Subject Securities that you hold, we are valuing such securities at only 85% or 95% of their liquidation preference or liquidation amount, as applicable. In addition, we are valuing the Common Stock that we are offering in exchange for your already discounted Subject Securities at $3.25, which could be above the closing price of the shares of Common Stock you receive in the applicable Exchange Offer if your Subject Securities are accepted for exchange.

The number of shares of Common Stock offered in the Exchange Offers is fixed and will not be adjusted. The market price of our Common Stock may fluctuate, and the market price of the shares of Common Stock when we deliver the Common Stock in exchange for your Subject Securities could be less than the market price at the time you tender your Subject Securities.

The number of shares of Common Stock offered for each Subject Security accepted for exchange is fixed at the number of shares specified on the cover of this document and will not be adjusted regardless of any increase or decrease in the market price of our Common Stock or the Subject Securities after the date of this document. Therefore, the market price of the Common Stock when we deliver Common Stock in exchange for your Subject Securities could be less than the market price at the time you tender your Subject Securities. The market price of our Common Stock has recently been subject to significant fluctuations and volatility. The market price of our Common Stock could continue to fluctuate and be subject to volatility during the period of time between when we accept Subject Securities for exchange in an Exchange Offer and when we deliver Common Stock in exchange for Subject Securities, or during any extension of an Exchange Offer.

The market price of our Common Stock may be subject to continued significant fluctuations and volatility.

The stock markets have recently experienced high levels of volatility. These market fluctuations have adversely affected, and may continue to adversely affect, the trading price of our Common Stock. In addition, the market price of our Common Stock has been subject to significant fluctuations and volatility and may continue to fluctuate or further decline. Factors that could cause fluctuations, volatility or further decline in the market price of our Common Stock, many of which could be beyond our control, include the following:

•	changes or perceived changes in the condition, operations, results or prospects of our businesses and market assessments of these changes or perceived changes;

•	announcements relating to significant corporate transactions, including the Exchange Offers and the USG/Private Holders Transactions;

•	changes in governmental regulations or proposals, or new governmental regulations or proposals, affecting us, including those relating to the current financial crisis and global economic downturn;

•	the continued decline, failure to stabilize or lack of improvement in general market and economic conditions;

•	the departure of key personnel;

•	operating and stock price performance of companies that investors deem comparable to us; and

•	market assessments as to whether and when the Exchange Offers and the USG/Private Holders Transactions will be consummated.

Holders are urged to obtain current market quotations for our Common Stock when they consider whether to participate in the Exchange Offers.

The price of our Common Stock is depressed and may not recover.

The price of our Common Stock has declined significantly from a closing price of $55.12 on May 25, 2007 to a closing price of $3.03 on July 16, 2009, the last practical trading day prior to the date of this document. There can be no assurance that our stock price will recover to prior levels or to any particular level. Many factors that we cannot predict or control, including the factors listed above under “The market price of our Common Stock may be subject to continued significant fluctuations and volatility,” may cause sudden changes in the price of our Common Stock or prevent the price of our Common Stock from recovering.

The fair value of Citigroup’s Common Stock on the expiration date of the Exchange Offers and the commitment date of the USG/Private Holders Transactions will affect the amount of net income available to common shareholders, earnings per share, retained earnings and additional paid-in capital recorded in our financial statements.

Using the price of the Common Stock on the commitment date instead of the closing price of $3.72 on May 29, 2009 will impact the pro forma financial information presented in “Unaudited Pro Forma Financial Information,” which reflects the ultimate conversion of the Interim Securities into Common Stock. If the price per share of Common Stock on the commitment date is greater than the price on May 29, 2009, there will be an increase in additional paid-in capital and a decrease in net income available to common shareholders, earnings per share and retained earnings relative to the pro forma financial statement information. Conversely, if the price per share of Common Stock on the commitment date is less than the closing price on May 29, 2009, there will be a decrease in additional paid-in capital and increase in net income available to common shareholders, earnings per share and retained earnings relative to the pro forma financial statement information.

Furthermore, the estimated value of the new 8% trust preferred securities on the commitment day may differ from the estimated value used in the pro forma financial statements included in this document. If the estimated fair value of the new 8% trust preferred securities is greater than the value used in the following pro forma statements, the positive impact on retained earnings will be lower and the amount of deferred tax liabilities created by the Exchange Offers and the USG/Private Holders Transactions will also be lower. Conversely, if the estimated fair value of the new 8% trust preferred securities is lower than the value used in the following pro forma statements, the positive impact on retained earnings will be greater and the amount of deferred tax liabilities created by the Exchange Offers and the USG/Private Holders Transactions will also be greater.

Risks Related to the Rights of our Common Stock Compared to the Rights of our Debt Obligations and Senior Equity Securities, including the Subject Securities

All of our debt obligations and our senior equity securities, including the Interim Securities and any Subject Securities that remain outstanding after the Exchange Offers, will have priority over our Common Stock with respect to payment in the event of liquidation, dissolution or winding up, and possibly with respect to the payment of dividends.

In any liquidation, dissolution or winding up of Citigroup, our Common Stock would rank below all debt claims against the Company and claims of all of our outstanding shares of preferred stock and other senior equity securities, including the Interim Securities, any shares of Subject Securities that are not exchanged for Common Stock in the Exchange Offers and the new 8% trust preferred securities that will be issued to the USG in the USG/Private Holders Transactions. As a result, holders of our Common Stock, including holders of Subject Securities whose securities are accepted for exchange in the Exchange Offers, will not be entitled to receive any payment or other distribution of assets upon the liquidation, dissolution or winding up of Citigroup until after all our obligations to our debt holders have been satisfied and holders of senior equity securities have received any payment or distribution due to them.

In addition, our Certificate of Incorporation currently requires us to pay dividends on our preferred stock before we pay any dividends on our Common Stock. Although we are seeking stockholder approval of the Public Preferred Stock Amendments to eliminate these provisions from our Certificate of Incorporation, we may not obtain this approval. If we do not obtain this approval, holders of our Common Stock, including holders of Subject Securities whose securities are accepted for exchange in the Exchange Offers, will not be entitled to receive payment of any dividends on their shares of Common Stock unless and until we resume payments of dividends on our preferred stock.

Regardless whether the Public Preferred Stock Amendments are approved, the terms of our Trust Preferred Securities, including the new trust preferred securities to be issued to the USG, require payment of accrued distributions on those securities before any dividends are paid on our Common Stock (subject to certain exceptions).

Holders of Trust Preferred Securities whose securities are accepted in the Exchange Offers will be giving up their right to future distributions on those Trust Preferred Securities.

We announced on February 27, 2009, and reconfirmed on April 17, 2009, that we currently intend to continue paying distributions on our Trust Preferred Securities in accordance with their current terms. However, if your Trust Preferred Securities are tendered and accepted for exchange in the Trust Preferred Exchange Offer, you will be giving up your right to any accrued and unpaid distributions on your Trust Preferred Securities and any future distributions on your Trust Preferred Securities and we cannot offer any assurance that we will pay, or that we will be permitted to pay, dividends on our Common Stock in the future.

Dividends on our Common Stock will be suspended and you may not receive funds in connection with your investment in our Common Stock without selling your shares of our Common Stock.

On April 17, 2009, we announced that we do not plan to make any dividend payments on our Common Stock prior to the closing of the Exchange Offers. In addition, if we do not obtain stockholder approval of the Dividend Blocker Amendment, we will be unable to pay dividends on our Common Stock unless and until we resume payments of dividends on our preferred stock. Further, the USG has imposed restrictions, and may impose additional restrictions, on the amount of dividends we may pay on our Common Stock. Accordingly, you may have to sell some or all of your shares of our Common Stock in order to generate cash flow from your investment. You may not realize a gain on your investment when you sell the Common Stock and may lose the entire amount of your investment.

Risks Related to the Issuance of a Significant Amount of Common Stock and Dilution of Holders of our Common Stock, including Participants in the Exchange Offers

Our Common Stock will be further diluted by conversions of the Interim Securities and/or Warrants into, and future issuances of, our Common Stock.

The Interim Securities to be issued to the USG and the Private Holders will convert into up to approximately 11.5 billion shares of our Common Stock, assuming stockholder approval of the Authorized Share Increase is obtained. In addition, in the event that we do not obtain stockholder approval of the Authorized Share Increase within six months of the issuance of the Interim Securities, the Warrants will become immediately exercisable for an additional 790 million shares of our Common Stock. If the Warrants become exercisable, the Interim Securities will remain outstanding and will be automatically converted into Common Stock upon approval of the Authorized Share Increase, even if approved at a later date, resulting in further dilution to the existing holders of our Common Stock, including participants in the Exchange Offers. Future issuances of our Common Stock also could result in further dilution to the existing holders of our Common Stock. Additional dilution could have a material depressive effect on the market price of our Common Stock.

The securities that are the subject of the USG/Private Holders Transactions are not being exchanged at a discount to their liquidation preference.

Although we are valuing the Common Stock being offered in the USG/Private Holders Transactions at the same $3.25 price per share as we are valuing the Common Stock being offered in the Exchange Offers, we are exchanging the securities that are the subject of the USG/Private Holders Transactions at the full amount of their liquidation preference and not subjecting them to the same 5-15% discount that we are applying to the liquidation preference and liquidation amount of the Subject Securities. For each $1,000 liquidation preference accepted for exchange in the USG/Private Holders Transactions, each holder would receive approximately 307 shares of Common Stock, plus cash in lieu of any fractional share of Common Stock, compared to between approximately 261 to 292 shares of Common Stock in the Exchange Offers, plus cash in lieu of any fractional share of Common Stock. As a result, the number of shares of Common Stock issuable to the USG and the Private Holders per $1,000 liquidation preference (assuming stockholder approval of the Authorized Share Increase is obtained) will be substantially larger than the aggregate number of shares of Common Stock issued to holders of Subject Securities with the same liquidation preference or liquidation amount.

Additional assistance from the USG may further dilute existing holders of our Common Stock, including participants in the Exchange Offers.

Since October 2008, Citigroup has issued approximately $52 billion in equity securities to entities within the USG. While the USG/Private Holders Transactions and the Exchange Offers do not involve any additional investment in Citigroup by the USG, there can be no assurance that there will not be any additional USG programs or requirements in the future that could result in, or require, additional equity issuances that would further dilute the existing holders of our Common Stock (including participants in the Exchange Offers).

For example, as a result of the stress test conducted pursuant to the U.S. government’s Supervisory Capital Assistance Program (“SCAP”), we are required to increase our Tier 1 Common by an additional $5.5 billion, which requirement would be satisfied if we accept for exchange Public Preferred Depositary Shares and Trust Preferred Securities with an aggregate liquidation preference or amount of $20.5 billion. If we accept for exchange less than this amount, we may have to increase our Tier 1 Common through other means, including by raising capital privately or issuing mandatory convertible preferred stock and related warrants to the U.S. Treasury pursuant to SCAP, which could further dilute the existing holders of our Common Stock including participants in the Exchange Offers.

In addition, such equity issuances would reduce any earnings available to the holders of our Common Stock and the return thereon unless our earnings increase correspondingly. We cannot predict the size of future equity issuances, if any, or the effect that they may have on the market price of the Common Stock. The issuance of substantial amounts of equity, or the perception that such issuances may occur, could adversely affect the market price of our Common Stock. See also “Risk Factors—Future issuance of Citigroup common stock and preferred stock may reduce any earnings available to common shareholders and the return on the Company’s equity” in our Annual Report on Form 10-K for the year ended December 31, 2008.

We will not accept Subject Securities for exchange unless the tendering holder grants a Proxy Instruction to approve all of the Common Stock Amendments and, in the case of a tender by a holder of Public Preferred Depositary Shares as of the close of business on the Preferred Stock Record Date, unless the tendering holder grants a Voting Instruction to approve all of the Public Preferred Stock Amendments.

Tendering holders of Subject Securities must grant a Proxy Instruction to approve all of the Common Stock Amendments. As a result, even if you believe that one or all of the Common Stock Amendments would not be in your best interest (for example, if you elect to tender some, but not all of your Subject Securities in the Exchange Offers), if you wish to tender your Subject Securities you must nonetheless follow the instructions in the applicable letter of transmittal to instruct the Exchange Agent to deliver the shares of Common Stock to be issued in respect of your Subject Securities to the Voting Trust, to agree to the terms of the Voting Trust described in the applicable letter of transmittal and to irrevocably instruct the Voting Trustee to grant a proxy authorizing the execution of a written consent in favor of all of the Common Stock Amendments.

Similarly, tendering holders of Public Preferred Depositary Shares that were holders of Public Preferred Depositary Shares as of the close of business on the Preferred Stock Record Date must grant a Voting Instruction to approve of all of the Public Preferred Stock Amendments. As a result, even if you believe that one or more of the Public Preferred Stock Amendments would not be in your best interest (for example, if you elect to tender some, but not all of your Public Preferred Depositary Shares in the Public Preferred Depositary Exchange Offers), if you were a holder of Public Preferred Depositary Shares as of the close of business on the Preferred Stock Record Date and you wish to tender any of such Public Preferred Depositary Shares you must nonetheless follow the instructions in the applicable letter of transmittal to instruct BONY, as depositary for the Public Preferred Depositary Shares, to grant a proxy authorizing the execution of a written consent in favor of all of the Public Preferred Stock Amendments with respect to the Public Preferred Depositary Shares you tender.

The Exchange Offers and USG/Private Holders Transactions materially increase the risk that we could experience an “ownership change” in the future that could significantly limit our ability to utilize our deferred tax assets, depending on the value of our stock at the time of the “ownership change.”

As of March 31, 2009, we had recognized net deferred tax assets of approximately $43.5 billion, which is included in our TCE. Our ability to utilize our deferred tax assets to offset future taxable income may be significantly limited if we experience an “ownership change” as defined in section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). In general, an ownership change will occur if there is a cumulative change in our ownership by “5% shareholders” (as defined in the Code) that exceeds 50 percentage points over a rolling three-year period. A corporation that experiences an ownership change will generally be subject to an annual limitation on its pre-ownership change deferred tax assets equal to the value of the corporation immediately before the ownership change, multiplied by the long-term tax-exempt rate (subject to certain adjustments), provided that the annual limitation would be increased each year to the extent that there is an unused limitation in a prior year. The limitation arising from an ownership change under section 382 on our ability to utilize our deferred tax assets depends on the value of Citigroup’s stock at the time of the ownership change.

We will not experience an ownership change as a result of the Common Stock to be issued in the Exchange Offers and the USG/Private Holders Transactions; however, this Common Stock (other than the Common Stock issued to the USG) will be included in determining the cumulative change in our ownership for section 382 purposes. We estimate that the cumulative change in our ownership will be approximately 44 percentage points following these transactions (assuming maximum participation in the Exchange Offers). As a result, the Exchange Offers and the USG/Private Holders Transactions materially increase the risk that we could experience an ownership change in the future. While we have adopted a Tax Benefits Preservation Plan (see below) to minimize the likelihood of transactions in our stock resulting in an ownership change, future stock issuances or transactions in our stock that may not be within our control, including dispositions of our stock by the USG, may cause us to experience an ownership change. If we experience an ownership change, our tangible common equity might be reduced.

In addition, the purpose of the Tax Benefits Preservation Plan is to protect our deferred tax assets and it is not designed as an “anti-takeover plan” (for example, it does not apply to acquisitions of at least a majority of our Common Stock made in connection with an offer to acquire 100% of our Common Stock). The Tax Benefits Preservation Plan may, however, have some “anti-takeover” effect in that it may otherwise deter (i) any person (that has not obtained the prior approval of our board of directors) from becoming a “5-percent shareholder,” as determined under the Internal Revenue Code, or (ii) any “grandfathered person” (other than the USG) under the Tax Benefits Preservation Plan from increasing an existing 5-percent stake by more than a specified amount under the Tax Benefits Preservation Plan. Please refer to the discussion under “The Exchange Offers—Tax Benefits Preservation Plan.”

Additional Risks Related to the Exchange Offers and USG/Private Holders Transactions

We may fail to realize all of the anticipated benefits of the Exchange Offers and USG/Private Holders Transactions.

The primary goal of the Exchange Offers and USG/Private Holders Transactions is to increase our TCE and Tier 1 Common. A view has recently developed that TCE and Tier 1 Common are important metrics for analyzing a banking organization’s financial condition and capital strength. We believe that increasing our TCE and Tier 1 Common will reduce our expenses associated with preferred stock dividends, enhance our standing with our regulators and improve market and public perception of our financial strength. However, given the relatively recent emergence of TCE and Tier 1 Common as important metrics for analyzing the financial condition and capital strength of a banking organization, and the rapidly changing and uncertain financial environment, there can be no assurance that we will achieve these objectives or that the benefits, if any, realized from the Exchange Offers and USG/Private Holders Transactions will be sufficient to restore market and public perception of our financial strength.

The USG will participate in the USG/Private Holders Transactions on a “dollar-for-dollar” basis with the holders of Subject Securities, up to an aggregate cap of $25 billion in liquidation preference, which will magnify the impact of non-participating holders in the Exchange Offers.

In the event that less than $12.5 billion of liquidation preference or amount of Subject Securities is tendered and accepted for exchange, each dollar of liquidation preference or liquidation amount of Subject Securities below $12.5 billion that is not tendered for exchange in the Exchange Offers will reduce the participation of the USG in the USG/Private Holders Transactions on a “dollar-for-dollar” basis, effectively doubling the impact of each dollar of liquidation preference or liquidation amount of Subject Securities not tendered in the Exchange Offers below $12.5 billion. If the participation level in the Exchange Offers is substantially lower than anticipated, the benefits that we anticipate realizing from the Exchange Offers and USG/Private Holders Transactions, including increased TCE, Tier 1 Common and market confidence, may be substantially impaired, or may not be realized at all.

We have not obtained a third-party determination that the Exchange Offers are fair to holders of the Subject Securities.

We are not making a recommendation as to whether you should exchange your Subject Securities in the Exchange Offers. We have not retained, and do not intend to retain, any unaffiliated representative to act solely on behalf of the holders of the Subject Securities for purposes of negotiating the Exchange Offers or preparing a report concerning the fairness of the Exchange Offers. You must make your own independent decision regarding your participation in the Exchange Offers.

Failure to successfully complete the Exchange Offers, the USG/Private Holders Transactions and to obtain stockholder approval of the Authorized Share Increase could negatively affect the price of our Common Stock.

Several conditions must be satisfied or waived in order to complete the Exchange Offers, including that the USG and the Private Holders complete an exchange of an aggregate of at least $23 billion of our preferred stock for newly issued securities of Citigroup, that certain conditions to closing of the exchange by the USG of additional preferred stock for newly issued securities of Citigroup based on the level of participation in the Exchange Offers have been satisfied and that no event has occurred that in our reasonable judgment would materially impair the anticipated benefits to us of the Exchange Offers or that has had, or could reasonably be expected to have, a material adverse effect on us, our businesses, condition (financial or otherwise), income, operations or prospects. See “The Exchange Offers—Conditions of the Exchange Offers.” In addition, in order to complete the USG/Private Holders Transactions, several customary closing conditions must be satisfied, including the receipt of material regulatory approvals. The foregoing conditions may not be satisfied, and if not satisfied or waived, the Exchange Offers may not occur or may be delayed.

If the Exchange Offers and the USG/Private Holders Transactions are not completed or are delayed, or if stockholder approval of the Authorized Share Increase is not obtained or delayed, we may be subject to the following material risks:

•

the market price of our Common Stock may decline to the extent that the current market price of our Common Stock reflects a market assumption that the Exchange Offers and the USG/Private Holders Transactions have been or will be completed;

•

the market price of our Public Preferred Depositary Shares and Trust Preferred Securities may decline to the extent that the current market price of our Public Preferred Depositary Shares and Trust Preferred Securities reflects a market assumption that the Exchange Offers and the USG/Private Holders Transactions have been or will be completed;

•	we may not be able to increase our TCE or Tier 1 Common and thus fail to increase a key measure of financial strength as viewed by our regulators and the market;

•	we may be required to raise capital privately or issue mandatory convertible preferred stock and related warrants to the U.S. Treasury pursuant to the SCAP;

•

for the first six months following issuance, each Interim Security will receive dividends in an amount equal to dividends paid on the number of shares of Common Stock into which such Interim Security is convertible; if the Authorized Share Increase is not approved within six months of the issuance of the Interim Securities, each Interim Security will accrue cumulative dividends equal to the greater of (x) 9% (increasing by 2 percentage points each quarter up to a cap of 19%) and (y) the dividend actually paid on the number of shares of Common Stock into which such Interim Security is convertible. If stockholder approval of the Authorized Share Increase is not obtained or is delayed, the Interim Securities will remain outstanding and will accrue dividends at a rate that will become more expensive to us over time (up to a cap). As a result, our TCE and Tier 1 Common may not improve to the desired level and if your Subject Securities are accepted for exchange, you will hold shares of Common Stock that are subordinated to the Interim Securities; and

•

if stockholder approval of the Authorized Share Increase is not obtained within six months of the issuance of the Warrants, the Warrants for 790 million shares of Common Stock will become exercisable at a price of $.01 per share and such exercise will be materially dilutive to existing holders of our Common Stock.

Risks Related to Not Participating in the Exchange Offers

If the Exchange Offers are successful, there may no longer be a trading market for the Public Preferred Depositary Shares, the market price for Public Preferred Depositary Shares may be depressed and there may be a limited trading market for certain series of the Trust Preferred Securities.

The Public Preferred Depositary Exchange Offers are for any and all Public Preferred Depositary Shares and any Public Preferred Depositary Shares not exchanged in the Public Preferred Depositary Exchange Offers will remain outstanding after the completion of such Exchange Offers. In the event that a sufficiently small number of Public Preferred Depositary Shares remain outstanding following such Exchange Offers, the reduction in the number of Public Preferred Depositary Shares available for trading and the suspension of dividends on the Public Preferred Depositary Shares may have a significant and adverse effect on the liquidity of any trading market for, and the market price of, Public Preferred Depositary Shares not exchanged in the Public Preferred Depositary Exchange Offers. There may not be an active market for the Public Preferred Depositary Shares, and, if we delist the Public Preferred Depositary Shares, holders of Public Preferred Depositary Shares may have an illiquid investment indefinitely.

Depending on the amount and series of Trust Preferred Securities that are accepted for exchange in the Trust Preferred Exchange Offer, the trading market for certain series of the Trust Preferred Securities that remain outstanding after the Trust Preferred Exchange Offer may be more limited. A reduced trading volume may decrease the price and increase the volatility of the market price of the Trust Preferred Securities that remain outstanding following the Trust Preferred Exchange Offer.

The Public Preferred Stock Amendments, if approved, will eliminate certain significant rights of the holders of Public Preferred Depositary Shares.

If we complete the Public Preferred Depositary Exchange Offers and obtain approval of the Public Preferred Stock Amendments, significant rights of holders of Public Preferred Depositary Shares will be eliminated, including their right (i) to receive preferred dividends before any junior securities; (ii) to receive dividends proportionately with all other series of stock that rank equally with such series of preferred stock, in the event that dividends have not been paid in full on such series of preferred stock; and (iii) subject to delisting of the Public Preferred Depositary Shares, to elect two additional directors to our board of directors in the event that we do not pay dividends on such series of preferred stock for six quarterly dividend periods (or in the case of the Series E Public Preferred Stock, for three semi-annual dividend periods), whether or not consecutive.

USE OF PROCEEDS

We will not receive any cash proceeds from the Exchange Offers.

CAPITALIZATION

The following table sets forth the carrying amount of our capitalization, as of March 31, 2009, on an actual basis and on a pro forma basis to reflect: (i) completion of the Exchange Offers and the USG/Private Holders Transactions under the Low Participation Scenario (as defined under “Unaudited Pro Forma Financial Information” above) and (ii) completion of the Exchange Offers and the USG/Private Holders Transactions under the High Participation Scenario (as defined under “Unaudited Pro Forma Financial Information” above). This table should be read in conjunction with the information set forth under “Selected Financial Data” and “Unaudited Pro Forma Financial Information” and our consolidated unaudited financial statements set forth in our Quarterly Report on Form 10-Q for the three months ended March 31, 2009, which are incorporated by reference into this document.

	As of March 31, 2009
	Actual	Pro Forma for Exchange Offers and USG/Private Holders Transactions (Low)	Pro Forma for Exchange Offers and USG/Private Holders Transactions (High)
Total deposits	$762,696	$762,696	$762,696
Long-term debt(1)	337,252	361,126	347,535
Mandatorily redeemable Trust Preferred Securities	24,532	48,406	34,815
Common shareholders’ equity	69,688	100,597	130,791
Total Stockholders’ Equity	143,934	115,521	130,791

(1)	Includes the pro forma amounts for liabilities related to mandatorily redeemable Trust Preferred Securities.

REGULATORY CAPITAL RATIOS

Citigroup is subject to risk-based capital guidelines issued by the Federal Reserve Board (FRB). Capital adequacy is measured, in part, based on two risk-based capital ratios, the Tier 1 and Total Capital (Tier 1 + Tier 2 Capital) ratios. Tier 1 Capital consists of core capital, while Total Capital also includes other items such as subordinated debt and loan loss reserves. Both measures of capital adequacy are stated as a percentage of risk-weighted assets.

Citigroup’s risk-weighted assets are principally derived from application of the risk-based capital guidelines related to the measurement of credit risk, under which on-balance sheet assets and the credit equivalent amount of certain off-balance sheet exposures (such as financial guarantees, unfunded lending commitments, letters of credit, and derivatives) are assigned to one of several prescribed risk weight categories based upon the perceived credit risk associated with the obligor, or if relevant, the guarantor, the nature of the collateral, or external credit ratings. Risk-weighted assets also incorporate a measure for market risk on covered trading account positions, and all foreign exchange and commodity positions whether or not carried in the trading account. Excluded from risk-weighted assets are any assets, such as goodwill and deferred tax assets, to the extent required to be deducted from regulatory capital.

Citigroup is also subject to a Leverage Ratio requirement, a non-risk-based measure of capital adequacy, which is defined as Tier 1 Capital as a percentage of quarterly adjusted average assets.

To be “well capitalized” under federal bank regulatory agency definitions, a banking organization must have a Tier 1 Capital Ratio of at least 6%, a Total Capital Ratio of at least 10%, a Leverage Ratio of at least 3%, and not be subject to an FRB directive to maintain higher capital levels. As noted in the following table, Citigroup was “well capitalized” under federal bank regulatory agency definitions at March 31, 2009 and December 31, 2008.

Citigroup Regulatory Capital Ratios

	Mar. 31, 2009	Dec. 31, 2008
Tier 1 Common	2.16%	2.30%
Tier 1 Capital	11.92	11.92
Total Capital (Tier 1 and Tier 2)	15.61	15.70
Leverage (1)	6.60	6.08

(1)	Tier 1 Capital divided by each period’s quarterly adjusted average assets.

The following table sets forth Citigroup’s regulatory capital ratios, as of March 31, 2009, on an “as reported” basis, as well as the basis point impacts to the ratios under pro forma bases. The pro forma bases present: (i) completion of the Exchange Offers and the USG/Private Holders Transactions under the Low Participation Scenario (as defined under “Unaudited Pro Forma Financial Information” above) and (ii) completion of the Exchange Offers and the USG/Private Holders Transactions under the High Participation Scenario (as defined under “Unaudited Pro Forma Financial Information” above). This table should be read in conjunction with the information set forth under “Selected Financial Data” and “Unaudited Pro Forma Financial Information” and our consolidated unaudited financial statements set forth in our Form 10-Q for the quarterly period ended March 31, 2009, which are incorporated by reference into this document.

The pro forma impacts presented in the table also reflect the fair value of the trust preferred securities to be issued under both the Low and High Participation Scenarios, as well as the assumption that the fair value of the trust preferred securities is approximately 60% of their liquidation amount.

	As of March 31, 2009
	As Reported	Pro Forma for Exchange Offers and USG/Private Holders Transactions (Low)	Pro Forma for Exchange Offers and USG/Private Holders Transactions (High)
	%	Bps	Bps
Tier 1 Common	2.16	+342	+623
Tier 1 Capital	11.92	-43	-3
Total Capital	15.61	-4	-2
Leverage	6.60	-25	-3

Tier 1 Capital Implications of Trust Preferred Securities Issued under Low and High Participation Scenarios

Under the Low Participation Scenario, in which it is assumed that none of the Public Preferred Depositary Shares and none of the Trust Preferred Securities are exchanged for Common Stock, 50% of the liquidation preference of the $25 billion of USG Series H preferred stock would be exchanged for Common Stock and the remaining 50% of liquidation preference would be exchanged for new trust preferred securities. As a result, the total amount of preferred stock held by the USG that would be exchanged or converted to trust preferred securities would have a liquidation preference of approximately $39.5 billion, comprised of Series I preferred stock of $20 billion, Series G preferred stock of approximately $7 billion, and Series H preferred stock of $12.5 billion. On a pro forma basis, under this scenario, approximately $4 billion of the newly issued trust preferred securities would be excludable from Tier 1 Capital, exceeding the risk-based capital limit on the amount of qualifying trust preferred securities allowable within Tier 1 Capital. Citigroup estimates, on a pro forma basis, that approximately $5.9 billion of the approximately $14.9 billion of Public Preferred Depositary Shares would need to participate in the exchange for Common Stock, assuming none of the Trust Preferred Securities participate, so as to preclude the exclusion of any newly issued trust preferred securities from Tier 1 Capital.

Under the High Participation Scenario, it is assumed that all of the USG Series H preferred stock, all of the convertible preferred stock held by the Private Holders, all of the Public Preferred Depositary Shares, and approximately $5.6 billion of the Trust Preferred Securities (an aggregate liquidation preference and amount of approximately $58 billion), would be exchanged for Common Stock. On a pro forma basis, under this scenario, none of the resultant trust preferred securities to be issued in connection with the conversion of the USG Series I preferred stock and Series G preferred stock would be excludable from Tier 1 Capital.

Tangible Common Equity (TCE) and Tier 1 Common

Citigroup’s management believes TCE and Tier 1 Common are useful because they are measures utilized by its regulators and market analysts in evaluating a company’s financial condition and capital strength.

TCE, as defined by the Company, represents common equity less goodwill and intangible assets (excluding mortgage servicing rights, “MSRs”) net of the related deferred tax liabilities. Other companies may calculate TCE in a manner different from Citigroup. Citigroup’s TCE was $30.9 billion at March 31, 2009 and $31.1 billion at December 31, 2008.

The Company’s TCE Ratio (TCE divided by risk-weighted assets (see below “Components of Capital Under Regulatory Guidelines”)) was 3.0% at March 31, 2009, and 3.1% at December 31, 2008, respectively.

TCE and related ratios are non-GAAP measures. A reconciliation of Citigroup’s total stockholders’ equity to TCE is included in the table below.

In millions of dollars, except ratio	March 31, 2009	December 31, 2008
Total Citigroup Stockholders’ Equity	$143,934	$141,630
Preferred Stock	(74,246)	(70,664)

Common Equity	$69,688	$70,966
Goodwill	(26,410)	(27,132)
Intangible Assets (excluding MSRs) Related net deferred tax liabilities	(13,612 1,254)	(14,159 1,382)

Tangible Common Equity (TCE)	$30,920	$31,057

Tangible Assets
GAAP assets	$1,822,578	$1,938,470
Goodwill	(26,410)	(27,132)
Intangible Assets (excluding MSRs)	(13,612)	(14,159)
Related deferred tax assets	(1,275)	(1,285)

Tangible Assets (TA)(1)	$1,781,281	$1,895,894

Risk-Weighted Assets (RWA)	$1,023,038	$996,247

TCE/TA RATIO	1.7%	1.6%

TCE RATIO (TCE/RWA)	3.0%	3.1%

(1)	GAAP Assets less Goodwill and Intangible Assets excluding mortgage servicing rights and the related deferred tax assets.

In conjunction with the conclusion of the Supervisory Capital Assessment Program (SCAP), banking regulators have developed a new measure of capital called Tier 1 Common defined as Tier 1 Capital less non-common elements including qualified perpetual preferred stock, qualifying minority interest in subsidiaries and qualifying trust preferred securities.

Tier 1 Common and related ratios are non-GAAP measures. A reconciliation of Citigroup’s common stockholders’ equity to Tier 1 Common is included in the table below.

Components of Capital Under Regulatory Guidelines

In millions of dollars	Mar. 31, 2009	Dec. 31, 2008(1)
Tier 1 Common
Citigroup common stockholders’ equity	$69,688	$70,966
Less: Net unrealized gains (losses) on securities available-for-sale, net of tax (2)	(10,040)	(9,647)
Less: Accumulated net losses on cash flow hedges, net of tax	(3,706)	(5,189)
Less: Pension liability adjustment, net of tax (3)	(2,549)	(2,615)
Less: Cumulative effect included in fair value of financial liabilities attributable to credit worthiness, net of tax (4)	3,487	3,391
Less: Disallowed deferred tax assets (5)	22,920	23,520
Less: Intangible assets:
Goodwill	26,410	27,132
Other disallowed intangible assets	10,205	10,607
Other	(870)	(840)

Total Tier 1 Common	$22,091	$22,927

Qualifying perpetual preferred stock	$74,246	$70,664
Qualifying mandatorily redeemable securities of subsidiary trusts	24,532	23,899
Minority interest	1,056	1,268

Total Tier 1 Capital	$121,925	$118,758

Tier 2 Capital
Allowance for credit losses (6)	$13,200	$12,806
Qualifying debt (7)	24,379	24,791
Unrealized marketable equity securities gains (2)	157	43

Total Tier 2 Capital	$37,736	$37,640

Total Capital (Tier 1 and Tier 2)	$159,661	$156,398

Risk-Weighted Assets (8)	$1,023,038	$996,247

(1)	Reclassified to conform to the current period presentation.
(2)	Tier 1 Capital excludes net unrealized gains (losses) on available-for-sale debt securities and net unrealized gains on available-for-sale equity securities with readily determinable fair values, in accordance with regulatory risk-based capital guidelines. In arriving at Tier 1 Capital, institutions are required to deduct net unrealized losses on available-for-sale equity securities with readily determinable fair values, net of tax. Institutions are permitted to include in Tier 2 Capital up to 45% of pretax net unrealized gains on available-for-sale equity securities with readily determinable fair values.
(3)	The FRB granted interim capital relief for the impact of adopting SFAS 158.
(4)	The impact of including Citigroup’s own credit rating in valuing liabilities for which the fair value option has been elected is excluded from Tier 1 Capital, in accordance with regulatory risk-based capital guidelines.
(5)	Of Citigroup’s approximately $43 billion of net deferred tax assets at March 31, 2009, approximately $15 billion of such assets were includable without limitation in regulatory capital pursuant to the risk-based capital guidelines, while approximately $23 billion of such assets exceeded the limitation imposed by these guidelines and, as “disallowed deferred tax assets,” were deducted in arriving at Tier 1 Capital. Citigroup’s other approximately $5 billion of net deferred tax assets at March 31, 2009 primarily represented the deferred tax effects of unrealized gains and losses on available-for-sale debt securities, which are permitted to be excluded prior to deriving the amount of net deferred tax assets subject to limitation under the guidelines. Citigroup had approximately $24 billion of disallowed deferred tax assets at December 31, 2008.
(6)	Includable up to 1.25% of risk-weighted assets. Any excess allowance is deducted from risk-weighted assets.
(7)	Includes qualifying subordinated debt in an amount not exceeding 50% of Tier 1 Capital.
(8)	Includes risk-weighted credit equivalent amounts, net of applicable bilateral netting agreements, of $91.9 billion for interest rate, commodity and equity derivative contracts, foreign-exchange contracts and credit derivatives as of March 31, 2009, compared with $102.9 billion as of December 31, 2008. Market-risk-equivalent assets included in risk-weighted assets amounted to $96.2 billion at March 31, 2009 and $101.8 billion at December 31, 2008. Risk-weighted assets also include the effect of certain other off-balance sheet exposures, such as unused lending commitments and letters of credit, and reflect deductions for certain intangible assets and any excess allowance for credit losses.

THE EXCHANGE OFFERS

Purpose and Background of the Transactions

On February 27, 2009, we announced that we would exchange certain series of our preferred stock held by the USG and the Private Holders for Interim Securities and Warrants to purchase Common Stock, as described below, and that we would commence the Exchange Offers.

Purpose of the Exchange Offers

Citigroup is subject to risk-based capital ratio guidelines issued by the FRB. One such ratio representing Tier 1 Capital, which is considered “core capital,” is stated as a percentage of risk-weighted assets. To be “well capitalized” under federal bank regulatory agency definitions, a banking organization must have a Tier 1 Capital ratio of at least 6%.

In the past, Citigroup (and its regulators, including the FRB) have focused on Tier 1 Capital as a key measure of risk capital for banking organizations, and based on Citigroup’s Tier 1 Capital ratio of 11.92% as of March 31, 2009, Citigroup is very well capitalized. However, a view has recently developed that TCE and Tier 1 Common are important metrics for analyzing a banking organization’s financial condition and capital strength.

The primary purpose of the Exchange Offers and USG/Private Holders Transactions is to make Citigroup a strongly capitalized bank on a TCE and Tier 1 Common basis. As defined by Citigroup, TCE represents common equity less goodwill and intangible assets (excluding mortgage servicing rights) net of the related deferred tax liabilities. Depending upon the level of participation in the Exchange Offers and completion of the USG/Private Holders Transactions, Citigroup’s TCE could increase by up to approximately $61 billion and Tier 1 Common could increase by up to approximately $64 billion (an improvement of up to 623 bps to the Tier 1 Common ratio), in each case, as of March 31, 2009, on a pro forma basis. TCE and Tier 1 Common are non-GAAP measures. For a more detailed discussion and description of these measures, see “Regulatory Capital Ratios.”

Background to the Transactions

In the USG/Private Holders Transactions, we will exchange certain series of our preferred stock held by the USG and the Private Holders for Interim Securities at an exchange price (referred to herein as the “related offers exchange ratio”) of $3.25 per share (relative to the aggregate liquidation preference of the preferred stock exchanged) and for Warrants. The material terms of the Interim Securities and Warrants are described below.

The interim securities (the “Interim Securities”) are a new class of stock to be created from our blank check preferred stock authority, to be designated as “Series M Common Stock Equivalent.” The following are the material terms of the Interim Securities:

•	the number of Interim Securities to be issued to any holder will be determined by the related offers exchange ratio;

•	the Interim Securities will automatically convert into shares of Common Stock if the Authorized Share Increase is approved by our stockholders;

•

for the first six months following issuance, each Interim Security will receive dividends in an amount equal to dividends paid on the number of shares of Common Stock into which such Interim Security is convertible; if the Authorized Share Increase is not approved within six months of the issuance of the Interim Securities, each Interim Security will have a cumulative dividend equal to the greater of (x) 9% (increasing by 2 percentage points each quarter up to a cap of 19%) and (y) the dividend actually paid on the number of shares of Common Stock into which such Interim Security is convertible;

•	the Interim Securities will rank equally with the Public Preferred Stock in the event that we liquidate or dissolve;

•

after six months following the issuance of the Interim Securities, the Interim Securities will rank equally with the Public Preferred Stock with respect to (x) receiving dividends proportionately with all other series of stock that rank equally with such series in the event that dividends on such series have not been paid in full and (y) the right to, together with other parity stock (subject to the results of the vote with respect to the Director Amendment), elect two additional directors to our board of directors in the event that we do not pay dividends on the Interim Securities for six quarterly dividend periods (or in the case of the Series E Public Preferred Stock for three semi-annual dividend periods), whether or not consecutive;

•

the Interim Securities will have the right to (x) receive dividends before any junior stock or other preferred stock dividends are paid after six months following issuance of the Interim Securities, subject to the dividend sharing provision described in (x) in the paragraph above, and (y) approve any amendment to our Certificate of Incorporation that would adversely affect the Interim Securities voting as a separate class; and

•

generally, the Interim Securities will have the same voting rights as the Common Stock and will vote together, as one class with holders of our Common Stock; however, the Interim Securities do not have voting rights on the Common Stock Amendments, and the Interim Securities will not vote on any of the Public Preferred Stock Amendments.

Warrants (each, a “Warrant”) to purchase our Common Stock will be issued to each of the USG and the Private Holders. The following are the material terms of the Warrants:

•	the Warrants will only become exercisable if the Authorized Share Increase is not approved by our stockholders within six months after the issuance of the Warrants;

•	if the Authorized Share Increase is approved by our stockholders, the Warrants will automatically expire;

•	the exercise price of the Warrants will be equal to $0.01 per share; and

•	the total number of shares of Common Stock underlying the Warrants will be 790,000,000.

Other material terms of the USG/Private Holders Transactions include the following:

•

the USG would participate in the USG/Private Holders Transactions on a “dollar-for-dollar” basis with the exchanging Private Holders of our preferred stock, who collectively hold preferred stock with an aggregate liquidation preference of $12.5 billion;

•	the USG’s participation is conditioned on at least $11.5 billion in aggregate liquidation preference of our preferred stock being exchanged by the Private Holders;

•

the USG has also agreed to exchange an additional amount of its preferred stock to match on a “dollar-for-dollar” basis the aggregate liquidation preference or amount of the Subject Securities exchanged in the Exchange Offers, subject to an overall cap of $25 billion aggregate liquidation preference of USG Preferred Stock exchanged;

•

the USG and the FDIC currently hold Citigroup preferred stock with an aggregate liquidation preference of approximately $52 billion. The preferred stock that is not exchanged by the USG in the exchanges described in the three preceding bullets, and the preferred stock held by the FDIC, will be exchanged for a new series of trust preferred securities with a coupon of 8% and having other material terms substantially similar to our outstanding TRUPS®; and

•	each of the USG and the Private Holders exchanging in the USG/Private Holders Transactions is entitled to preemptive rights if we issue Common Stock (or securities that are convertible or exercisable into or exchangeable for Common Stock) within one year after the consummation of the U.S. Treasury Private Transaction or the Private Holders Transactions (each, as defined in “The Exchange Agreements” below), as applicable at a price per share of Common Stock of less than $3.25 (or if the conversion, exercise or exchange price per share of Common Stock is less than $3.25), as appropriately adjusted in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to Common Stock.

The consummation of the USG/Private Holders Transactions is also subject to certain conditions, including the receipt of material regulatory approvals and the accuracy of representations and warranties of each party. We cannot assure you that the Authorized Share Increase will be approved by our stockholders or that the USG/Private Holders Transactions will be consummated on the terms or schedule described above. See “Risk Factors.” For a more detailed description of the agreements with the Private Holders, see “The Exchange Agreements.”

Ordinarily, stockholders would be required to approve the Exchange Offers and the issuance of the Interim Securities because Rule 312.03(c)(1) of the Listed Company Manual of the NYSE requires us to obtain stockholder approval to issue Common Stock if the Common Stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance, or if the Common Stock is, or will be upon issuance, equal to or in excess of 20% of the number of shares of Common Stock outstanding before the issuance. Assuming 100% participation in the Exchange Offers, the issuance of Common Stock in exchange for Public Preferred Depositary Shares and Trust Preferred Securities pursuant to the Exchange Offers, and the issuance of the Interim Securities, would satisfy both of these tests. However, pursuant to an exception in Section 312.05 of the NYSE Listed Company Manual, our Audit and Risk Management Committee approved our obtaining a waiver in lieu of seeking stockholder approval that would otherwise have been required under Section 312.03. We believe that speed and certainty in consummating the Exchange Offers and the USG/Private Holders Transactions on the announced structure (without delay for stockholder approval or other conditions) is crucial, taking into account the new emphasis on TCE and Tier 1 Common, the agreements we have with our regulators (including the FRB), and the belief that prompt execution of the Exchange Offers and the USG/Private Holders Transactions is critical for protecting market confidence in Citigroup. We received approval from the NYSE for the use of the exception, and in connection with such exception, mailed the requisite letter to all stockholders notifying them of our intention to issue the securities without prior stockholder approval. Therefore, we have not and will not be seeking stockholder approval for the issuance of Common Stock in connection with the Exchange Offers or for the issuance of the Interim Securities.

Amendments to the Trust Preferred Securities

On June 29, 2009 provisions were added to the declarations of trust of all series of our Trust Preferred Securities that allow us to deliver any Trust Preferred Securities held by us, including any such securities accepted for exchange in the Trust Preferred Exchange Offer, to the applicable trustee for cancellation. In exchange, the applicable trustee will return to us a corresponding amount of underlying junior subordinated debt. The junior subordinated debt can then be presented by us to the applicable debt trustee for cancellation under the existing terms of the applicable indentures. On June 29, 2009 we also added provisions to the junior subordinated debt securities underlying each series of E-TRUPS® that give us the option of selling depositary shares representing fractional interests in a share of common equivalent preferred stock in order to satisfy our obligations under the alternative payment mechanism feature of the E-TRUPS®. No approval of holders of Trust Preferred Securities was required or sought in connection with these amendments.

The Amendments

Together with this document, we have delivered the Preferred Proxy Statement and the Common Proxy Statement, attached as Annex A and Annex B, respectively, to holders of our Public Preferred Depositary Shares and we have delivered the Common Proxy Statement to holders of our Trust Preferred Securities. These proxy statements form a part of this document.

Public Preferred Stock Amendments

We are seeking approval of the holders of our Public Preferred Depositary Shares and our Common Stock to amend our Certificate of Incorporation and the certificates of designation of each series of Public Preferred Stock as follows:

•	to eliminate the requirement that:

¡

full dividends on all outstanding shares of the series of Public Preferred Stock must have been declared and paid or declared and set aside before we may pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to our common stock or any other securities junior to such series of Public Preferred Stock;

¡

if full dividends are not declared and paid in full on any series of Public Preferred Stock, dividends with respect to all series of stock ranking equally with such series of Public Preferred Stock will be declared on a proportional basis, such that no series is paid a greater percentage of its stated dividend than any other equally ranking series; and

¡

dividends on outstanding shares of preferred stock be paid or declared and set apart for payment, before any dividends may be paid or declared and set apart for payment on any outstanding shares of common stock (collectively, the “Dividend Blocker Amendment”);

•

to eliminate, upon the delisting of a series of Public Preferred Depositary Shares, the right of holders of Public Preferred Stock to elect two additional directors if dividends have not been paid for six quarterly dividend periods (or, in the case of the Series E Public Preferred Stock, for three semi-annual dividend periods), whether or not consecutive (the “Director Amendment”);

•

to clarify that any shares of any series of Public Preferred Stock acquired by us may not be reissued by us as part of such series, and will instead be restored to the status of authorized but unissued shares of preferred stock without designation as to series (the “Retirement Amendment”); and

•	to increase the number of authorized shares of preferred stock from 30 million to 2 billion (the “Authorized Preferred Stock Increase”).

Pursuant to the Preferred Proxy Statement, we are soliciting Voting Instructions from holders of the Public Preferred Depositary Shares as of the close of business on the Preferred Stock Record Date.

In order to validly tender your Public Preferred Depositary Shares in the Exchange Offers, you must: (1) if you were a record holder of your Public Preferred Depositary Shares as of the close of business on the Preferred Stock Record Date, give a voting instruction, in the manner specified in the letter of transmittal, with respect to such Public Preferred Depositary Shares, instructing BONY, as depositary, to grant a proxy to execute a written consent in favor of each of the Public Preferred Stock Amendments, or (2) if you were a beneficial owner of Public Preferred Depositary Shares as of the close of business on the Preferred Stock Record Date, contact your bank, broker, custodian or other nominee promptly and instruct it to give to BONY, as depositary, a voting instruction, in the manner specified in the letter of transmittal, with respect to such Public Preferred Depositary Shares, in favor of the Public Preferred Stock Amendments.

If you were not a record or beneficial holder of your Public Preferred Depositary Shares as of the close of business on the Preferred Stock Record Date, you will not be required to grant a Tendering Voting Instruction with respect to such shares in order to tender your shares in the Exchange Offers, but you will be required to certify that you were not a holder of Public Preferred Depositary Shares as of the close of business on the Preferred Stock Record Date.

If you do not wish to tender your Public Preferred Depositary Shares in an Exchange Offer, but you wish to take action with respect to the Public Preferred Stock Amendments, you must: (1) if you were a record holder of your Public Preferred Depositary Shares as of the close of business on the Preferred Stock Record Date, give a voting instruction to BONY using the detachable form provided in the letter of transmittal instructing BONY, as depositary, to consent to, withhold consent on, or abstain on each Public Preferred Stock Amendment and discard the remaining portions of the letter of transmittal, or (2) if you were a beneficial owner of Public Preferred Depositary Shares as of the close of business on the Preferred Stock Record Date, contact your bank, broker, custodian or other nominee promptly and instruct it to give a voting instruction on your behalf to BONY, as depositary.

Under Delaware law and our Certificate of Incorporation, the affirmative written consent of holders, as of the close of business on the Preferred Stock Record Date, of (1) two-thirds of the Public Preferred Depositary Shares, voting together as a class, and a majority of the Common Stock, voting as a class, are required to approve each of the Dividend Blocker Amendment, the Director Amendment and the Retirement Amendment and (2) a majority of the Public Preferred Depositary Shares and the USG Preferred Stock, voting together as a class, and a majority of the Common Stock, voting as a class, are required to approve the Authorized Preferred Stock Increase. In addition, two-thirds of each series of the USG Preferred Stock are required to approve the amendment described in the third bullet of the Dividend Blocker Amendment.

When voting on the Dividend Blocker Amendment, the Retirement Amendment and the Authorized Preferred Stock Increase, the Public Preferred Stock votes by number of shares, with holders being entitled to one vote per share of Public Preferred Stock. When voting on the Director Amendment, the Public Preferred Stock votes by liquidation preference and each share of Series E, Series F and Series AA Preferred Stock is entitled to 25,000 votes and each share of Series T Preferred Stock is entitled to 50,000 votes. Pursuant to depositary agreements entered into by the holders of the Public Preferred Depositary Shares and BONY, as depositary, will vote the shares of each series of Public Preferred Stock in accordance with the votes of the relevant series of Public Preferred Depositary Shares.

Each Series F, Series AA and Series T Public Preferred Depositary Share represents a 1/1,000th fractional interest in a share of Series F, Series AA or Series T Preferred Stock and each Series E Public Preferred Depositary Share represents a 1/25th fractional interest in a share of Series E Preferred Stock. Accordingly, when voting on the Dividend Blocker Amendment, the Retirement Amendment and the Authorized Preferred Stock Increase, the holder of each Series F, Series AA and Series T Public Preferred Depositary Share is entitled to 1/1,000th of a vote per Public Preferred Depositary Share held as of the close of business on the Preferred Stock Record Date and the holder of each Series E Public Preferred Depositary Share is entitled to 1/25th of a vote per Series E Public Preferred Depositary Share held as of the close of business on the Preferred Stock Record Date. When voting on the Director Amendment, the holder of each Series F and Series AA Public Preferred Depositary Share is entitled to 25 votes per Public Preferred Depositary Share held as of the close of business on the Preferred Stock Record Date, the holder of each Series E Public Preferred Depositary Share is entitled to 1,000 votes per Public Preferred Depositary Share held as of the Record Date, and the holder of each Series T Public Preferred Depositary Share is entitled to 50 votes per Public Preferred Depositary Share held as of the close of business on the Preferred Stock Record Date. Fractional votes of each Public Preferred Depositary Share on each matter will be aggregated with the fractional votes of other Public Preferred Depositary Shares submitting the same Voting Instructions on that matter, and the Voting Trustee will grant or withhold written consents or abstain on each matter for the number of whole shares resulting from such aggregation in accordance with the instructions on the Voting Instruction.

For additional information on the Public Preferred Stock Amendments, please refer to the Preferred Proxy Statement, which is attached as Annex A to, and forms a part of, this document and which we delivered to holders of Public Preferred Depositary Shares together with this document.

Common Stock Amendments

In addition to the Public Preferred Stock Amendments, we are also seeking the approval of the following proposals to amend our Certificate of Incorporation:

•	increasing the number of authorized shares of Common Stock from 15 billion to 60 billion;

•

(i) effecting a reverse stock split of our Common Stock at any time prior to June 30, 2010 at one of seven reverse split ratios, 1-for-2, 1-for-5, 1-for-10, 1-for-15, 1-for-20, 1-for 25 or 1-for-30, as determined by our board of directors in its sole discretion, and (ii) if and when the reverse stock split is effected, reducing the number of authorized shares of our Common Stock by the reverse stock split ratio determined by the board of directors; and

•

eliminating the voting rights of shares of Common Stock with respect to any amendment to the Certificate of Incorporation (including any Certificate of Designation related to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock, if such series of preferred stock is entitled to vote, either separately or together as a class with the holders of one or more other such series, on such amendment.

Pursuant to the Common Proxy Statement, we are soliciting your Proxy Instructions in respect of the shares of Common Stock that you will receive if we accept any Public Preferred Depositary Shares or Trust Preferred Securities for exchange in the Exchange Offers.

We will not accept your Public Preferred Depositary Shares or Trust Preferred Securities for exchange unless you follow the procedures contained in the letter of transmittal related to the applicable Exchange Offer to instruct the Voting Trustee of the Voting Trust to grant a proxy to the individuals designated by Citigroup in the Voting Trust Agreement to execute a written consent to approve each of the Common Stock Amendments in respect of the Common Stock to be issued to you in the Exchange Offers. If we accept your Public Preferred Depositary Shares or Trust Preferred Securities for exchange in the Exchange Offers, your Proxy Instructions will become (and the proxy granted by the Voting Trustee will be) irrevocable, and you will not be able to change your vote.

Approval of the Common Stock Amendments requires the affirmative written consent of a majority of the shares of our Common Stock outstanding at the close of business on the record date for the Common Stock Amendments, which will be the settlement date of the Exchange Offers.

By tendering your Public Preferred Depositary Shares or Trust Preferred Securities in the Exchange Offers in accordance with the applicable letter of transmittal, you irrevocably (i) agree and consent to all of the Common Stock Amendments, (ii) instruct the Voting Trustee to grant an irrevocable proxy in favor of the Common Stock Amendments, (iii) subject to and effective upon acceptance for exchange of your tendered Public Preferred Depositary Shares or Trust Preferred Securities, agree to the terms of the Voting Trust Agreement and (iv) acknowledge that by tendering your Public Preferred Depositary Shares or Trust Preferred Securities, you will become a party to the Voting Trust Agreement. The shares of Common Stock issued pursuant to the Exchange Offers will be delivered to the Voting Trust on the settlement date of the Exchange Offers to be held in trust. The Voting Trustee, pursuant to the terms of the Voting Trust Agreement, will execute and deliver a proxy in respect of such Common Stock to the individuals named in the Voting Trust Agreement to execute a written consent in favor of the Common Stock Amendments. The shares of Common Stock issued in exchange for your tendered Public Preferred Depositary Shares of Trust Preferred Securities will thereafter be released from the Voting Trust within one business day and will be distributed to you.

For additional information on the Common Stock Amendments, please refer to the Common Proxy Statement, which is attached as Annex B to, and forms a part of, this document and which we delivered to you together with this document.

Tax Benefits Preservation Plan

The following is a summary of the material terms of the Tax Benefits Preservation Plan (as defined below). It may not contain all of the information that is important to you and is qualified in its entirety by reference to the Tax Benefits Preservation Plan.

On June 9, 2009, our board of directors adopted a Tax Benefits Preservation Plan. The purpose of the Tax Benefits Preservation Plan is to protect our ability to utilize certain tax assets, such as net operating loss carryforwards and tax credits (the “Tax Benefits”), to offset future income. Our use of the Tax Benefits in the future could be significantly limited if we experience an “ownership change” for U.S. federal income tax purposes. In general, an “ownership change” will occur if there is a cumulative change in our ownership by “5-percent shareholders” (as defined under U.S. income tax laws) that exceeds 50 percentage points over a rolling three-year period. The Tax Benefits Preservation Plan is designed to reduce the likelihood that we will experience an ownership change by (i) discouraging any person or group from becoming a “5-percent shareholder” and (ii) discouraging any existing “5-percent shareholder” from acquiring more than a specified number of additional shares of our stock. There is no guarantee, however, that the Tax Benefits Preservation Plan will prevent us from experiencing an ownership change.

A corporation that experiences an ownership change will generally be subject to an annual limitation on certain of its pre-ownership change tax assets equal to the value of the corporation immediately before the ownership change, multiplied by the long-term tax-exempt rate (subject to certain adjustments), provided that the annual limitation would be increased each year to the extent that there is an unused limitation in a prior year. The limitation arising from an ownership change on our ability to utilize the Tax Benefits depends on the value of Citigroup’s stock at the time of the ownership change.

If the Tax Benefits are subject to limitation because we experience an ownership change, depending on the value of Citigroup’s stock at the time of the ownership change, our TCE might be reduced.

After giving careful consideration to this issue, in light of the Exchange Offers and the USG/Private Holders Transactions, our board of directors has concluded that the Tax Benefits Preservation Plan is in the best interests of Citigroup and its stockholders. As discussed above, the purpose of the Tax Benefits Preservation Plan is to protect our deferred tax assets. The plan is not designed as an “anti-takeover plan” and lacks some features of such a plan (for example, it does not apply to acquisitions of at least a majority of our Common Stock made in connection with an offer to acquire 100% of our Common Stock, as discussed below). However, the Tax Benefits Preservation Plan may have some “anti-takeover” effect because it may otherwise deter (i) any person (that has not obtained the prior approval of our board of directors) from becoming a 5-percent shareholder, or (ii) any “grandfathered person” (as described below) (other than the USG) under the Tax Benefits Preservation Plan from increasing an existing 5-percent stake by more than a specified amount under the Tax Benefits Preservation Plan.

In connection with the adoption of the Tax Benefits Preservation Plan, on June 9, 2009, our board of directors declared a dividend of one preferred stock purchase right (a “Right”) for each outstanding (i) share of Common Stock and (ii) one-millionth of a share of the Series M preferred stock (as described below, the “Interim Securities”). The dividend was paid to holders of record of our Common Stock and Interim Securities on June 22, 2009.

Each Right will initially represent the right to purchase, for $20.00 (the “Purchase Price”), one one-millionth of a share of Series R Cumulative Participating Preferred Stock, par value $1.00 per share (the “Series R Preferred Stock”). The terms and conditions of the Rights are set forth in the Tax Benefits Preservation Plan.

The Rights will not be exercisable until the earlier of (i) the close of business on the 10th business day after the date (the “Stock Acquisition Date”) of the announcement that a person has become an Acquiring Person (as defined below) and (ii) the close of business on the 10th business day (or such later day as may be designated by our board of directors before any person has become an Acquiring Person (as defined below)) after the date of the commencement of a tender or exchange offer by any person which could, if consummated, result in such person becoming an Acquiring Person (as defined below). The date that the Rights become exercisable is referred to as the “Distribution Date.”

After any person has become an Acquiring Person (as defined below) (other than Rights treated as beneficially owned under certain U.S. tax rules by the Acquiring Person), each Right will generally entitle the holder to purchase for the Series R Purchase Price a number of shares of Series R Preferred Stock having a market value of twice the Series R Purchase Price.

An “Acquiring Person” means, in general, any person or group that has become a “5-percent shareholder” of Citigroup, other than (A) Citigroup or any subsidiary or employee benefit plan or compensation arrangement of Citigroup; (B) the United States government; (C) certain existing “5-percent shareholders” (including certain persons who are “5-percent shareholders” following the previously announced exchange offers with Citigroup) so long as each such shareholder does not acquire more than a specified number of additional shares of Citigroup’s stock; (D) certain other “grandfathered persons” (as described in the Tax Benefits Preservation Plan), so long as such “grandfathered persons” satisfy the applicable requirements in the Tax Benefits Preservation Plan; (E) any person or group that our board of directors determines, in its sole discretion, has inadvertently become a “5-percent shareholder” (or inadvertently failed to continue to qualify as a “grandfathered person”), so long as such person or group promptly divests sufficient shares so as to no longer own 5% of Citigroup’s stock; (F) any person or group that has become a “5-percent shareholder” (or failed to qualify as a “grandfathered person”) solely as a result of certain “in-kind distributions,” so long as such person or group satisfies the applicable requirements set forth in the Tax Benefits Preservation Plan; (G) any person or group that our board of directors determines, in its sole discretion, has not jeopardized or endangered Citigroup’s utilization of its Tax Benefits, so long as each such shareholder does not acquire any additional shares of Citigroup’s stock and so long as our board of directors does not, in its sole discretion, make a contrary determination; and (H) any person that acquires at least a majority of our Common Stock (and, for so long as the Interim Securities remain outstanding, at least a majority of the Interim Securities) in connection with an offer to acquire 100% of Common Stock then outstanding (and, for so long as the Interim Securities remain outstanding, 100% of the Interim Securities).

At any time after any person has become an Acquiring Person (but before any person becomes the beneficial owner of 50% or more of the outstanding shares of our Common Stock), our board of directors may generally exchange all or part of the Rights (other than Rights beneficially owned under certain U.S. tax rules by an Acquiring Person) for shares of Series R Preferred Stock at an exchange ratio of one one-millionth of a share of Series R Preferred Stock per Right.

The issuance of the Rights is not taxable to holders of Common Stock or Interim Securities for U.S. federal income tax purposes.

Upon conversion of the Interim Securities into Common Stock, any Rights associated with such Interim Securities will be extinguished and the Common Stock issued upon such conversion will be issued with Rights attached thereto.

Our board of directors may redeem all of the Rights at a price of $0.00001 per Right at any time before a Distribution Date.

Prior to the Distribution Date, the Rights will be evidenced by the certificates for (or current ownership statements issued with respect to uncertificated shares in lieu of certificates for) and will be transferred with, our Common Stock and Interim Securities, and the registered holders of our Common Stock and Interim Securities will be deemed to be the registered holders of the Rights. After the Distribution Date, the rights agent will mail separate certificates evidencing the Rights to each record holder of Common Stock and Interim Securities as of the close of business on the Distribution Date, and thereafter the Rights will be transferable separately from Common Stock and Interim Securities. The Rights will expire on June 10, 2012, unless earlier exchanged or redeemed.

At any time prior to the Distribution Date, the Tax Benefits Preservation Plan may be amended in any respect. At any time after the occurrence of a Distribution Date, the Tax Benefits Preservation Plan may be amended in any respect that does not adversely affect Rights holders (other than any Acquiring Person).

A Rights holder has no rights as a stockholder of Citigroup, including the right to vote and to receive dividends.

The Tax Benefits Preservation Plan includes antidilution provisions designed to maintain the effectiveness of the Rights.

Terms of the Public Preferred Depositary Exchange Offers

Generally

We are offering to issue shares of our Common Stock in exchange for any and all issued and outstanding Public Preferred Depositary Shares, validly tendered and not validly withdrawn, on or prior to the expiration date, upon the terms and subject to the conditions set forth in this document and in the applicable letter of transmittal (including, if any Public Preferred Depositary Exchange Offer is extended or amended, the terms and conditions of any such extension or amendment). You may exchange any or all of your Public Preferred Depositary Shares in any Public Preferred Depositary Exchange Offer only in amounts equal to authorized denominations of such Public Preferred Depositary Shares. All Public Preferred Depositary Shares accepted for exchange in the Public Preferred Depositary Exchange Offers will be retired by the board of directors and restored to the status of authorized but unissued shares of preferred stock without designation as to series.

Offer Consideration

With respect to each outstanding Public Preferred Depositary Share, we are offering a number of shares of Common Stock equal to (a) the product of (i) the liquidation preference per Public Preferred Depositary Share and (ii) the applicable exchange factor, divided by (b) $3.25, the price at which we are valuing the Common Stock to be issued in the Exchange Offers. No payment will be made in respect of undeclared or “accrued” dividends on the Public Preferred Depositary Shares. Set forth below is a table that shows, with respect to each series of Public Preferred Depositary Shares, the aggregate liquidation preference outstanding, the liquidation preference per Public Preferred Depositary Share, the exchange factor and the number of shares of Common Stock that we are offering to issue in exchange for each Public Preferred Depositary Share. We are not offering any consideration with respect to undeclared or “accrued” dividends on Public Preferred Depositary Shares tendered and accepted for exchange in the Exchange Offers.

CUSIP	Title of Securities Represented by Public Preferred Depositary Shares	Aggregate Liquidation Preference Outstanding	Liquidation Preference Per Preferred Depositary Share	Exchange Factor (as a percentage of Liquidation Preference)	Number of Shares of Common Stock Offered Per Public Preferred Depositary Share(1)
172967556	8.500% Non-Cumulative Preferred Stock, Series F	$2,040,000,000	$25	95%	7.30769

172967ER8	8.400% Fixed Rate/Floating Rate Non-Cumulative Preferred Stock, Series E	$6,000,000,000	$1,000	95%	292.30769	(2)

172967572	8.125% Non-Cumulative Preferred Stock, Series AA	$3,715,000,000	$25	95%	7.30769

172967598	6.500% Non-Cumulative Convertible Preferred Stock, Series T	$3,168,650,000	$50	85%	13.0769

(1)

Number of Shares of Common Stock offered per Public Preferred Depositary Share calculated by multiplying (a) the liquidation preference per Public Preferred Depositary Share by (b) the Exchange Factor, and dividing this amount by $3.25, the price at which Citigroup is valuing the Common Stock to be issued in the Exchange Offers.

(2)	Number of shares of Common Stock offered per $1,000 liquidation preference.

Each Public Preferred Depositary Exchange Offer Constitutes a Separate Offer

The Public Preferred Depositary Exchange Offers consist of four separate exchange offers, one with respect to each series of Public Preferred Depositary Shares. Each of the Public Preferred Depositary Exchange Offers is subject to terms and conditions that must be satisfied with respect to such Public Preferred Depositary Exchange Offer, and we may accept, extend, amend or terminate any Public Preferred Depositary Exchange Offer independent of each other Public Preferred Depositary Exchange Offer. None of the Exchange Offers is subject to any minimum tender condition or to completion of any other Exchange Offer. See “Conditions of the Exchange Offers” below.

Each Public Preferred Depositary Exchange Offer is for any and all Public Preferred Depositary Shares of the relevant series of Public Preferred Depositary Shares and therefore will not be assigned an Acceptance Priority Level or be subject to prorationing.

Terms of the Trust Preferred Exchange Offer

Generally

Concurrently with the Public Preferred Depositary Exchange Offers, we are also offering to issue shares of our Common Stock in exchange for a number of issued and outstanding Trust Preferred Securities with an aggregate liquidation amount equal to $20.5 billion, less the aggregate liquidation preference of all Public Preferred Depositary Shares accepted for exchange in the Public Preferred Depositary Exchange Offers. We refer to this amount as the “Remaining Amount.” The Remaining Amount will be not less than approximately $5.6 billion and will be higher in the event that less than all of the $14.92 billion aggregate liquidation preference of Public Preferred Depositary Shares is tendered and accepted for exchange in the Public Preferred Depositary Exchange Offers. You may exchange any or all of your Trust Preferred Securities in the Trust Preferred Exchange Offer only in amounts equal to authorized denominations of such Trust Preferred Securities. The maximum number of shares of Common Stock that could be issued in the Exchange Offers is 5,992,307,693.

The Remaining Amount cannot be calculated until all of the Public Preferred Depositary Exchange Offers have been completed. As a result, you will not know the Remaining Amount, or whether we will accept your Trust Preferred Securities for exchange if you tender Trust Preferred Securities within Acceptance Priority Levels 4-14, at the time that you tender your Trust Preferred Securities. In any event, the Remaining Amount will be such that Citigroup is offering to exchange any and all issued and outstanding 8.300% E-TRUPS®, 7.875% E-TRUPS® and 7.250% E-TRUPS®, comprising Acceptance Priority Levels 1, 2 and 3, without prorationing. In the event that less than approximately $4.87 billion in aggregate liquidation preference of Public Preferred Depositary Shares are accepted for exchange, Citigroup will be able to accept for exchange any and all validly tendered Trust Preferred Securities in the Trust Preferred Exchange Offer. We currently intend that any Trust Preferred Securities accepted for exchange will be delivered to the trustee of the relevant Trust for cancellation.

The maximum amount of Trust Preferred Securities that could be exchanged pursuant to the Trust Preferred Exchange Offer is approximately $15.63 billion in aggregate liquidation amount, assuming less than $4.87 billion aggregate liquidation preference of Public Preferred Depositary Shares are validly tendered and accepted for exchange in the Public Preferred Depositary Exchange Offers. The minimum amount of Trust Preferred Securities that we are offering to accept for exchange pursuant to the Trust Preferred Exchange Offer is approximately $5.6 billion in aggregate liquidation amount, assuming the Public Preferred Depositary Exchange Offers are fully subscribed.

Upon the terms and subject to the conditions set forth in this document and in the applicable letter of transmittal (including, if the Trust Preferred Exchange Offer is extended or amended, the terms and conditions of any such extension or amendment), we will accept for exchange all Trust Preferred Securities within Acceptance Priority Levels 1-3 that are validly tendered and not validly withdrawn on or prior to the expiration date, and subject to the Acceptance Priority Levels and prorationing, as described below under “Acceptance Priority Levels; Prorationing” all other Trust Preferred Securities that are validly tendered and not validly withdrawn on or prior to the expiration date.

The Trust Preferred Exchange Offer consists of a single offer with respect to all series of Trust Preferred Securities. The aggregate liquidation amount of Trust Preferred Securities that will be accepted for exchange in the Trust Preferred Exchange Offer is limited to the Remaining Amount, which must be allocated among the series of Trust Preferred Securities. Therefore we have assigned each series of Trust Preferred Securities an Acceptance Priority Level. See “Acceptance Priority Levels; Prorationing” below.

Offer Consideration

With respect to each outstanding Trust Preferred Security, we are offering a number of shares of Common Stock equal to (a) the product of (i) the liquidation amount per Trust Preferred Security and (ii) the applicable exchange factor, divided by (b) $3.25, the price at which we are valuing the Common Stock to be issued in the Exchange Offers. In the case of the 6.829% E-TRUPS®, which is denominated in U.K. pounds, U.S. dollar equivalents and the number of shares of Common Stock offered per Trust Preferred Security were derived using the U.S. dollar/U.K. pound exchange rate of $1.4318, as reported by Bloomberg on February 27, 2009, the date we announced the Exchange Offers. You will not receive any consideration for accrued and unpaid distributions on your Trust Preferred Securities tendered in the Trust Preferred Exchange Offer.

Set forth below is a table that shows, with respect to each series of Trust Preferred Securities, the aggregate liquidation amount outstanding, the liquidation amount per Trust Preferred Security, the exchange factor and the number of shares of Common Stock that we are offering to issue in exchange for each Trust Preferred Security.

Acceptance Priority Level	CUSIP	Title of Securities	Issuer	Aggregate Liquidation Amount Outstanding	Liquidation Amount Per Trust Preferred Security	Exchange Factor (as a percentage of Liquidation Amount)	Number of Shares of Common Stock Offered Per Trust Preferred Security(1)
1	173094AA1	8.300% E-TRUPS®	Citigroup Capital XXI	$3,500,000,000	$1,000	95%	292.30769	(2)
2	173085200	7.875% E-TRUPS®	Citigroup Capital XX	$787,500,000	$25	95%	7.30769
3	17311U200	7.250% E-TRUPS®	Citigroup Capital XIX	$1,225,000,000	$25	95%	7.30769
4	17309E200	6.875% E-TRUPS®	Citigroup Capital XIV	$565,000,000	$25	95%	7.30769
5	17310G202	6.500% E-TRUPS®	Citigroup Capital XV	$1,185,000,000	$25	95%	7.30769
6	17310L201	6.450% E-TRUPS®	Citigroup Capital XVI	$1,600,000,000	$25	95%	7.30769
7	17311H209	6.350% E-TRUPS®	Citigroup Capital XVII	$1,100,000,000	$25	95%	7.30769
8	XS0306711473	6.829% E-TRUPS®	Citigroup Capital XVIII	£500,000,000	£1,000	95%	418.52615	(2)(3)
9	17305HAA6	7.625% TRUPS®	Citigroup Capital III	$200,000,000	$1,000	95%	292.30769	(2)
10	17306N203	7.125% TRUPS®	Citigroup Capital VII	$1,150,000,000	$25	95%	7.30769
11	17306R204	6.950% TRUPS®	Citigroup Capital VIII	$1,400,000,000	$25	95%	7.30769
12	173064205	6.100% TRUPS®	Citigroup Capital X	$500,000,000	$25	95%	7.30769
13	173066200	6.000% TRUPS®	Citigroup Capital IX	$1,100,000,000	$25	95%	7.30769
14	17307Q205	6.000% TRUPS®	Citigroup Capital XI	$600,000,000	$25	95%	7.30769

(1)

Number of Shares of Common Stock offered per Trust Preferred Security calculated by multiplying (a) the liquidation amount per Trust Preferred Security by (b) the exchange factor, and dividing this amount by $3.25, the price at which Citigroup is valuing the Common Stock to be issued in the Exchange Offers.

(2)	Number of shares of Common Stock offered per $1,000 (or £1,100) liquidation amount.
(3)

U.S. dollar equivalent value and number of shares for the 6.829% E-TRUPS® calculated based on the U.S. dollar/U.K. pound exchange rate of $1.4318, as reported by Bloomberg on February 27, 2009, the date we announced the Exchange Offers. The number of shares of Common Stock offered per £1,000 of liquidation amount is 418.52615.

Acceptance Priority Levels; Prorationing

The Remaining Amount will be not less than approximately $5.6 billion, and will be higher in the event that less than all of the $14.92 billion aggregate liquidation preference of Public Preferred Depositary Shares is tendered and accepted for exchange in the Public Preferred Depositary Exchange Offers.

We will initially accept all validly tendered Trust Preferred Securities within Acceptance Priority Levels 1 through 3. The Remaining Amount will then be reduced by the liquidation amount of the securities so accepted (the “Adjusted Remaining Amount”). If the Adjusted Remaining Amount is greater than zero, we will accept tendered Trust Preferred Securities within the next sequential Acceptance Priority Level but only in an aggregate liquidation amount that is equal to or less than the Adjusted Remaining Amount. We will continue sequentially through each Acceptance Priority Level, each time reducing the Adjusted Remaining Amount by the aggregate liquidation amount of Trust Preferred Securities accepted, until we are unable to exchange all tendered Trust Preferred Securities within an Acceptance Priority Level without exceeding the Adjusted Remaining Amount. If we are unable to accept for exchange all tendered Trust Preferred Securities within an Acceptance Priority Level, then we will accept for exchange only a pro rata portion of the Trust Preferred Securities within that Acceptance Priority Level. We will not accept any additional Trust Preferred Securities after the Adjusted Remaining Amount equals zero.

In the event that prorationing of a series of Trust Preferred Securities is required, we will determine the final prorationing factor promptly following the expiration date and will announce the results of prorationing by press release. In applying the prorationing factor, we will multiply the amount of each tender by the prorationing factor and round the resultant amount down to the nearest authorized denomination for the applicable series of Trust Preferred Securities. You may also obtain this information from the Information Agent or the Dealer Manager after we have made the determination. In the event that any of your Trust Preferred Securities are not accepted for exchange due to its Acceptance Priority Level or prorationing, we will promptly return these Trust Preferred Securities to you.

Conditions of the Exchange Offers

Notwithstanding any other provision of any Exchange Offer, we will not be required to accept for exchange, or to issue Common Stock in respect of, any Subject Securities tendered pursuant to any Exchange Offer, and may terminate, extend or amend any Exchange Offer and may (subject to Rule 13e-4(f) and Rule 14e-1 under the Exchange Act), postpone the acceptance for exchange of, and issuance of Common Stock in respect of, any Subject Securities so tendered in any Exchange Offer, if, in our reasonable judgment, any of the following conditions exist with respect to such Exchange Offer:

•	the Private Holders have not exchanged at least $11.5 billion in aggregate liquidation preference of our preferred stock for Interim Securities and Warrants;

•

the USG has not exchanged for Interim Securities and Warrants an aggregate liquidation preference of our preferred stock equal to the aggregate liquidation preference of our preferred stock exchanged for Interim Securities and Warrants by the Private Holders;

•

there is any condition that has not been, or in our reasonable judgment, is not reasonably likely to be, satisfied or waived by the party entitled to the benefit of such condition, to the USG’s obligation to exchange, for Interim Securities and Warrants, an aggregate liquidation preference of our preferred stock equal to the aggregate liquidation preference of Public Preferred Depositary Shares and liquidation amount of our Trust Preferred Securities to be exchanged for Common Stock in the Exchange Offers, other than those conditions that by their terms cannot be satisfied until the closing of such transfer with the USG and the acceptance for exchange of Public Preferred Depositary Shares and Trust Preferred Securities in the Exchange Offers;

•

there has been any restructuring, amendment, supplement, or termination of the USG/Private Holders Transactions or of any agreement with the USG or any Private Holder, that in our reasonable judgment, could or could reasonably be expected (a) to prohibit, prevent or delay consummation of such Exchange Offer, (b) to materially impair the contemplated benefits to us of such Exchange Offer, or otherwise result in the consummation of such Exchange Offer not being, or not reasonably likely to be, in our best interest, or (c) to have a material adverse effect on the business condition (financial or otherwise), income, operations or prospects of Citigroup and its subsidiaries, taken as a whole (any of the effects described in clauses (a), (b) or (c), a “Material Adverse Effect”);

•

there has been instituted, threatened in writing or be pending, any action, proceeding or investigation by or before any governmental authority, including any court, governmental, regulatory or administrative branch or agency, tribunal or instrumentality (including the FRB) that challenges such Exchange Offer or otherwise relates in any manner to such Exchange Offer that, in our reasonable judgment, has had, could or could reasonably be expected to have, a Material Adverse Effect;

•

there has been proposed, enacted, entered, issued, promulgated, enforced or deemed applicable by any governmental authority, including any court, governmental, regulatory or administrative branch or agency, tribunal or instrumentality (including the FRB) any order, statute, rule, regulation, judgment, injunction, stay, decree, executive order, or any change in the interpretation of any of the foregoing, that, in our reasonable judgment, has had, could or could reasonably be expected to have, a Material Adverse Effect;

•

there has been proposed, enacted, entered, issued, promulgated, enforced or deemed applicable to Citigroup, any change in United States Generally Accepted Accounting Principles that, in our reasonable judgment, has had, could or could reasonably be expected to have, a Material Adverse Effect;

•

there has occurred, or is reasonably likely to occur, any material adverse effect on the business, condition (financial or otherwise), income, operations or prospects of Citigroup and its subsidiaries, taken as a whole; or

•	there has occurred:

¡	any general suspension of, or limitation on prices for trading in securities in the United States securities or financial markets;

¡	any material adverse change in the price of our Common Stock in the United States securities or financial markets;

¡	a declaration of a banking moratorium or any suspension of payments in respect to banks in the United States;

¡

any limitation (whether or not mandatory) by any government or governmental, regulatory or administrative authority, agency or instrumentality, or other event that, in our reasonable judgment would, or would be reasonably likely to affect, the extension of credit by banks or other lending institutions; or

¡

a commencement or significant worsening of a war or armed hostilities or other national or international calamity, including but not limited to, catastrophic terrorist attacks against the United States or its citizens.

In addition to the conditions described above, and notwithstanding any other provision of any Exchange Offer, we will not be required to accept for exchange, or to issue Common Stock in respect of, any Subject Securities tendered pursuant any Exchange Offer, and may terminate, extend or amend any Exchange Offer and may (subject to Rule 13e-4(f) and Rule 14e-1 under the Exchange Act) postpone the acceptance for exchange of, and issuance of Common Stock in respect of, any Subject Securities so tendered in any Exchange Offer unless the registration statement of which this document forms a part becomes effective and no stop order suspending the effectiveness of the registration statement and no proceedings for that purpose have been instituted or be pending, or to our knowledge, be contemplated or threatened by the SEC.

All conditions to an Exchange Offer must be satisfied or waived prior to the applicable expiration date. None of the Exchange Offers is subject to any minimum tender condition or to completion of any other Exchange Offer. None of the Exchange Offers is subject to receiving approval of any Public Preferred Stock Amendment or Common Stock Amendment.

We expressly reserve the right to amend or terminate any Exchange Offer and to reject for exchange any Subject Securities not previously accepted for exchange, upon the occurrence of any of the conditions to such Exchange Offer, as specified above. In addition, we expressly reserve the right, at any time or at various times, to waive any conditions of any Exchange Offer, in whole or in part (including the right to waive a particular condition with respect to any one or more Exchange Offers and not with respect to any others), except as to the requirement that the registration statement be declared effective, which condition we will not waive. We will give oral or written notice (with any oral notice to be promptly confirmed in writing) of any amendment, non-acceptance, termination or waiver to the Exchange Agent as promptly as practicable, followed by a timely press release.

These conditions are for our sole benefit, and we may assert them with respect to any Exchange Offer, regardless of the circumstances that may give rise to them, or waive them in whole or in part, with respect to any Exchange Offer at any time or at various times in our sole discretion, prior to our acceptance for exchange of the relevant Subject Securities. If we fail at any time to exercise any of the foregoing rights with respect to any Exchange Offer, this failure will not constitute a waiver of such right with respect to such Exchange Offer. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

Expiration Date; Extension; Termination; Amendment

Each Exchange Offer will expire at 5:00 p.m., New York City time, on July 24, 2009, unless extended or earlier terminated by us. The term “expiration date” means such date and time or, if any Exchange Offer is extended, then with respect to such Exchange Offer, the latest date and time to which such Exchange Offer is so extended. In any event, we will hold each Exchange Offer open for at least 20 business days.

We reserve the right to extend the period of time that any Exchange Offer is open, and delay acceptance for exchange of the Subject Securities tendered in such Exchange Offer, by giving oral or written notice to the Exchange Agent and by a public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. During any such extension, all Subject Securities previously tendered and not validly withdrawn in such Exchange Offer will remain subject to such Exchange Offer, subject to your right to withdraw the Subject Securities in accordance with such Exchange Offer.

If we terminate or amend any Exchange Offer, we will notify the Exchange Agent by oral or written notice and will issue a timely public announcement regarding the termination or amendment. Upon termination of any Exchange Offer for any reason, any Subject Securities previously tendered in such Exchange Offer will be promptly returned to the tendering holders.

If we make a material change in the terms of any Exchange Offer, or the information concerning such Exchange Offer, or waive a material condition of such Exchange Offer, we will promptly disseminate disclosure regarding the changes to such Exchange Offer, and extend such Exchange Offer, in each case, if required by law, so that the Exchange Offer, remains open a minimum of five business days from the date we disseminate disclosure regarding such changes.

If we make a change in the aggregate liquidation preference or liquidation amount of Subject Securities sought in any Exchange Offer, the exchange factor or the number of shares of our Common Stock being offered in any Exchange Offer, we will promptly disseminate disclosure regarding the changes and extend such Exchange Offer, in each case, if required by law, so that such Exchange Offer remains open a minimum of ten business days from the date we disseminate disclosure regarding the changes.

Fractional Shares

No fractional shares of our Common Stock will be issued in any Exchange Offer. Instead, we will aggregate and sell any fractional shares that would have been otherwise issuable and will promptly pay to you a proportional amount of the net proceeds of these sales (less customary brokerage fees, other expenses and applicable withholding taxes).

Procedures for Tendering Subject Securities

Generally

In order to receive shares of Common Stock in exchange for your Subject Securities, you must validly tender your Subject Securities, and not withdraw them, prior to the expiration date.

•

If you hold your Subject Securities through a bank, broker, custodian or other nominee, in order to validly tender Subject Securities in the applicable Exchange Offer, you must follow the instructions provided by your bank, broker, custodian or other nominee with regard to the procedures for tendering your Subject Securities, in order to enable your bank, broker, custodian or other nominee to comply with the procedures described below. Beneficial owners are urged to appropriately instruct their bank, broker, custodian or other nominee at least five business days prior to the expiration date in order to allow adequate time processing time for their instruction.

•

In order for your bank, broker, custodian or other nominee to validly tender Subject Securities in the applicable Exchange Offer, such bank, broker, custodian or other nominee must deliver to the Exchange Agent via the applicable Clearing System (as defined below) an electronic message that contains:

¡	a Proxy Instruction to approve the Common Stock Amendments;

¡

for tenders of Public Preferred Depositary Shares, a Voting Instruction to approve the Public Preferred Stock Amendments, or if you did not hold such Public Preferred Depositary Shares as of the close of business on the Preferred Stock Record Date, a Tender Certification to that effect;

¡

your acknowledgement and agreement to, and agreement to be bound by, the terms of the applicable letter of transmittal (including the Voting Trust Agreement) and pursuant to which, you, among other things, irrevocably instructs the Exchange Agent to deliver the shares of Common Stock to be issued to you in respect of your Subject Securities to the Voting Trust; and

¡	a timely confirmation of book-entry transfer of your Subject Securities into the Exchange Agent’s account.

Should you have any questions as to the procedures for tendering your Subject Securities and giving the Proxy Instructions or Voting Instructions required by the applicable letter of transmittal, please call your bank, broker, custodian or other nominee; or call our Information Agent, Morrow & Co., LLC, at 800-445-0102.

We are not providing for guaranteed delivery procedures and therefore you must allow sufficient time for the necessary tender procedures to be completed during normal business hours of DTC (or, in the case of the 6.829% E-TruPS®, Euroclear or Clearstream) prior to the expiration date. Tenders received by the Exchange Agent after the expiration date will be disregarded and of no effect.

Delivery of Subject Securities and the method of delivery of all other required documents, is at your election and risk and, except as otherwise provided in the applicable letter of transmittal, delivery will be deemed made only when actually received by the Exchange Agent. If delivery of any document is by mail, we suggest that you use properly insured, registered mail, with a return receipt requested, and that the mailing be made sufficiently in advance of the expiration date to permit delivery to the Exchange Agent prior to the expiration date.

Tenders of all U.S. dollar-denominated Subject Securities may only be made via DTC. Tenders of the 6.829% E-TRUPS® may only be made via Euroclear or Clearstream. We refer to each of DTC, Euroclear and Clearstream as a “Clearing System.”

Tendering your Subject Securities pursuant to any of the procedures described herein, and acceptance thereof by us for exchange, will constitute a binding agreement between you and us, upon the terms and subject to the conditions of the relevant Exchange Offer. By executing the letter of transmittal (or by tendering Subject Securities through book-entry transfer), and subject to and effective upon acceptance for exchange of, and issuance of shares of Common Stock for, the Subject Securities tendered therewith, you, among other things: (i) irrevocably sell, transfer, convey and assign to or upon the order of Citigroup, all right, title and interest in and to the Subject Securities tendered thereby; (ii) waive any and all other rights with respect to such Subject Securities (including with respect to any existing or past defaults and their consequences in respect of such Subject Securities and any undeclared dividends or unpaid distributions, as applicable); and (iii) release and discharge Citigroup and its subsidiaries from any and all claims that you may have now, or may have in the future, arising out of, or related to, such Subject Securities, including any claims that you are entitled to receive additional payments with respect to such Subject Securities or to participate in any redemption or defeasance of such Subject Securities. Further, by executing the letter of transmittal (or by tendering Subject Securities through book-entry transfer), and subject to and effective upon acceptance for exchange of the Subject Securities tendered therewith, you irrevocably constitute and appoint the Exchange Agent as your true and lawful agent and attorney-in-fact with respect to any such tendered Subject Securities, with full power of substitution and resubstitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to

(a) deliver certificates representing such Subject Securities, or transfer ownership of such Subject Securities on the account books maintained by the applicable Clearing System, together, in any such case, with all accompanying evidences of transfer and authenticity, to Citigroup, (b) present such Subject Securities for transfer on the relevant security register and (c) receive all benefits or otherwise exercise all rights of beneficial ownership of such Subject Securities (except that the Exchange Agent will have no rights to, or control over, the shares of Common Stock issued in respect of such Subject Securities, except (A) as described in the letter of transmittal with respect to the Voting Trust or (B) as your agent, all in accordance with the terms of the applicable Exchange Offer).

On the settlement date, in accordance with your instructions in the letter of transmittal, we will deliver Common Stock to be issued in respect of Subject Securities to the Voting Trust for a period of one business day, in accordance with the terms of the Voting Trust Agreement.

In all cases, exchange of Subject Securities accepted for exchange in any Exchange Offer will be made only after timely receipt by the Exchange Agent or confirmation of book-entry transfer of such Subject Securities, a properly completed and duly executed letter of transmittal (or a facsimile thereof or satisfaction of the procedures of the applicable Clearing System) and any other documents required thereby.

Tender of Subject Securities Held Through DTC

DTC participants must electronically transmit their acceptance of an Exchange Offer by causing DTC to transfer their Subject Securities to the Exchange Agent in accordance with DTC’s ATOP procedures for such a transfer. DTC will then send an Agent’s Message to the Exchange Agent.

The term “Agent’s Message” means a message transmitted by DTC, received by the Exchange Agent and forming a part of the Book-Entry Confirmation (defined below), which states that DTC has received an express acknowledgement from the DTC participant tendering Subject Securities that are the subject of such Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of the Exchange Offer, as set forth in this document and the letter of transmittal and that the Company may enforce such agreement against such participant. You should allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC on the expiration date. Tenders not received by the Exchange Agent on or prior to the expiration date will be disregarded and of no effect.

All U.S. dollar-denominated Subject Securities must be tendered through DTC. If your Subject Securities are held through Euroclear or Clearstream, you must transmit your acceptance in accordance with the requirements of Euroclear or Clearstream in sufficient time for Euroclear and Clearstream to deliver such tenders to DTC on or prior to the applicable expiration date. You should note that Euroclear and Clearstream may require that action be taken a day or more prior to the applicable expiration date in order to cause such Subject Securities to be tendered through DTC.

Tender of 6.829% E-TRUPs® Through Euroclear or Clearstream

The 6.829% E-TRUPs® must be tendered through Euroclear or Clearstream. A tender of Trust Preferred Securities through Euroclear or Clearstream will be deemed to have occurred upon receipt by the relevant Clearing System of a valid electronic acceptance instruction in accordance with the requirements of such Clearing System. The receipt of such electronic acceptance instruction by Euroclear or Clearstream will be acknowledged in accordance with the standard practices of such Clearing System and will result in the blocking of such Trust Preferred Securities in that Clearing System. By blocking such Trust Preferred Securities in the relevant Clearing System, the holder thereof will be deemed to consent to have the relevant Clearing System provide details concerning such holder’s identity to the Exchange Agent.

By participating in the Trust Preferred Exchange Offer in this manner, you will be deemed to have acknowledged that you have received this Prospectus and accompanying letter of transmittal and agree to be bound by the terms of the Trust Preferred Exchange Offer, as set forth in this document and the letter of transmittal, including the Voting Trust Agreement and the instructions described or set forth therein, and that the Company may enforce such agreement against you.

Eligible holders must take the appropriate steps to block Trust Preferred Securities tendered through Euroclear or Clearstream so that no transfers may be effected in relation to such Trust Preferred Securities at any time after such tender in accordance with the requirements of, and the deadlines required by, the relevant Clearing System.

Signature Guarantees

Signatures on the letter of transmittal must be guaranteed by a firm that is a participant in the Security Transfer Agents Medallion Program or the Stock Exchange Medallion Program or is otherwise an “eligible guarantor institution” as that term is defined in Rule 17Ad-15 under the Exchange Act (generally a member of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or a commercial bank or trust company having an office in the United States) (an “Eligible Institution”), unless (i) such letter of transmittal is signed by the registered holder of the Subject Securities tendered therewith and the Common Stock issued in exchange for Subject Securities is to be issued in the name of and delivered to, or if any Subject Securities not accepted for exchange are to be returned to, such holder, or (ii) such Subject Securities are tendered for the account of an Eligible Institution.

Book-Entry Transfer

The Exchange Agent, promptly after the date of this document (to the extent such arrangements have not been previously made), will establish and maintain an account with respect to the Subject Securities at the Clearing Systems, and any financial institution that is a participant in the Clearing Systems and whose name appears on a security position listing as the owner of Subject Securities may make book-entry delivery of such Subject Securities by causing the applicable Clearing System to transfer such Subject Securities into the Exchange Agent’s account in accordance with the applicable Clearing System’s procedures for such transfer. The confirmation of a book-entry transfer of Subject Securities into the Exchange Agent’s account at the applicable Clearing System as described above is referred to herein as a “Book-Entry Confirmation.” Although delivery of Subject Securities may be effected through book-entry transfer into the Exchange Agent’s account at the applicable Clearing System, an Agent’s Message or other applicable method of acknowledgement by the applicable Clearing System, and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at its address set forth on the back cover of this document on or before the expiration date. Delivery of documents to a Clearing System does not constitute delivery to the Exchange Agent.

Validity

All questions as to the form of all documents and the validity (including time of receipt) and acceptance of all tenders of Subject Securities will be determined by us, in our sole discretion, the determination of which shall be final and binding. Alternative, conditional or contingent tenders of Subject Securities will not be considered valid. We reserve the absolute right, in our sole discretion, to reject any or all tenders of Subject Securities that are not in proper form or the acceptance of which, in our opinion would be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular Subject Securities.

Any defect or irregularity in connection with tenders of Subject Securities must be cured within such time as we determine, unless waived by us. Tenders of Subject Securities shall not be deemed to have been made until all defects and irregularities have been waived by us or cured. A defective tender (which defect is not waived by us) will not constitute a valid tender of Subject Securities. None of Citigroup, the Exchange Agent, the Information Agent, the Dealer Manager or any other person will be under any duty to give notice of any defects or irregularities in the tenders of Subject Securities, or will incur any liability to holders for failure to give any such notice.

No Guaranteed Delivery

We have not provided guaranteed delivery provisions in connection with any Exchange Offer. Holders must tender their Subject Securities in accordance with the procedures set forth in this document.

Withdrawal of Tenders

You may withdraw your tender of Subject Securities at any time prior to the expiration date. In addition, if not previously returned, you may withdraw Subject Securities that you tender that are not accepted by us for exchange after the expiration of 40 business days following commencement of the applicable Exchange Offer. For a withdrawal to be effective, the Exchange Agent must receive a computer generated notice of withdrawal, transmitted by the applicable Clearing System on behalf of the holder in accordance with such Clearing System’s procedures or a written notice of withdrawal, sent by facsimile, receipt confirmed by telephone, or letter before the expiration date. Any notice of withdrawal must:

•	specify the name of the person that tendered the Subject Securities to be withdrawn;

•	identify the Subject Securities to be withdrawn and liquidation preference or amount of such Subject Securities;

•	include a statement that the holder is withdrawing its election to exchange the Subject Securities; and

•

be signed by the holder in the same manner as the original signature on the letter of transmittal by which such Subject Securities were tendered or otherwise as described above, including any required signature guarantee.

Any notice of withdrawal must specify the name and number of the account at the applicable Clearing System to be credited with the withdrawn Subject Securities or otherwise comply with such Clearing System’s procedures.

Any Subject Securities withdrawn will not have been validly tendered for purposes of any Exchange Offer. Any withdrawal of Subject Securities will also constitute a withdrawal of any Proxy Instruction or Voting Instruction that you gave with respect to such Subject Securities. Any Subject Securities that have been tendered for exchange, but which are not exchanged for any reason, will be credited to an account with the applicable Clearing System specified by the holder, as soon as practicable after withdrawal, rejection of tender or termination of the relevant Exchange Offer. Properly withdrawn Subject Securities may be re-tendered by following one of the procedures described under “Procedures for Tendering Subject Securities.”

If you wish to withdraw Subject Securities that you previously tendered through a bank, broker, custodian or other nominee, you should contact your bank, broker, custodian or other nominee for instructions on how to withdraw your Subject Securities.

Security Ownership

Except as set forth below and except that CGMI (as defined below), in the ordinary course of business, has engaged in market making transaction and has acquired temporary positions in nominal amounts of the Public Preferred Depositary Shares, in connection with the execution and facilitation of customer order, neither we, nor to the best of our knowledge, any of our executive officers, directors, affiliates or subsidiaries nor, to the best of our knowledge, any of our subsidiaries’ directors or executive officers, nor any associates or subsidiaries of any of the foregoing, (a) owns any Subject Securities or (b) has effected any transactions involving the Subject Securities during the 60 days prior to the date of this document.

Name	Position	Amount of Beneficial Ownership
		Title of Securities Represented by Public Preferred Depositary Shares	Number of Public Preferred Depositary Shares Beneficially Owned
C. Michael Armstrong	Director	Series F Preferred Stock	27,700
John M. Deutch	Director	Series F Preferred Stock	11,000
Vikram S. Pandit	Chief Executive Officer	Series F Preferred Stock	50,000
		Series AA Preferred Stock	50,000
Brian Leach	Chief Risk Officer	Series F Preferred Stock	30,000

Messrs. Pandit, Armstrong, Deutch and Leach have advised us that they intend to tender all of their Public Preferred Depositary Shares in the Public Preferred Depositary Exchange Offers. In addition, as of July 16, 2009, CGMI owns approximately 1,860 Public Preferred Depositary Shares representing Series AA Preferred Stock and approximately 2,042 Public Preferred Depositary Shares representing Series F Preferred Stock, which it has advised us it intends to dispose of in open market sales, or otherwise, prior to the expiration date.

Consequences of Failure to Exchange Subject Securities

Public Preferred Depositary Shares not exchanged in the Public Preferred Depositary Exchange Offers will remain outstanding after consummation of the Public Preferred Depositary Exchange Offers. As previously announced, after the closing of the Exchange Offers, we will suspend dividends on the Public Preferred Stock underlying the Public Preferred Depositary Shares.

We intend to delist any remaining Public Preferred Depositary Shares from trading on the New York Stock Exchange (other than the Series E Public Preferred Depositary Shares which are not listed on any securities exchange) and, to the extent permitted by law, we intend to deregister any such remaining securities and the Public Preferred Stock. The reduction in the number of shares available for trading, the suspension of dividends on the underlying Public Preferred Stock and, if approval of the Public Preferred Stock Amendments is obtained, the Public Preferred Stock Amendments may have a significant and adverse effect on the liquidity of any trading market for, and the price of, Public Preferred Depositary Shares not exchanged in the Public Preferred Depositary Exchange Offers and may result in the Public Preferred Depositary Shares being illiquid for an indefinite period of time.

The Public Preferred Depositary Exchange Offers and the approval of the Public Preferred Stock Amendments could substantially diminish the rights and value of any Public Preferred Depositary Shares that remain outstanding after completion of the Exchange Offers. The Public Preferred Stock Amendments, if approved, would result in a holder of Public Preferred Depositary Shares that remain outstanding after completion of the Exchange Offers holding a security that no longer pays dividends and has lost its preferential treatment on distributions in most circumstances, among other changes to stockholder’s rights.

Trust Preferred Securities, whether or not exchanged in the Trust Preferred Exchange Offer, will remain outstanding after consummation of the Trust Preferred Exchange Offer. As previously announced, we currently expect to continue making distributions on our Trust Preferred Securities in accordance with their current terms.

We currently intend to hold any Trust Preferred Securities accepted for exchange in the Trust Preferred Exchange Offer. As a result, the number of Trust Preferred Securities of any series available for trading may be substantially reduced, and this may have a significant and adverse effect on the liquidity of any trading market for, and the price of, the Trust Preferred Securities of that series not exchanged in the Trust Preferred Exchange Offer and may result in the Trust Preferred Securities of that series being illiquid for an indefinite period of time.

If a significant number of holders of Subject Securities do not participate in the Exchange Offers, Citigroup’s ability to achieve its goal of substantially increasing its TCE and Tier 1 Common may be diminished.

No Appraisal Rights

No appraisal or dissenters’ rights are available to holders of Subject Securities under applicable law in connection with the Exchange Offers.

Certain Legal and Regulatory Matters

Our exchange of the Subject Securities is subject to the completion of, or satisfaction or waiver of certain conditions to closing of, the USG/Private Holders Transactions. See “The Exchange Offers—Conditions of the Exchange Offers.” The conditions to the USG/Private Holders Transactions include the accuracy of the representations and warranties of each party and the requirement to make material regulatory filings and receive material regulatory approvals in the United States and a number of other countries where we have banking or other operations. The applicability of indirect change of control rules with respect to GIC’s (as defined below) and the USG’s potential acquisitions of our Common Stock and the extent to which the approval of the relevant regulatory authorities will need to be received prior to the completion of the USG/Private Holders Transactions is being reviewed in various jurisdictions, and these requirements may, in some cases, be waived. See “The Exchange Agreements—Other.” With respect to U.S. banking regulators, the USG is not required to obtain any prior approvals and GIC has received written confirmation that the FRB will take no action under the Change in Bank Control Act or the Bank Holding Company Act, subject to certain passivity commitments.

Citigroup, GIC and the USG are working with regulators in all relevant jurisdictions in order to obtain all necessary approvals and we believe that all requisite regulatory approvals will be obtained. While there can be no assurances regarding the timing of such approvals and the regulators have not provided any formal commitments with regard to timing, many have agreed in principle to make efforts to expedite the approvals. We do not expect any of the relevant regulatory authorities to impose any material conditions upon us, the USG or the Private Holders as a condition of approval.

Accounting Treatment

We will derecognize the net carrying amount of the preferred stock, which comprises both convertible and non-convertible preferred stock (currently recorded as stockholders’ equity) tendered for Common Stock and/or new 8% trust preferred securities. The new 8% trust preferred securities will be recorded as long-term debt at their estimated fair value as of the day that the investors are legally committed to exchange their non-convertible preferred stock for the new 8% trust preferred securities.

For convertible preferred stock, based on the participation in the Exchange Offers and the USG/Private Holders Transactions, we will recognize a reduction in net income available to common shareholders, retained earnings and earnings per share (“EPS”) to reflect the value for the inducement offer made to holders of convertible preferred stock to exchange their convertible preferred stock for Common Stock at terms different than those specified in the original conversion price agreements with the holders. The reduction in retained earnings will be offset by a corresponding increase in APIC with no net impact to our equity as a result of this inducement. Also, the difference between the carrying value of the existing convertible preferred stock and the par value of the Common Stock issued will result in an increase to APIC. The par value of $0.01 per share will be recorded in Common Stock.

For non-convertible preferred stock tendered for Common Stock and the new 8% trust preferred securities in the Exchange Offers and the USG/Private Holders Transactions, the excess of the carrying amount of the preferred stock retired over the fair value of the Common Stock and the new 8% trust preferred securities issued will result in an increase to net income available to common shareholders, retained earnings and EPS. The excess of the fair value over the par value of the Common Stock issued will be recorded in APIC. The par value of $0.01 per share will be recorded in Common Stock.

For Trust Preferred Securities exchanged for Common Stock, we will derecognize the carrying amount of those securities, which are currently recorded as long-term debt. We will record the par amount of the shares issued as Common Stock. The excess of the stock fair value over their par amount will be recorded in APIC. The excess of the carrying amount of the Trust Preferred Securities retired over the fair value of the Common Stock issued will be recorded in the current earnings of the period during which the transaction will occur.

Securities Issuable in the Exchange Offers and USG/Private Holders Transactions

The following table shows the type and aggregate number of securities that could be issued in connection with the Exchange Offers and the USG/Private Holders Transactions.

Transaction(1)	Security	Number of Securities Issuable (assuming 25% Participation in Exchange Offers)(2)(9)	Number of Securities Issuable (assuming 50% Participation in Exchange Offers)(3)	Number of Securities Issuable (assuming 75% Participation in Exchange Offers)(4)	Number of Securities Issuable (assuming 100% Participation in Exchange Offers)
Exchange Offers	Common Stock	1,464,595,052	2,929,190,130	4,396,733,846	5,894,810,769

USG/Private Holders Transactions(5)	Common Stock	9,269,230,769	10,846,153,846	11,538,461,538	11,538,461,538

USG/Private Holders Transactions(6)	Interim Security(7)	9,269	10,846	11,538	11,538
	Common Stock(8)	790,000,000	790,000,000	790,000,000	790,000,000

(1)	Does not account for the treatment of fractional shares under the terms of the Exchange Offers. Also assumes that all Public Preferred Depositary Shares are tendered and accepted for exchange before any Trust Preferred Securities are tendered and accepted for exchange and, at levels of participation below 75%, no Trust Preferred Securities are tendered. These assumptions are based on Citigroup’s expectation that if holders of Trust Preferred Securities seek to participate in the Exchange Offers, holders of Public Preferred Depositary Shares will also seek to participate in the Exchange Offers at high levels.
(2)	Assumes pro rata participation by each series of Public Preferred Depositary Shares up to an aggregate liquidation preference of approximately $5.125 billion (25% of the maximum $20.5 billion liquidation preference or liquidation amount of Public Preferred Depositary Shares and Trust Preferred Securities, respectively, subject to the Exchange Offers).
(3)	Assumes pro rata participation by each series of Public Preferred Depositary Shares up to an aggregate liquidation preference of approximately $10.25 billion (50% of the maximum $20.5 billion liquidation preference or liquidation amount of Public Preferred Depositary Shares and Trust Preferred Securities, respectively, subject to the Exchange Offers).
(4)	Assumes 100% of the aggregate liquidation preference of each series of Public Preferred Depositary Shares (approximately $14.92 billion) and approximately $0.5 billion aggregate liquidation amount of Trust Preferred Securities, representing an aggregate liquidation preference or liquidation amount of approximately $15.4 billion (75% of the maximum $20.5 billion liquidation preference or liquidation amount of Public Preferred Depositary Shares and Trust Preferred Securities, respectively, subject to the Exchange Offers).
(5)	Assumes stockholder approval of the Authorized Share Increase.
(6)	Assumes stockholder approval of the Authorized Share Increase is not obtained and the Warrants are exercised in full.
(7)	Each Interim Security will be automatically converted into 1,000,000 shares of Common Stock upon stockholder approval of the Authorized Share Increase. Number of Interim Securities shown has been rounded to the nearest whole number of shares.
(8)	Exercise of the Warrants may be limited by the amount of authorized Common Stock available for issuance under our Certificate of Incorporation.
(9)	In the case of the 25% participation scenario:
•	the number of issued shares of Common Stock in the Exchange Offers was determined by calculating the pro rata participation rate for each series of Public Preferred Depositary Shares (which is 34.35%, calculated by dividing $5.125 billion by $14.92 billion, the approximate aggregate liquidation preference of Public Preferred Depositary Shares outstanding), and multiplying (i) 34.35% by (ii) the outstanding number of Public Preferred Depositary Shares in each such series by (iii) the number of shares of Common Stock issuable in respect of each Public Preferred Depositary Share in such series, resulting in the following for each series:
a.	Series F: 34.35% x 81.6 million x 7.30769 shares of Common Stock per depositary share = approximately 205 million shares of Common Stock
b.	Series E: 34.35% x 6 million x 292.30769 shares of Common Stock per depositary share = approximately 602 million shares of Common Stock
c.	Series AA: 34.35% x 148.6 million x 7.30769 shares of Common Stock per depositary share = approximately 373 million shares of Common Stock
d.	Series T: 34.35% x 63.373 million x 13.0769 shares of Common Stock per depositary share = approximately 285 million shares of Common Stock
•	the number of issued shares of Common Stock issued to the USG and Private Holders assuming stockholder approval of the Authorized Share Increase is obtained was calculated as follows: ($12.5 billion Interim Securities for Private Holders + $12.5 billion matching USG Interim Securities for Private Holders exchange + $5.125 billion matching USG Interim Securities for Subject Securities exchanged in the Exchange Offers) / $3.25 conversion price = approximately 9,269 million shares of Common Stock
•	the number of Interim Securities issued to the USG and Private Holders assuming stockholder approval of the Authorized Share Increase is not obtained equals (i) the number of shares of Common Stock issuable upon conversion of the Interim Securities, as described in the bullet above, divided by (ii) 1,000,000, the number of shares of Common Stock into which Interim Security is convertible into. The number of shares of Common Stock issuable to the USG and Private Holders assuming the stockholder approval of the Authorized Share Increase is not obtained equals 790 million, equal to the maximum number of shares issuable under the warrants if exercised.
•	A similar calculation was used for each of the other participation scenarios in the table above.

As of June 30, 2009, approximately 5.5 billion shares of Common Stock were outstanding.

Subsequent Repurchases

Following completion of any Exchange Offer, we may repurchase additional Subject Securities that remain outstanding in the open market, in privately negotiated transactions or otherwise. Future purchases of Subject Securities that remain outstanding after any Exchange Offer may be on terms that are more or less favorable than the relevant Exchange Offer. However, Exchange Act Rules 14e-5 and 13e-4 generally prohibit us and our affiliates from purchasing any Subject Securities other than pursuant to the relevant Exchange Offer until 10 business days after the expiration date, although there are some exceptions. Future repurchases, if any, will depend on many factors, including market conditions and the condition of our business.

In addition, if a sufficiently small number of Series T Public Preferred Stock remains outstanding and the Series T Public Preferred Stock becomes eligible for redemption, we may redeem outstanding Series T Public Preferred Stock.

Soliciting Dealer Fee

With respect to any tender of a series of Subject Securities, we will pay the relevant soliciting dealer a fee of 0.50% of the liquidation preference or liquidation amount accepted for exchange; provided that such fee will only be paid with respect to tenders by a beneficial owner of a series of Subject Securities having an aggregate liquidation preference or liquidation amount of $250,000 or less (or £250,000 or less with respect to the 6.829% E-TRUPS®) (the “Soliciting Dealer Fee”). In order to be eligible to receive the Soliciting Dealer Fee, a properly completed soliciting dealer form must be delivered by the relevant soliciting dealer to the Exchange Agent prior to the expiration date. We will, in our sole discretion, determine whether a broker has satisfied the criteria for receiving a Soliciting Dealer Fee (including, without limitation, the submission of the appropriate documentation without defects or irregularities and in respect of bona fide tenders). Other than the foregoing, no fees or commissions have been or will be paid by us to any broker, dealer or other person, other than the Dealer Manager, the Information Agent and the Exchange Agent, in connection with the Exchange Offers.

A soliciting dealer is a retail broker designated in the soliciting dealer form and is:

•	a broker or dealer in securities which is a member of any national securities exchange in the United States or of FINRA; or

•	a bank or trust company located in the United States.

Soliciting dealers will include any of the organizations described above even when the activities of such organization in connection with the Exchange Offers consist solely of forwarding to clients materials relating to the Exchange Offers and tendering Subject Securities as directed by beneficial owners thereof. Each soliciting dealer will confirm that each holder of Subject Securities that it solicits has received a copy of this document and the proxy statements relating to the Amendments, or concurrently with such solicitation provide the holder with a copy of this document and such proxy statements. No soliciting dealer is required to make any recommendation to holders of Subject Securities as to whether to tender or refrain from tendering in the Exchange Offers. No assumption is made, in making payment to any soliciting dealer, that its activities in connection with the Exchange Offers included any activities other than those described in this paragraph. For all purposes noted in materials relating to the Exchange Offers, the term “solicit” shall be deemed to mean no more than “processing Subject Securities tendered” or “forwarding to customers material regarding the Exchange Offers.”

Soliciting dealers are not entitled to a Soliciting Dealer Fee with respect to Subject Securities beneficially owned by such soliciting dealer or with respect to any Subject Securities that are registered in the name of a soliciting dealer unless such Subject Securities are held by such soliciting dealer as nominee and are tendered for the beneficial owner of such Subject Securities.

Soliciting dealers should take care to ensure that proper records are kept to document their entitlement to any Soliciting Dealer Fee. We and the Exchange Agent reserve the right to require additional information at our discretion, as deemed warranted.

All of the Subject Securities other than the 8.400% Fixed Rate/Floating Rate Non-Cumulative Preferred Stock, Series E, 8.300% E-TRUPS®, 6.829% E-TRUPS® and 7.625% TRUPS® are held at DTC as a number of securities rather than a liquidation preference or liquidation amount. Therefore, in order to assist a soliciting dealer in determining whether a beneficial owner tenders Subject Securities having an aggregate liquidation preference or liquidation amount of $250,000 or less, the following tables show the quantity of Subject Securities that equates to a liquidation preference or liquidation amount of $250,000 (or £250,000 with respect to the 6.829% E-TRUPS®).

CUSIP No.	Title of Securities Represented by Public Preferred Depositary Shares	Quantity Tendered
172967556	8.500% Non-Cumulative Preferred Stock, Series F	10,000 (1)
172967ER8	8.400% Fixed Rate/Floating Rate Non-Cumulative Preferred Stock, Series E	$250,000
172967572	8.125% Non-Cumulative Preferred Stock, Series AA	10,000 (1)
172967598	6.500% Non-Cumulative Convertible Preferred Stock, Series T	5,000 (1)

(1)	Number of Public Preferred Depositary Shares.

CUSIP/ISIN No.	Title of Securities	Issuer	Quantity Tendered
173094AA1	8.300% E-TRUPS®	Citigroup Capital XXI	$250,000
173085200	7.875% E-TRUPS®	Citigroup Capital XX	10,000 (1)
17311U200	7.250% E-TRUPS®	Citigroup Capital XIX	10,000 (1)
17309E200	6.875% E-TRUPS®	Citigroup Capital XIV	10,000 (1)
17310G202	6.500% E-TRUPS®	Citigroup Capital XV	10,000 (1)
17310L201	6.450% E-TRUPS®	Citigroup Capital XVI	10,000 (1)
17311H209	6.350% E-TRUPS®	Citigroup Capital XVII	10,000 (1)
XS0306711473	6.829% E-TRUPS®	Citigroup Capital XVIII	£250,000
17305HAA6	7.625% TRUPS®	Citigroup Capital III	$250,000
17306N203	7.125% TRUPS®	Citigroup Capital VII	10,000 (1)
17306R204	6.950% TRUPS®	Citigroup Capital VIII	10,000 (1)
173064205	6.100% TRUPS®	Citigroup Capital X	10,000 (1)
173066200	6.000% TRUPS®	Citigroup Capital IX	10,000 (1)
17307Q205	6.000% TRUPS®	Citigroup Capital XI	10,000 (1)

(1)	Number of Trust Preferred Securities.

Exchange Agent

Mellon Investor Services, LLC, d/b/a BNY Mellon Shareowner Services is the Exchange Agent for the Exchange Offers. Letters of transmittal and all correspondence in connection with any Exchange Offer should be sent or delivered by each holder of Subject Securities, or a beneficial owner’s bank, broker, custodian or other nominee, to the Exchange Agent at the address listed on the back cover page of this document. We will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

Information Agent

Morrow & Co., LLC is the Information Agent for the Exchange Offers. Questions concerning the terms of any Exchange Offer or tender procedures and requests for additional copies of this document or the letter of transmittal should be directed to the Information Agent at the address and telephone number on the back cover page of this document. Holders of Subject Securities may also contact their bank, broker, custodian, or other nominee concerning the Exchange Offers. We will pay the Information Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

Dealer Manager

The Dealer Manager for the Exchange Offers is Citigroup Global Markets Inc. (“CGMI”). As dealer manager for the Exchange Offers, CGMI will perform services customarily provided by investment banking firms acting as dealer managers of exchange offers of a like nature, including, but not limited to, soliciting tenders of Subject Securities pursuant to the Exchange Offers and communicating generally regarding the Exchange Offers with banks, brokers, custodians, nominees and other persons, including the holders of the Subject Securities. We will pay the Dealer Manager reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

CGMI is an affiliate of Citigroup. Accordingly, the Exchange Offers will be conducted in compliance with the applicable requirements set forth in Rule 2720 of the NASD Conduct Rules adopted by FINRA.

Transfer Taxes

We will pay any stock transfer taxes imposed by the United States or any jurisdiction therein with respect to the exchange and transfer of any Subject Securities to us pursuant to any Exchange Offer (for the avoidance of doubt, transfer taxes do not include income or backup withholding taxes). If a transfer tax is imposed for any reason other than the exchange of Subject Securities pursuant to any Exchange Offer or by any jurisdiction outside of the United States, then the amount of any such transfer tax (whether imposed on the registered holder or any other person) will be payable by the tendering holder.

Brokerage Commissions

Holders that tender their Subject Securities to the Exchange Agent do not have to pay a brokerage fee or commission to us or the Exchange Agent. However, if a tendering holder handles the transaction through its bank, broker, custodian or other nominee, that holder may be required to pay brokerage fees or commissions to its bank, broker, custodian or other nominee.

Fees and Expenses

We will bear the expenses of soliciting tenders of the Subject Securities. The principal solicitation is being made by mail. Additional solicitation may, however, be made by e-mail, facsimile transmission, and telephone or in person by our officers and other employees and those of our affiliates and others acting on our behalf.

Fairness Opinion

We are not making a recommendation as to whether you should exchange your Subject Securities in the Exchange Offers. We have not retained, and do not intend to retain, any unaffiliated representative to act solely on behalf of the holders of the Subject Securities for purposes of negotiating the Exchange Offers or preparing a report concerning the fairness of the Exchange Offers. The value of the Common Stock to be issued in the Exchange Offers may not equal or exceed the value of the Subject Securities tendered. You must make your own independent decision regarding your participation in the Exchange Offers.

Certain Matters Relating to Non-U.S. Jurisdictions

Although Citigroup will mail this document to holders of the Subject Securities to the extent required by U.S. law, this Prospectus is not an offer to sell or exchange and it is not a solicitation of an offer to buy securities in any jurisdiction in which such offer, sale or exchange is not permitted. Countries outside the United States generally have their own legal requirements that govern securities offerings made to persons resident in those countries and often impose stringent requirements about the form and content of offers made to the general public. Citigroup has not taken any action under those non-U.S. regulations to facilitate a public offer to exchange outside the United States. Therefore, the ability of any non-U.S. person to tender Subject Securities in the Exchange Offers will depend on whether there is an exemption available under the laws of such person’s home country that would permit the person to participate in the Exchange Offers without the need for Citigroup to take any action to facilitate a public offering in that country or otherwise. For example, some countries exempt transactions from the rules governing public offerings if they involve persons who meet certain eligibility requirements relating to their status as sophisticated or professional investors. Non-U.S. holders should consult their advisors in considering whether they may participate in the Exchange Offers in accordance with the laws of their home countries and, if they do participate, whether there are any restrictions or limitations on transactions in the Common Stock that may apply in their home countries. Citigroup and the Dealer Manager cannot provide any assurance about whether such limitations may exist.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), an offer to the public of any shares which are the subject of the offering contemplated by this document (the “Securities”) may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any Securities may be made at any time with effect from and including the Relevant Implementation Date under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•	to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	by the Dealer Manager to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

•

in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Securities shall require Citigroup or the Dealer Manager to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Securities to be offered so as to enable an investor to decide to purchase any Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

The Dealer Manager will represent, warrant and agree that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to Citigroup; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

THE EXCHANGE AGREEMENTS

The following is a summary of the material terms of the Private Holder Exchange Agreements (as defined below) and the USG Exchange Agreements (as defined below). It may not contain all of the information that is important to you and is qualified in its entirety by reference to such Private Holder Exchange Agreements and USG Exchange Agreements.

Private Holder Exchange Agreements

Each of the Private Holders has entered into an exchange agreement (a “Private Holder Exchange Agreement”) with Citigroup pursuant to which it will, together with the other Private Holders and the USG, exchange $25 billion of preferred stock for newly issued securities of Citigroup. Specifically, pursuant to the Private Holder Exchange Agreements, subject to the terms and conditions contained therein, in exchange for each Private Holder delivering and surrendering to Citigroup their respective shares of preferred stock, Citigroup agrees to issue and deliver to each respective Private Holder a certain number of Interim Securities and a Warrant to purchase a number of shares of Common Stock (the “Private Holders Transactions”). The maximum number of shares of Common Stock issuable to the Private Holders upon exercise of the Warrants is 395,000,000 shares.

Conditions to Completion of the Private Holders Transactions

The respective obligations of Citigroup and the Private Holders to consummate the Private Holders Transactions are subject to the satisfaction or waiver by Citigroup or the Private Holders, as applicable, at or before the closing, of the following conditions subject, in the case of the Private Holders, to certain materiality exceptions:

•	absence of any law, rule, order, injunction or judgment prohibiting or preventing the completion of the Private Holders Transactions; and

•	the consummation or concurrent consummation of the USG Private Transaction (as defined below).

The obligation of Citigroup to consummate the Private Holders Transactions with each Private Holder is also subject to the fulfillment or waiver by Citigroup at or prior to the closing of, among others, the following conditions:

•	the accuracy of the representations and warranties made by the respective Private Holder in the respective Exchange Agreement, subject to certain materiality exceptions; and

•	the respective Private Holder having performed the obligations required to be performed by it at or prior to the closing.

The obligation of each Private Holder to consummate the Private Holders Transactions is also subject to the fulfillment or waiver by that Private Holder at or prior to the closing of, among others, the following conditions:

•	the consummation or concurrent consummation of the Private Holders Transactions with respect to shares of preferred stock that have an aggregate liquidation preference of at least $11.5 billion;

•	the accuracy of the representations and warranties made by Citigroup in the respective Exchange Agreement, subject to certain materiality exceptions; and

•	Citigroup having performed the obligations required to be performed by it at or prior to the closing.

Representations and Warranties and Covenants

The Private Holder Exchange Agreements contain representations and warranties made by Citigroup and the Private Holders, a number of which are qualified by materiality or the absence of a material adverse effect.

The Private Holder Exchange Agreements contain a number of covenants made by Citigroup and the Private Holders. The covenants include:

•	Reasonable Best Efforts. Citigroup and the Private Holders have agreed to use their reasonable best efforts to consummate the Private Holders Transactions.

•

Exchange Listing. Citigroup has agreed to use its reasonable best efforts to cause the Interim Securities and Common Stock underlying the Interim Securities and Warrants issued to each Private Holder to be approved for listing on the NYSE, subject to relevant listing requirements.

•	Publicity. Citigroup and the Private Holders have agreed not to make a public announcement concerning the USG/Private Holders Transactions without the prior consent of the other party.

•

Depositary Shares. Citigroup has agreed, upon the request of any Private Holder, to enter into customary depositary arrangements to allow for the Interim Securities to be issued in the form of depositary shares.

•

Standstill. Each of the Private Holders has agreed to a customary standstill provision that limits its ability to (i) directly or indirectly acquire or attempt to acquire any securities of Citigroup that would result in such Private Holder controlling a specific percentage of outstanding shares of voting stock of Citigroup and (ii) (w) make or in any way participate in any solicitation of proxies to vote, or seeking to advise or influence any person with respect to the voting of any voting securities of Citigroup or any of its subsidiaries, (x) seek to influence, advise, change or control the management, board of directors, policies, affairs or strategy of Citigroup by way of any public communication or other communication to security holders, (y) make any proposal for any acquisition of, or similar extraordinary transaction involving, Citigroup or a material portion of its securities or assets, and (z) enter into any agreements or understandings with any person (other than Citigroup) for purposes of any of the actions described in clauses (w) through (y) above. The Private Holders’ obligations under the standstill will terminate on the later of (i) the third anniversary of the closing of the USG/Private Holders Transactions and (ii) the date on which such Private Holder beneficially owns less than 2% of the outstanding Common Stock of Citigroup.

•

Equivalent Terms. Citigroup has agreed to provide each of the Private Holders the most favorable price and other material terms offered to any other Private Holder in the exchange offers with the Private Holders and has agreed that the price offered in the exchange offers with the Private Holders will be no less favorable to the Private Holders than the price offered in the Exchange Offers. Citigroup also agreed that the exchanges with the USG will be consummated on pricing terms no more favorable to the USG than those previously disclosed by Citigroup.

•

Preemptive Rights. In the event Citigroup consummates a public or non-public offering of any Common Stock at a price less than $3.25 (or of securities convertible or exercisable into or exchangeable for Common Stock if the conversion, exercise or exchange price per share of Common Stock is less than $3.25) during the one year period commencing with the closing of the Private Holders Transactions, Citigroup generally has agreed to provide each of the Private Holders the right to purchase, on the same terms as in the offering, an amount of such securities that, in the aggregate, enables it to maintain its percentage ownership interest (assuming the conversion, exercise or exchange of all convertible, exercisable or exchangeable securities it owns) in Citigroup, subject to certain terms and conditions.

•	Reorganization Treatment. Citigroup and each of the Private Holders have agreed to treat the USG/Private Holders Transactions as a “reorganization” for U.S. federal income tax purposes.

Termination Events

If the USG/Private Holders Transactions are not consummated on or prior to September 18, 2009, the agreements will automatically terminate.

Other

One of the Private Holders with whom Citigroup entered into a Private Holder Exchange Agreement is the Government of Singapore Investment Corporation Pte Ltd (“GIC”). The GIC Exchange Agreement contains the following additional material provisions:

•

GIC’s obligation to consummate the GIC Private Holder Exchange Agreement is subject to GIC’s having obtained certain required regulatory approvals, consents or exemptions required in respect to its participation in the GIC Private Holder Transaction.

•

GIC has agreed that, to the extent it or certain of its affiliates own securities representing more than 9.9% of the aggregate voting power of Citigroup, it will vote or cause to be voted such excess voting power in the same proportion as all other shares are voted (other than any shares voted by the direction of GIC or any of its affiliates or the U.S. Government) and has granted Citigroup an irrevocable proxy with respect to this excess voting power.

•

If at any time GIC’s beneficial ownership of Common Stock exceeds 19.9% of the total outstanding shares of Common Stock of Citigroup, GIC or certain of its affiliates is deemed to control Citigroup by any law or governmental authority, or any other applicable laws would result in the imposition of a financial support obligation or materially adverse compliance burden on GIC, then Citigroup has agreed to convert a sufficient number of securities held by GIC into non-voting participating preferred stock and take such other steps that would avoid such an imposition on GIC or certain of its affiliates.

USG Exchange Agreements

Each of the U.S. Treasury and the FDIC has entered into an exchange agreement with Citigroup (collectively, the “USG Exchange Agreements”). Pursuant to the USG Exchange Agreement with the U.S. Treasury, the U.S. Treasury will exchange an amount of its preferred stock for newly issued Warrants of Citigroup and Interim Securities to match on a “dollar-for-dollar” basis with the aggregate liquidation preference of the preferred stock exchanged by the Private Holders, who collectively hold preferred stock with an aggregate liquidation preference of approximately $12.5 billion, in the USG/Private Holders Transactions (the “U.S. Treasury Private Transaction”).

The U.S. Treasury has also agreed to exchange an additional amount of its preferred stock for Citigroup Common Stock to match, on a “dollar-for-dollar” basis, the aggregate liquidation amount of the Subject Securities exchanged in the Exchange Offers, up to an aggregate liquidation amount of $25 billion (including securities exchanged in the U.S. Treasury Private Transaction), at a conversion price of $3.25 per share (the “U.S. Treasury Public Transaction”).

Additionally, the preferred stock held by the U.S. Treasury that is not exchanged in the U.S. Treasury Private Transaction or the U.S. Treasury Public Transaction, together with the preferred stock held by the FDIC, will be exchanged, contemporaneously with the closing of the U.S. Treasury Public Transaction, for trust preferred securities with a coupon of 8% maturing in 2039 and having other material terms substantially similar to Citigroup’s outstanding TRUPS® (the “USG TRUPS ® Transaction”).

Following completion of the U.S. Treasury Private Transaction and the U.S. Treasury Public Transaction, and assuming approval of the Authorized Share Increase, the U.S. Treasury would own approximately 29% of our outstanding Common Stock under the “Low Participation Scenario” (as described under “Unaudited Pro Forma Financial Information”), and approximately 34% of our outstanding Common Stock under the “High Participation Scenario” (as described under “Unaudited Pro Forma Financial Information”). We expect that the Exchange Offers will be fully subscribed, in accordance with the High Participation Scenario, if the Exchange Offers are viewed favorably by the marketplace and by our stockholders. However, if the aggregate liquidation preference or amount of Subject Securities that is tendered and accepted for exchange in the Exchange Offers is equal to $12.5 billion, and all Series T Public Preferred Depositary Shares are tendered and accepted for exchange, the U.S. Treasury could own up to approximately 37% of our outstanding Common Stock upon completion of the U.S. Treasury Private Transaction and the U.S. Treasury Public Transaction. Participation by holders of Subject Securities in amounts greater than $12.5 billion, up to the maximum aggregate liquidation preference or amount of $20.5 billion, would dilute the U.S. Treasury’s ownership to the 34% ownership level discussed above under the High Participation Scenario.

Conditions to Completion of the U.S. Treasury Private Transaction

The respective obligations of Citigroup and the U.S. Treasury to consummate the U.S. Treasury Private Transaction are subject to the satisfaction or waiver by Citigroup or the U.S. Treasury, as applicable, at or before the closing, of the following conditions:

•	absence of any law, rule, order, injunction or judgment prohibiting or preventing the completion of the U.S. Treasury Private Transaction;

•	receipt of all material approvals or authorizations of any governmental entities required for the consummation of the U.S. Treasury Private Transaction; and

•	the approval of the NYSE for Citigroup to issue the Interim Securities without shareholder approval being in full force and effect.

The obligation of the U.S. Treasury to consummate the U.S. Treasury Private Transaction is also subject to the fulfillment or waiver by the U.S. Treasury at or prior to the closing of, among others, the following conditions:

•	the accuracy of the representations and warranties made by Citigroup in the USG Exchange Agreement with the U.S. Treasury, subject to certain materiality exceptions;

•	Citigroup having performed in all material respects all the obligations required to be performed by it at or prior to closing; and

•	the consummation or concurrent consummation of the Private Holder Transactions, pursuant to which a minimum of $11.5 billion in aggregate liquidation preference of preferred stock is exchanged.

Conditions to Completion of the U.S. Treasury Public Transaction

The respective obligations of Citigroup and the U.S. Treasury to consummate the U.S. Treasury Public Transaction are subject to the satisfaction or waiver by Citigroup or the U.S. Treasury, as applicable, at or before the closing, of the following conditions:

•	absence of any law, rule, order, injunction or judgment prohibiting or preventing the completion of the U.S. Treasury Public Transaction;

•	receipt of all material approvals or authorizations of any governmental entities required for the consummation of the U.S. Treasury Public Transaction; and

•	the approval of the NYSE for Citigroup to issue the Interim Securities without shareholder approval being in full force and effect.

The obligation of the U.S. Treasury to consummate the U.S. Treasury Public Transaction is also subject to the fulfillment or waiver by the U.S. Treasury, at or prior to the closing of, among others, the following conditions:

•	the accuracy of the representations and warranties made by Citigroup in the USG Exchange Agreement with the U.S. Treasury, subject to certain materiality exceptions;

•	Citigroup having performed in all material respects all the obligations required to be performed by it at or prior to closing; and

•	the consummation of the U.S. Treasury Private Transaction and the Exchange Offers.

Conditions to Completion of the USG TRUPS® Transaction

The respective obligations of Citigroup and the U.S. Treasury and the FDIC to consummate the USG TRUPS® Transaction are subject to the satisfaction or waiver by Citigroup or the U.S. Treasury or the FDIC, as applicable, at or before the closing, of the following conditions:

•	absence of any law, rule, order, injunction or judgment prohibiting or preventing the completion of the USG TRUPS ® Transactions;

•	receipt of all material approvals or authorizations of any governmental entities required for the consummation of the USG TRUPS ® Transaction; and

•	the approval of the NYSE for Citigroup to issue the Interim Securities without shareholder approval being in full force and effect.

The obligation of the U.S. Treasury and the FDIC to consummate the USG TRUPS ® Transaction is also subject to the fulfillment or waiver by the U.S. Treasury or the FDIC, as applicable, at or prior to the closing of, among others, the following conditions:

•	the accuracy of the representations and warranties made by Citigroup in the applicable USG Exchange Agreement, subject to certain materiality exceptions;

•	Citigroup having performed in all material respects all the obligations required to be performed by it at or prior to closing; and

•	the consummation of the U.S. Treasury Private Transaction and the Exchange Offers.

In addition, the FDIC’s participation in the USG TRUPS ® Transaction is contingent upon, and is required to occur simultaneously with, the U.S. Treasury’s participation in the USG TRUPS ® Transaction.

In the event that the U.S. Treasury Public Transaction is not consummated due to Citigroup’s failure to satisfy any of the applicable conditions described above, or Citigroup announces its intention not to commence, or its decision to terminate, the Exchange Offers, then, subject to the satisfaction or waiver by Citigroup or the U.S. Treasury or the FDIC, as applicable, of the mutual conditions to completion of the USG TRUPS ® Transaction, at the request of the U.S. Treasury or the FDIC, as applicable, Citigroup and the U.S. Treasury or the FDIC, as applicable, will consummate the USG TRUPS ® Transaction.

Representations and Warranties and Covenants

The USG Exchange Agreements contain representations and warranties made by Citigroup, a number of which are qualified by materiality or the absence of a material adverse effect.

The USG Exchange Agreements contain a number of covenants made by Citigroup and the U.S. Treasury or the FDIC, as applicable. The covenants include:

•

Conduct of Business. Citigroup has agreed to use its reasonable best efforts to carry on its business in the ordinary course of business and maintain and preserve its and any of its subsidiaries’ business and preserve its business relationships.

•

Commercially Reasonable Efforts. Citigroup and the U.S. Treasury and the FDIC have agreed to use their commercially reasonable efforts to consummate the U.S. Treasury Private Transaction, U.S. Treasury Public Transaction and USG TRUPS ® Transaction, as applicable.

•

Exchange Listing. Citigroup has agreed to use its reasonable best efforts to cause the Interim Securities and Common Stock underlying the Interim Securities and Warrants issued to U.S. Treasury to be approved for listing on the NYSE, subject to relevant listing requirements.

•

Access, Information and Confidentiality. Citigroup has agreed to provide the U.S. Treasury and the FDIC with access to corporate books and financial and accounting records until the U.S. Treasury’s or the FDIC’s, as applicable, ownership of Citigroup’s securities falls below a specified threshold. Correspondingly, subject to certain limitations, the U.S. Treasury and the FDIC have agreed to use reasonable best efforts to hold such information confidential.

•

Anti-takeover Provisions and Tax Benefits Preservation Plan. Citigroup has agreed to exclude the U.S. Treasury and the FDIC from any plan or other anti-takeover measure that it adopts with regard to other potential investors in Citigroup. However, subject to certain limitations, Citigroup may adopt the Tax Benefits Preservation Plan. Under the Tax Benefits Preservation Plan, all holders of Citigroup’s securities will be treated in the same manner with respect to dispositions of such holder’s securities.

•	Internal Controls. Citigroup has agreed to establish internal protocols that monitor compliance with certain of Citigroup’s covenants under the USG Exchange Agreements.

•

Depositary Shares. Citigroup has agreed, upon the request of the U.S. Treasury, to enter into customary depositary arrangements to allow for the Interim Securities to be issued in the form of depositary shares.

•

Registration Rights. Citigroup has agreed to provide the U.S. Treasury and the FDIC with certain customary demand and “piggyback” registration rights covering the U.S. Treasury and the FDIC registrable securities.

•

Preemptive Rights. In the event Citigroup consummates a public or non-public offering of any Common Stock at a price less than $3.25 (or of securities convertible or exercisable into or exchangeable for Common Stock if the conversion, exercise or exchange price per share of Common Stock is less than $3.25) during the one year period commencing with the closing of the USG Private Transaction, Citigroup generally has agreed to provide the U.S. Treasury the right to purchase, on the same terms as in the offering, an amount of such securities that, in the aggregate, enables it to maintain its percentage ownership interest (assuming the exercise or conversion of all unexercised exchangeable convertible securities it owns) in Citigroup subject to certain terms and conditions.

•

Executive Compensation. Citigroup has agreed to (i) ensure that benefit plans comply with applicable compensation regulations; (ii) ensure that specified limitations on “golden parachute payments” are satisfied; (iii) ensure that specified limitations regarding bonus compensation payable to senior executive officers and senior leadership members are satisfied; (iv) maintain and implement lobbying and expense policies; (v) provide to Treasury an annual risk management report; and (vi) recoup payments made in contravention of executive compensation covenants to which it is subject.

•

Bank Holding Company. Citigroup has agreed to maintain its status as a Bank Holding Company for so long as the U.S. Treasury or the FDIC, as applicable, owns any debt or equity securities of Citigroup acquired pursuant to the USG Exchange Agreements.

•

Restrictions on Dividends and Repurchases. Subject to certain exceptions, until the date that the U.S. Treasury or the FDIC, as applicable, cease to own any debt or equity securities of Citigroup or an affiliate of Citigroup, Citigroup has agreed that, without the consent of the U.S. Treasury or the FDIC, as applicable, it will not (i) declare or pay any dividend or make any distribution on its Common Stock or (ii) redeem, purchase or acquire any shares of Common Stock or other capital stock or other equity securities of any kind of Citigroup, or any trust preferred securities issued by Citigroup or any of its affiliates.

•

Voting of Warrant Shares. The U.S. Treasury has agreed not to exercise any voting rights with respect to the warrant shares it will beneficially own as a result of the U.S. Treasury Private Transaction.

•

Voting on Preferred Stock Amendments. The U.S. Treasury and the FDIC have each agreed that they will vote their preferred stock and Interim Securities, as applicable, in the same proportion as all other shares of Citigroup’s preferred stock, whether such shares vote in the same class with or as a separate class from the U.S. Treasury or the FDIC preferred stock and Interim Securities, with respect to (1) an amendment to Citigroup’s charter to eliminate the requirement that dividends on outstanding shares of preferred stock be paid or declared and set apart for payment before any dividend may be paid or declared and set apart for payment on any outstanding shares of Common Stock and (2) the Authorized Preferred Stock Increase.

•

Voting of Common Stock. The U.S. Treasury has agreed that it will vote all of its Common Stock in the same proportion as all other shares of Common Stock are voted, with respect to each matter on which holders of Common Stock are entitled to vote or consent other than with respect to the following matters: (i) the election and removal of directors, (ii) the approval of any merger, consolidation, statutory share exchange or similar transaction that requires the approval of Citigroup’s stockholders, (iii) the approval of a sale of all or substantially all of the assets or property of Citigroup, (iv) the approval of a dissolution of Citigroup, (v) the approval of any issuance of securities of Citigroup on which holders of Citigroup’s common Stock are entitled to vote and (vi) the approval of any amendment to the charter or bylaws of Citigroup on which holders of Common Stock are entitled to vote.

•

Mandatory Sale Date. If the U.S. Treasury owns any Common Stock or warrants convertible into such Common Stock on the tenth anniversary of the closing date of the Exchange Offers, then the U.S. Treasury agrees to use reasonable efforts to transfer to non-governmental entities on an annual basis at least 20% of the aggregate number of such shares owned by the U.S. Treasury until all of such shares are transferred.

Termination Events

The USG Exchange Agreements can be terminated at any time prior to the consummation of the respective transactions contemplated thereby:

•

by either the U.S. Treasury or the FDIC, as applicable, or Citigroup if any governmental entity has issued a governmental order or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by the applicable USG Exchange Agreement and such order, decree, ruling or other action is final and nonappealable;

•	by mutual written consent of the U.S. Treasury or the FDIC, as applicable, and Citigroup; or

•	by either the U.S. Treasury or the FDIC, as applicable, or Citigroup if the U.S. Treasury Private Transaction has not occurred by September 18, 2009.

MARKET PRICE, DIVIDEND AND DISTRIBUTION INFORMATION

Market Price of and Dividends on the Common Stock

Our Common Stock is currently listed on the NYSE under the symbol “C.” As of June 30, 2009, we had approximately 5.5 billion shares of Common Stock outstanding, held by approximately 198,000 holders of record, and as of June 30, 2009, approximately 2.3 million beneficial owners. The following table sets forth, for the periods indicated, the high and low sales prices per share of the Common Stock as reported on Bloomberg and the cash dividends declared per share of the Common Stock.

	Share Prices		Cash Dividends Declared per Share
	High	Low
2009
Third Quarter (through July 16, 2009)	$3.21	$2.55	$0.00	*
Second Quarter	4.48	2.43	0.00	*
First Quarter	7.585	0.970	0.01

2008
Fourth Quarter ended December 31, 2008	$23.500	$3.050	$0.16
Third Quarter ended September 30, 2008	22.530	12.850	0.32
Second Quarter ended June 30, 2008	27.350	16.580	0.32
First Quarter ended March 31, 2008	29.890	17.990	0.32

2007
Fourth Quarter ended December 31, 2007	$48.950	$28.800	$0.54
Third Quarter ended September 30, 2007	52.970	44.660	0.54
Second Quarter ended June 30, 2007	55.550	50.410	0.54
First Quarter ended March 31, 2007	56.280	48.050	0.54

*	Cash dividends on the Common Stock were discontinued effective April 17, 2009.

On July 16, 2009, the closing sales price of our Common Stock on the NYSE was $3.03 per share.

Market Price of and Dividends on the Public Preferred Stock

Citigroup 8.500% Non-Cumulative Preferred Stock, Series F

Our 8.500% Non-Cumulative Preferred Stock, Series F is currently listed on the NYSE under the symbol “CPRM.” As of July 16, 2009, we had 81,600,000 depositary shares representing the 8.500% Non-Cumulative Preferred Stock, Series F outstanding, held by one holder of record. The following table sets forth, for the periods indicated, the high and low sales prices per depositary share of the 8.500% Non-Cumulative Preferred Stock, Series F as reported on Bloomberg and the cash dividends declared per depositary share of the 8.500% Non-Cumulative Preferred Stock, Series F.

	Prices		Cash Dividends Declared per Depositary Share
	High	Low
2009
Third Quarter (through July 16, 2009)	$19.72	$16.07	$0.00000
Second Quarter	23.50	14.38	0.53125
First Quarter	8.860	2.800	0.53125

2008
Fourth Quarter ended December 31, 2008	$20.500	$5.500	$0.53125
Third Quarter ended September 30, 2008	23.470	12.080	0.53125

On July 16, 2009, the closing sales price of a depositary share representing 1/1,000th of our 8.500% Non-Cumulative Preferred Stock, Series F on the NYSE was $19.42 per depositary share.

Citigroup 8.400% Fixed Rate/Floating Rate Non-Cumulative Preferred Stock, Series E

Our 8.400% Fixed Rate/Floating Rate Non-Cumulative Preferred Stock, Series E is currently not listed on any exchange. As of July 16, 2009, we had 6,000,000 depositary shares representing the 8.400% Fixed Rate/Floating Rate Non-Cumulative Preferred Stock, Series E outstanding, held by one holder of record. The following table sets forth, for the periods indicated, the high and low sales prices per depositary share of the 8.400% Fixed Rate/Floating Rate Non-Cumulative Preferred Stock, Series E as reported on The Yield Book® and the cash dividends declared per $1,000 liquidation preference of the 8.400% Fixed Rate/Floating Rate Non-Cumulative Preferred Stock, Series E.

	Prices as a Percentage of Liquidation Preference		Cash Dividends Declared per $1,000 Liquidation Preference
	High	Low
2009
Third Quarter (through July 16, 2009)	74%	62%	$0.0000000
Second Quarter	90	61	42.4666667
First Quarter	70.500	20.000	0.0000000

2008
Fourth Quarter ended December 31, 2008	72.000%	48.000%	$42.4666667

On July 16, 2009, the closing sales price of a depositary share representing 1/25th of our 8.400% Fixed Rate/Floating Rate Non-Cumulative Preferred Stock, Series E on The Yield Book® and Citi Secondary Desk was 66% per depositary share.

Citigroup 8.125% Non-Cumulative Preferred Stock, Series AA

Our 8.125% Non-Cumulative Preferred Stock, Series AA is currently listed on the NYSE under the symbol “CPRP.” As of July 16, 2009, we had 148,600,000 depositary shares representing the 8.125% Non-Cumulative Preferred Stock, Series AA outstanding, held by one holder of record. The following table sets forth, for the periods indicated, the high and low sales prices per depositary share of the 8.125% Non-Cumulative Preferred Stock, Series AA as reported on Bloomberg and the cash dividends declared per depositary share of the 8.125% Non-Cumulative Preferred Stock, Series AA.

	Prices		Cash Dividends Declared per Depositary Share
	High	Low
2009
Third Quarter (through July 16, 2009)	$19.75	$16.06	$0.0000000
Second Quarter	23.35	14.38	0.5078125
First Quarter	18.580	3.160	0.5078125

2008
Fourth Quarter ended December 31, 2008	$17.900	$5.750	$0.5078125
Third Quarter ended September 30, 2008	22.440	8.240	0.5078125
Second Quarter ended June 30, 2008	25.390	22.050	0.5078125
First Quarter ended March 31, 2008	26.500	20.000	0.1128472

On July 16, 2009, the closing sales price of a depositary share representing 1/1,000th of our 8.125% Non-Cumulative Preferred Stock, Series AA on the NYSE was $19.41 per depositary share.

Citigroup 6.500% Non-Cumulative Convertible Preferred Stock, Series T

Our 6.500% Non-Cumulative Convertible Preferred Stock, Series T is currently listed on the NYSE under the symbol “CPRI.” As of July 16, 2009, we had 63,373,000 depositary shares of the 6.500% Non-Cumulative Convertible Preferred Stock, Series T outstanding, held by one holder of record. The following table sets forth, for the periods indicated, the high and low sales prices per depositary share of the 6.500% Non-Cumulative Convertible Preferred Stock, Series T as reported on Bloomberg and the cash dividends declared per depositary share of the 6.500% Non-Cumulative Convertible Preferred Stock, Series T.

	Prices		Cash Dividends Declared per Depositary Share
	High	Low
2009
Third Quarter (through July 16, 2009)	$35.14	$28.58	$0.0000
Second Quarter	41.79	25.81	0.8125
First Quarter	33.430	6.300	0.8125

2008
Fourth Quarter ended December 31, 2008	$44.200	$10.280	$0.8125
Third Quarter ended September 30, 2008	48.620	28.125	0.8125
Second Quarter ended June 30, 2008	54.427	43.270	0.8125
First Quarter ended March 31, 2008	59.350	40.890	0.1986111

On July 16, the closing sales price of a depositary share representing 1/1,000th of our 6.500% Non-Cumulative Convertible Preferred Stock, Series T on the NYSE was $34.61 per depositary share.

Market Price of and Distributions on E-TRUPS®

8.300% Fixed Rate/Floating Rate E-TRUPS® Issued by Citigroup Capital XXI

The 8.300% Fixed Rate/Floating Rate E-TRUPS® issued by Citigroup Capital XXI is currently not listed on any exchange. As of July 16, 2009 there were 3,500,000 capital securities of the 8.300% Fixed Rate/Floating Rate E-TRUPS® outstanding, held by one holder of record. The following table sets forth, for the periods indicated, the high and low sales prices per capital security as reported on Trade Reporting and Compliance Engine™ (TRACE™) and the cash distributions per $1,000 liquidation amount of the 8.300% Fixed Rate/Floating Rate E-TRUPS®.

	Prices as a Percentage of Liquidation Preference		Cash Distributions per $1,000 Liquidation Amount
	High	Low
2009
Third Quarter (through July 16, 2009)	79.500%	67.750%	$0.0000
Second Quarter	92.000	45.875	41.5000
First Quarter	83.375	20.000	0.0000

2008
Fourth Quarter ended December 31, 2008	85.000%	45.000%	$41.50
Third Quarter ended September 30, 2008	98.250	60.000	0.0000
Second Quarter ended June 30, 2008	108.380	90.920	41.50
First Quarter ended March 31, 2008	108.500	93.870	0.0000

2007
Fourth Quarter ended December 31, 2007	106.250%	102.550%	$0.0000

On July 16, 2009, the closing bid quotation of the 8.300% Fixed Rate/Floating Rate E-TRUPS® issued by Citigroup Capital XXI on TRACE™ was 76% per capital security.

7.875% E-TRUPS® Issued by Citigroup Capital XX

The 7.875% E-TRUPS® issued by Citigroup Capital XX is currently listed on the NYSE under the symbol “CPRG.” As of July 16, 2009, there were 31,500,000 capital securities of the 7.875% E-TRUPS® outstanding, held by one holder of record. The following table sets forth, for the periods indicated, the high and low sales prices per capital security of the 7.875% E-TRUPS® as reported on Bloomberg and the cash distributions per capital security of the 7.875% E-TRUPS®.

	Prices		Cash Distributions per Capital Security
	High	Low
2009
Third Quarter (through July 16, 2009)	$19.75	$16.12	$0.492188
Second Quarter	23.25	9.58	0.492188
First Quarter	20.000	4.370	0.492188

2008
Fourth Quarter ended December 31, 2008	$22.000	$8.820	$0.492188
Third Quarter ended September 30, 2008	24.500	12.310	0.492188
Second Quarter ended June 30, 2008	26.000	23.560	0.492188
First Quarter ended March 31, 2008	28.940	17.500	0.590625

2007
Fourth Quarter ended December 31, 2007	$25.900	$22.350	$0.000000

On July 16, 2009, the closing sales price of the 7.875% E-TRUPS® issued by Citigroup Capital XX on the NYSE was $19.31 per capital security.

7.250% E-TRUPS® Issued by Citigroup Capital XIX

The 7.250% E-TRUPS® issued by Citigroup Capital XIX is currently listed on the NYSE under the symbol “CPRF.” As of July 16, 2009, there were 49,000,000 capital securities of the 7.250% E-TRUPS® outstanding, held by one holder of record. The following table sets forth, for the periods indicated, the high and low sales prices per capital security of the 7.250% E-TRUPS® as reported on Bloomberg and the cash distributions per capital security of the 7.250% E-TRUPS®.

	Prices		Cash Distributions per Capital Security
	High	Low
2009
Third Quarter (through July 16, 2009)	$19.60	$16.03	$0.431250
Second Quarter	23.17	7.76	0.431250
First Quarter	18.030	4.010	0.453125

2008
Fourth Quarter ended December 31, 2008	$18.100	$7.900	$0.453125
Third Quarter ended September 30, 2008	22.530	11.000	0.453125
Second Quarter ended June 30, 2008	24.500	21.040	0.453125
First Quarter ended March 31, 2008	25.420	21.460	0.453125

2007
Fourth Quarter ended December 31, 2007	$26.000	$21.600	$0.604167
Third Quarter ended September 30, 2007	26.190	23.750	0.000000

On July 16, 2009, the closing sales price of the 7.250% E-TRUPS® issued by Citigroup Capital XIX on the NYSE was $19.33 per share.

6.829% Fixed Rate/Floating Rate E-TRUPS® Issued by Citigroup Capital XVIII

The 6.829% Fixed Rate/Floating Rate E-TRUPS® issued by Citigroup Capital XVIII is currently listed on the NYSE under the symbol “C/67BP.” As of July 16, 2009, there were £500,000,000 aggregate liquidation amount of the 6.829% Fixed Rate/Floating Rate E-TRUPS® outstanding. The following table sets forth, for the periods indicated, the high and low sales prices per capital security of the 6.829% Fixed Rate/Floating Rate E-TRUPS® as reported on Bloomberg and the cash distributions per £1,000 liquidation amount of the 6.829% Fixed Rate/Floating Rate E-TRUPS®.

	Prices as a Percentage of Liquidation Preference		Cash Distributions per £1,000 Liquidation Amount
	High	Low
2009
Third Quarter (through July 16, 2009)	51.643%	49.930%	£0.0000
Second Quarter	52.599	20.500	34.145
First Quarter	51.968	17.500	0.0000

2008
Fourth Quarter ended December 31, 2008	71.931%	51.787%	£34.145
Third Quarter ended September 30, 2008	86.069	72.080	0.0000
Second Quarter ended June 30, 2008	88.970	80.814	34.145
First Quarter ended March 31, 2008	97.990	79.730	0.0000

2007
Fourth Quarter ended December 31, 2007	99.975%	93.500%	£34.145
Third Quarter ended September 30, 2007	101.256	94.811	0.0000
Second Quarter ended June 30, 2007	100.274	100.006	0.0000

On July 16, 2009, the closing sales price of the 6.829% Fixed Rate/Floating Rate E-TRUPS® issued by Citigroup Capital XVIII on the NYSE was 49.964% per capital security.

6.350% E-TRUPS® Issued by Citigroup Capital XVII

The 6.350% E-TRUPS® issued by Citigroup Capital XVII is currently listed on the NYSE under the symbol “CPRE.” As of July 16, 2009, there were 44,000,000 capital securities of the 6.350% E-TRUPS® outstanding, held by one holder of record. The following table sets forth, for the periods indicated, the high and low sales prices per capital security of the 6.350% E-TRUPS® as reported on Bloomberg and the cash distributions per capital security of the 6.350% E-TRUPS®.

	Prices		Cash Distributions per Capital Security
	High	Low
2009
Third Quarter (through July 16, 2009)	$16.50	$14.01	$0.396875
Second Quarter	16.70	7.15	0.396875
First Quarter	15.920	3.800	0.396875

2008
Fourth Quarter ended December 31, 2008	$15.800	$7.050	$0.396875
Third Quarter ended September 30, 2008	19.190	9.300	0.396875
Second Quarter ended June 30, 2008	21.610	17.670	0.396875
First Quarter ended March 31, 2008	23.090	18.230	0.396875

2007
Fourth Quarter ended December 31, 2007	$23.550	$18.550	$0.396875
Third Quarter ended September 30, 2007	25.100	20.000	0.396875
Second Quarter ended June 30, 2007	25.200	23.240	0.436563
First Quarter ended March 31, 2007	N/A	N/A	0.0000

On July 16, 2009, the closing sales price of the 6.350% E-TRUPS® issued by Citigroup Capital XVII on the NYSE was $15.43 per capital security.

6.450% E-TRUPS® Issued by Citigroup Capital XVI

The 6.450% E-TRUPS® issued by Citigroup Capital XVI is currently listed on the NYSE under the symbol “CPRW.” As of July 16, 2009, there were 64,000,000 capital securities of the 6.450% E-TRUPS® outstanding, held by one holder of record. The following table sets forth, for the periods indicated, the high and low sales prices per capital security of the 6.450% E-TRUPS® as reported on Bloomberg and the cash distributions per capital security of the 6.450% E-TRUPS®.

	Prices		Cash Distributions per Capital Security
	High	Low
2009
Third Quarter (through July 16, 2009)	$17.58	$14.47	$0.403125
Second Quarter	17.89	6.88	0.403125
First Quarter	16.480	3.990	0.403125

2008
Fourth Quarter ended December 31, 2008	$16.420	$5.000	$0.403125
Third Quarter ended September 30, 2008	19.590	9.500	0.403125
Second Quarter ended June 30, 2008	22.150	18.180	0.403125
First Quarter ended March 31, 2008	24.000	18.950	0.403125

2007
Fourth Quarter ended December 31, 2007	$24.000	$17.870	$0.403125
Third Quarter ended September 30, 2007	24.660	20.150	0.403125
Second Quarter ended June 30, 2007	25.500	24.000	0.403125
First Quarter ended March 31, 2007	25.500	24.890	0.403125

On July 16, 2009, the closing sales price of the 6.450% E-TRUPS® issued by Citigroup Capital XVI on the NYSE was $16.65 per capital security.

6.500% E-TRUPS® Issued by Citigroup Capital XV

The 6.500% E-TRUPS® issued by Citigroup Capital XV is currently listed on the NYSE under the symbol “CPRU.” As of July 16, 2009, there were 47,400,000 capital securities of the 6.500% E-TRUPS® outstanding, held by one holder of record. The following table sets forth, for the periods indicated, the high and low sales prices per capital security of the 6.500% E-TRUPS® as reported on Bloomberg and the cash distributions per capital security of the 6.500% E-TRUPS®.

	Prices		Cash Distributions per Capital Security
	High	Low
2009
Third Quarter (through July 16, 2009)	$18.90	$15.05	$0.40625
Second Quarter	18.86	7.35	0.40625
First Quarter	16.220	3.970	0.40625

2008
Fourth Quarter ended December 31, 2008	$16.200	$7.500	$0.40625
Third Quarter ended September 30, 2008	20.270	9.330	0.40625
Second Quarter ended June 30, 2008	22.550	18.360	0.40625
First Quarter ended March 31, 2008	23.800	19.300	0.40625

2007
Fourth Quarter ended December 31, 2007	$24.500	$19.190	$0.40625
Third Quarter ended September 30, 2007	24.880	21.060	0.40625
Second Quarter ended June 30, 2007	25.600	23.960	0.40625
First Quarter ended March 31, 2007	25.750	24.740	0.40625

On July 16, 2009, the closing sales price of the 6.500% E-TRUPS® issued by Citigroup Capital XV on the NYSE was $18.673 per capital security.

6.875% E-TRUPS® Issued by Citigroup Capital XIV

The 6.875% E-TRUPS® issued by Citigroup Capital XIV is currently listed on the NYSE under the symbol “CPRO.” As of July 16, 2009, there were 22,600,000 capital securities of the 6.875% E-TRUPS® outstanding, held by one holder of record. The following table sets forth, for the periods indicated, the high and low sales prices per capital security of the 6.875% E-TRUPS® as reported on Bloomberg and the cash distributions per capital security of the 6.875% E-TRUPS®.

	Prices		Cash Distributions per Capital Security
	High	Low
2009
Third Quarter (through July 16, 2009)	$19.85	$15.61	$0.429688
Second Quarter	21.45	7.96	0.429688
First Quarter	17.040	2.600	0.429688

2008
Fourth Quarter ended December 31, 2008	$18.120	$6.770	$0.429688
Third Quarter ended September 30, 2008	20.990	9.050	0.429688
Second Quarter ended June 30, 2008	23.500	19.750	0.429688
First Quarter ended March 31, 2008	25.060	20.200	0.429688

2007
Fourth Quarter ended December 31, 2007	$25.290	$18.700	$0.429688
Third Quarter ended September 30, 2007	25.750	22.500	0.429688
Second Quarter ended June 30, 2007	26.230	25.260	0.429688
First Quarter ended March 31, 2007	26.350	25.820	0.429688

On July 16, 2009, the closing sales price of the 6.875% E-TRUPS® issued by Citigroup Capital XIV on the NYSE was $19.40 per capital security.

Market Price of and Distributions on TRUPS®

6.000% TRUPS® Issued by Citigroup Capital XI

The 6.000% TRUPS® issued by Citigroup Capital XI is currently listed on the NYSE under the symbol “CPRQ.” As of July 16, 2009, there were 24,000,000 capital securities of the 6.000% TRUPS® outstanding, held by one holder of record. The following table sets forth, for the periods indicated, the high and low sales prices per capital security of the 6.000% TRUPS® as reported on Bloomberg and the cash distributions per capital security of the 6.000% TRUPS®.

	Prices		Cash Distributions per Capital Security
	High	Low
2009
Third Quarter (through July 16, 2009)	$15.01	$12.15	$0.375
Second Quarter	14.64	6.96	0.375
First Quarter	16.120	4.400	0.375

2008
Fourth Quarter ended December 31, 2008	$16.000	$6.900	$0.375
Third Quarter ended September 30, 2008	19.460	9.750	0.375
Second Quarter ended June 30, 2008	21.140	17.150	0.375
First Quarter ended March 31, 2008	22.500	18.420	0.375

2007
Fourth Quarter ended December 31, 2007	$22.830	$17.800	$0.375
Third Quarter ended September 30, 2007	23.340	20.700	0.375
Second Quarter ended June 30, 2007	25.000	22.910	0.375
First Quarter ended March 31, 2007	25.140	24.570	0.375

On July 16, 2009, the closing sales price of the 6.000% TRUPS® issued by Citigroup Capital XI on the NYSE was $14.05 per capital security.

6.100% TRUPS® Issued by Citigroup Capital X

The 6.100% TRUPS® issued by Citigroup Capital X is currently listed on the NYSE under the symbol “CPRR.” As of July 16, 2009, there were 20,000,000 capital securities of the 6.100% TRUPS® outstanding, held by one holder of record. The following table sets forth, for the periods indicated, the high and low sales prices per capital security of the 6.100% TRUPS® as reported on Bloomberg and the cash distributions per capital security of the 6.100% TRUPS®.

	Prices		Cash Distributions per Capital Security
	High	Low
2009
Third Quarter (through July 16, 2009)	$14.99	$12.31	$0.38125
Second Quarter	15.13	7.29	0.38125
First Quarter	16.350	4.240	0.38125

2008
Fourth Quarter ended December 31, 2008	$16.250	$6.000	$0.38125
Third Quarter ended September 30, 2008	18.900	8.430	0.38125
Second Quarter ended June 30, 2008	21.000	17.350	0.38125
First Quarter ended March 31, 2008	22.530	18.020	0.38125

2007
Fourth Quarter ended December 31, 2007	$23.280	$18.150	$0.38125
Third Quarter ended September 30, 2007	23.850	20.810	0.38125
Second Quarter ended June 30, 2007	25.140	23.000	0.38125
First Quarter ended March 31, 2007	25.500	24.640	0.38125

On July 16, 2009, the closing sales price of the 6.100% TRUPS® issued by Citigroup Capital X on the NYSE was $14.08 per capital security.

6.000% TRUPS® Issued by Citigroup Capital IX

The 6.000% TRUPS® issued by Citigroup Capital IX is currently listed on the NYSE under the symbol “CPRS.” As of July 16, 2009, there were 44,000,000 capital securities of the 6.000% TRUPS® outstanding, held by one holder of record. The following table sets forth, for the periods indicated, the high and low sales prices per capital security of the 6.000% TRUPS® as reported on Bloomberg and the cash distributions per capital security of the 6.000% TRUPS®.

	Prices		Cash Distributions per Capital Security
	High	Low
2009
Third Quarter (through July 16, 2009)	$15.06	$12.06	$0.375
Second Quarter	14.58	7.58	0.375
First Quarter	17.340	4.260	0.375

2008
Fourth Quarter ended December 31, 2008	$16.930	$6.350	$0.375
Third Quarter ended September 30, 2008	18.720	9.000	0.375
Second Quarter ended June 30, 2008	21.200	17.120	0.375
First Quarter ended March 31, 2008	22.500	18.000	0.375

2007
Fourth Quarter ended December 31, 2007	$23.000	$18.300	$0.375
Third Quarter ended September 30, 2007	23.920	20.520	0.375
Second Quarter ended June 30, 2007	24.990	23.010	0.375
First Quarter ended March 31, 2007	24.990	24.330	0.375

On July 16, 2009, the closing sales price of the 6.000% TRUPS® issued by Citigroup Capital IX on the NYSE was $14.03 per capital security.

6.950% TRUPS® Issued by Citigroup Capital VIII

The 6.950% TRUPS® issued by Citigroup Capital VIII is currently listed on the NYSE under the symbol “CPRZ.” As of July 16, 2009, there were 56,000,000 capital securities of the 6.950% TRUPS® outstanding, held by one holder of record. The following table sets forth, for the periods indicated, the high and low sales prices per capital security of the 6.950% TRUPS® as reported on Bloomberg and the cash distributions per capital security of the 6.950% TRUPS®.

	Prices		Cash Distributions per Capital Security
	High	Low
2009
Third Quarter (through July 16, 2009)	$16.89	$14.15	$0.434375
Second Quarter	17.44	8.25	0.434375
First Quarter	20.340	4.110	0.434375

2008
Fourth Quarter ended December 31, 2008	$19.160	$8.100	$0.434375
Third Quarter ended September 30, 2008	21.080	11.000	0.434375
Second Quarter ended June 30, 2008	23.730	19.900	0.434375
First Quarter ended March 31, 2008	24.490	18.000	0.434375

2007
Fourth Quarter ended December 31, 2007	$24.770	$20.630	$0.434375
Third Quarter ended September 30, 2007	25.130	21.910	0.434375
Second Quarter ended June 30, 2007	25.450	24.850	0.434375
First Quarter ended March 31, 2007	25.460	25.030	0.434375

On July 16, 2009, the closing sales price of the 6.950% TRUPS® issued by Citigroup Capital VIII on the NYSE was $16.26 per capital security.

7.125% TRUPS® Issued by Citigroup Capital VII

The 7.125% TRUPS® issued by Citigroup Capital VII is currently listed on the NYSE under the symbol “CPRV.” As of July 16, 2009, there were 46,000,000 capital securities of the 7.125% TRUPS® outstanding, held by one holder of record. The following table sets forth, for the periods indicated, the high and low sales prices per capital security of the 7.125% TRUPS® as reported on Bloomberg and the cash distributions per capital security of the 7.125% TRUPS®.

	Prices		Cash Distributions per Capital Security
	High	Low
2009
Third Quarter (through July 16, 2009)	$17.15	$14.35	$0.44531
Second Quarter	18.00	7.73	0.44531
First Quarter	18.940	4.460	0.44531

2008
Fourth Quarter ended December 31, 2008	$19.000	$7.630	$0.44531
Third Quarter ended September 30, 2008	21.990	11.000	0.44531
Second Quarter ended June 30, 2008	24.430	20.680	0.44531
First Quarter ended March 31, 2008	25.500	20.000	0.44531

2007
Fourth Quarter ended December 31, 2007	$25.140	$21.100	$0.44531
Third Quarter ended September 30, 2007	25.360	23.010	0.44531
Second Quarter ended June 30, 2007	25.510	25.060	0.44531
First Quarter ended March 31, 2007	25.520	25.020	0.44531

On July 16, 2009, the closing sales price of the 7.125% TRUPS® issued by Citigroup Capital VII on the NYSE was $16.48 per capital security.

7.625% TRUPS® Issued by Citigroup Capital III

The 7.625% TRUPS® issued by Citigroup Capital III is currently listed on the NYSE under the symbol “C/36Y.” As of July 16, 2009, there were $200,000,000 aggregate liquidation amount of the 7.625% TRUPS® outstanding, held by one holder of record. The following table sets forth, for the periods indicated, the high and low sales prices per preferred security of the 7.625% TRUPS® as reported on Bloomberg and the cash distributions per $1,000 liquidation amount of the 7.625% TRUPS®.

	Prices as a Percentage of Liquidation Preference		Cash Distributions per $1,000 Liquidation Amount
	High	Low
2009
Third Quarter (through July 16, 2009)	65.000%	48.200%	$0.0000
Second Quarter	65.125	40.000	38.125
First Quarter	65.000	30.000	0.0000

2008
Fourth Quarter ended December 31, 2008	81.000%	74.250%	$38.125
Third Quarter ended September 30, 2008	93.714	72.000	0.0000
Second Quarter ended June 30, 2008	103.25	88.300	38.125
First Quarter ended March 31, 2008	110.250	94.250	0.0000

2007
Fourth Quarter ended December 31, 2007	119.650%	95.813%	$38.125
Third Quarter ended September 30, 2007	117.390	104.625	0.0000
Second Quarter ended June 30, 2007	122.123	113.646	38.125
First Quarter ended March 31, 2007	128.827	116.000	0.0000

On July 16, 2009, the closing sales price of the 7.625% TRUPS® issued by Citigroup Capital III from Citi Secondary Desk was 57.5% per preferred security.

COMPARISON OF RIGHTS BETWEEN THE SUBJECT SECURITIES AND THE COMMON STOCK

The following briefly summarizes the material differences between the rights of holders of the Subject Securities as currently in effect (prior to adoption of the Public Preferred Stock Amendments which would affect holders of the Public Preferred Depositary Shares) and of holders of the Common Stock to be issued in the Exchange Offers. The discussion below is a summary and is qualified in its entirety by reference to our Certificate of Incorporation, including the Certificates of Designation, the amended and restated declaration of trust of each Citigroup Capital Trust (the “Declarations of Trust”) and the indentures governing the related underlying series of junior subordinated debt (the “Indentures”) our amended and restated bylaws (the “Bylaws”) and other documents referred to herein. We urge you to read these documents for a more complete understanding of the differences between the Subject Securities and the Common Stock.

Governing Documents

Public Preferred Depositary Shares: Holders of Public Preferred Depositary Shares have their rights set forth in our Certificate of Incorporation, including the applicable Certificate of Designation, the Bylaws and Delaware law. Certain provisions of the Certificate of Incorporation and the Certificates of Designation would be amended by the Public Preferred Stock Amendments, see “Summary—The Amendments” and the Preferred Proxy Statement.

Trust Preferred Securities: Holders of Trust Preferred Securities have their rights set forth in the applicable Declaration of Trust, Indenture, the Statutory Trust Act of the State of Delaware and the Trust Indenture Act.

Common Stock: Holders of shares of our Common Stock will have their rights set forth in the Certificate of Incorporation, the Bylaws and Delaware law.

Dividends and Distributions

Public Preferred Depositary Shares: The Public Preferred Depositary Shares rank senior to the Common Stock and any other stock that is expressly junior to the Public Preferred Stock as to payment of dividends. Dividends on shares of the Public Preferred Depositary Shares are not mandatory and are not cumulative. Holders of Public Preferred Depositary Shares are entitled to receive dividends, when, as, and if declared by our board of directors, out of assets legally available under Delaware law for payment, payable either quarterly or semi-annually, depending on the series of Public Preferred Depositary Shares. On April 17, 2009, we announced that we intend to continue to pay full dividends on our preferred stock, including the Public Preferred Depositary Shares, through and until the closing of the Exchange Offers, at which point these dividends will be suspended.

We must pay, or declare and set apart for payment, dividends on each series of Public Preferred Depositary Shares before we may pay dividends or make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of Citigroup’s junior stock, including the Common Stock, subject to certain exceptions.

Trust Preferred Securities: Holders of the Trust Preferred Securities are entitled to receive cumulative distributions at a fixed annual percentage rate, payable either quarterly or semi-annually, depending on the series of Trust Preferred Security. Distributions not paid when due accumulate additional interest. The funds available to each Citigroup Capital Trust for distributions on the Trust Preferred Securities are limited to payments received from Citigroup on the series of junior subordinated debt held by the applicable Citigroup Capital Trust.

If we defer interest payments on a series of junior subordinated debt, distributions on the related series of Trust Preferred Securities will also be deferred. During a deferral period, also called an extension period, we cannot pay any dividends or make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of the Citigroup’s capital stock, including the Common Stock and the Public

Preferred Depositary Shares, or make an interest, principal or premium on or repurchase any of our debt securities that rank equal with or junior to the relevant series of junior subordinated debt, subject to certain exceptions.

Common Stock: Subject to the preferential rights of any other class or series of capital stock or other securities, including the Public Preferred Depositary Shares and the Trust Preferred Securities, holders of Common Stock will be entitled to receive such dividends when, as and if declared by our board of directors. On February 27, 2009, we announced that dividend payments on our Common Stock will be suspended.

The Public Preferred Stock Amendments would permit us to declare and pay dividends on Common Stock, without paying or setting apart for payment any dividends on any series of Public Preferred Depositary Shares.

Ranking

Public Preferred Depositary Shares: Each series of Public Preferred Depositary Shares currently ranks senior with respect to dividend rights and rights upon liquidation, dissolution or winding up of Citigroup to the Common Stock. Each series of Public Preferred Depositary Shares is equal in right of payment with the other outstanding series of Public Preferred Depositary Shares. The Public Preferred Depositary Shares rank junior in right of payment to all of our existing and future indebtedness and the Trust Preferred Securities. The liquidation preference of the Public Preferred Depositary Shares ranges from $25 to $1,000 per depositary share, plus any accrued and unpaid dividends on such depositary share.

Trust Preferred Securities: Each series of Trust Preferred Securities currently ranks senior with respect to rights upon liquidation, dissolution or winding up of Citigroup to the Common Stock and the Public Preferred Depositary Shares. Each series of TRUPS® is equal in right of payment with the other outstanding series of TRUPS®, and each series of E-TRUPS® is equal in right of payment with the other outstanding series of E-TRUPS®. Generally, the E-TRUPS® rank junior in right of payment to all of our “senior indebtedness” (as defined in the relevant junior subordinated debt indenture, as amended) including the TRUPS®, and the TRUPS® rank junior in right of payment to all of our “senior indebtedness” (as defined in the relevant junior subordinated debt indenture, as amended). The liquidation amount of the Trust Preferred Securities ranges from $25 and $1,000 per share (£1,000 in the case of the 6.829% E-TRUPS®), plus any accrued and unpaid distributions on such Trust Preferred Security.

Common Stock: The Common Stock will rank junior with respect to dividend rights and rights upon liquidation, dissolution or winding up of Citigroup to all other securities and indebtedness of Citigroup.

If the Public Preferred Stock Amendments become effective, holders of Public Preferred Depositary Shares will no longer be entitled to receive dividends in preference or priority to the holders of Common Stock.

Conversion Rights

Public Preferred Depositary Shares: The Series T Preferred Stock is the only series of Public Preferred Depositary Shares that is convertible.

Series T Preferred Stock:

Optional Conversion. Holders of the Series T Preferred Stock may convert, at their option, Series T Preferred Stock into Common Stock at a conversion rate of 1,482.3503 shares of Common Stock per share of the Series T Preferred Stock, subject to adjustment.

Holders of the Series T Preferred Stock may also convert their shares in the event of a make-whole acquisition or fundamental change.

Mandatory Conversion at Citigroup’s Option. On or after February 15, 2013, Citigroup has the right to require holders of the Series T Preferred Stock to convert some or all of the outstanding shares of Series T Preferred Stock into the number of shares of Common Stock that are issuable at the then-applicable conversion rate if the closing sale price of the Common Stock for at least 20 trading days in a period of 30 consecutive trading days exceeds 130% of the then-applicable conversion price of the Series T Preferred Stock.

Trust Preferred Securities: The Trust Preferred Securities are not convertible into shares of Common Stock.

Common Stock: The Common Stock is not convertible.

Voting Rights

Public Preferred Depositary Shares:

Whenever dividends remain unpaid on the Public Preferred Depositary Shares or any other class or series of preferred stock that ranks on parity with Public Preferred Depositary Shares as to payment of dividends and having equivalent voting rights (“Parity Stock”) for at least six quarterly dividend periods (whether or not consecutive) (or, for the Series E Preferred Stock), at least three semi-annual dividend periods), the number of directors constituting the board of directors will be increased by two members and the holders of the Public Preferred Depositary Shares together with holders of Parity Stock, voting separately as a single class, will have the right to elect the two additional members of the board of directors. When Citigroup has paid full dividends on any class or series of non-cumulative Parity Stock for at least four consecutive quarterly dividend periods (or, for the Series E Preferred Stock, at least two consecutive semi-annual periods) following such non-payment, and has paid cumulative dividends in full on any class or series of cumulative Parity Stock, the voting rights will cease and the authorized number of directors will be reduced by two.

In addition, holders of Public Preferred Depositary Shares currently have the right to vote as a separate class with all other series of Parity Stock adversely affected by and entitled to vote thereon (except preferred stock currently held by the USG, which votes as a separate class), with respect to:

•

any amendment, alteration or repeal of the provisions of the Certificate of Incorporation, including the relevant Certificate of Designations, or Bylaws that would alter or change the voting powers, preferences or special rights of such series of Public Preferred Depositary Shares so as to affect them adversely;

•

any amendment or alteration of the Certificate of Incorporation to authorize or increase the authorized amount of any shares of, or any securities convertible into shares of, any of Citigroup’s capital stock ranking prior to such series of Public Preferred Depositary Shares; or

•	the consummation of a binding share exchange or reclassification involving such series of Public Preferred Depositary Shares or a merger or consolidation of Citigroup with another entity.

Approval of two-thirds of such shares is required.

If the Public Preferred Stock Amendments become effective and the applicable series of Public Preferred Depositary Shares is delisted, holders of such series of Public Preferred Depositary Shares will no longer have the right to elect two additional members of the board of directors when dividends remain unpaid on the Public Preferred Depositary Shares or any other Parity Stock for at least six quarterly dividend periods (or three semi-annual periods for the Series E Preferred Stock), as described in the first paragraph above. In addition, the Public Preferred Stock Amendments would eliminate the requirement that two-thirds of the holders of Public Preferred Depositary Shares approve any amendment, alteration or repeal of the provisions of the Certificate of Incorporation, including the relevant Certificate of Designations, that would alter or change the voting powers, preferences or special rights of such series of Public Preferred Depositary Shares so as to affect them adversely. See “The Exchange Offers—The Amendments—Public Preferred Stock Amendments” for additional information on the Public Preferred Stock Amendments and the requirements for their approval.

Trust Preferred Securities: Generally, holders of the Trust Preferred Securities do not have any voting rights with respect to Citigroup, but do have the right to vote on modifications to certain documents governing the Trust Preferred Securities.

Common Stock: Holders of shares of Common Stock will be entitled to one vote per share on all matters voted on by Citigroup’s stockholders. Following the adoption of the Common Stock Amendments, the holders of the Common Stock will not be entitled to vote on any amendments to the Certificates of Designation relating to any series of preferred stock.

Redemption

Public Preferred Depositary Shares:

Optional Redemption by Citigroup. Citigroup may redeem all or a portion (subject to the exception with respect to the Series E Preferred Stock and the 8.125% Non-Cumulative Preferred Stock, Series AA that a minimum of 2,000 shares be left outstanding following a partial redemption) of each series of Public Preferred Depositary Shares, at its option on or after the date set forth in the table below, at a redemption price equal to 100% of the liquidation preference thereof, on any dividend payment date for which dividends have been declared in full.

CUSIP	Title of Securities Represented by Public Preferred Depositary Shares	Redemption Date	Redemption Price Per Depositary Share
172967556	8.500% Non-Cumulative Preferred Stock, Series F	June 15, 2013	$25
172967ER8	8.400% Fixed Rate/Floating Rate Non-Cumulative Preferred Stock, Series E	April 30, 2018	$1,000
172967572	8.125% Non-Cumulative Preferred Stock, Series AA	February 15, 2018	$25
172967598	6.500% Non-Cumulative Convertible Preferred Stock, Series T	February 15, 2015	$50

In addition, Citigroup may redeem at any time, in whole but not in part, the Series T Preferred Stock if the aggregate liquidation preference of such shares is equal to 5% or less of the aggregate liquidation preference of the shares of such Series T Preferred Stock originally issued by Citigroup.

Redemption at Option of Holders. The Public Preferred Depositary Shares are not redeemable at the option of the holders.

Trust Preferred Securities:

Optional Redemption by the Trusts. The Trusts will redeem the Trust Preferred Securities on the dates and to the extent the related junior subordinated debt securities are redeemed by Citigroup. Citigroup may redeem, in whole, at any time, or in part, from time to time, the related junior subordinated debt securities set forth in the table below on or after the date set forth below at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon through the date of redemption.

CUSIP	Title of Securities	Redemption Date	Redemption Price Per Security
173094AA1	8.300% E-TRUPS®	December 21, 2037(1)	$1,000
173085200	7.875% E-TRUPS®	December 15, 2012	$25
17311U200	7.250% E-TRUPS®	August 15, 2012	$25
17309E200	6.875% E-TRUPS®	June 30, 2011	$25
17310G202	6.500% E-TRUPS®	September 15, 2011	$25
17310L201	6.450% E-TRUPS®	December 31, 2011	$25
17311H209	6.350% E-TRUPS®	March 15, 2012	$25
XS0306711473	6.829% E-TRUPS®	June 28, 2017	£1,000
17306N203	7.125% TRUPS®	July 31, 2006	$25
17306R204	6.950% TRUPS®	September 17, 2006	$25
173064205	6.100% TRUPS®	September 30, 2008	$25
173066200	6.000% TRUPS®	February 13, 2008	$25
17307Q205	6.000% TRUPS®	September 27, 2009	$25

(1)	The 8.300% E-TRUPS® may also be redeemed prior to December 21, 2037 at the applicable make-whole redemption amount.

The 7.625% TRUPS® issued by Citigroup Capital III do not provide Citigroup an option to redeem the related junior subordinated debt securities prior to its maturity date. However, all Trust Preferred Securities may be redeemed by Citigroup, in whole or in part, at varying redemption prices at any time if certain changes in tax, investment company or bank regulatory law or interpretation occur and certain other conditions are satisfied.

Redemption at Option of Holders. The Trust Preferred Securities are not redeemable at the option of the holders.

Common Stock: We have no obligation or right to redeem our Common Stock.

Listing

Public Preferred Depositary Shares: Each series of the Public Preferred Depositary Shares is listed on the NYSE, with the exception of depositary shares representing Series E Preferred Stock, which are not listed on any securities exchange. However, we intend to delist each series of Public Preferred Depositary Shares from the NYSE and we do not intend to apply for listing of any series of Public Preferred Depositary Shares on any other securities exchange. To the extent permitted by law, we intend to deregister each outstanding series of Public Preferred Depositary Shares and Public Preferred Stock under the Exchange Act.

Trust Preferred Securities: Each series of Trust Preferred Security is listed for trading on the NYSE, with the exception of the 8.300% E-TRUPS® issued by Citigroup Capital XXI, which are not listed for trading on any securities exchange.

Common Stock: The Common Stock is listed for trading on the NYSE.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes certain material U.S. federal income tax consequences relating to the exchange of the Public Preferred Depositary Shares or Trust Preferred Securities pursuant to the Exchange Offers and to the ownership and disposition of our Common Stock received upon such exchange.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of the Subject Securities that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of the Subject Securities or Common Stock (a “U.S. holder”). This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to exchange the Subject Securities by any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that have held the Subject Securities or will hold our Common Stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that have not held the Subject Securities, or will not hold our Common Stock, as “capital assets” (generally, property held for investment).

This summary is based on the provisions of the Code, Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this prospectus. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of exchanging the Subject Securities for our Common Stock and owning and disposing of our Common Stock.

Each holder of Subject Securities should consult its own tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences of exchanging the Subject Securities for our Common Stock and of owning and disposing of our Common Stock.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of the Subject Securities or our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partnership that has held the Subject Securities or will hold our Common Stock or if you are a partner in such a partnership, you should consult your own tax advisor regarding the U.S. federal income tax consequences of exchanging the Subject Securities for our Common Stock and owning and disposing of our Common Stock.

Classification of the Voting Trust

The Voting Trust will either be classified as a grantor trust or as merely a custodial arrangement that is not an entity recognized for United States federal tax purposes, and accordingly will not be classified as a partnership or an association taxable as a corporation. Accordingly, for U.S. federal income tax purposes, if you exchange Subject Securities pursuant to the Exchange Offers, you generally will be considered the owner of an undivided interest in your ratable share of the Common Stock held by the Voting Trust. Therefore the distribution of such Common Stock to you from the Voting Trust will not be a taxable event.

Treatment of the Exchange Offers

Exchange of the Public Preferred Depositary Shares into our Common Stock pursuant to the Exchange Offers

The exchange of the Public Preferred Depositary Shares for our Common Stock pursuant to the Exchange Offers will be treated as a recapitalization within the meaning of Section 368(a)(1)(E) of the Code. Therefore, except as described below with respect to cash in lieu of fractional shares, no gain or loss will be recognized by you upon the exchange. Accordingly, your tax basis in the Common Stock received in such an exchange should be the same as your tax basis in the Public Preferred Depositary Shares surrendered (excluding the portion of the tax basis that is allocable to any fractional share), and your holding period for such Common Stock should include your holding period for the Public Preferred Depositary Shares that were exchanged.

The amount of gain or loss recognized on the receipt of cash in lieu of a fractional share should be equal to the difference between the amount of cash you will receive in respect of the fractional share and the portion of your tax basis in the Public Preferred Depositary Shares that is allocable to the fractional share. Any gain or loss recognized on the exchange generally should be capital gain or loss and should be long-term capital gain or loss if, at the time of the exchange, you have held the Public Preferred Depositary Shares for more than one year. The deductibility of net capital losses by individuals and corporations is subject to limitations. You should consult with your own tax advisors concerning the treatment of cash received in lieu of a fractional share.

Exchange of the Trust Preferred Securities into our Common Stock pursuant to the Exchange Offers

A holder of a Trust Preferred Security is treated for U.S. federal income tax purposes as the beneficial owner of a ratable share of the debt securities held by the related trust (the “Underlying Debt Securities”). Thus the exchange of the Trust Preferred Securities for our Common Stock pursuant to the Exchange Offers will be treated as an exchange of the Underlying Debt Securities for our Common Stock for U.S. federal income tax purposes, and will be a recapitalization within the meaning of Section 368(a)(1)(E) of the Code. Therefore, except as described below with respect to accrued but unpaid interest, cash in lieu of fractional shares, and foreign currency gain or loss realized on the Sterling-denominated 6.829% E-TruPS® no gain or loss will be recognized by you upon the exchange. Accordingly, your holding period for the Common Stock received in such an exchange (excluding Common Stock attributable to accrued but unpaid interest on the Underlying Debt Securities) should include your holding period for the Trust Preferred Securities that were exchanged and your tax basis in such Common Stock (excluding Common Stock attributable to accrued but unpaid interest on the Underlying Debt Securities) should be the same as your adjusted tax basis in the Trust Preferred Securities surrendered (excluding the portion of the tax basis that is allocable to any fractional share). Your tax basis in the Common Stock received in exchange for the Sterling-denominated 6.829% E-TruPS® will be adjusted to take into account the amount of any foreign currency gain or loss realized in the exchange, as described below.

The fair market value of any Common Stock received by you attributable to accrued but unpaid interest on the Underlying Debt Securities should be taxable as ordinary income (to the extent not previously taken into income). Your initial tax basis in any Common Stock treated as an interest payment should be equal to its fair market value immediately after the settlement date, and your holding period with respect to such Common Stock should begin on the day following the settlement date.

The amount of gain or loss recognized on the receipt of cash in lieu of a fractional share should be equal to the difference between the amount of cash you will receive in respect of the fractional share and the portion of your tax basis in the Trust Preferred Securities that is allocable to the fractional share. Any gain or loss recognized on the exchange generally should be capital gain or loss and should be long-term capital gain or loss if, at the time of the exchange, you have held the Trust Preferred Securities for more than one year. The deductibility of net capital losses by individuals and corporations is subject to limitations. You should consult with your own tax advisors concerning the treatment of cash received in lieu of a fractional share.

If you acquired a Trust Preferred Security for an amount that is less than the stated principal amount of a ratable share of the Underlying Debt Securities, the amount of such difference is generally treated as “market discount” on the Underlying Debt Securities for U.S. federal income tax purposes. In general, market discount will be considered to accrue ratably during the period from the date of the purchase of the Trust Preferred Security to the maturity date of the Underlying Debt Securities, unless you make an irrevocable election (on an instrument-by-instrument basis) to accrue market discount under a constant yield method. If you exchange Trust Preferred Securities with accrued market discount for our Common Stock pursuant to the Exchange Offers, any gain on the subsequent disposition of such Common Stock will be treated as ordinary income to the extent of such accrued market discount that has not previously been included in income. In the case of Sterling-denominated 6.829% E-TruPS®, such accrued market discount first will be calculated in Sterling and then will be translated into U.S. dollars at the spot exchange rate on the settlement date of the Exchange Offers. Market discount calculated in this way will not be treated as foreign currency gain or loss for purposes of the special rules discussed in the following paragraph.

If you exchange the Sterling-denominated 6.829% E-TruPS® for our Common Stock pursuant to the Exchange Offers, you will recognize gain or loss realized on such exchange to the extent attributable to changes in currency exchange rates during the period in which you held such securities. This foreign currency gain or loss will be treated as ordinary income or loss.

Non-U.S. Holders

Generally, if you are a foreign corporation or a non-resident alien individual, you will not recognize any gain or loss upon the exchange of Subject Securities for Common Stock pursuant to the Exchange Offers. In particular, (i) gain or loss will not be recognized with respect to cash received in lieu of a fractional share provided that (a) such gain or loss is not effectively connected with your conduct of a trade or business in the United States, (b) if you are an individual who holds the Subject Securities as capital assets, you are present in the United States for less than 183 days in the taxable year of the exchange and other conditions are met, and (c) you comply with certain certification requirements; and (ii) the fair market value of any Common Stock received by you attributable to accrued but unpaid interest on the Trust Preferred Securities should not be subject to U.S. federal income tax provided that (a) the interest on the Trust Preferred Securities is not effectively connected with your conduct of a trade or business in the United States, (b) you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock and are not a controlled foreign corporation related to us through stock ownership, and (c) you comply with certain certification requirements.

U.S. Holders of Common Stock

Distributions on Common Stock

In general, distributions with respect to our Common Stock will constitute dividends to the extent made out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a non-taxable return of capital to the extent of your tax basis in our Common Stock and thereafter as capital gain from the sale or exchange of such Common Stock. Dividends received by a corporate U.S. holder will be eligible for the dividends-received deduction if you meet certain holding period and other applicable requirements. Dividends received by a non-corporate U.S. holder in tax years beginning on or before December 31, 2010 will qualify for taxation at special rates if you meet certain holding period and other applicable requirements.

Disposition of Common Stock

Subject to the above discussion on market discount under “Exchange of the Trust Preferred Securities into our Common Stock pursuant to the Exchange Offers,” upon the sale or other disposition of our Common Stock received upon exchange of Subject Securities pursuant to the Exchange Offers, you will generally recognize capital gain or loss equal to the difference between the amount realized and your adjusted tax basis in our Common Stock. Such capital gain or loss will generally be long-term if your holding period in respect of such Common Stock is more than one year. Your holding period for Common Stock received in exchange for Public Preferred Depositary Shares should include your holding period for the Public Preferred Depositary Shares that were exchanged. For a discussion of your holding period in respect of Common Stock received in exchange for Trust Preferred Securities, see above under “Exchange of the Trust Preferred Securities into our Common Stock pursuant to the Exchange Offers.” Long-term capital gain recognized by a non-corporate U.S. holder is eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

U.S. Information Reporting and Backup Withholding

You will be subject to information reporting with respect to any dividend payments by us to you and proceeds of the sale or other disposition by you of our Common Stock, unless you are a corporation or other exempt recipient and appropriately establish that exemption. In addition, such payments will be subject to U.S. federal backup withholding tax, unless you supply a taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise establish an exemption from backup withholding. The backup withholding rate is currently 28%.

Non-U.S. Holders of Common Stock

The discussion in this section is addressed to holders of the Common Stock received pursuant to the Exchange Offers that are “non-U.S. holders.” You are a non-U.S. holder if you are a beneficial owner of the Common Stock who is a foreign corporation or a non-resident alien individual.

Dividends

Dividends with respect to our Common Stock ordinarily will be subject to withholding of U.S. federal income tax at a 30 percent rate, or at a lower rate under an applicable income tax treaty that provides for a reduced rate of withholding. However, if the dividends are effectively connected with your conduct of a trade or business within the United States (and, if certain treaties apply, are attributable to your permanent establishment in the United States), then the dividends will be exempt from the withholding tax described above and instead will be subject to U.S. federal income tax on a net income basis.

Gain on Disposition of Common Stock

You generally will not be subject to United States federal income tax in respect of gain realized on a disposition of Common Stock, provided that (a) the gain is not effectively connected with your conduct of a trade or business in the United States and (b) if you are an individual who holds the Common Stock as a capital asset, you are present in the United States for less than 183 days in the taxable year of the sale and other conditions are met.

Federal Estate Taxes

Common Stock owned or treated as being owned by a non-U.S. holder at the time of death will be included in such holder’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

U.S. Information Reporting and Backup Withholding Tax

U.S. information reporting requirements and backup withholding tax will not apply to dividends paid on Common Stock, provided that you provide a Form W-8BEN (or satisfy certain documentary evidence requirements for establishing that you are not a U.S. person) or otherwise establish an exemption. Information reporting and backup withholding also generally will not apply to a payment of the proceeds of a sale of Common Stock effected outside the United States by a foreign office of a foreign broker. However, information reporting requirements (but not backup withholding) will apply to a payment of the proceeds of a sale of Common Stock effected outside the United States by a foreign office of certain U.S.-related brokers, unless the broker has documentary evidence in its records that you are a non-U.S. holder and certain conditions are met, or you otherwise establish an exemption. Payment by a U.S. office of a broker of the proceeds of a sale of Common Stock will be subject to both backup withholding and information reporting unless you certify your non-U.S. status under penalties of perjury or otherwise establish an exemption.

LEGAL MATTERS

The validity of the Common Stock to be issued in the Exchange Offers will be passed upon for us by Michael J. Tarpley, Assistant General Counsel — Capital Markets. Mr. Tarpley is paid a salary and a bonus by us, is a participant in our employee benefit plans and beneficially owns, or has rights to acquire under Citigroup’s employee benefit plans, an aggregate of less than 1% of Citigroup’s Common Stock. Certain legal matters with respect to the Exchange Offers will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Cleary Gottlieb Steen & Hamilton LLP has from time to time acted as counsel for Citigroup and its subsidiaries and may do so in the future.

EXPERTS

The consolidated financial statements of Citigroup Inc. as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and management’s assessment of effectiveness of internal control over financial reporting as of December 31, 2008, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG audits and reports on consolidated financial statements of Citigroup at future dates and consents to the use of their reports thereon, such consolidated financial statements also will be incorporated by reference in the registration statement in reliance upon their reports and said authority. The report of KPMG LLP on the consolidated financial statements refers to changes in 2007 in Citigroup Inc.’s methods of accounting for fair value measurements, the fair value option for financial assets and financial liabilities, uncertainty in income taxes and cash flows relating to income taxes generated by a leverage lease transaction.

Annex A

Citigroup Inc.

399 Park Avenue

New York, NY 10043

June 18, 2009

Dear Holder of Public Preferred Depositary Shares:

This proxy statement is being delivered to you in connection with the Exchange Offers (as defined below). In order to participate in the Exchange Offers, you will be required to make a Tender Certification (as defined below) or grant your Tendering Voting Instruction (as defined below) in favor of the following proposed amendments to our restated certificate of incorporation and the certificates of designation of each series of Public Preferred Stock (as defined below), in each case, that have been unanimously approved and declared advisable by the board of directors:

•	to eliminate the requirement that:

¡

full dividends on all outstanding shares of the series of Public Preferred Stock must have been declared and paid or declared and set aside before we may pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to our common stock or any other securities junior to such series of Public Preferred Stock;

¡

if full dividends are not declared and paid in full on any series of Public Preferred Stock, dividends with respect to all series of stock ranking equally with such series of Public Preferred Stock be declared on a proportional basis, such that no series is paid a greater percentage of its stated dividend than any other equally ranking series; and

¡

dividends on outstanding shares of preferred stock be paid or declared and set apart for payment, before any dividends may be paid or declared and set apart for payment on any outstanding shares of common stock (collectively, the Dividend Blocker Amendment);

•

to eliminate, upon the delisting of a series of Public Preferred Depositary Shares (as defined below), the right of holders of Public Preferred Stock to elect two directors if dividends have not been paid for six quarterly dividend periods (or, in the case of the Series E Public Preferred Stock, for three semi-annual dividend periods), whether or not consecutive (the Director Amendment);

•

to clarify that any shares of any series of Public Preferred Stock acquired by us may not be reissued by us as part of such series, and will instead be restored to the status of authorized but unissued shares of preferred stock without designation as to series (the Retirement Amendment); and

•

to increase the number of authorized shares of preferred stock from 30 million to 2 billion (the Authorized Preferred Stock Increase and, together with the Dividend Blocker Amendment, the Director Amendment and the Retirement Amendment, the Public Preferred Stock Amendments).

The effectiveness of any Public Preferred Stock Amendment is not conditioned on the approval of any other Public Preferred Stock Amendment.

We are soliciting your Voting Instructions (as defined below) in respect of the depositary shares (Public Preferred Depositary Shares) representing our 8.500% Non-Cumulative Preferred Stock, Series F (Series F);

PREFERRED PROXY STATEMENT

8.400% Fixed Rate/Floating Rate Non-Cumulative Preferred Stock, Series E (Series E); 8.125% Non-Cumulative Preferred Stock, Series AA (Series AA); and 6.500% Non-Cumulative Convertible Preferred Stock, Series T (Series T and, collectively, the Public Preferred Stock) that you held as of the close of business on June 16, 2009, 2009 (the Record Date). As described in our preliminary prospectus included in our registration statement on Form S-4 (Registration No. 333-158100), filed with the Securities and Exchange Commission (SEC) on June 18, 2009 (the Prospectus), of which the enclosed proxy statement is a part, we will not accept your Public Preferred Depositary Shares for exchange unless you follow the procedures contained in the letter of transmittal relating to the applicable Exchange Offer (the Letter of Transmittal) to make a Tendering Certification or grant your Tendering Voting Instruction in favor of each of the Public Preferred Stock Amendments. If we accept your Public Preferred Depositary Shares for exchange, your Tendering Voting Instruction will become irrevocable and you will be unable to change your vote. If you do not wish to tender your Public Preferred Depositary Shares in an Exchange Offer, but you wish to take action in favor of or against any Public Preferred Stock Amendment, you may give a Non-Tendering Voting Instruction (as defined below) by following the instructions using the detachable voting instruction form provided in the Letter of Transmittal.

In order to save the expense associated with holding a special meeting, the board of directors has elected to obtain stockholder approval of the amendments described above by written consent pursuant to Section 228 of the Delaware General Corporation Law, rather than by calling a meeting of stockholders. We are soliciting proxies and Voting Instructions to execute written consents from all of our holders as of the Record Date of common stock and Public Preferred Depositary Shares, respectively.

Granting your Voting Instruction to execute a written consent to approve the Public Preferred Stock Amendments is important for the success of the transactions that we announced on February 27, 2009 to strengthen our tangible common equity (TCE) and Tier 1 Common (see “Background of the Transactions” below). We are pleased to report that we have already made great progress in implementing the proposed transactions (the Transactions):

•

on March 18, 2009, we entered into definitive agreements with all of the private holders (the Private Holders) of our convertible preferred stock issued in January 2008 to exchange an aggregate of $12.5 billion in liquidation preference of convertible preferred stock held by the Private Holders into approximately 3,846 shares of our newly-created Series M Common Stock Equivalent (the Interim Securities) and warrants to acquire approximately 395 million shares of our common stock at a price of $0.01 per share (the Private Holders Transactions);

•

on June 9, 2009 we entered into a definitive agreement with the U.S. Department of the Treasury (U.S. Treasury) (i) to exchange an aggregate of $12.5 billion in liquidation preference of preferred stock held by U.S. Treasury into approximately 3,846 shares of Interim Securities and warrants to acquire 395 million shares of our common stock at a price of $0.01 per share and (ii) to exchange for additional Interim Securities an additional number of shares of preferred stock with an aggregate liquidation preference equal to the aggregate liquidation preference or amount of the Public Preferred Depositary Shares and Trust Preferred Securities (as defined below) tendered and accepted for exchange in the Exchange Offers in an aggregate amount of up to $12.5 billion. Under the definitive agreement entered into with U.S. Treasury and the definitive agreement entered into on June 9, 2009 with the Federal Deposit Insurance Corporation (FDIC), any remaining preferred stock held by U.S. Treasury and all preferred stock held by the FDIC will be exchanged into a new series of 8% trust preferred securities (the USG Transactions, and together with the Private Holders Transactions, the USG/Private Holders Transactions);

•

we have commenced public exchange offers (the Exchange Offers) pursuant to which we are offering to exchange newly issued shares of our common stock for (i) any and all issued and outstanding Public Preferred Depositary Shares and (ii) certain series of the trust preferred securities (the Trust Preferred Securities) as described in the Prospectus. In the case of the Trust Preferred Securities, due to a limitation on the number of our authorized but unissued shares of common stock, we will be able to

2

accept only a limited amount of Trust Preferred Securities for exchange in the Exchange Offers. Specifically, we will be able to accept for exchange a number of Trust Preferred Securities with a liquidation amount equal to approximately $5.6 billion plus the amount of the liquidation preference of Public Preferred Depositary Shares that are not tendered and accepted for exchange in the Exchange Offers, subject to an overall cap on Public Preferred Depositary Shares and Trust Preferred Securities that may be accepted for exchange of $20.5 billion in liquidation preference or amount; and

•

we have mailed a separate Notice of Solicitation of Written Consents and accompanying proxy statement (the Common Proxy Statement) to holders of our Public Preferred Depositary Shares and Trust Preferred Securities, seeking their proxy instructions to execute written consents in favor of the amendments to our restated certificate of incorporation increasing our authorized share capital, approving a reverse stock split and eliminating the right of holders of our common stock to vote on any amendment to the restated certificate of incorporation (including any certificate of designation related to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock (the Common Stock Amendments). When you tender your Public Preferred Depositary Shares, you must follow the instructions in the Letter of Transmittal to provide instructions to deliver a proxy to execute a written consent to approve the Public Preferred Stock Amendments and the Common Stock Amendments in order to have your Public Preferred Depositary Shares accepted for exchange. For more information, please see the Common Proxy Statement and the Prospectus.

We believe that the Public Preferred Stock Amendments are in the best interests of our stockholders and are important to achieving the overarching goal of increasing our TCE and Tier 1 Common. The Dividend Blocker Amendment, if it becomes effective, will allow us to pay dividends on our common stock even if full dividends on the Public Preferred Stock have not been paid or declared and set apart for payment, which we believe will enhance the price and liquidity of our common stock. The Director Amendment, if it becomes effective, will eliminate the possibility that non-exchanging holders of Public Preferred Depositary Shares could exercise a level of influence and control over the governance and the management of our company that is disproportionate to their remaining economic interest. The Retirement Amendment and the Authorized Preferred Stock Increase, if they become effective, will allow us greater flexibility in deciding the terms of securities to be issued in any future financing and in otherwise taking steps to maximize the efficiency of our overall capital structure.

The changes proposed by the Director Amendment will not take effect with respect to any series of Public Preferred Depositary Shares unless and until we delist any Public Preferred Depositary Shares of that series that remain outstanding following the completion of the Exchange Offers. Since the Series E Public Preferred Depositary Shares are not listed on any exchange, the Director Amendment, if approved, will become effective with respect to the Series E Public Preferred Stock immediately upon the filing of the Director Amendment with the Secretary of State of the State of Delaware. We currently intend to seek to delist and/or, to the extent permitted by law, deregister the Public Preferred Stock and Public Preferred Depositary Shares after completion of the Exchange Offers.

The board of directors has unanimously approved and declared advisable each of the Dividend Blocker Amendment, the Director Amendment, the Retirement Amendment and the Authorized Preferred Stock Increase and unanimously recommends that you give your Voting Instruction to execute a written consent to approve each of the Dividend Blocker Amendment, the Director Amendment, the Retirement Amendment and the Authorized Preferred Stock Increase.

In order to validly tender your Public Preferred Depositary Shares in the Exchange Offers, you must: (1) if you were a record holder of your Public Preferred Depositary Shares as of the Record Date, give a voting instruction, in the manner specified in the Letter of Transmittal, with respect to such Public Preferred Depositary Shares, instructing The Bank of New York Mellon (BONY), as depositary, to grant a proxy to execute a written consent in favor of each of the Public Preferred Stock Amendments, or (2) if you were a beneficial owner of Public Preferred Depositary Shares as of the Record Date, contact your bank, broker, custodian or other nominee promptly and instruct it to give to BONY, as depositary, a voting

3

instruction, in the manner specified in the Letter of Transmittal, with respect to such Public Preferred Depositary Shares, in favor of the Public Preferred Stock Amendments (the instructions referred to in (1) and (2) above, the Tendering Voting Instructions).

If you were not a record or beneficial holder of your Public Preferred Depositary Shares as of the Record Date, you will not be required to vote such shares in order to tender your shares in the Exchange Offers, but you will be required to certify that you were not a holder of Public Preferred Depositary Shares as of the Record Date (a Tender Certification).

If you do not wish to tender your Public Preferred Depositary Shares in an Exchange Offer, but you wish to take action with respect to the Public Preferred Stock Amendments, you must: (1) if you were a record holder of your Public Preferred Depositary Shares as of the Record Date, give a voting instruction to BONY using the detachable voting instruction form provided in the letter of transmittal instructing BONY, as depositary, to consent to, withhold consent on, or abstain on each Public Preferred Stock Amendment and discard the remaining portions of the letter of transmittal, or (2) if you were a beneficial owner of Public Preferred Depositary Shares as of the Record Date, contact your bank, broker, custodian or other nominee promptly and instruct it to give a voting instruction on your behalf to BONY, as depositary (the instructions referred to in (1) and (2) above, the Non-Tendering Voting Instructions and, together with the Tendering Voting Instructions, the Voting Instructions).

The proxy statement enclosed with this letter provides you with important information about the Public Preferred Stock Amendments for which we are seeking your Voting Instruction. We encourage you to read the entire proxy statement carefully. You may also obtain additional information about us from documents we have filed with the SEC and on our website at www.citigroup.com.

Thank you for your support of Citigroup.

Sincerely,

Richard D. Parsons

Chairman of the Board

4

Citigroup Inc.

399 Park Avenue

New York, NY 10043

June 18, 2009

Dear Common Stockholder:

We are writing to you as a holder of common stock as of the close of business on June 16, 2009 (the Record Date) to request that you grant your proxy authorizing the individuals pre-printed on the enclosed proxy card to execute a written consent with respect to the following proposed amendments to our restated certificate of incorporation and the certificates of designation of each of our 8.500% Non-Cumulative Preferred Stock, Series F (Series F); 8.400% Fixed Rate / Floating Rate Non-Cumulative Preferred Stock, Series E (Series E); 8.125% Non-Cumulative Preferred Stock, Series AA (Series AA); and 6.500% Non-Cumulative Convertible Preferred Stock, Series T (Series T and, collectively, the Public Preferred Stock), in each case, that have been unanimously approved and declared advisable by the board of directors:

•	to eliminate the requirement that:

¡

full dividends on all outstanding shares of the series of Public Preferred Stock must have been declared and paid or declared and set aside before we may pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to our common stock or any other securities junior to such series of Public Preferred Stock;

¡

if full dividends are not declared and paid in full on any series of Public Preferred Stock, dividends with respect to all series of stock ranking equally with such series of Public Preferred Stock be declared on a proportional basis, such that no series is paid a greater percentage of its stated dividend than any other equally ranking series; and

¡

dividends on outstanding shares of preferred stock be paid or declared and set apart for payment, before any dividends may be paid or declared and set apart for payment on any outstanding shares of common stock (collectively, the Dividend Blocker Amendment);

•

to eliminate, upon the delisting of a series of Public Preferred Depositary Shares (as defined below), the right of holders of Public Preferred Stock to elect two directors if dividends have not been paid for six quarterly dividend periods (or, in the case of the Series E Public Preferred Stock, for three semi-annual dividend periods), whether or not consecutive (the Director Amendment);

•

to clarify that any shares of any series of Public Preferred Stock acquired by us may not be reissued by us as part of such series, and will instead be restored to the status of authorized but unissued shares of preferred stock without designation as to series (the Retirement Amendment); and

•

to increase the number of authorized shares of preferred stock from 30 million to 2 billion (the Authorized Preferred Stock Increase and, together with the Dividend Blocker Amendment, the Director Amendment and the Retirement Amendment, the Public Preferred Stock Amendments).

The effectiveness of any Public Preferred Stock Amendment is not conditioned on the approval of any other Public Preferred Stock Amendment.

In order to save the expense associated with holding a special meeting, the board of directors has elected to obtain stockholder approval of the amendments described above by written consent pursuant to Section 228 of the Delaware General Corporation Law, rather than by calling a meeting of stockholders. We are soliciting

PREFERRED PROXY STATEMENT

proxies to execute written consents from all of our holders of common stock as of the Record Date. We are also soliciting Voting Instructions (as defined in this proxy statement) from our holders as of the Record Date of the depositary shares (Public Preferred Depositary Shares) representing the Public Preferred Stock.

Granting your proxy authorizing the individuals pre-printed on the enclosed proxy card to execute a written consent to approve the Public Preferred Stock Amendments is important for the success of the transactions that we announced on February 27, 2009 to strengthen our tangible common equity (TCE) and Tier 1 Common (see “Background of the Transactions” below). We are pleased to report that we have already made great progress in implementing the proposed transactions (the Transactions):

•

on March 18, 2009, we entered into definitive agreements with all of the private holders (the Private Holders) of our convertible preferred stock issued in January 2008 to exchange an aggregate of $12.5 billion in liquidation preference of convertible preferred stock held by the Private Holders into approximately 3,846 shares of our newly-created Series M Common Stock Equivalent (the Interim Securities) and warrants to acquire approximately 395 million shares of our common stock at a price of $0.01 per share (the Private Holders Transactions);

•

on June 9, 2009, we entered into a definitive agreement with the U.S. Department of the Treasury (U.S. Treasury) (i) to exchange an aggregate of $12.5 billion in liquidation preference of preferred stock held by U.S. Treasury into approximately 3,846 shares of Interim Securities and warrants to acquire 395 million shares of our common stock at a price of $0.01 per share and (ii) to exchange for additional Interim Securities an additional number of shares of preferred stock with an aggregate liquidation preference equal to the aggregate liquidation preference or amount of the Public Preferred Depositary Shares and Trust Preferred Securities (as defined below) tendered and accepted for exchange in the Exchange Offers in an aggregate amount of up to $12.5 billion. Under the definitive agreement entered into with U.S. Treasury and the definitive agreement entered into on June 9, 2009 with the Federal Deposit Insurance Corporation (FDIC), any remaining preferred stock held by U.S. Treasury and all preferred stock held by the FDIC will be exchanged into a new series of 8% trust preferred securities (the USG Transactions, and together with the Private Holders Transactions, the USG/Private Holders Transactions);

•

we have commenced public exchange offers (the Exchange Offers) pursuant to which we are offering to exchange newly issued shares of our common stock for (i) any and all issued and outstanding Public Preferred Depositary Shares, and (ii) certain series of the trust preferred securities (the Trust Preferred Securities) as described in the Prospectus. In the case of the Trust Preferred Securities, due to a limitation on the number of our authorized but unissued shares of common stock, we will be able to accept only a limited amount of Trust Preferred Securities for exchange in the Exchange Offers. Specifically, we will be able to accept for exchange a number of Trust Preferred Securities with a liquidation amount equal to approximately $5.6 billion plus the amount of the liquidation preference of Public Preferred Depositary Shares that are not tendered and accepted for exchange in the Exchange Offers, subject to an overall cap on Public Preferred Depository Shares and Trust Preferred Securities that may be accepted for exchange of $20.5 billion in liquidation preference or amount; and

•

we have mailed a separate Notice of Solicitation of Written Consents and accompanying proxy statement (the Common Proxy Statement) to holders of our Public Preferred Depositary Shares and Trust Preferred Securities, seeking their proxy instructions to execute written consents in favor of amendments to our restated certificate of incorporation increasing our authorized share capital, approving a reverse stock split and eliminating the right of holders of our common stock to vote on any amendment to the restated certificate of incorporation (including any certificate of designation related to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock (the Common Stock Amendments). On or about the record date for the Common Stock Amendments, which will be the settlement date for the Exchange Offers, we will mail the Common Proxy Statement to holders of our common stock, seeking their proxy instructions to execute written consents in favor of the Common Stock Amendments. For more information, please see the Common Proxy Statement and the Prospectus.

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We believe that the Public Preferred Stock Amendments are in the best interests of our stockholders and are important to achieving the overarching goal of increasing our TCE and Tier 1 Common. The Dividend Blocker Amendment, if it becomes effective, will allow us to pay dividends on our common stock even if full dividends on the Public Preferred Stock have not been paid or declared and set apart for payment, which we believe will enhance the price and liquidity of our common stock. The Director Amendment, if it becomes effective, will eliminate the possibility that non-exchanging holders of Public Preferred Depositary Shares could exercise a level of influence and control over the governance and the management of our company that is disproportionate to their remaining economic interest. The Retirement Amendment and the Authorized Preferred Stock Increase, if they become effective, will allow us greater flexibility in deciding the terms of securities to be issued in any future financing and in otherwise taking steps to maximize the efficiency of our overall capital structure. As a holder of our common stock, it is in your best interest to grant your proxy to execute a written consent in favor of each of the Public Preferred Stock Amendments to allow the board of directors greater flexibility in deciding to reinstate dividends on your common stock even if we have not paid dividends on the Public Preferred Stock.

The changes proposed by the Director Amendment will not take effect with respect to any series of Public Preferred Depositary Shares unless and until we delist any Public Preferred Depositary Shares of that series that remain outstanding following the completion of the Exchange Offers. Since the Series E Public Preferred Depositary Shares are not listed on any exchange, the Director Amendment, if approved, will become effective with respect to the Series E Public Preferred Stock immediately upon the filing of the Director Amendment with the Secretary of State of the State of Delaware. We currently intend to seek to delist and/or, to the extent permitted by law, deregister the Public Preferred Stock and Public Preferred Depositary Shares after completion of the Exchange Offers.

The board of directors has unanimously approved and declared advisable each of the Dividend Blocker Amendment, the Director Amendment, the Retirement Amendment and the Authorized Preferred Stock Increase and unanimously recommends that you grant a proxy to the individuals named in the enclosed proxy card to execute a written consent to approve each of the Dividend Blocker Amendment, the Director Amendment, the Retirement Amendment and the Authorized Preferred Stock Increase.

If you are a record holder of common stock outstanding and entitled to vote on the Record Date, you are urged to complete, date and sign the enclosed proxy card and promptly return it in the enclosed postage-prepaid envelope or vote by telephone or Internet by following the instructions on the enclosed proxy card. To be counted, your dated and signed proxy card must be received at or before 5:00 p.m. New York Time, on the expiration date of the Exchange Offers, currently anticipated to be July 24, 2009 (the Proxy Deadline), subject to extension by Citigroup. We will announce any extension of the Proxy Deadline by issuing a press release. If you hold your common stock through a bank, broker, custodian or other nominee, please contact your bank, broker, custodian or other nominee to instruct it to grant a proxy on your behalf with respect to each of the Dividend Blocker Amendment, the Director Amendment, the Retirement Amendment and the Authorized Preferred Stock Increase.

IN ORDER TO PARTICIPATE IN THIS SOLICITATION, YOU (OR YOUR BANK, BROKER, CUSTODIAN OR OTHER NOMINEE, ON YOUR BEHALF) MUST DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY RETURN IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE OR VOTE BY TELEPHONE OR INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD.

The proxy statement enclosed with this letter provides you with important information about the Public Preferred Stock Amendments. We encourage you to read the entire proxy statement carefully. You may also obtain additional information about us from documents we have filed with the Securities and Exchange Commission ( SEC) and on our website at www.citigroup.com.

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Regardless of the number of shares you own, your proxy is important. Please complete, date and sign the enclosed proxy card and promptly return it in the enclosed postage-prepaid envelope so that we receive your response on or before the Proxy Deadline. You may also grant your proxy by telephone or Internet on or before such date. Please review the instructions on the enclosed proxy card regarding each of these options.

Thank you for your support of Citigroup.

Sincerely,

Richard D. Parsons

Chairman of the Board

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Citigroup Inc.

399 Park Avenue

New York, NY 10043

Notice of Solicitation of Written Consents

Dear Stockholder:

This proxy statement is being delivered to you in connection with the solicitation on behalf of the board of directors of proxies from the holders of our common stock and Voting Instructions (as defined below) from the holders of depositary shares (Public Preferred Depositary Shares) representing our 8.500% Non-Cumulative Preferred Stock, Series F (Series F); 8.400% Fixed Rate / Floating Rate Non-Cumulative Preferred Stock, Series E (Series E) ; 8.125% Non-Cumulative Preferred Stock, Series AA (Series AA); and 6.500% Non-Cumulative Convertible Preferred Stock, Series T (Series T and, collectively, the Public Preferred Stock). The board of directors is requesting that holders of our common stock and holders of our outstanding Public Preferred Depositary Shares as of the close of business on June 16, 2009 (the Record Date) grant their proxies or Voting Instructions with respect to the following proposed amendments to our restated certificate of incorporation and to the certificates of designation of each series of Public Preferred Stock, in each case, that have been unanimously approved and declared advisable by the board of directors:

•	to eliminate the requirement that:

¡

full dividends on all outstanding shares of the series of Public Preferred Stock must have been declared and paid or declared and set aside before we may pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to our common stock or any other securities junior to such series of Public Preferred Stock;

¡

if full dividends are not declared and paid in full on any series of Public Preferred Stock, dividends with respect to all series of stock ranking equally with such series of Public Preferred Stock be declared on a proportional basis, such that no series is paid a greater percentage of its stated dividend than any other equally ranking series; and

¡

dividends on outstanding shares of preferred stock be paid or declared and set apart for payment, before any dividends may be paid or declared and set apart for payment on any outstanding shares of common stock (collectively, the Dividend Blocker Amendment);

•

to eliminate, upon the delisting of a series of Public Preferred Depositary Shares, the right of holders of Public Preferred Stock to elect two directors if dividends have not been paid for six quarterly dividend periods (or, in the case of the Series E Public Preferred Stock, for three semi-annual dividend periods), whether or not consecutive (the Director Amendment);

•

to clarify that any shares of any series of Public Preferred Stock acquired by us may not be reissued by us as part of such series, and will instead be restored to the status of authorized but unissued shares of preferred stock without designation as to series (the Retirement Amendment); and

•

to increase the number of authorized shares of preferred stock from 30 million to 2 billion (the Authorized Preferred Stock Increase and, together with the Dividend Blocker Amendment, the Director Amendment and the Retirement Amendment, the Public Preferred Stock Amendments).

The effectiveness of any Public Preferred Stock Amendment is not conditioned on the approval of any other Public Preferred Stock Amendment.

In order to save the expense associated with holding a special meeting, the board of directors has elected to obtain stockholder approval of the amendments described above by written consent pursuant to Section 228 of the Delaware General Corporation Law, rather than by calling a meeting of stockholders. We are soliciting proxies to execute written consents from all of our holders of record as of the Record Date of common stock. We are also soliciting Voting Instructions to execute written consents from all of our holders as of the Record Date of Public Preferred Depositary Shares.

The board of directors has unanimously approved and declared advisable each of the Dividend Blocker Amendment, the Director Amendment, the Retirement Amendment and the Authorized Preferred Stock Increase and unanimously recommends that you grant your proxy or Voting Instruction to execute a written consent to approve each of the Dividend Blocker Amendment, the Director Amendment, the Retirement Amendment and the Authorized Preferred Stock Increase.

Holders of Public Preferred Depositary Shares

In order to validly tender your Public Preferred Depositary Shares in the Exchange Offers, you must: (1) if you were a record holder of your Public Preferred Depositary Shares as of the Record Date, give a voting instruction, in the manner specified in the Letter of Transmittal, with respect to such Public Preferred Depositary Shares, instructing The Bank of New York Mellon (BONY), as depositary, to grant a proxy to execute a written consent in favor of each of the Public Preferred Stock Amendments, or (2) if you were a beneficial owner of Public Preferred Depositary Shares as of the Record Date, contact your bank, broker, custodian or other nominee promptly and instruct it to give to BONY, as depositary, a voting instruction, in the manner specified in the Letter of Transmittal, with respect to such Public Preferred Depositary Shares, in favor of the Public Preferred Stock Amendments (the instructions referred to in (1) and (2) above, the Tendering Voting Instructions).

If you were not a record or beneficial holder of your Public Preferred Depositary Shares as of the Record Date, you will not be required to vote such shares in order to tender your shares in the Exchange Offers, but you will be required to certify that you were not a holder of Public Preferred Depositary Shares as of the Record Date and are not entitled to grant a proxy with respect to such Public Preferred Depositary Shares (a Tender Certification).

If you do not wish to tender your Public Preferred Depositary Shares in an Exchange Offer, but you wish to take action with respect to the Public Preferred Stock Amendments, you must: (1) if you were a record holder of your Public Preferred Depositary Shares as of the Record Date, give a voting instruction to BONY using the detachable form provided in the letter of transmittal instructing BONY, as depositary, to consent to, withhold consent on, or to abstain on each Public Preferred Stock Amendment and discard the remaining portions of the letter of transmittal, or (2) if you were a beneficial owner of Public Preferred Depositary Shares as of the Record Date, contact your bank, broker, custodian or other nominee promptly and instruct it to give a voting instruction on your behalf to BONY, as depositary (the instructions referred to in (1) and (2) above, the Non-Tendering Voting Instructions and, together with the Tendering Voting Instructions, the Voting Instructions).

By order of the Board of Directors

Michael S. Helfer

Corporate Secretary

June 18, 2009

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FORWARD-LOOKING STATEMENTS

This document and the information incorporated by reference in this document include forward-looking statements. These forward-looking statements are based on Citigroup management’s beliefs and assumptions and on information currently available to Citigroup’s management and involve external risks and uncertainties, including, but not limited to, those described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008. Forward-looking statements include information concerning Citigroup’s possible or assumed future results of operations and statements preceded by, followed by or that include the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. Factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, those discussed elsewhere in this document and the documents incorporated by reference in this document. You should not put undue reliance on any forward-looking statements. Except as required by applicable law or regulation, Citigroup does not have any intention or obligation to update forward-looking statements after it distributes this document.

References to “Citigroup,” “we,” and “us” shall refer to Citigroup Inc.

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QUESTIONS AND ANSWERS ABOUT THE PROXY SOLICITATION MATERIALS AND THE PROXY SOLICITATION

Q: Who is soliciting my proxy or Voting Instruction?

A: The board of directors of Citigroup is providing these proxy solicitation materials to you in connection with its solicitation of proxies and Voting Instructions (as defined below) to execute written consents to approve certain amendments to our restated certificate of incorporation and to the certificates of designation of our 8.500% Non-Cumulative Preferred Stock, Series F (Series F); 8.400% Fixed Rate/Floating Rate Non-Cumulative Preferred Stock, Series E (Series E); 8.125% Non-Cumulative Preferred Stock, Series AA (Series AA); and 6.500% Non-Cumulative Convertible Preferred Stock, Series T (Series T and, collectively, the Public Preferred Stock). The board is providing this proxy statement, which forms a part of the preliminary prospectus included in our registration statement on Form S-4 (Registration No. 333-158100), filed with the SEC on June 18, 2009 (the Prospectus), and the accompanying proxy card to holders of our common stock and the applicable letter of transmittal related to the Exchange Offers (as defined below) (the Letter of Transmittal) to holders of depositary shares representing our Public Preferred Stock (Public Preferred Depositary Shares) beginning on or about June 18, 2009. This proxy statement, the accompanying proxy card, the Prospectus, the Letter of Transmittal and the Notice of Solicitation of Written Consents will also be available on our website at www.citigroup.com. This proxy statement contains important information for you to consider when deciding how to vote on this matter. Please read it carefully.

Q: Who is entitled to give a proxy or Voting Instruction?

A: The board of directors set the close of business on June 16, 2009 as the record date (the Record Date) for determining holders of common stock and holders of Public Preferred Depositary Shares entitled to grant a proxy or Voting Instruction to execute a written consent with respect to the Public Preferred Stock Amendments (as defined below). If you are a holder on the Record Date of our common stock or Public Preferred Depositary Shares, you are entitled to grant your proxy or Voting Instruction (and if you are a holder of Public Preferred Depositary Shares on the Record Date and wish to tender your shares in the Exchange Offers, you must grant your Tendering Voting Instruction (as defined below)) with respect to the Public Preferred Stock Amendments. In addition, the USG (as defined below), as holder of USG Preferred Stock (as defined below) is entitled to grant a proxy with respect to the Authorized Preferred Stock Increase and the amendments to our certificate of incorporation described in the third bullet of the Dividend Blocker Amendment with respect to all USG Preferred Stock outstanding as of the Record Date.

Q. What am I being asked to give my proxy or Voting Instruction to?

A: You are being asked to give your proxy or Voting Instruction with respect to the following proposed amendments to our restated certificate of incorporation and the certificates of designation of each series of Public Preferred Stock, in each case, that have been unanimously approved and declared advisable by the board of directors:

•	to eliminate the requirement that:

¡

full dividends on all outstanding shares of the series of Public Preferred Stock must have been declared and paid or declared and set aside before we may pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to our common stock or any other securities junior to such series of Public Preferred Stock;

¡

if full dividends are not declared and paid in full on any series of Public Preferred Stock, dividends with respect to all series of stock ranking equally with such series of Public Preferred Stock be declared on a proportional basis, such that no series is paid a greater percentage of its stated dividend than any other equally ranking series; and

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¡

dividends on outstanding shares of preferred stock be paid or declared and set apart for payment, before any dividends may be paid or declared and set apart for payment on any outstanding shares of common stock (collectively, the Dividend Blocker Amendment);

•

to eliminate, upon the delisting of a series of Public Preferred Depositary Shares, the right of holders of Public Preferred Stock to elect two directors if dividends have not been paid for six quarterly dividend periods (or, in the case of the Series E Public Preferred Stock, for three semi-annual dividend periods), whether or not consecutive (the Director Amendment);

•

to clarify that any shares of any series of Public Preferred Stock acquired by us may not be reissued by us as part of such series, and will instead be restored to the status of authorized but unissued shares of preferred stock without designation as to series (the Retirement Amendment); and

•

to increase the number of authorized shares of preferred stock from 30 million to 2 billion (the Authorized Preferred Stock Increase and, together with the Dividend Blocker Amendment, the Director Amendment and the Retirement Amendment, the Public Preferred Stock Amendments).

Q: What is the recommendation of the board of directors?

A: The board unanimously recommends that you give your proxy or Voting Instruction, as the case may be, to execute a written consent in favor of each of the Public Preferred Stock Amendments.

Q: What portion of shares must give their consent in order to adopt the Public Preferred Stock Amendments?

A: Under Delaware law and our restated certificate of incorporation, the affirmative written consent of holders, as of the close of business on the Record Date, of (1) two-thirds of the Public Preferred Depositary Shares, voting together as a class, and a majority of the common stock, voting as a class, are required to approve each of the Dividend Blocker Amendment, the Director Amendment and the Retirement Amendment and (2) a majority of the Public Preferred Depositary Shares and the Fixed Rate Cumulative Perpetual Preferred Stock, Series G, Series H and Series I (the USG Preferred Stock), voting together as a class, and a majority of the common stock, voting as a class, are required to approve the Authorized Preferred Stock Increase. In addition, two-thirds of each series of USG Preferred Stock are required to approve the amendments to our restated certificate of incorporation described in the third bullet of the Dividend Blocker Amendment.

Q: How will the number of votes for each Public Preferred Depositary Share be determined?

A: Each Series F, Series AA and Series T Public Preferred Depositary Share represents a 1/1,000 th fractional interest in a share of Series F, Series AA or Series T Public Preferred Stock and each Series E Public Preferred Depositary Share represents a 1/25th fractional interest in a share of Series E Public Preferred Stock. Accordingly, when voting on the Dividend Blocker Amendment, the Retirement Amendment and the Authorized Preferred Stock Increase, the holder of each Series F, Series AA and Series T Public Preferred Depositary Share is entitled to 1/1,000th of a vote per Public Preferred Depositary Share held as of the Record Date and the holder of each Series E Public Preferred Depositary Share is entitled to 1/25th of a vote per Series E Public Preferred Depositary Share held as of the Record Date. When voting on the Director Amendment, the holder of each Series F and Series AA Public Preferred Depositary Share is entitled to 25 votes per Public Preferred Depositary Share held as of the Record Date, the holder of each Series E Public Preferred Depositary Share is entitled to 1,000 votes per Public Preferred Depositary Share held as of the Record Date, and the holder of each Series T Public Preferred Depositary Share is entitled to 50 votes per Public Preferred Depositary Share held as of the Record Date. Fractional votes of each Public Preferred Depositary Share on each matter will be aggregated with the fractional votes of other Public Preferred Depositary Shares submitting the same Voting Instructions on that matter, and The Bank of New York Mellon (BONY) will grant or withhold a proxy to execute a written consent or abstain on each matter for the number of whole shares resulting from such aggregation in accordance with the Voting Instructions.

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Q: If I am a holder of Public Preferred Depositary Shares as of the Record Date, am I required to vote in favor of the Public Preferred Stock Amendments if I wish to participate in the Exchange Offers?

Yes, holders of Public Preferred Depositary Shares that were holders as of the Record Date are required to vote in favor of the proposals if they wish to participate in the Exchange Offers. In order to validly tender your Public Preferred Depositary Shares in the Exchange Offers, you must: (1) if you were a record holder of your Public Preferred Depositary Shares as of the Record Date, give a voting instruction, in the manner specified in the Letter of Transmittal, with respect to such Public Preferred Depositary Shares, instructing BONY, as depositary, to grant a proxy to execute a written consent in favor of each of the Public Preferred Stock Amendments, or (2) if you were a beneficial owner of Public Preferred Depositary Shares as of the Record Date, contact your bank, broker, custodian or other nominee promptly and instruct it to give to BONY, as depositary, a voting instruction, in the manner specified in the Letter of Transmittal, with respect to such Public Preferred Depositary Shares, in favor of the Public Preferred Stock Amendments (the instructions referred to in (1) and (2) above, the Tendering Voting Instructions).

Q: If I am a holder of Public Preferred Depositary Shares, but I did not hold my Public Preferred Depositary Shares as of the Record Date, am I required to vote in favor of the Public Preferred Stock Amendments if I wish to participate in the Exchange Offers?

A: If you were not a record or beneficial holder of your Public Preferred Depositary Shares as of the Record Date, you will not be required to vote such shares in order to tender your shares in the Exchange Offers, but you will be required to certify that you were not a holder of Public Preferred Depositary Shares as of the Record Date (a Tender Certification).

Q: If I am a holder of Public Preferred Depositary Shares, but I do not wish to tender my shares in the Exchange Offers, how do I vote on the Public Preferred Stock Amendments?

A: If you do not wish to tender your Public Preferred Depositary Shares in an Exchange Offer, but you wish to take action with respect to the Public Preferred Stock Amendments, you must: (1) if you were a record holder of your Public Preferred Depositary Shares as of the Record Date, give a voting instruction to BONY using the detachable voting instruction form provided in the Letter of Transmittal instructing BONY, as depositary, to consent to, withhold consent on, or to abstain on each Public Preferred Stock Amendment and discard the remaining portions of the letter of transmittal or (2) if you were a beneficial owner of Public Preferred Depositary Shares as of the Record Date, contact your bank, broker, custodian or other nominee promptly and instruct it to give voting instructions on your behalf to BONY, as depositary (the instructions referred to in (1) and (2) above, the Non-Tendering Voting Instructions and, together with the Tendering Voting Instructions, the Voting Instructions).

Each Public Preferred Depositary Share is held through the depositary, BONY. If you are a holder of record of Public Preferred Depositary Shares, this proxy statement, together with the Letter of Transmittal, are being forwarded to you by BONY. If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of the Public Preferred Depositary Shares and BONY has forwarded this proxy statement, together with the Letter of Transmittal, to your broker or other nominee and you are receiving these materials from them. Since BONY must vote the Public Preferred Stock underlying your Public Preferred Depositary Shares on your behalf, you must instruct BONY or your broker or other nominee, who will forward your instruction to BONY, on how to vote. BONY will aggregate your vote with all other fractional depositary share votes resulting from requests with the same voting instructions and will vote the Public Preferred Stock according to the number of whole votes resulting from such aggregation in accordance with the instructions on the Letter of Transmittal.

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Q: If I am a holder of common stock, how do I vote on the Public Preferred Stock Amendments?

If you are a record holder of common stock, you will be able to use the enclosed proxy card to grant your proxy to consent to, withhold consent on or abstain on each Public Preferred Stock Amendment for every share that you held on the Record Date. You may grant your proxy for such shares you owned as of the Record Date that you held directly in your name as the stockholder of record.

To submit your proxy as a holder of common stock, you must:

•	fill out the enclosed proxy card, date, sign and return it in the enclosed postage-paid envelope;

•	submit your proxy by telephone (instructions are on the proxy card); or

•	submit your proxy by Internet (instructions are on the proxy card).

If you hold shares of common stock as of the Record Date and the shares are held by a bank, broker, custodian or other nominee, you are considered the beneficial owner of the shares, and these proxy materials, together with a voting instruction form, are being forwarded to you by your bank, broker, custodian or other nominee. As a beneficial owner, you must instruct your bank, broker, custodian or other nominee how to vote. Your bank, broker, custodian or other nominee cannot vote your shares on your behalf without your instructions. Depending upon your bank, broker, custodian or other nominee, you may be able to vote either by toll-free telephone or Internet. Please refer to the enclosed voting form sent by your nominee for instructions on how to vote by Internet. You may also vote by signing, dating and returning any voting instruction form or other method of voting made available by your bank, broker, custodian or other nominee.

Citigroup employees may receive their proxy cards separately.

Q: Will there be a special meeting of the stockholders?

A: No, there will not be a special meeting. In order to save the expense associated with holding a special meeting, the board of directors has elected to obtain stockholder approval of the amendments described above by written consent pursuant to Section 228 of the Delaware General Corporation Law, rather than by calling a meeting of stockholders. We are soliciting proxies and Voting Instructions to execute written consents from all of our holders as of the Record Date of common stock and Public Preferred Depositary Shares.

Q: What is the deadline for sending my proxy or Voting Instruction?

A: If you are a holder of Public Preferred Depositary Shares and you wish to participate in the Exchange Offers, you must have validly tendered your Public Preferred Depositary Shares and given your Tendering Voting Instruction or Tender Certification prior to the expiration date of the Exchange Offers, which is set forth in the Prospectus (the Proxy Deadline). This deadline may be extended in accordance with applicable law and we will announce any such extension by issuing a press release. If you hold your Public Preferred Depositary Shares through a bank, broker, custodian or other nominee, due to the time required for your nominee to complete the required actions on your behalf, we urge you to contact your bank, broker, custodian or other nominee at least five business days prior to the Proxy Deadline. We are not providing for guaranteed delivery procedures and therefore you must allow sufficient time to process your completed Tendering Voting Instruction or Tender Certification, and comply with the other procedures set forth in the Prospectus prior to the Proxy Deadline.

Holders of Public Preferred Depositary Shares as of the Record Date that are not tendering in the Exchange Offers must return their Non-Tendering Voting Instruction prior to the Proxy Deadline to have their Voting Instruction count. Holders of common stock must also return their proxy prior to the Proxy Deadline to have their proxy count. Citigroup may, subject to applicable law, extend the Proxy Deadline in its sole discretion and will announce any such extension by press release. If you hold your shares of common stock or Public Preferred

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Depositary Shares through a bank, broker, custodian or other nominee, due to the time required for your nominee to complete the required actions on your behalf, we urge you to contact your nominee at least five business days prior to the Proxy  Deadline.

Q: Can I change or revoke my proxy or Voting Instruction?

A: If you have tendered Public Preferred Depositary Shares in exchange for common stock in connection with the Exchange Offers and we accept your Public Preferred Depositary Shares for exchange, your Tendering Voting Instruction will become irrevocable, and you will be unable to change or revoke your Tendering Voting Instruction after we have accepted your Public Preferred Depositary Shares for exchange on the expiration date of the Exchange Offers. You may withdraw your tender of Public Preferred Depositary Shares at any time prior to the expiration date of the Exchange Offers. Valid withdrawal of your tender will automatically revoke your Tendering Voting Instruction with respect to the Public Preferred Stock Amendments.

If you did not tender your Public Preferred Depositary Shares in an Exchange Offer and granted a Non-Tendering Voting Instruction or if you hold shares of common stock that were not issued in the Exchange Offers and granted your proxy, you may change or revoke your Non-Tendering Voting Instruction or proxy at any time before the earlier of the Proxy Deadline and the date on which we receive enough proxies and Voting Instructions authorizing written consents in favor of the Dividend Blocker Amendment, the Director Amendment, the Retirement Amendment or the Authorized Preferred Stock Increase to approve such Public Preferred Stock Amendments. If you wish to revoke or withhold your previously granted proxy or Non-Tendering Voting Instruction prior to the Proxy Deadline, you may do so by:

•	sending in a new proxy card or Non-Tendering Voting Instruction with a later date; or

•	submitting a new proxy by telephone or Internet (for holders of common stock only).

If you are a beneficial owner of common stock or Public Preferred Depositary Shares and wish to change your instruction on how to vote your proxy or Non-Tendering Voting Instruction given to your bank, broker, custodian or other nominee, you will need to follow the procedures established by them in order to revoke your proxy or Non-Tendering Voting Instruction.

Q: What if I don’t indicate my decision with respect to some of the Public Preferred Stock Amendments?

A: If you are a holder of common stock or Public Preferred Depositary Shares and return a signed proxy card, detachable voting instruction form or Letter of Transmittal, as applicable, without indicating your decision on a Public Preferred Stock Amendment, in accordance with the board’s recommendation, you will be deemed to have given your proxy or Voting Instruction, as the case may be, to execute a written consent in favor of such Public Preferred Stock Amendment.

Q: Is my proxy card confidential?

A: In 2006, the board adopted a confidential voting policy as a part of its Corporate Governance Guidelines. Under the policy, all proxies, ballots, and vote tabulations are kept confidential for registered stockholders who request confidential treatment. If you are a registered stockholder and would like your vote kept confidential, please check the appropriate box on your proxy card, or follow the instructions when submitting your vote by telephone or Internet. If you hold your shares in “street name” or through an employee benefit plan, your vote already receives confidential treatment and you do not need to request confidential treatment in order to maintain the confidentiality of your vote.

The confidential voting policy will not apply in the event of a proxy contest or other solicitation based on an opposition proxy statement. For further details regarding this policy, please see the Corporate Governance Guidelines attached as Annex A to the definitive proxy statement for our 2009 annual stockholders meeting, dated March 20, 2009.

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Q: What happens if I do not grant my proxy or Voting Instruction?

A: If you are a holder of Public Preferred Depositary Shares and you wish to participate in the Exchange Offers, if you do not give your Tendering Voting Instruction or Tender Certification, as applicable, we will not accept any of your Public Preferred Depositary Shares for exchange, and you will remain a holder of Public Preferred Depositary Shares following the conclusion of the Exchange Offers. Because we need a majority of the outstanding shares of common stock and two-thirds of the outstanding Public Preferred Depositary Shares on the Record Date to approve each of the Dividend Blocker Amendment, the Director Amendment and the Retirement Amendment, and a majority of the common stock and a majority of the outstanding Public Preferred Depositary Shares and USG Preferred Stock on the Record Date, voting together as a class, to approve the Authorized Preferred Stock Increase, if you do not grant your proxy or Voting Instruction, it will have the effect of voting against the Public Preferred Stock Amendments.

If you are a beneficial owner, you must instruct your bank, broker, custodian or other nominee how to vote. Your bank, broker, custodian or other nominee does not have the discretion vote your shares on your behalf without your instructions. Failure to provide the record holder of your common stock or Public Preferred Depositary Shares with instructions on a matter, such that your bank, broker, custodian or other nominee is unable to grant a proxy or Voting Instruction on the matter, will be equivalent to a vote against the Public Preferred Stock Amendments.

Q: Is Citigroup conducting any other proxy solicitations?

A: Yes. We have mailed a separate Notice of Solicitation of Written Consents and accompanying proxy statement to holders of our Public Preferred Depositary Shares and Trust Preferred Securities, seeking their proxy instructions to execute written consents with respect to amendments to our restated certificate of incorporation increasing our authorized share capital, approving a reverse stock split and eliminating the right of holders of our common stock to vote on any amendment to the restated certificate of incorporation (including any certificate of designation related to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock (the Common Stock Amendments). On or about the record date for the Common Stock Amendments, we will mail the proxy statement describing the Common Stock Amendments to holders of common stock that was not issued in the Exchange Offer seeking such holders’ proxies to execute written consents with respect to the Common Stock Amendments. Giving your proxy or proxy instruction with respect to the Common Stock Amendments will not affect your proxy or Voting Instruction with respect to the Public Preferred Stock Amendments, and giving your proxy or Voting Instruction with respect to the Public Preferred Stock Amendments will not affect your proxy or proxy instruction with respect to the Common Stock Amendments.

Each of the proxy statement describing the Common Stock Amendments and this proxy statement contain important information that you should read carefully.

Your proxy or Voting Instruction, regardless of the number of shares you own, is important. Please do not forget to grant your proxy or Voting Instruction prior to the Proxy Deadline, or your proxy or Voting Instruction will be counted as a vote against the Public Preferred Stock Amendments.

Q: How can I access Citigroup’s consent solicitation materials and annual report electronically?

A: This proxy statement and Citigroup’s 2008 annual report are available on Citigroup’s website at www.citigroup.com. Click on “Investors,” and then “In Focus. ” Most common stockholders can elect not to receive paper copies of future proxy statements and annual reports and can instead view those documents on the Internet.

If you are a common stockholder of record, you can choose this option and save Citigroup the cost of producing and mailing these documents by following the instructions provided when you vote by Internet. If you

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hold your Citigroup common stock through a bank, broker, custodian or other nominee, please refer to the information provided by that entity for instructions on how to elect not to receive paper copies of future proxy solicitation statements and annual reports.

If you choose not to receive paper copies of future proxy statements and annual reports, you will receive an e-mail message next year containing the Internet address to use to access Citigroup’s proxy statement and annual report. Your choice will remain in effect until you tell us otherwise. You do not have to elect Internet access each year. To view, cancel or change your enrollment profile, please go to www.InvestorDelivery.com.

Q: Who can help answer my questions?

A: If you have any questions about how to grant or revoke your proxy or Voting Instruction, as the case may be, or need additional copies of any relevant documentation, you should contact the information agent:

MORROW & CO., LLC

470 West Avenue

Stamford, CT 06902

Banks and Brokerage Firms, Please Call: (203) 658-9400

Holders Call Toll Free: (800) 445-0102

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INFORMATION ON VOTING SECURITIES

The board of directors has elected to obtain stockholder approval of the amendments described above by written consent pursuant to Section 228 of the Delaware General Corporation Law, rather than by calling a meeting of stockholders. We are soliciting proxies and Voting Instructions to execute written consents from all holders as of the Record Date of common stock and Public Preferred Depositary Shares.

Under Delaware law and our restated certificate of incorporation, the affirmative written consent of holders, as of the close of business on the Record Date, of (1) two-thirds of the Public Preferred Depositary Shares, voting together as a class, and a majority of the common stock, voting as a class, are required to approve each of the Dividend Blocker Amendment, the Director Amendment and the Retirement Amendment and (2) a majority of the Public Preferred Depositary Shares and the USG Preferred Stock, voting together as a class, and a majority of the common stock, voting as a class, are required to approve the Authorized Preferred Stock Increase. In addition, two-thirds of each series of the USG Preferred Stock are required to approve the amendments to our restated certificate of incorporation described in the third bullet of the Dividend Blocker Amendment.

The USG has agreed that they will vote their preferred stock and Interim Securities (as defined below), as applicable, in the same proportion as all other shares of Citigroup’s preferred stock, whether such shares vote in the same class with or as a separate class from the USG Preferred Stock and Interim Securities, with respect to (1) the proposed amendments to our restated certificate of incorporation described in the third bullet of the Dividend Blocker Amendment and (2) the Authorized Preferred Stock Increase. The USG will not vote with respect to any other Public Preferred Stock Amendments or the Common Stock Amendments.

As of the Record Date, there were 5,493,276,878 shares of common stock issued and outstanding and entitled to consent to the Public Preferred Stock Amendments. In addition to the required vote of the Public Preferred Depositary Shares, the written consent of a majority, or 2,746,638,440 shares, of common stock will be required to approve each of the Dividend Blocker Amendment, the Director Amendment, the Retirement Amendment and the Authorized Preferred Stock Increase.

As of the close of business on the Record Date, there were 52,059 shares of USG Preferred Stock issued and outstanding and entitled to consent to the amendments to our restated certificate of incorporation described in the third bullet of the Dividend Blocker Amendment and to the Authorized Preferred Stock Increase.

As of the close of business on the Record Date, there were 299,573,000 Public Preferred Depositary Shares issued and outstanding, representing 533,573 shares of Public Preferred Stock. In addition to the required vote of our common stockholders and of the USG Preferred Stock with respect to the amendment set forth in the third bullet point of the Dividend Blocker Amendment, the written consent of two-thirds of the outstanding Public Preferred Stock will be required to approve each of the Dividend Blocker Amendment, the Director Amendment and the Retirement Amendment. In addition to the required vote of our common stockholders and of the USG Preferred Stock, the written consent of a majority of the Public Preferred Stock will be required to approve the Authorized Preferred Stock Increase.

When voting on the Dividend Blocker Amendment, the Retirement Amendment and the Authorized Preferred Stock Increase, the Public Preferred Stock votes by number of shares, with holders being entitled to one vote per share of Public Preferred Stock. When voting on the Director Amendment, the Public Preferred Stock votes by liquidation preference and each share of Series F, Series E and Series AA Public Preferred Stock is entitled to 25,000 votes and each share of Series T Public Preferred Stock is entitled to 50,000 votes. Pursuant to depositary agreements entered into by the holders of the Public Preferred Depositary Shares, BONY, as depositary, will vote the shares of each series of Public Preferred Stock in accordance with the votes of the relevant series of Public Preferred Depositary Shares.

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Each Series F, Series AA and Series T Public Preferred Depositary Share represents a 1/1,000th fractional interest in a share of Series F, Series AA or Series T Public Preferred Stock and each Series E Public Preferred Depositary Share represents a 1/25th fractional interest in a share of Series E Public Preferred Stock. Accordingly, when voting on the Dividend Blocker Amendment, the Retirement Amendment and the Authorized Preferred Stock Increase, the holder of each Series F, Series AA and Series T Public Preferred Depositary Share is entitled to 1/1,000th of a vote per Public Preferred Depositary Share held as of the Record Date and the holder of each Series E Public Preferred Depositary Share is entitled to 1/25th of a vote per Series E Public Preferred Depositary Share held as of the Record Date. When voting on the Director Amendment, the holder of each Series F and Series AA Public Preferred Depositary Share is entitled to 25 votes per Public Preferred Depositary Share held as of the Record Date, the holder of each Series E Public Preferred Depositary Share is entitled to 1,000 votes per Public Preferred Depositary Share held as of the Record Date, and the holder of each Series T Public Preferred Depositary Share is entitled to 50 votes per Public Preferred Depositary Share held as of the Record Date. Fractional votes of each Public Preferred Depositary Share on each matter will be aggregated with the fractional votes of other Public Preferred Depositary Shares submitting the same Voting Instructions on that matter, and BONY will grant or withhold written consents or abstain on each matter for the number of whole shares resulting from such aggregation in accordance with the instructions on the Voting Instruction.

The table below lists the following information with respect to the Public Preferred Depositary Shares, in each case as of the Record Date: number of fractional shares of Public Preferred Stock represented by each Public Preferred Depositary Share, number of underlying shares for each series of Public Preferred Stock, the liquidation preference for each series of underlying Public Preferred Stock, and the number of shares outstanding for each series of Public Preferred Depositary Shares.

	Public Preferred Depositary Shares
	Number of Shares of Underlying Public Preferred Stock	Liquidation Preference Per Underlying Share of Public Preferred Stock	Fractional Interest of each Public Preferred Depositary Share in Underlying Public Preferred Stock	Number of Public Preferred Depositary Shares Outstanding as of the Record Date
8.500% Non-Cumulative Preferred Stock, Series F	81,600	$25,000	1/1000	81,600,000
8.400% Fixed Rate / Floating Rate Non-Cumulative Preferred Stock, Series E	240,000	$25,000	1/25	6,000,000
8.125% Non-Cumulative Preferred Stock, Series AA	148,600	$25,000	1/1000	148,600,000
6.500% Non-Cumulative Convertible Preferred Stock, Series T	63,373	$50,000	1/1000	63,373,000

Total	533,573			299,573,000

If you were a holder of Public Preferred Depositary Shares as of the Record Date, in order to validly tender your Public Preferred Depositary Shares in the Exchange Offers, you must give (or instruct your bank, broker, custodian or other nominee to give) your Tendering Voting Instruction authorizing the execution of a written consent in favor of each of the Public Preferred Stock Amendments.

If you were not a record or beneficial holder of your Public Preferred Depositary Shares as of the Record Date, you will not be required to vote such shares in order to tender your shares in the Exchange Offers, but you will be required to provide a Tender Certification.

If you were a holder of Public Preferred Depositary Shares as of the Record Date and you do not wish to tender your Public Preferred Depositary Shares in an Exchange Offer but you wish to take action with respect to the Public Preferred Stock Amendments, you may give (or instruct your bank, broker, custodian or other nominee to give) your Non-Tendering Voting Instruction to consent to, withhold consent on, or abstain on each of the Public Preferred Stock Amendments.

Please see the Prospectus for additional information on the Exchange Offers.

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BACKGROUND OF THE TRANSACTIONS

Generally

On February 27, 2009, we announced that we would exchange certain series of our preferred stock held by the U.S. government (USG) and the private holders (the Private Holders) for Interim Securities (as defined below) and warrants to purchase common stock, as described below, and that we would commence the Exchange Offers (collectively, the Transactions).

Citigroup is subject to risk-based capital ratio guidelines issued by the Federal Reserve Board (FRB). One such ratio representing Tier 1 Capital, which is considered “core capital,” is stated as a percentage of risk-weighted assets. To be “well capitalized” under federal bank regulatory agency definitions, a banking organization must have a Tier 1 Capital ratio of at least 6%.

In the past, Citigroup (and its regulators, including the FRB) have focused on Tier 1 Capital as a key measure of risk capital for banking organizations, and based on Citigroup’s Tier 1 Capital ratio of 11.92% as of March 31, 2009, Citigroup is very well capitalized. However, a view has recently developed that tangible common equity (TCE) and Tier 1 Common are important metrics for analyzing a banking organization’s financial condition and capital strength.

The primary purpose of the Exchange Offers and the USG/Private Holders Transactions is to make Citigroup a strongly capitalized bank on a TCE and Tier 1 Common basis. As defined by Citigroup, TCE represents common equity less goodwill and intangible assets (excluding mortgage servicing rights) net of the related deferred tax liabilities. Depending upon the level of participation in the Exchange Offers and the completion of the USG/Private Holders Transactions, Citigroup’s TCE could increase by up to approximately $61 billion and Tier 1 Common could increase by up to approximately $64 billion, in each case, as of March 31, 2009, on a pro forma basis.

TCE and Tier 1 Common are non-GAAP measures. See “Regulatory Capital Ratios” within the Prospectus, of which this proxy statement is a part, for a more detailed discussion and description of these measures and a reconciliation to Citigroup’s total stockholders’ equity and common stockholders’ equity, respectively.

The USG/Private Holders Transactions

We will exchange certain series of our preferred stock held by the USG and the Private Holders for Interim Securities at an exchange price (referred to herein as the related offers exchange ratio) of $3.25 per share (relative to the aggregate liquidation preference of the preferred stock exchanged) and for warrants (the USG/Private Holders Transactions). The material terms of the Interim Securities and warrants are described below.

We are creating a new series of preferred stock to be designated as “Series M Common Stock Equivalent” (the Interim Securities). The following are the material terms of the Interim Securities:

•	the number of Interim Securities to be issued to any holder will be determined by the related offers exchange ratio;

•	the Interim Securities will automatically convert into shares of common stock if the Authorized Share Increase is approved by our stockholders;

•

for the first six months following issuance, each Interim Security will receive dividends in an amount equal to the dividends paid on the number of shares of common stock into which such Interim Security is convertible; if the Authorized Share Increase is not approved within six months of the issuance of the Interim Securities, each Interim Security will have a cumulative dividend equal to the greater of (i) 9% (increasing by 2 percentage points each quarter up to a cap of 19%) and (ii) the dividend actually paid on the number of shares of common stock into which such Interim Security is convertible;

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•	the Interim Securities will rank equally with the Public Preferred Stock in the event that we liquidate or dissolve;

•

after six months following the issuance of the Interim Securities, the Interim Securities will rank equally with the Public Preferred Stock with respect to (i) receiving dividends proportionately with all other series of stock that rank equally with such series in the event that dividends on such series have not been paid in full and (ii) the right to, together with the other parity stock (subject to the results of the vote with respect to the Director Amendment), elect two additional directors to our board of directors in the event that we do not pay dividends on the Interim Securities for six quarterly dividend periods (or in the case of the Series E Public Preferred Stock for three semi-annual dividend periods), whether or not consecutive;

•

the Interim Securities will have the right to (x) receive dividends before any junior stock or other preferred stock dividends are paid after six months following issuance of the Interim Securities, subject to the dividend sharing provision described in clause (i) in the paragraph above, and (y) approve any amendment to our restated certificate of incorporation that would adversely affect the Interim Securities, voting as a separate class; and

•

generally, the Interim Securities will have the same voting rights as the common stock and will vote together, as one class, with holders of common stock; however, the Interim Securities do not have voting rights on the Common Stock Amendments, and the Interim Securities will not vote on any of the Public Preferred Stock Amendments.

Warrants to purchase our common stock will be issued to each of the USG and the Private Holders. The following are the material terms of the warrants:

•	the warrants will only become exercisable if the Authorized Share Increase is not approved by our stockholders within six months after the issuance of the warrants;

•	if the Authorized Share Increase is approved by our stockholders, the warrants will automatically expire;

•	the exercise price of the warrants will be equal to $0.01 per share; and

•	the total number of shares of common stock underlying the warrants will be 790,000,000.

Other material terms of the USG/Private Holders Transactions include the following:

•

the USG would participate in the USG/Private Holders Transactions on a “dollar-for-dollar” basis with the exchanging Private Holders of our preferred stock, who collectively hold preferred stock with an aggregate liquidation preference of $12.5 billion;

•	the USG’s participation is conditioned on at least $11.5 billion in aggregate liquidation preference of our preferred stock being exchanged by the Private Holders;

•

the USG has also agreed to exchange an additional amount of its preferred stock to match on a “dollar-for-dollar” basis the aggregate liquidation preference or amount of the Public Preferred Depositary Shares and trust preferred securities (the Trust Preferred Securities, and together with the Public Preferred Depositary Shares, the Subject Securities) exchanged in the Exchange Offers, subject to an overall cap of $25 billion aggregate liquidation preference of USG Preferred Stock exchanged;

•

the USG and the Federal Deposit Insurance Corporation (FDIC) currently hold Citigroup preferred stock with an aggregate liquidation preference of approximately $52 billion. The preferred stock that is not exchanged by the USG in the exchanges described in the preceding three bullet points, and the preferred stock held by the FDIC, will be exchanged for a new series of trust preferred securities with a coupon of 8% and having other material terms substantially similar to our outstanding TRUPS®; and

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•

each of the U.S. Department of the Treasury (U.S. Treasury) and the Private Holders exchanging in the USG/Private Holders Transactions is entitled to preemptive rights if we issue common stock (or securities that are convertible or exercisable into or exchangeable for common stock) within one year after the consummation of the USG/Private Holders Transactions at a price per share of common stock of less than $3.25 (or if the conversion, exercise or exchange price per share of common stock is less than $3.25), as appropriately adjusted in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to common stock.

The consummation of the USG/Private Holders Transactions is also subject to certain conditions, including the receipt of material regulatory approvals and the accuracy of representations and warranties of each party. We cannot assure you that the Authorized Share Increase will be approved by our stockholders or that the USG/Private Holders Transactions will be consummated on the terms or schedule described above.

We are also commencing public exchange offers (the Exchange Offers), pursuant to which we are offering to exchange newly issued shares of our common stock (a) for any and all issued and outstanding Public Preferred Depositary Shares, and (b) for Trust Preferred Securities, subject to an overall cap of $20.5 billion in liquidation preference or amount. In the case of the Trust Preferred Securities, due to a limitation on the number of our authorized but unissued shares of common stock, we will be able to accept only a limited amount of Trust Preferred Securities for exchange in the Exchange Offers. Specifically, we will be able to accept for exchange a number of Trust Preferred Securities with a liquidation amount equal to approximately $5.6 billion plus the amount of the liquidation preference of any Public Preferred Depositary Shares that are not tendered and accepted for exchange in the Exchange Offers, subject to an overall cap of $20.5 billion in liquidation preference or amount.

Common Stock Amendments

In addition, we are seeking approval from our common stockholders of record on the settlement date of the Exchange Offers, to amend our restated certificate of incorporation:

•	to increase the number of authorized shares of common stock from 15 billion to 60 billion (the Authorized Share Increase);

•

to (i) effect a reverse stock split of our common stock at any time prior to June 30, 2010 at one of seven reverse split ratios, 1-for-2, 1-for-5, 1-for-10, 1-for-15, 1-for-20, 1-for 25 or 1-for-30, as determined by our board of directors in its sole discretion and (ii) if and when the reverse stock split is effected, reduce the number of authorized shares of our common stock by the reverse stock split ratio determined by our board of directors (the Reverse Stock Split); and

•

to eliminate the voting rights of shares of common stock with respect to any amendment to the restated certificate of incorporation (including any certificate of designation related to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock, if such series of preferred stock is entitled to vote, either separately or together as a class with the holders of one or more other such series, on such amendment (the Preferred Stock Change and, together with the Authorized Share Increase and the Reverse Stock Split, the Common Stock Amendments and the related proxy statement, the Common Proxy Statement).

Approval of the Common Stock Amendments requires the affirmative written consent of a majority of the shares of our common stock outstanding as of the close of business on the record date for the Common Stock Amendments. The record date will be the settlement date of the Exchange Offers.

For additional information regarding the Common Stock Amendments, please refer to the Common Proxy Statement, which is part of the Prospectus.

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NYSE Rule 312.05 Waiver

Ordinarily, stockholders would be required to approve the Exchange Offers and the issuance of the Interim Securities because Rule 312.03(c)(1) of the Listed Company Manual of the New York Stock Exchange (NYSE) requires us to obtain stockholder approval to issue common stock if the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance, or if the common stock is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance. Assuming 100% participation in the Exchange Offers, the issuance of common stock in exchange for Public Preferred Depositary Shares and Trust Preferred Securities pursuant to the Exchange Offers, and the issuance of the Interim Securities, would satisfy both of these tests. However, pursuant to an exception in Section 312.05 of the NYSE Listed Company Manual, our Audit and Risk Management Committee approved our obtaining a waiver in lieu of seeking stockholder approval that would otherwise have been required under Section 312.03. We believe that speed and certainty in consummating the Exchange Offers and the USG/Private Holders Transactions on the announced structure (without delay for stockholder approval or other conditions) is crucial, taking into account the new emphasis on TCE, the agreements we have with our regulators (including the FRB), and the belief that prompt execution of the Exchange Offers and the USG/Private Holders Transactions is critical for protecting market confidence in Citigroup. We received approval from the NYSE for the use of the exception, and in connection with such exception, mailed the requisite letter to all stockholders notifying them of our intention to issue the securities without prior stockholder approval. Therefore, we have not and will not be seeking stockholder approval for the issuance of common stock in connection with the Exchange Offers or for the issuance of the Interim Securities.

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DIVIDEND BLOCKER AMENDMENT

On June 9, 2009, the board of directors unanimously adopted resolutions (1) declaring that an amendment to the restated certificate of incorporation and the certificates of designation of the Public Preferred Stock modifying certain rights of the Public Preferred Stock was advisable and (2) directing that a proposal to approve the Dividend Blocker Amendment be submitted to our stockholders for their written consent.

The form of the proposed amendment to our restated certificate of incorporation and the certificates of designation of each series of Public Preferred Stock to reflect the changes imposed by the Dividend Blocker Amendment is attached to this proxy statement as Annex A.

Currently, our restated certificate of incorporation and the certificates of designation of each series of Public Preferred Stock provide that, as to a dividend payment date, unless Citigroup pays or declares and sets apart for payment full dividends on shares of each series of preferred stock, Citigroup may not declare, set apart or pay dividends on, make any distributions relating to, or redeem, purchase, acquire or make any liquidation payment relating to, shares of stock of any class or series that is junior to that series of preferred stock anytime during the next succeeding dividend period. In addition, Citigroup may not declare, pay or set apart dividends for the holders of common stock before full dividends have been declared, paid or set apart on the preferred stock. The certificates of designation of the Public Preferred Stock also currently require Citigroup to declare dividends proportionally on all Public Preferred Stock and all securities ranking equally with such series of Public Preferred Stock if dividends are not paid in full on such series of Public Preferred Stock.

The proposed Dividend Blocker Amendment will not change the other terms of any series of Public Preferred Stock relating to dividends, including the rate at which dividends accrue, the payment dates for dividends or provisions of our restated certificate of incorporation that require us, upon a liquidation or dissolution or winding up of Citigroup, to pay the full preferential amounts to the holder of each series of Public Preferred Stock pro rata, based, in part, on the respective amounts of unpaid dividends that are payable on each such share of Public Preferred Stock for such period.

Background and Reasons for the Dividend Blocker Amendment

On April 17, 2009, we announced that we intend to continue to pay full dividends on our preferred stock, including the Public Preferred Stock, through and until the closing of the Exchange Offers, at which point these dividends will be suspended. As previously announced, it is our intention not to pay common stock dividends during this period. When dividends on the Public Preferred Stock are suspended, we will be required to also suspend dividends on our common stock unless the Dividend Blocker Amendment has been approved.

The Dividend Blocker Amendment is integral to our goal of making Citigroup one of the best capitalized banks on a TCE and Tier 1 Common basis. The Dividend Blocker Amendment will permit the board greater flexibility in reinstating the common dividend without incurring additional dividend expense related to any Public Preferred Depositary Shares that remain outstanding after the settlement of the Exchange Offers. This would permit us to strengthen our common stock and significantly enhance our ability to maximize the efficiency of Citigroup’s capital structure going forward. The board believes that reinstating the common dividend is an important corporate objective, as it will make our common stock more attractive to a number of institutional investors, some of which are prohibited from investing in stock that does not pay a dividend. Making our common stock more attractive to these investors, as well as other investors who wish to realize returns on their investment through dividends, we believe will increase the price and liquidity of our common stock and strengthen our common stock as a long-term investment instrument. The Dividend Blocker Amendment permits this and at the same time saves the expense of paying dividends on any remaining Public Preferred Depositary Shares.

Under agreements previously entered into with the USG, Citigroup is not permitted to pay quarterly dividends in excess of $0.01 per share of common stock. While we have no current plans to reinstate the common dividend, we believe that payment of even a $0.01 dividend could potentially enhance the value of our common stock in the market. The annual cost of such a dividend, assuming consummation of all of the Transactions (including the USG/Private Holders Transactions and conversion of all Interim Securities into common stock)

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would range from $7.6 million per quarter (if a reverse stock split of 30:1 is effected) to $229.5 million per quarter (if no reverse stock split is effected), assuming 100% participation in the Exchange Offers. However, if the Dividend Blocker Amendment is not approved, this cost would increase by the amount of dividends payable in respect of the Public Preferred Stock that remains outstanding after the Exchange Offers. The table below demonstrates the amount of dividends on Public Preferred Stock that would be payable annually assuming the stated levels of participation in the Exchange Offers if the Dividend Blocker Amendment is not approved. Potentially paying out such a large amount of preferred dividends would add significantly to the cost of a $0.01 common dividend and is inconsistent with our goal of strengthening TCE and Tier 1 Common.

Level of Participation in the Exchange Offers(1)(7)	Annual Public Preferred Dividend Payments (assuming Dividend Blocker Amendment is not approved) (in millions)
25%(2)	$778
50%(3)	$371
66 2/3%(4)	$100
75%(5)	$ 0
100%(6)	$ 0

(1)	Does not account for the treatment of fractional shares under the terms of the Exchange Offers. Also assumes that all Public Preferred Depositary Shares are tendered and accepted for exchange before any Trust Preferred Securities are tendered and accepted for exchange and, at levels of participation below 75%, no Trust Preferred Securities are tendered. These assumptions are based on Citigroup’s expectation that if holders of Trust Preferred Securities seek to participate in the Exchange Offers, holders of Public Preferred Depositary Shares will also seek to participate in the Exchange Offers at high levels.
(2)	Assumes pro rata participation by each series of Public Preferred Depositary Shares up to an aggregate liquidation preference of approximately $5.125 billion (25% of the maximum $20.5 billion liquidation preference or liquidation amount of Public Preferred Depositary Shares and Trust Preferred Securities, respectively, subject to the Exchange Offers).
(3)	Assumes pro rata participation by each series of Public Preferred Depositary Shares up to an aggregate liquidation preference of approximately $10.25 billion (50% of the maximum $20.5 billion liquidation preference or liquidation amount of Public Preferred Depositary Shares and Trust Preferred Securities, respectively, subject to the Exchange Offers).
(4)

Assumes pro rata participation by each series of Public Preferred Depositary Shares up to an aggregate liquidation preference of approximately $13.7 billion (66 2/3% of the maximum $20.5 billion liquidation preference or liquidation amount of Public Preferred Depositary Shares and Trust Preferred Securities, respectively, subject to the Exchange Offers).

(5)	Assumes 100% of the aggregate liquidation preference of each series of Public Preferred Depositary Shares (approximately $14.92 billion) and approximately $0.5 billion aggregate liquidation amount of Trust Preferred Securities, representing an aggregate liquidation preference or liquidation amount of approximately $15.4 billion (75% of the maximum $20.5 billion liquidation preference or liquidation amount of Public Preferred Depositary Shares and Trust Preferred Securities, respectively, subject to the Exchange Offers).
(6)	Assumes 100% of the aggregate liquidation preference of each series of Public Preferred Depositary Shares (approximately $14.92 billion) and approximately $5.6 billion aggregate liquidation amount of Trust Preferred Securities are tendered and accepted for exchange in the Exchange Offers, representing the aggregate liquidation preference and liquidation amount of Public Preferred Depositary Shares and Trust Preferred Securities, respectively, subject to the Exchange Offers ($20.5 billion).
(7)	In the case of the 25% participation scenario, annual Public Preferred Dividends is determined by calculating the pro rata non-participation rate for each series of Public Preferred Depositary Shares (which is 65.65%, calculated by subtracting $5.125 billion from $14.92 billion, the approximate aggregate liquidation preference of Public Preferred Depositary Shares outstanding, and dividing this difference by $14.92 billion), and multiplying (i) 65.65% by (ii) the aggregate liquidation preference of Public Preferred Depositary Shares outstanding in each such series by (iii) the applicable dividend rate, resulting in the following for each series:
a.	Series F: 65.65% x $2,040,000,000 x 8.5% = approximately $114 million
b.	Series E: 65.65% x $6,000,000,000 x 8.4%= approximately $331 million
c.	Series AA: 65.65% x $3,715,000,000 x 8.125%= approximately $198 million
d.	Series T: 65.65% x $3,168,650,000 x 6.5%= approximately $135 million

A similar calculation was used for each of the other participation scenarios in the table above.

In addition, eliminating the clause in each certificate of designation of the Public Preferred Stock requiring that dividends be declared on a proportional basis with respect to all equally ranking series of preferred stock will also give us more flexibility in future financings involving preferred stock, as new series of preferred stock could be issued that give the holders thereof preferential rights to dividends. Preferred stock has historically been a component of our Tier 1 regulatory capital, which we believe remains an important measure of our financial strength. We think this additional flexibility to effect financings involving preferred stock is important to our ability to optimize our capital structure going forward.

We believe that a large majority of the holders of Public Preferred Depositary Shares will find the economic terms of the applicable Exchange Offer attractive and will tender their securities. If, as we anticipate, more than two-thirds of the Public Preferred Depositary Shares are tendered in the Exchange Offers, and the Dividend Blocker Amendment is approved in accordance with the terms of the relevant certificate of designation and Delaware law, only a fraction of our current holders of Public Preferred Depositary Shares will be affected by this change in the terms of their securities.

15

To the extent that the Dividend Blocker Amendment provides further encouragement to holders to tender their Public Preferred Depositary Shares in the Exchange Offers, this is also positive for Citigroup, as greater participation in the Exchange Offers will lead to an improved capital structure by increasing our TCE and Tier 1 Common. We believe this will improve public and market perception of our financial strength.

Effect of the Dividend Blocker Amendment on Stockholders

Upon effectiveness of the Dividend Blocker Amendment, each series of Public Preferred Depositary Shares will no longer be entitled to receive dividends prior to payment of dividends to holders of common stock. Additionally, new series of preferred stock could be created which could be senior to the Public Preferred Stock in rights to dividends.

Public Preferred Depositary Shares that are tendered and accepted for exchange in the Exchange Offers will be exchanged for shares of common stock on the settlement date of the Exchange Offers. Therefore, although holders of these securities will be entitled to vote on the Public Preferred Stock Amendments as holders of Public Preferred Depositary Shares because the Record Date will occur prior to the settlement date, they will only be affected by the Dividend Blocker Amendment, if approved, as holders of common stock. Holders of any Public Preferred Depositary Shares that are not tendered, or that are not accepted for exchange, in the Exchange Offers will be affected by these amendments as holders of Public Preferred Depositary Shares.

The table below shows the liquidation preference of Public Preferred Depositary Shares that will be affected by the Dividend Blocker Amendment, based on the levels of acceptance of the Exchange Offers indicated below:

Level of Participation in the Exchange Offers(1)	Liquidation preference of Public Preferred Depositary Shares that will be affected by the Dividend Blocker Amendment (in millions)
66 2/3%	$1,257
75%	$ 0
100%	$ 0

(1)	The same assumptions and methods of calculation as set forth in footnotes (1) and (4)-(6) to the table on page 15 above apply to the levels of participation in the table above.

Approximately 5,509,820,439 shares of common stock were issued and outstanding as of the close of business on the Record Date. Each of these shares of common stock will be affected by the Dividend Blocker Amendment. The proposed Dividend Blocker Amendment would eliminate each of the other restrictions described above and allow Citigroup to declare and pay dividends on shares of common stock or any other series of junior stock or make other payments to holders of junior or parity stock without paying or setting apart for payment any dividends on shares of any series of Public Preferred Stock.

No Appraisal Rights

Under Delaware law and our restated certificate of incorporation, neither holders of our common stock nor holders of Public Preferred Depositary Shares will be entitled to dissenter’s rights or appraisal rights with respect to the Dividend Blocker Amendment.

Required Vote and Recommendation

Under Delaware law and our restated certificate of incorporation, the affirmative written consent of holders as of the close of business on the Record Date of each of a majority of the common stock, voting as a class, and two-thirds of the Public Preferred Depositary Shares, voting together as a class, are required to approve the Dividend Blocker Amendment. In addition, two-thirds of each series of USG Preferred Stock are required to approve the amendments to our restated certificate of incorporation described in the third bullet of the Dividend Blocker Amendment.

The board unanimously recommends approval of the Dividend Blocker Amendment.

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DIRECTOR AMENDMENT

On June 9, 2009, the board of directors unanimously adopted resolutions (1) declaring that an amendment to the certificates of designation of the Public Preferred Stock (effective upon the delisting of such stock, except in the case of the Series E Public Preferred Stock, which amendment will be effective immediately upon the filing of the Director Amendment with the Secretary of State of the State of Delaware) modifying the right of holders of Public Preferred Stock to appoint directors if dividends had not been declared in six quarterly dividend periods (or, in the case of the Series E Public Preferred Stock, for three semi-annual dividend periods) was advisable and (2) directing that a proposal to approve the Director Amendment be submitted to our stockholders for their written consent.

The form of the proposed amendment to the certificates of designation of each of the series of Public Preferred Stock to modify the terms of the Public Preferred Stock to reflect the changes imposed by the Director Amendment is attached to this proxy statement as Annex B.

Currently, the certificates of designation of each of the series of Public Preferred Stock provide that, if dividends on such series of Public Preferred Stock remain unpaid for six quarterly dividend periods (or, in the case of the Series E Public Preferred Stock, for three semi-annual dividend periods), whether or not consecutive, the number of directors on the board of directors will automatically increase by two and the holders of that series of Public Preferred Stock, voting as a single class together with any other series of Public Preferred Stock similarly affected, will be entitled to elect two directors. The term of these two directors will end, and the number of directors on the board of directors will automatically decrease by two, at such time as all dividends on shares of each series of Public Preferred Stock have been paid in full or declared and set apart for payment for at least four consecutive quarterly periods following non-payment of a dividend (and cumulative dividends have been paid in full with respect to an equally ranked series of cumulative preferred stock).

Background and Reasons for the Director Amendment

On April 17, 2009, we announced that we intend to continue to pay full dividends on our preferred stock, including the Public Preferred Stock, through and until the closing of the Exchange Offers, at which point these dividends will be suspended.

If the Director Amendment is not approved, and dividends are not paid on Public Preferred Depositary Shares for six quarterly dividend periods (or, in the case of the Series E Public Preferred Stock, for three semi-annual dividend periods), whether or not consecutive, the holders of our Public Preferred Depositary Shares remaining after the consummation of the Exchange Offers, voting as a single class, will be able to appoint two additional directors to the board of directors. The board of directors is currently composed of 14 directors and, given the possibility that only a fraction of our current holders of Public Preferred Depositary Shares could remain outstanding upon completion of the Exchange Offers, the right to appoint two additional directors would afford the remaining Public Preferred Depositary Shares a disproportionate influence over our governance and decision-making, compared to their economic investment.

This is especially true given that we expect the Exchange Offers to significantly reduce the number of outstanding Public Preferred Depositary Shares. If the Director Amendment is approved by two-thirds liquidation preference of the Public Preferred Stock, we believe it very likely that the approving holders of the Public Preferred Depositary Shares will have tendered their Public Preferred Depositary Shares in the Exchange Offers, thereby reducing the number of outstanding Public Preferred Depositary Shares by at least two-thirds and perhaps more. The more successful the Exchange Offers are, the more disproportionate the influence of the non-tendering holders of Public Preferred Depositary Shares would be, potentially creating an incentive for holders not to tender their shares in the Exchange Offers. This incentive is removed if the Director Amendment is approved.

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Effect of the Director Amendment on Stockholders

Upon the filing of the proposed Director Amendment with the Secretary of State of the State of Delaware and delisting of the applicable series of Public Preferred Stock (except in the case of the Series E Public Preferred Stock, in which case the Director Amendment will be effective immediately upon the filing of the Director Amendment with the Secretary of State of the State of Delaware), such delisted series of Public Preferred Stock will no longer have the right to appoint directors to Citigroup’s board upon Citigroup’s failure to pay dividends for six quarterly dividend periods (or, in the case of the Series E Public Preferred Stock, for three semi-annual dividend periods). Since the Series E Public Preferred Stock is not currently listed, the Director Amendment, if approved, will become effective immediately upon approval and filing of the amendment with the Delaware Secretary of State.

As noted above, Public Preferred Depositary Shares that are tendered and accepted for exchange in the Exchange Offers will be exchanged for shares of common stock on the settlement date of the Exchange Offers. Therefore, although holders of these securities will be entitled to vote on the Public Preferred Stock Amendments as holders of Public Preferred Depositary Shares because the Record Date will occur prior to the settlement date, they will only be affected by the Director Amendment, if approved, as holders of common stock. Holders of any Public Preferred Depositary Shares that are not tendered, or that are not accepted for exchange, in the Exchange Offers will be affected by these amendments as holders of Public Preferred Depositary Shares.

Approximately 5,509,820,439 shares of common stock were issued and outstanding as of the close of business on the Record Date. Each of these shares of common stock will be affected by the Public Preferred Stock Amendments because the Director Amendment, if approved, ensures that management of Citigroup remains with a board of directors elected by the holders of the common stock in the event that Citigroup determines that it is not in the best interest of stockholders to pay dividends on the Public Preferred Depositary Shares.

Delisting and Deregistration

The Public Preferred Depositary Shares (other than the Series E Public Preferred Depositary Shares) are currently listed for trading on the NYSE. The Director Amendment provides that upon the delisting of a series of Public Preferred Stock, the right in each certificate of designation of holders of Public Preferred Stock to elect two directors if dividends have not been paid for six quarterly dividend periods (or, in the case of the Series E Public Preferred Stock, for three semi-annual dividend periods), whether or not consecutive, terminates. Because under NYSE Listing Rule 313 certificates of designation of preferred stock listed for trading on the NYSE are required to provide such governance rights to holders of preferred stock, we can only eliminate this right of listed series of Public Preferred Depositary Shares to elect directors if we delist the applicable series of Public Preferred Stock. We currently intend to delist each listed series of Public Preferred Depositary Shares that remains outstanding following completion of the Exchange Offers from trading on the NYSE and we do not intend to apply for listing of any series of Public Preferred Depositary Shares on any other exchange. As a result, holders of Public Preferred Depositary Shares that remain outstanding following the Exchange Offers may be left with an illiquid security indefinitely. In addition, to the extent permitted by law, we currently intend to deregister each series of Public Preferred Stock and Public Preferred Depositary Shares under the Securities Exchange Act of 1934. If the Director Amendment is approved and becomes effective, the right in each certificate of designation of holders of listed series of Public Preferred Stock to elect two directors if dividends have not been paid for six quarterly dividend periods, whether or not consecutive, would be eliminated upon delisting of the applicable series of Public Preferred Stock. Since the Series E Public Preferred Depositary Shares are not listed on the NYSE, the amendment would become effective, and the right to elect two directors if dividends have not been paid for three semi-annual dividend periods would be eliminated for such series immediately upon approval of the amendment by the Delaware Secretary of State.

No Appraisal Rights

Under Delaware law and our restated certificate of incorporation, neither holders of our common stock nor holders of Public Preferred Depositary Shares will be entitled to dissenter’s rights or appraisal rights with respect to the Director Amendment.

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Required Vote and Recommendation

Under Delaware law and our restated certificate of incorporation, the affirmative written consent of holders as of the close of business on the Record Date of a majority of the common stock, voting as a class, and two-thirds liquidation preference of the Public Preferred Depositary Shares, voting together as a class, are required to approve the Director Amendment.

The board unanimously recommends approval of the Director Amendment.

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RETIREMENT AMENDMENT

On June 9, 2009, the board of directors unanimously adopted resolutions (1) declaring that an amendment to the certificates of designation of each series of Public Preferred Stock to clarify that any shares of any series of Public Preferred Stock that are redeemed or otherwise purchased or acquired by us may not be reissued by us as part of such series, and will instead be restored to the status of authorized but unissued shares of preferred stock without designation as to series, was advisable and (2) directing that a proposal to approve the Retirement Amendment be submitted to our stockholders for their written consent.

The form of the proposed amendment to the certificates of designation of each of the series of Public Preferred Stock to modify the terms of the Public Preferred Stock to reflect the changes imposed by the Retirement Amendment is attached to this proxy statement as Annex C.

Background and Reasons for the Retirement Amendment

The Retirement Amendment is a technical clarification to the certificates of designation of each series of Public Preferred Stock to clarify, in each certificate of designation, that any shares of any series of Public Preferred Stock that are redeemed or otherwise purchased or acquired by us may not be reissued by us as part of such series, and will instead be restored to the status of authorized but unissued shares of preferred stock without designation as to series. The purpose of the Retirement Amendment is to ensure that shares of preferred stock that Citigroup redeems or otherwise purchases or acquires are available to be reissued by Citigroup as part of a newly created series of preferred stock pursuant to the discretionary authority granted to the board of directors in Article FOURTH of our restated certificate of incorporation to issue shares of preferred stock in series.

The board of directors is authorized to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. We believe that the Retirement Amendment simply clarifies the status of shares of preferred stock that are redeemed, purchased or otherwise acquired by the Company, so that the board of directors can use the discretionary authority conferred by Article FOURTH with respect to shares of preferred stock so redeemed, purchased or otherwise acquired by the Company and not just with respect to shares of preferred stock that have been authorized, but never issued. The discretionary authority conferred by Article FOURTH upon the board of directors is important to allow the board to act efficiently in the best interests of our stockholders to issue new series of preferred stock in their efforts to maximize the efficiency of our capital structure.

The board also believes that the Retirement Amendment will enhance Citigroup’s flexibility to meet changing financial conditions and satisfy its future financing and capitalization needs. In addition, the authority of the board of directors to issue preferred stock could be used to discourage attempts by others to gain control of the company through a merger, tender offer, proxy or consent solicitation, or otherwise, by making such attempts more difficult to achieve and more costly.

The preferred shares being redeemed pursuant to the USG/Private Holders Transactions and the Exchange Offers could be up to 835,632 shares of our preferred stock. The Retirement Amendment would accordingly return such shares to the status of authorized but unissued shares of preferred stock, without designation as to series. As of the Record Date, Citigroup had 29,158,522 authorized but unissued shares of preferred stock.

Effect of the Retirement Amendment on Stockholders

Common stockholders will be affected by the Retirement Amendment because the board of directors will have the ability, upon retiring shares of preferred stock that have been redeemed or otherwise purchased or acquired, to issue those shares as additional securities that are senior in rank to our common stock or that have voting rights that adversely affect the voting power of the existing holders of common stock. Similarly, holders

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of our preferred stock will be affected by the Retirement Amendment because the board will have the ability to issue additional series of preferred stock, that may be on terms that are more favorable than, less favorable than or different from the terms of the shares of preferred stock that are in existence today.

No Appraisal Rights

Under Delaware law and our restated certificate of incorporation, neither holders of our common stock nor holders of Public Preferred Depositary Shares will be entitled to dissenter’s rights or appraisal rights with respect to the Retirement Amendment.

Required Vote and Recommendation

Under Delaware law and our restated certificate of incorporation, the affirmative written consent of holders as of the close of business on the Record Date of each of a majority of the common stock, voting as a class, and two-thirds of the Public Preferred Depositary Shares, voting together as a class, are required to approve the Retirement Amendment.

The board unanimously recommends approval of the Retirement Amendment.

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AUTHORIZED PREFERRED STOCK INCREASE

On June 9, 2009, the board of directors unanimously adopted resolutions (1) declaring that an amendment to the restated certificate of incorporation to increase the number of authorized shares of our preferred stock from 30 million to 2 billion shares was advisable and (2) directing that an amendment to approve the Authorized Preferred Stock Increase be submitted to our stockholders for their written consent.

The form of the proposed amendment to the restated certificate of incorporation to increase the number of authorized shares of our preferred stock is attached to this proxy statement as Annex D. The Authorized Preferred Stock Increase will increase the number of authorized shares of our preferred stock from 30 million to 2 billion shares.

Background and Reasons for the Authorized Preferred Stock Increase

Citigroup is authorized under our current restated certificate of incorporation to issue up to 30 million shares of preferred stock having a par value of $1.00 per share. The board of directors has the authority to issue the preferred stock in one or more series and to fix the number of shares constituting such series, the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by common shareholders.

The board of directors believes that it is in the best interests of Citigroup and its shareholders to increase the amount of authorized preferred stock to a total of 2 billion shares to provide sufficient shares for general corporate purposes, to be issued as deemed advisable by the board of directors without further action or authorization by the stockholders.

The board believes that the increase in authorized shares of preferred stock will enhance Citigroup’s flexibility to meet changing financial conditions and satisfy its future financing and capitalization needs. In addition, the authority of the board of directors to issue preferred stock could be used to discourage attempts by others to gain control of the company through a merger, tender offer, proxy or consent solicitation, or otherwise, by making such attempts more difficult to achieve and more costly.

Effect of the Authorized Preferred Stock Increase on Stockholders

Common stockholders will be affected by the Authorized Preferred Stock Increase because the board of directors will have the ability to issue the newly authorized preferred stock as preferred shares that may be senior in rank to our common stock, and that may have voting rights that adversely affect the voting power of the existing holders of common stock. Similarly, holders of our existing preferred stock will be affected by the Authorized Preferred Stock Increase because the board will have the ability to issue additional series of preferred stock, that may be on terms that are more favorable than, less favorable than or different from the terms of the shares of preferred stock that are in existence today.

In addition, the issuance of any additional shares of preferred stock may have the effect of diluting the percentage of stock ownership of the present stockholders.

We have no current plans, or transactions under consideration, that would involve the issuance of preferred stock after consummation of the Exchange Offers, assuming the adoption of the Public Preferred Stock Amendments and Common Stock Amendments.

No Appraisal Rights

Under Delaware law and our restated certificate of incorporation, neither holders of our common stock nor holders of Public Preferred Depositary Shares will be entitled to dissenter’s rights or appraisal rights with respect to the Authorized Preferred Stock Increase.

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Required Vote and Recommendation

Under Delaware law and our restated certificate of incorporation, the affirmative written consent of holders as of the close of business on the Record Date of a majority of the common stock voting as a class, and a majority of the Public Preferred Depositary Shares and USG Preferred Stock, voting together as a class, are required to approve the Authorized Preferred Stock Increase.

The board unanimously recommends approval of the Authorized Preferred Stock Increase.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Citigroup has long encouraged stock ownership by its directors, officers and employees to align their interests with the long-term interests of stockholders. As part of our commitment to aligning employee and stockholder interests, members of the management executive committee and members of the board of directors have agreed to hold 75% of the shares of common stock they acquire through Citigroup’s equity programs as long as they remain subject to the stock ownership commitment. Senior leadership committee members have agreed to hold 50% of the shares of common stock they acquire through Citigroup’s equity programs as long as they remain subject to the stock ownership commitment. Exceptions to the stock ownership commitment include gifts to charity, certain estate planning transactions, and certain other limited circumstances. In addition, the commitment relates to the net number of shares received in connection with the exercise of stock options or paying withholding taxes under other equity compensation programs.

The following tables show the beneficial ownership of Citigroup common stock and preferred stock by our directors and certain executive officers as of the close of business on April 21, 2009:

Name	Position	Amount and Nature of Beneficial Ownership
		Common Stock Beneficially Owned Excluding Options	Stock Options Exercisable Within 60 Days of April 1, 2009(1)	Total Common Stock Beneficially Owned(1)
C. Michael Armstrong	Director	163,022	30,497	193,519
Ajaypal Banga	Chief Executive Officer, Asia	770,248	231,504	1,001,752
Alain J.P. Belda	Director	98,024	52,350	150,374
Gary Crittenden	Chairman, Citi Holdings	488,761	0	488,761
John M. Deutch	Director	145,720	26,639	172,359
James A. Forese	Head, Global Capital Markets; Markets & Banking; Institutional Clients Group	1,809,500	261,628	2,071,128
Jerry S. Grundhofer	Director	24,789	0	24,789
Edward Kelly	Chief Financial Officer	759,881	0	759,881
Andrew N. Liveris	Director	39,410	19,792	59,202
Anne M. Mulcahy	Director	53,066	0	53,066
Michael E. O’Neill	Director	0	0	0
Vikram S. Pandit	Chief Executive Officer	1,707,503	750,000	2,457,503
Richard D. Parsons	Chairman	151,348	55,747	207,095
Lawrence R. Ricciardi	Director	36,256	0	36,256
Judith Rodin	Director	53,879	17,473	71,352
Robert L. Ryan	Director	52,917	0	52,917
Anthony M. Santomero	Director	0	0	0
William S. Thompson	Director	14,942	0	14,942
Stephen R. Volk	Vice Chairman	884,625	0	884,625
All directors and executive officers as a group (30 persons)		16,019,974	2,421,946	18,441,919

(1)	The share numbers in these columns have been restated to reflect equitable adjustments made to all Citigroup options outstanding on August 20, 2002 in respect of the distribution to all stockholders of shares of Travelers Property Casualty Corp. For each option grant, the number of options was increased by a factor of 1.0721990 and the exercise price was decreased by a factor of .9326627. The expiration and vesting dates of each option did not change.

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Name	Position	Amount of Beneficial Ownership
		Title of Securities Represented by Public Preferred Depositary Shares	Number of Public Preferred Depositary Shares Beneficially Owned
C. Michael Armstrong	Director	Series F Preferred Stock	27,700
John M. Deutch	Director	Series F Preferred Stock	11,000
Vikram S. Pandit	Chief Executive Officer	Series F Preferred Stock	50,000
		Series AA Preferred Stock	50,000
Brian Leach	Chief Risk Officer	Series F Preferred Stock	30,000

As of the close of business on April 21, 2009, no director or executive officer owned as much as 1% of Citigroup’s common stock. As of the close of business on April 21, 2009, all of the directors and executive officers as a group beneficially owned approximately 0.3345% of Citigroup’s common stock.

Of the shares of our common stock shown in the table on the preceding page, all of which are deemed to be beneficially owned under rules promulgated by the Securities and Exchange Commission (SEC), some portion may not be held directly by the director or executive officer. The following table details the various forms in which directors or executive officers indirectly hold shares. Such indirectly-held shares may be shares:

•	for which receipt has been deferred under certain deferred compensation plans,

•	held as a tenant-in-common with a family member or trust or owned by a family member,

•	held by a trust for which the director or executive officer is a trustee but not a beneficiary or held by a mutual fund which invests substantially all of its assets in Citigroup stock, or

•

for which the director or executive officer has direct or indirect voting power but not dispositive power, or for which the director or executive officer has direct or indirect voting power but that are subject to restrictions on disposition, as shown in the following table:

Director/Officer	Receipt Deferred	Owned by or Tenant-in-Common with Family Member, Trust or Mutual Fund		Voting Power, but not Dispositive Power	Restricted or Deferred Shares Subject to Restrictions on Disposition
C. Michael Armstrong	157,277	15,150	(1)	0	0
Ajaypal Banga	0	50,701		0	593,275
Alain J.P. Belda	93,024	0		0	0
Gary Crittenden	0	0		0	256,124
John M. Deutch	80,766	0		0	0
James A. Forese	0	0		0	995,048
Jerry S. Grundhofer	0	24,789		0	0
Edward Kelly	0	0		0	654,800
Andrew N. Liveris	36,180	1,200		0	0
Anne M. Mulcahy	53,008	59		0	0
Michael E. O’Neill	0	0		0	0
Vikram S. Pandit	0	0		0	797,474
Richard D. Parsons	109,365	0		0	0
Lawrence R. Ricciardi	36,256	0		0	0
Judith Rodin	51,658	2,221		0	0
Robert L. Ryan	39,412	0		0	0
Anthony M. Santomero	0	0		0	0
William S. Thompson	0	0		0	0
Stephen R. Volk	0	1,100		0	644,818
All directors and executive officers as a group (30 persons)	656,945	182,225		0	8,159,329

(1)	Disclaims beneficial ownership.

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Owners of 5% or more of our common stock

The following table shows the beneficial ownership of Citigroup common stock by each person known by Citigroup to beneficially own more than 5% of the outstanding shares of common stock as of the close of business on December 31, 2008.

Common Stock(1)

Identity of Group or Owner	Shares Beneficially Owned		Percentage Owned
State Street Bank and Trust Company 225 Franklin Street, Boston, MA 02110
• As Custodian for the Citigroup 401K Plans	91,555,628	(2)	1.7%
• As trustee or discretionary advisor for certain unaffiliated accounts and collective investment funds	245,293,611	(3)	4.5%

Total	336,849,239		6.2%

(1)	In 2008 and 2009, Citigroup issued to the U.S. Treasury warrants to purchase 465,117,176 shares of common stock, of which warrants to purchase 360,075,159 shares of common stock are exercisable within 60 days. The exercise prices for the warrants are $10.61 and $17.85. The warrants exercisable within 60 days represent approximately 6.2% of Citigroup’s voting stock. However, none of the warrants have been exercised and the exercise prices are above Citigroup’s closing price on June 16, 2009 of $3.25. See Citigroup’s Annual Report on Form 10-K for the year ended on December 31, 2008 filed on February 27, 2009 for additional information.
(2)	This information is as of December 31, 2008 and was provided by State Street. Under our 401K plans, participants have the right to direct the voting by State Street of shares of common stock. State Street is generally obligated to vote shares for which it has not received voting instructions in the same proportion as shares for which it has received voting instructions. On February 22, 2009, there were 96,329,650 shares beneficially owned by the 401K plans.
(3)	This information is as of December 31, 2008 and was obtained from a Schedule 13G filed with the SEC on February 17, 2009 by State Street. State Street has sole voting power and shared dispositive power over these shares.

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OTHER MATTERS

Submission of Future Stockholder Proposals

The next annual meeting of stockholders of Citigroup will be in 2010. Under SEC rules, a stockholder who intends to present a proposal at the 2010 annual meeting of stockholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal in writing to the Corporate Secretary of Citigroup at 399 Park Avenue, New York, New York 10043. The proposal must be received no later than November 13, 2009.

Stockholders who do not wish to follow the SEC rules in proposing a matter for action at the following annual meeting must notify Citigroup in writing of the information required by the provisions of Citigroup’s by-laws dealing with stockholder proposals. The notice must be delivered to Citigroup’s Corporate Secretary between December 22, 2009 and January 21, 2010. You can obtain a copy of Citigroup’s by-laws by writing to the Corporate Secretary at the above address.

Householding

Under SEC rules, a single set of annual reports and proxy statements may be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. In accordance with a notice sent to certain stockholders who shared a single address, only one annual report and proxy statement will be sent to that address unless any stockholder at that address requested that multiple sets of documents be sent. However, if any stockholder who agreed to householding wishes to receive a separate annual report or proxy statement in the future, he or she may telephone toll-free 1-800-542-1061 or write to Broadridge Financial Services, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Stockholders sharing an address who wish to receive a single set of reports may do so by contacting their banks or brokers, if they are beneficial holders, or by contacting Broadridge at the telephone number or the address set forth above, if they are record holders.

Cost of Proxy Solicitation

Citigroup pays the cost of soliciting proxies. In addition to soliciting proxies by mail, Citigroup may solicit proxies by personal interview, telephone and similar means. No director, officer or employee of Citigroup will be specially compensated for these activities. Citigroup also intends to request that brokers, banks and other nominees solicit proxies from their principals and will pay the brokers, banks and other nominees certain expenses they incur for such activities. Citigroup has retained Morrow & Co., LLC, a proxy soliciting firm, to assist in the solicitation of proxies, for an estimated fee of $50,000 plus reimbursement of certain out-of-pocket expenses.

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UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following selected unaudited pro forma financial information has been presented to give effect to and show the pro forma impact of the Exchange Offers and the USG/Private Holders Transactions on Citigroup’s balance sheet as of March 31, 2009, and also describes the impact of the Exchange Offers and the USG/Private Holders Transactions on Citigroup’s earnings for the fiscal year ended December 31, 2008 and for the quarter ended March 31, 2009.

The unaudited pro forma financial information is presented for illustrative purposes only and does not necessarily indicate the financial position or results that would have been realized had the Exchange Offers and the USG/Private Holders Transactions been completed as of the dates indicated or that will be realized in the future when and if the Exchange Offers and the USG/Private Holders Transactions are consummated. The selected unaudited pro forma financial information has been derived from, and should be read in conjunction with Citigroup’s historical consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 filed with the SEC, which are incorporated by reference into this document.

Unaudited Pro Forma Balance Sheets

The unaudited pro forma consolidated balance sheets of Citigroup as of March 31, 2009 have been presented as if the Exchange Offers and the USG/Private Holders Transactions had been completed on March 31, 2009. We have shown the pro forma impact of a “High Participation Scenario” and a “Low Participation Scenario” prepared using the assumptions set forth below. In both scenarios, we have assumed stockholders have approved the Authorized Share Increase. In the event the stockholders do not approve the Authorized Share Increase within six months of issuance of the warrants, the warrants issued to the USG and Private Holders will become immediately exercisable for an additional 790 million shares of our common stock. The exercise of these warrants will result in additional dilution to the existing shareholders with a corresponding increase to stockholders’ equity equal to the exercise price of the warrants times the number of shares issued. In addition, if the stockholders do not approve the Authorized Share Increase within six months, the Interim Securities will remain outstanding and will automatically convert into common stock upon approval of the Authorized Share Increase, even if approved at a later date, resulting in further dilution to the existing common shareholders. Furthermore, if the Authorized Share Increase is not approved within six months of the issuance of the Interim Securities, each Interim Security will accrue cumulative dividends equal to the greater of (x) 9% (increasing by 2 percentage points each quarter up to a cap of 19%) and (y) the dividend actually paid on the number of shares of common stock into which such Interim Security is convertible. The dividends will decrease net income available to the common shareholders.

The “High Participation Scenario” assumes (i) the exchange of all outstanding shares of Series A1, B1, C1, D1, J1, K1, L2 and N1 convertible preferred stock held by the Private Holders ($12.5 billion aggregate liquidation preference) and holders of all outstanding shares of Series T Public Preferred Stock ($3.169 billion aggregate liquidation preference) into common stock, (ii) the exchange of all outstanding shares of Series E, F and AA Public Preferred Stock ($11.755 billion aggregate liquidation preference) into common stock, (iii) the exchange of all outstanding shares of Series H preferred stock held by the U.S. Treasury ($25 billion aggregate liquidation preference) into common stock, (iv) the conversion of all outstanding shares of Series G and I preferred stock held by the U.S. Treasury and the FDIC ($27.059 billion aggregate liquidation preference) into newly issued 8% trust preferred securities and (v) the exchange of $5.576 billion liquidation amount of Trust Preferred Securities into Common Stock.

The “Low Participation Scenario” assumes (i) the exchange of all outstanding shares of Series A1, B1, C1, D1, J1, K1, L2 and N1 convertible preferred stock held by the Private Holders ($12.5 billion aggregate liquidation preference) into common stock, (ii) the exchange of 50% of the outstanding shares of Series H preferred stock held by the U.S. Treasury ($12.5 billion aggregate liquidation preference) into common stock,

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(iii) the exchange of 50% of the outstanding shares of Series H preferred stock held by the U.S. Treasury ($12.5 billion aggregate liquidation preference) and all outstanding shares of Series I and G preferred stock held by the U.S. Treasury and the FDIC ($27.059 billion aggregate liquidation preference, for a total of $39.559 billion aggregate liquidation preference), into new 8% trust preferred securities, (iv) none of the outstanding shares of Series E, F and AA Public Preferred Stock ($11.755 billion aggregate liquidation preference) or outstanding shares of Series T Public Preferred Stock ($3.169 billion aggregate liquidation preference), are exchanged for common stock and (v) none of the Trust Preferred Securities are exchanged for common stock.

If the Exchange Offers are not viewed favorably by the marketplace and Citigroup’s stockholders, participation of the holders of Public Preferred Depositary Shares and Trust Preferred Securities is expected to be low. As a result, the Low Participation Scenario assumes no Public Preferred Depositary Shares or Trust Preferred Securities are tendered for exchange.

The pro forma impact to stockholders’ equity, additional paid-in capital and retained earnings generated by the Exchange Offers and the USG/Private Holders Transactions in both the High Participation Scenario and the Low Participation Scenario were determined based on $3.72, the closing price of Citigroup’s common stock on May 29, 2009 on the NYSE. The actual determination will be made using the closing price of Citigroup’s common stock on the NYSE on the day the investors and Citigroup are legally committed to the exchange (commitment date).

If the price of common stock on the commitment date is greater than $3.72, there will be an increase in additional paid-in capital and decrease in net income available to common shareholders, earnings per share and retained earnings relative to the pro forma financial statement information set forth below. Conversely, if the common stock price on the commitment date is less than $3.72, there will be a decrease in additional paid-in capital and increase in net income available to common shareholders, earnings per share and retained earnings relative to the pro forma financial statement information.

If the estimated fair value of the new 8% trust preferred securities is greater than the value used in the following pro forma statements, the positive impact on retained earnings will be lower and the amount of deferred tax liabilities created by the Transactions will also be lower. Conversely, if the estimated fair value of the new 8% trust preferred securities is lower than the value used in the following pro forma statements, the positive impact on retained earnings will be greater and the amount of deferred tax liabilities created by the Transactions will also be greater.

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High Participation Scenario

(in millions of dollars)	Actual March 31, 2009	Adjustments
		Exchange of Convertible Preferred Stock held by Private Holders and Public Investors(2)		Exchange of Non- Convertible Preferred Stock held by Public Investors(7)		Exchange of Non- Convertible Preferred Stock Held by U.S. Treasury(9)		Conversion of Guarantee- Related Non- Convertible Preferred Stock Held by U.S. Treasury and FDIC(12)		Exchange of Trust Preferred Securities held by Public Investors(1)		Pro Forma March 31, 2009
Assets
Cash and due from banks and Deposits at interest with banks	$190,566											$190,566
Federal funds sold and securities purchased	179,603											179,603
Trading account assets	335,222											335,222
Investments	238,806											238,806
Loans, net	625,589											625,589
Other assets	212,770					$(2,866	)(15)					209,904
Goodwill and intangibles (other than mortgage servicing rights)	40,022											40,022

Total assets	$1,822,578	$—		$—		$(2,866)		$—		$—		$1,819,712

Liabilities
Total deposits	$762,696											$762,696
Federal funds purchased and securities loan	184,803											184,803
Trading account liabilities	130,826											130,826
Long-term debt	337,252					$12,070	(10)	$4,260	(13)	$(6,047	)(18)	347,535
Other liabilities	261,074									(6	)(19)	261,068

Total liabilities	$1,676,651	$—		$—		$12,070		$4,260		$(6,053)		$1,686,928

Equity
Preferred Stock	$74,246	$(15,669	)(3)	$(11,755	)(3)	$(43,293	)(3)	$(3,529	)(3)			$—
Common Stock	57	47	(4)	34	(4)	77	(4)			$16	(4)	231
Additional paid-in capital	16,525	30,898	(5)	12,748	(14)	28,538	(14)			6,047	(14)	94,756
Retained earnings	86,115	(15,276	)(6)	(1,027	)(8)	(258	)(11)	(731	)(16)	(10	)(17)	68,813
Treasury stock, at cost	(5,996)											(5,996)
Accumulated other comprehensive income (loss)	(27,013)											(27,013)

Total Citigroup stockholder’s equity	$143,934	$—		$—		$(14,936)		$(4,260)		$6,053		$130,791

Noncontrolling interest	1,993											1,993

Total equity	$145,927	$—		$—		$(14,936)		$(4,260)		$6,053		$132,784

Total liabilities and equity	$1,822,578	$—		$—		$(2,866)		$—		$—		$1,819,712

(1)	Represents Trust Preferred Securities held by public investors that Citigroup is offering to exchange for common stock. Assumes the exchange of $5.576 billion aggregate liquidation amount of Trust Preferred Securities into common stock.
(2)	Represents the convertible preferred stock held by the Private Holders and public investors that Citigroup is offering to exchange for common stock. Assumes conversion of all outstanding shares of Series A1, B1, C1, D1, J1, K1, L2, N1 and T convertible preferred stock ($15.669 billion aggregate liquidation preference) into common stock.
(3)	Reduction of preferred stock balance as a result of conversion of convertible preferred or exchange of non-convertible preferred stock.
(4)	Par value of newly issued common stock.
(5)	Additional paid-in capital (APIC) in respect of conversion of convertible preferred stock. The amount is equal to the sum of (i) the value of the inducement offer (see footnote 6 below) and (ii) the difference between the carrying amount of the preferred stock exchanged and the par value of the shares of Common Stock to be issued.

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(6)	Value of inducement for the Exchange Offers and the USG/Private Holders Transactions represents the excess of the fair value on May 29, 2009 of the common stock to be issued in the Exchange Offers and the USG/Private Holders Transactions over the value on May 29, 2009 of the common stock issuable pursuant to the original conversion terms of the convertible preferred stock.
(7)	Represents the non-convertible preferred stock held by public investors that Citigroup is offering to exchange for common stock. Assumes exchange of all outstanding shares of Series AA, E and F Public Preferred Stock ($11.755 billion aggregate liquidation preference).
(8)	Excess of the carrying amount of Series AA, E and F Public Preferred Stock over the fair value on May 29, 2009 of the common stock to be issued in the Exchange Offers.
(9)	Represents the non-convertible preferred stock held by the U.S. Treasury that Citigroup is offering to exchange for common stock, up to the amount of Subject Securities tendered by Private Holders and public investors. The non-convertible preferred stock held by the U.S. Treasury and not exchanged for common stock will be exchanged for new 8% trust preferred securities. Assumes exchange of all outstanding shares of Series H non-convertible preferred stock ($25 billion aggregate liquidation preference) held by the U.S. Treasury into common stock and all outstanding shares of Series I non-convertible preferred stock ($20 billion aggregate liquidation preference) held by the U.S. Treasury into new 8% trust preferred securities.
(10)	Issuance of new 8% trust preferred securities to the U.S. Treasury recorded at the estimated fair value as of May 29, 2009 for purposes of the pro forma balance sheet. The 8% trust preferred securities will ultimately be recorded at the commitment date fair value. In calculating the fair value of the new 8% trust preferred securities, Citigroup considered implied yields from prices of securities of a similar nature and maturities traded in the market on or immediately prior to May 29, 2009 and the contractual cash flows of the securities valued. The fair value used in the pro forma balance sheet is based on a 13.43% yield and a 30-year term.
(11)	Excess of the carrying amount of the outstanding shares of Series H and I non-convertible preferred stock over the fair value on May 29, 2009 of the common stock and the estimated fair value on May 29, 2009 of the new 8% trust preferred securities, in each case, to be issued to the U.S. Treasury in the USG/Private Holders Transactions.
(12)	Represents the guarantee-related non-convertible preferred stock held by the U.S. Treasury and the FDIC that Citigroup is offering to exchange for new 8% trust preferred securities. Assumes exchange of all outstanding shares of Series G non-convertible preferred stock ($7.059 billion aggregate liquidation preference) held by the U.S. Treasury and the FDIC.
(13)	Issuance of new 8% trust preferred securities to the U.S. Treasury and the FDIC assumed to be recorded at the estimated fair value as of May 29, 2009 for purposes of the pro forma balance sheet. The 8% trust preferred securities will ultimately be recorded at the commitment date fair value. In calculating the fair value of the new 8% trust preferred securities, Citigroup considered implied yields from prices of securities of a similar nature and maturities traded in the market on or immediately prior to May 29, 2009 and the contractual cash flows of the securities valued. The fair value used in the pro forma balance sheet is based on a 13.43% yield and a 30-year term.
(14)	APIC in respect of newly issued common stock. For non-convertible preferred stock and Trust Preferred Securities exchanged for common stock, the amount is the excess of the fair value on May 29, 2009 of the common stock issued over its par value.
(15)	Deferred tax liability related to 8% trust preferred securities issued to U.S. Treasury recorded as a reduction of the net deferred tax asset position.
(16)	Excess of the carrying amount of the outstanding shares of Series G non-convertible preferred stock over the estimated fair value on May 29, 2009 of the new 8% trust preferred securities to be issued to the U.S. Treasury and the FDIC in the USG/Private Holders Transactions.
(17)	Excess of the carrying amount of Trust Preferred Securities to be retired over the fair value on May 29, 2009 of the common stock to be issued in exchange. This amount will be recorded in the income statement of the period during which this transaction is consummated.
(18)	The carrying amount of the Trust Preferred Securities proposed to be retired includes an estimated adjustment basis related to SFAS No. 133 hedging.
(19)	Amount of income taxes estimated to be payable upon the retirement of the Trust Preferred Securities.

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Low Participation Scenario

(in millions of dollars)	Actual March 31, 2009	Exchange of Convertible Preferred Stock held by Private Holders(1)		Adjustments						Pro Forma March 31, 2009
				Exchange of Non- Convertible Preferred Stock held by Public Investors(6)	Exchange of Non- Convertible Preferred Stock Held by U.S. Treasury(8)		Conversion of Guarantee- Related Non- Convertible Preferred Stock Held by U.S. Treasury and FDIC(11)		Exchange of Trust Preferred Securities held by Public Investors(16)
Assets
Cash and due from banks and Deposits at interest with banks	$190,566									$190,566
Federal funds sold and securities purchased	179,603									179,603
Trading account assets	335,222									335,222
Investments	238,806									238,806
Loans, net	625,589									625,589
Other assets	212,770				$(4,539	)(14)				208,231
Goodwill and intangibles (other than mortgage servicing rights)	40,022									40,022

Total assets	$1,822,578	$—		$—	$(4,539)		$—		$—	$1,818,039

Liabilities
Total deposits	$762,696									$762,696
Federal funds purchased and securities loan	184,803									184,803
Trading account liabilities	130,826									130,826
Long-term debt	337,252				$19,614	(9)	$4,260	(12)		361,126
Other liabilities	261,074									261,074

Total liabilities	$1,676,651	$—		$—	$19,614		$4,260		$—	$1,700,525

Equity
Preferred Stock	$74,246	$(12,500	)(2)		$(43,293	)(2)	$(3,529	)(2)		$14,924
Common Stock	57	38	(3)		38	(3)				133
Additional paid-in capital	16,525	25,005	(4)		14,269	(13)				55,799
Retained Earnings	86,115	(12,543	)(5)	(7)	4,833	(10)	(731	)(15)	(6)	77,674
Treasury stock, at cost	(5,996)									(5,996)
Accumulated other comprehensive income (loss)	(27,013)									(27,013)

Total Citigroup stockholder’s equity	$143,934	$—		$—	$(24,153)		$(4,260)		$—	$115,521

Noncontrolling interest	1,993									1,993

Total equity	$145,927	$—		$—	$(24,153)		$(4,260)		$—	$117,514

Total liabilities and equity	$1,822,578	$—		$—	$(4,539)		$—		$—	$1,818,039

(1)	Represents the convertible preferred stock held by the Private Holders that Citigroup is offering to exchange for common stock. Assumes conversion of all outstanding shares of Series A1, B1, C1, D1, J1, K1, L2 and N1 convertible preferred stock ($12.5 billion aggregate liquidation preference) into common stock.
(2)	Reduction of preferred stock balance as a result of conversion of convertible preferred or exchange of non-convertible preferred stock.
(3)	Par value of newly issued common stock.
(4)	APIC in respect of conversion of convertible preferred stock. The amount is equal to sum of (i) the value of the inducement offer (see footnote 6 below) and (ii) the difference between the carrying amount of the preferred stock exchanged and the par value of the shares of common stock to be issued.
(5)	Value of inducement for the Exchange Offers and the USG/Private Holders Transactions represents the excess of the fair value on May 29, 2009 of the common stock to be issued in the Exchange Offers and the USG/Private Holders Transactions over the value on May 29, 2009 of the common stock issuable pursuant to the original conversion terms of the convertible preferred stock.

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(6)	Represents the non-convertible preferred stock held by public investors that Citigroup is offering to exchange for common stock. Series AA, E and F Public Preferred Stock and Trust Preferred Securities are not exchanged under the Low Participation Scenario.
(7)	Series AA, E and F Public Preferred Stock and Trust Preferred Securities are not exchanged under the Low Participation Scenario.
(8)	Represents the non-convertible preferred stock held by the U.S. Treasury Citigroup is offering to exchange for common stock, up to the amount of Subject Securities tendered by Private Holders and public investors. The non-convertible preferred stock held by the U.S. Treasury and not exchanged for common stock will be exchanged for new 8% trust preferred securities. Assumes exchange of all outstanding shares of Series H non-convertible preferred stock ($25 billion aggregate liquidation preference) and all outstanding shares of Series I non-convertible preferred stock ($20 billion aggregate liquidation preference) held by the U.S. Treasury into 3,846,153,846 shares of common stock and new 8% trust preferred securities with an aggregate liquidation amount of $32.5 billion.
(9)	Issuance of new 8% trust preferred securities to the U.S. Treasury recorded at the estimated fair value as of May 29, 2009 for purposes of the pro forma balance sheet. The 8% trust preferred securities will ultimately be recorded at the commitment date fair value.
(10)	Excess of the carrying amount of the outstanding shares of Series H and I non-convertible preferred stock over the fair value on May 29, 2009 of the common stock and the estimated fair value on May 29, 2009 of the new 8% trust preferred securities, in each case, to be issued to the U.S. Treasury in the USG/Private Holders Transactions. In calculating the fair value of the new 8% trust preferred securities, Citigroup considered implied yields from prices of securities of a similar nature and maturities traded in the market on or immediately prior to May 29, 2009 and the contractual cash flows of the securities valued. The fair value used in the pro forma balance sheet is based on a 13.43% yield and a 30-year term.
(11)	Represents the guarantee-related non-convertible preferred stock held by the U.S. Treasury and the FDIC that Citigroup is offering to exchange for new 8% trust preferred securities. Exchange of all outstanding shares of Series G non-convertible preferred stock ($7.059 billion aggregate liquidation preference) held by the U.S. Treasury and the FDIC.
(12)	Issuance of new 8% trust preferred securities to the U.S. Treasury and the FDIC recorded at estimated fair value as of May 29, 2009 for purposes of the pro forma balance sheet. The 8% trust preferred securities will ultimately be recorded at the commitment date fair value.
(13)	APIC in respect of newly issued common stock. For non-convertible preferred stock, the amount is the excess of the fair value on May 29, 2009 of the common stock over its par value. In calculating the fair value of the new 8% trust preferred securities, Citigroup considered implied yields from prices of securities of a similar nature and maturities traded in the market on or immediately prior to May 29, 2009 and the contractual cash flows of the securities valued. The fair value used in the pro forma balance sheet is based on a 13.43% yield and a 30-year term.
(14)	Deferred tax liability related to 8% trust preferred securities issued to U.S. Treasury recorded as a reduction of the net deferred tax asset position.
(15)	Excess of the carrying amount of the outstanding shares of Series G non-convertible preferred stock over the estimated fair value on May 29, 2009 of the new 8% trust preferred securities to be issued to the U.S. Treasury and the FDIC in the USG/Private Holders Transactions.
(16)	Represents Trust Preferred Securities held by public investors that Citigroup is offering to exchange for common stock.

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Pro Forma Earnings Implications

The following presents the pro forma impact of the Exchange Offers and the USG/Private Holders Transactions on certain statement of income items and earnings per share (EPS) for the fiscal year ended December 31, 2008 and the quarter ended March 31, 2009 as if the Exchange Offers and USG/Private Holders Transactions had been completed on January 1, 2008. We have calculated the pro forma information below by (1) eliminating all of the actual dividends paid to holders of preferred stock in 2008 and in the first quarter of 2009(1), (2) assuming the new 8% trust preferred securities were issued on January 1, 2008(2), (3) assuming that the Trust Preferred Securities accepted for exchange, if applicable, were retired on January 1, 2008 and (4) assuming that the new shares of common stock issuable in the Exchange Offers and the USG/Private Holders Transactions were issued on January 1, 2008. The retained earnings impact of the Exchange Offers and the USG/Private Holders Transactions has not been included in this analysis because it is not recurring.

	Full Year 2008			First Quarter 2009
	Actual	High Scenario	Low Scenario	Actual	High Scenario	Low Scenario
After-tax Income (loss) from continuing operations(8)	$(32,443)	$(32,443)	$(32,443)	$1,610	$1,610	$1,610
Proforma adjustments to Interest Expense:
After-tax interest expense saved on retired E-TRUPS®(6)	N/A	250	—	N/A	63	—
After-tax interest expense on new 8% trust preferred securities(3)	N/A	(1,551)	(2,268)	N/A	(388)	(567)

Actual / Proforma after-tax income (loss) from continuing operations	$(32,443)	$(33,744)	$(34,711)	$1,610	$1,285	$1,043

Adjustments for income available to common shareholders(4)(7)(9)	(1,732)	—	—	(2,559)	—	—

Actual / Proforma income (loss) from continuing operations available to common shareholders	$(34,175)	$(33,744)	$(34,711)	$(949)	$1,285	$1,043

Common shares used to calculate EPS(8)	5,265	5,265	5,265	5,385	5,385	5,385

New shares proposed to be issued	N/A	17,433	7,692	N/A	17,433	7,692

Actual / Proforma Common shares used to calculate EPS	5,265	22,698	12,957	5,385	22,818	13,077
Actual / Proforma Earnings per share from continuing operations(5):
Basic	$(6.45)	$(1.47)	$(2.65)	$(0.18)	$0.06	$0.08
Diluted	$(6.45)	$(1.48)	$(2.67)	$(0.18)	$0.06	$0.08

(1)	Although the Low Participation Scenario assumes that some holders of preferred stock will not tender their shares, Citigroup has announced that it will suspend preferred dividends upon the closing of the Exchange Offers, and as a result all preferred dividends were eliminated. Further, we have not reflected payment of the preferred dividends based on the assumption that the Dividend Blocker Amendment will be approved by our stockholders.
(2)	This presentation assumes the new trust preferred securities were issued on and began to accrue interest from January 1, 2008, but eliminates actual dividends on preferred stock issued during 2008 and 2009. See footnote 7 below.
(3)

Citigroup’s pro forma net income is negatively affected by the USG/Private Holders Transactions due to the interest expense (including the stated interest of the instruments and the periodic accretion between carrying amount and the par amount of the instruments) associated with the new 8% trust preferred securities to be issued to the U.S. Treasury and the FDIC upon exchange of preferred stock held by such entities. Under the High Participation Scenario, the preferred stock held by such entities to be converted into new 8% trust

34

preferred securities has an aggregate liquidation preference of $27.059 billion. Under the Low Participation Scenario, the aggregate liquidation preference of the preferred stock held by the U.S. Treasury and the FDIC to be converted into new 8% trust preferred securities is $39.559 billion.

(4)	The High Participation Scenario assumes that there are no remaining shares of preferred stock outstanding. Although the Low Participation Scenario assumes that some holders of preferred stock will not tender their shares, Citigroup has announced that it will suspend preferred dividends upon the closing of the Exchange Offers, and as a result all preferred stock dividends were eliminated. Further, we have not reflected payment of the preferred dividends based on the assumption that the Dividend Blocker Amendment will be approved by our stockholders. In the event that the Dividend Blocker Amendment is not approved by Citigroup’s stockholders and the board of directors elects to declare dividends on the common stock, the amount of preferred dividends payable per year would be approximately $1,185 million based on the liquidation preference of Public Preferred Stock that remains outstanding under the Low Participation Scenario.
(5)	For the EPS of 2008, the pro forma income from continuing operations available to common shareholders is negative; thus diluted EPS equals basic EPS. For the EPS of the first quarter of 2009, the diluted number of common shares under the Low Participation Scenario is only 94 million shares greater than the number of base shares, which impacts EPS by less than the decimals reported.
(6)	Citigroup’s pro forma net income is positively affected by the retirement of the Trust Preferred Securities accepted for exchange, if applicable.
(7)	The Actual column for 2008 does not reflect the full year impact of the preferred dividends because certain preferred stock was issued in the latter part of 2008 and the dividends shown in the table above reflect the impact only for the period such shares were outstanding. Had all of the preferred stock issuances outstanding as of March 31, 2009 been outstanding for the entirety of 2008, the amount of preferred dividends related to Basic EPS would be approximately $5,693 million.
(8)	The figures presented for the High and Low scenarios are before the pro forma adjustments.
(9)	Adjustments for Actual first quarter of 2009 results include the non-recurring impact of $(1,285) million for the conversion price reset related to the $12.5 billion convertible preferred stock issued in the private offering, preferred dividends of $1,221 million and $53 million related to the quarterly accretion of the Series H discount.

N/A Not applicable.

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SELECTED FINANCIAL DATA

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this proxy statement, and information that we file later with the SEC will automatically update and supersede previously filed information, including information contained in this document. We incorporate by reference the following sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, which we filed with the SEC on February 27, 2009 (the Form 10-K) and Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, which we filed with the SEC on May 11, 2009 (the Form 10-Q), which include the information required by Item 13(a) of Schedule 14A: “Management’s Discussion and Analysis,” “Managing Global Risk,” “Consolidated Financial Statements” and “Notes to Consolidated Financial Statements” of the Form 10-K and the Form 10-Q, and “Financial Data Supplement” and “10-K Cross-Reference Index” of the Form 10-K and we incorporate by reference information required by Item 13(a) of Schedule 14A in documents subsequently filed (but not documents that are furnished, unless expressly incorporated herein by reference in such furnished document) by Citigroup with the SEC on or after the date of this document and before the Proxy Deadline. Representatives of KPMG LLP, our principal accountants, are not expected to be available to answer questions of stockholders.

We are incorporating by reference into this document important business and financial information that is not included in or delivered with this document. This information is available without charge to security holders upon written or oral request. Requests should be directed to:

Citigroup Document Services

540 Crosspoint Parkway

Getzville, NY 14068

(716) 730-8055 (tel.)

(877) 936-2737 (toll free)

The Form 10-K and Form 10-Q are also (and subsequently filed document incorporated herein by reference will be) available on the website of the SEC, www.sec.gov and on our website, www.citigroup.com.

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ANNEX A – DIVIDEND BLOCKER AMENDMENT

FORM OF CERTIFICATE OF AMENDMENT

OF THE

RESTATED CERTIFICATE OF INCORPORATION

OF

CITIGROUP INC.

The undersigned officer of Citigroup Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as follows:

FIRST: The name of the Corporation is Citigroup Inc.

SECOND: Section (C) of Article FOURTH of the Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amount (including unpaid cumulative dividends, if any) payable with respect thereto.

THIRD: Section (F) of Article FOURTH of the Restated Certificate of Incorporation of the Corporation is hereby deleted in its entirety.

FOURTH: Section 4, subsection (c) of the certificate of designation of the 8.500% Non-Cumulative Preferred Stock, Series F, of the Corporation is hereby deleted in its entirety.

FIFTH: Section 4, subsection (c) of the certificate of designation of the 8.400% Fixed Rate / Floating Rate Non-Cumulative Preferred Stock, Series E, of the Corporation is hereby deleted in its entirety.

SIXTH: Section 4, subsection (c) of the certificate of designation of the 8.125% Non-Cumulative Preferred Stock, Series AA, of the Corporation is hereby deleted in its entirety.

SEVENTH: Section 4, subsection (c) of the certificate of designation of the 6.500% Non-Cumulative Convertible Preferred Stock, Series T, of the Corporation is hereby deleted in its entirety.

EIGHTH: The foregoing amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

NINTH: The foregoing amendment shall be effective upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer, this [ ] day of [            ], 2009.

CITIGROUP INC.

By:
Name:
Title:

A-1

ANNEX B – DIRECTOR AMENDMENT

FORM OF CERTIFICATE OF AMENDMENT

OF THE

RESTATED CERTIFICATE OF INCORPORATION

OF

CITIGROUP INC.

The undersigned officer of Citigroup Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as follows:

FIRST: The name of the Corporation is Citigroup Inc.

SECOND: Section 7, subsection (b) of the certificate of designation of the 8.500% Non-Cumulative Preferred Stock, Series F, of the Corporation is hereby amended to add the following new section (v):

(v) This Section 7(b) shall terminate immediately upon delisting of the Series F Preferred Stock or depositary shares representing a fractional interest in a share of Series F Preferred Stock, as applicable, from the New York Stock Exchange and shall be of no further force or effect.

THIRD: Section 7, subsection (b) of the certificate of designation of the 8.400% Fixed Rate / Floating Rate Non-Cumulative Preferred Stock, Series E, of the Corporation is hereby deleted in its entirety.

FOURTH: Section 7, subsection (b) of the certificate of designation of the 8.125% Non-Cumulative Preferred Stock, Series AA, of the Corporation is hereby amended to add the following new section (v):

(v) This Section 7(b) shall terminate immediately upon delisting of the Series AA Preferred Stock or depositary shares representing a fractional interest in a share of Series AA Preferred Stock, as applicable, from the New York Stock Exchange and shall be of no further force or effect.

FIFTH: Section 14, subsection (b) of the certificate of designation of the 6.500% Non-Cumulative Convertible Preferred Stock, Series T, of the Corporation is hereby amended to add the following new section (v):

(v) This Section 14(b) shall terminate immediately upon delisting of the Convertible Preferred Stock or depositary shares representing a fractional interest in a share of Convertible Preferred Stock, as applicable, from the New York Stock Exchange and shall be of no further force or effect.

SIXTH: The foregoing amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

SEVENTH: The foregoing amendment shall be effective upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer, this [ ] day of [            ], 2009.

CITIGROUP INC.

By:
Name:
Title:

B-1

ANNEX C – RETIREMENT AMENDMENT

FORM OF CERTIFICATE OF AMENDMENT

OF THE

RESTATED CERTIFICATE OF INCORPORATION

OF

CITIGROUP INC.

The undersigned officer of Citigroup Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as follows:

FIRST: The name of the Corporation is Citigroup Inc.

SECOND: Section 11 of the certificate of designation of the 8.500% Non-Cumulative Preferred Stock, Series F, of the Corporation is hereby amended to read in its entirety as follows:

No shares of Series F Preferred Stock surrendered for redemption or otherwise acquired by the Company shall be issued or reissued as shares of Series F Preferred Stock but shall be restored to the status of authorized but unissued shares of preferred stock.

THIRD: Section 11 of the certificate of designation of the 8.400% Fixed Rate / Floating Rate Non-Cumulative Preferred Stock, Series E, of the Corporation is hereby amended to read in its entirety as follows:

No shares of Series E Preferred Stock surrendered for redemption or otherwise acquired by the Company shall be issued or reissued as shares of Series E Preferred Stock but shall be restored to the status of authorized but unissued shares of preferred stock.

FOURTH: Section 11 of the certificate of designation of the 8.125% Non-Cumulative Preferred Stock, Series AA, of the Corporation is hereby amended to read in its entirety as follows:

No shares of Series AA Preferred Stock surrendered for redemption or otherwise acquired by the Company shall be issued or reissued as shares of Series AA Preferred Stock but shall be restored to the status of authorized but unissued shares of preferred stock.

FIFTH: Section 18 of the certificate of designation of the 6.500% Non-Cumulative Convertible Preferred Stock, Series T, of the Corporation is hereby amended to read in its entirety as follows:

No shares of Convertible Preferred Stock surrendered for redemption or otherwise acquired by the Company shall be issued or reissued as shares of Convertible Preferred Stock but shall be restored to the status of authorized but unissued shares of preferred stock.

SIXTH: The foregoing amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

SEVENTH: The foregoing amendment shall be effective upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer, this [    ] day of [            ], 2009.

CITIGROUP INC.

By:
Name:
Title:

C-1

ANNEX D – AUTHORIZED PREFERRED STOCK INCREASE

FORM OF CERTIFICATE OF AMENDMENT

OF THE

RESTATED CERTIFICATE OF INCORPORATION

OF

CITIGROUP INC.

The undersigned officer of Citigroup Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as follows:

FIRST: The name of the Corporation is Citigroup Inc.

SECOND: The second sentence of Section (A) of Article FOURTH of the Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

The total number of shares of Preferred Stock which the Corporation shall have the authority to issue is Two Billion (2,000,000,000) shares having a par value of one dollar ($1.00) per share.

THIRD: The foregoing amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH: The foregoing amendment shall be effective upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer, this [ ] day of [            ], 2009.

CITIGROUP INC.

By:
Name:
Title:

D-1

CITIGROUP INC. P.O. BOX 990041 HARTFORD, CT 06199

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

INSTRUCTIONS

To consent, withhold consent or abstain from consenting to the approval of the proposed amendments, check the appropriate box below and sign, date and return this proxy card. If no box is marked below with respect to a proposal, and this proxy card is signed, dated and returned, the undersigned will be deemed to have consented to the proposed amendments. If this proxy card is not returned, the undersigned will be deemed to have withheld consent for the proposed amendments.

PLEASE MARK, SIGN, DATE

AND RETURN THE PROXY CARD

PROMPTLY

USING THE ENCLOSED ENVELOPE

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M15286-TBD                        KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

CITIGROUP INC.

The Board of Directors recommends a vote to CONSENT to each of the following proposals:	Consent	Withhold Consent	Abstain

1. Proposal to approve the Dividend Blocker Amendment set forth in Annex A to the proxy statement.	☐	☐	☐

2. Proposal to approve the Director Amendment set forth in Annex B to the proxy statement.	☐	☐	☐

3. Proposal to approve the Retirement Amendment set forth in Annex C to the proxy statement.	☐	☐	☐

4. Proposal to approve the Authorized Preferred Stock Increase set forth in Annex D to the proxy statement.	☐	☐	☐

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

	Yes	No

Please indicate if you would like to keep your vote confidential under the current policy.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Citigroup Inc.

399 Park Avenue

New York, NY 10043

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby acknowledges receipt of the proxy statement in connection with the proposed amendments to the restated certificate of incorporation and the certificates of designation of our 8.500% Non-Cumulative Preferred Stock, Series F; 8.400% Fixed Rate/ Floating Rate Non-Cumulative Preferred Stock, Series E; 8.125% Non-Cumulative Preferred Stock, Series AA; and 6.500% Non-Cumulative Convertible Preferred Stock, Series T (together, the Public Preferred Stock) and consents, withholds consent or abstains from consenting, with respect to all of the common stock of Citigroup Inc. held by the undersigned as of the Record Date, to the approval of the proposals set forth herein without a meeting of the stockholders of Citigroup Inc.

Important Notice Regarding the Availability of Materials for the Proposed Amendments:

Proxy Statement is available at www.proxyvote.com.

M15287-TBD

CITIGROUP INC.

Proxy Solicited on Behalf of the Board of Directors of Citigroup Inc.

  The undersigned hereby constitutes and appoints Richard D. Parsons, Vikram S. Pandit and Michael S. Helfer, each of them his or her true and lawful agents and proxies with full power of substitution in each, to execute a written consent, withhold consent, or abstain on behalf of all of the shares I hold as of the record date, in accordance with the instructions given herein.

  If shares of Citigroup Common Stock are issued to or held for the account of the undersigned under employee plans and voting rights attach to such shares (any of such plans, a “Voting Plan”), then the undersigned hereby directs the respective fiduciary of each applicable Voting Plan to vote all shares of Citigroup Common Stock in the undersigned’s name and/or account under such Plan in accordance with the instructions given herein.

  You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE) but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. Your proxy cannot be voted unless you sign, date and return this card.

  This proxy, when properly executed, will be used in the manner directed herein. If no direction is made, this proxy will be used to CONSENT to the Dividend Blocker Amendment, the Director Amendment, the Retirement Amendment and the Authorized Preferred Stock Increase.

  NOTE: Please sign exactly as name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

IF NO BOXES ARE MARKED, THIS PROXY WILL BE USED IN THE MANNER DESCRIBED ON THE REVERSE SIDE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Annex B

Citigroup Inc.

399 Park Avenue

New York, NY 10043

June 18, 2009

Dear Holder of Public Preferred Depositary Shares or Trust Preferred Securities:

This proxy statement is being delivered to you in connection with the Exchange Offers (as defined below). In order to participate in the Exchange Offers, you will be required to grant your Proxy Instructions (as defined below) in respect of the shares of common stock that may be issued to you in the Exchange Offers in favor of the following proposed amendments to our restated certificate of incorporation, all of which have been unanimously approved and declared advisable by the board of directors:

•	to increase the number of authorized shares of common stock from 15 billion to 60 billion shares (the Authorized Share Increase);

•

to (i) effect a reverse stock split of our common stock at any time prior to June 30, 2010 at one of seven reverse split ratios, 1-for-2, 1-for-5, 1-for-10, 1-for-15, 1-for-20, 1-for-25 or 1-for-30, as determined by the board of directors in its sole discretion and (ii) if and when the reverse stock split is effected, reduce the number of authorized shares of our common stock by the reverse split ratio determined by the board of directors (the Reverse Stock Split); and

•

to eliminate the voting rights of shares of common stock with respect to any amendment to the restated certificate of incorporation (including any certificate of designation related to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock, if such series of preferred stock is entitled to vote, either separately or together as a class with the holders of one or more other such series, on such amendment (the Preferred Stock Change, and together with the Authorized Share Increase and the Reverse Stock Split, the Common Stock Amendments).

The effectiveness of any Common Stock Amendment is not conditioned on the approval of any other Common Stock Amendment.

We are soliciting your Proxy Instructions in respect of the shares of common stock that you will receive if we accept any of your depositary shares (Public Preferred Depositary Shares) representing our 8.500% Non-Cumulative Preferred Stock, Series F; 8.400% Fixed Rate/Floating Rate Non-Cumulative Preferred Stock, Series E; 8.125% Non-Cumulative Preferred Stock, Series AA; and 6.500% Non-Cumulative Convertible Preferred Stock, Series T (collectively, the Public Preferred Stock) or any of your trust preferred securities that are the subject of the Exchange Offers (Trust Preferred Securities) for exchange in the Exchange Offers. As described in our preliminary prospectus included in our registration statement on Form S-4 (Registration No. 333-158100), filed with the Securities and Exchange Commission (SEC) on June 18, 2009 (the Prospectus), of which the enclosed proxy statement is a part, we will not accept your Public Preferred Depositary Shares or Trust Preferred Securities for exchange unless you follow the procedures contained in the letter of transmittal related to the applicable Exchange Offer (the Letter of Transmittal) to instruct the Voting Trustee (as defined below) of the Voting Trust (as defined below) to grant an irrevocable proxy to the individuals designated by Citigroup in the Voting Trust Agreement (as defined below) to execute a

COMMON PROXY STATEMENT

written consent to approve each of the Common Stock Amendments in respect of the common stock to be issued to you in the Exchange Offers (the Proxy Instructions). If we accept your Public Preferred Depositary Shares or Trust Preferred Securities for exchange in the Exchange Offers, your Proxy Instructions will become irrevocable, and you will not be able to change your vote.

By tendering your Public Preferred Depositary Shares or Trust Preferred Securities in the Exchange Offers in accordance with the Letter of Transmittal, you irrevocably (i) agree and consent to all of the Common Stock Amendments, (ii) grant your Proxy Instructions to BNY Mellon Trust of Delaware, as trustee (the Voting Trustee) of the voting trust (the Voting Trust) established pursuant to the voting trust agreement, dated June 15, 2009 (the Voting Trust Agreement), (iii) subject to and effective upon acceptance for exchange of your tendered Public Preferred Depositary Shares or Trust Preferred Securities, agree to the terms of the Voting Trust Agreement and (iv) acknowledge that by tendering your Public Preferred Depositary Shares or Trust Preferred Securities, you will become a party to the Voting Trust Agreement. The shares of common stock issued pursuant to the Exchange Offers will be delivered to the Voting Trust on the settlement date of the Exchange Offers to be held in trust. The Voting Trustee, pursuant to the terms of the Voting Trust Agreement, will execute and deliver an irrevocable proxy in respect of such shares of common stock to the individuals named in the Voting Trust Agreement to execute a written consent in favor of the Common Stock Amendments. The shares of common stock exchanged for your tendered Public Preferred Depositary Shares or Trust Preferred Securities will thereafter within one business day be released from the Voting Trust and will be distributed to you.

In order to save the expense associated with holding a special meeting, the board of directors has elected to obtain stockholder approval of the amendments described above by written consent pursuant to Section 228 of the Delaware General Corporation Law, rather than by calling a meeting of stockholders. In addition to soliciting Proxy Instructions from holders of Public Preferred Depositary Shares and Trust Preferred Securities, we will also solicit proxies from all of the other holders as of the Record Date (as defined below) of our common stock to authorize the individuals designated by Citigroup on the enclosed proxy card to execute a written consent in favor of the Common Stock Amendments.

Granting your Proxy Instructions pursuant to the Letter of Transmittal to approve the Common Stock Amendments is important for the success of the transactions that we announced on February 27, 2009 to strengthen our tangible common equity (TCE) and Tier 1 Common (see “Background of the Transactions” below). We are pleased to report that we have already made great progress in implementing the transactions (the Transactions):

•

on March 18, 2009, we entered into definitive agreements with all of the private holders (the Private Holders) of our convertible preferred stock issued in January 2008 to exchange an aggregate of $12.5 billion in liquidation preference of convertible preferred stock held by the Private Holders into approximately 3,846 shares of our newly-created Series M Common Stock Equivalent (the Interim Securities) and warrants to acquire approximately 395 million shares of our common stock at a price of $0.01 per share (the Private Holders Transactions);

•

on June 9, 2009, we entered into a definitive agreement with the U.S. Department of the Treasury (U.S. Treasury) (i) to exchange an aggregate of $12.5 billion in liquidation preference of preferred stock held by U.S. Treasury into approximately 3,846 shares of Interim Securities and warrants to acquire 395 million shares of our common stock at a price of $0.01 per share and (ii) to exchange for additional Interim Securities an additional number of shares of preferred stock with an aggregate liquidation preference equal to the aggregate liquidation preference or amount of Public Preferred Depositary Shares and Trust Preferred Securities tendered and accepted for exchange in the Exchange Offers in an aggregate amount of up to $12.5 billion. Under the definitive agreement entered into with U.S. Treasury and the definitive agreement entered into on June 9, 2009 with the Federal Deposit Insurance Corporation (FDIC), any remaining preferred stock held by U.S. Treasury and all preferred stock held by the FDIC will be exchanged into a new series of 8% trust preferred securities (the USG Transactions, and together with the Private Holders Transactions, the USG/Private Holders Transactions);

2

•

we have commenced exchange offers (the Exchange Offers) pursuant to which we are offering to exchange newly issued shares of our common stock for (i) any and all issued and outstanding Public Preferred Depositary Shares and (ii) Trust Preferred Securities. In the case of the Trust Preferred Securities, due to a limitation on the number of our authorized but unissued shares of common stock, we will be able to accept only a limited amount of Trust Preferred Securities for exchange in the Exchange Offers. Specifically, we will be able to accept for exchange a number of Trust Preferred Securities with a liquidation amount equal to approximately $5.6 billion plus the amount of the liquidation preference of Public Preferred Depositary Shares that are not tendered and accepted for exchange in the Exchange Offers, subject to an overall cap on Public Preferred Depositary Shares and Trust Preferred Securities that may be accepted for exchange of $20.5 billion in liquidation preference or amount; and

•

we have mailed a separate Notice of Solicitation of Written Consents and accompanying proxy statement (the Preferred Proxy Statement) to holders of our Public Preferred Depositary Shares and common stock, seeking their proxy or voting instructions to execute a written consent to eliminate certain rights of holders of preferred stock, to clarify certain matters related to the retirement of preferred stock and to increase the amount of authorized preferred stock (the Public Preferred Stock Amendments). If you were a holder of Public Preferred Depositary Shares on the record date for the Preferred Proxy Statement and you are tendering your Public Preferred Depositary Shares in connection with the Exchange Offers, you must follow the procedures contained in the Letter of Transmittal to provide instructions to deliver a proxy to execute a written consent to approve the Common Stock Amendments and the Preferred Stock Amendments in order to have your Public Preferred Depositary Shares accepted for exchange. For more information, please see the Preferred Proxy Statement and the Prospectus.

We believe that the Common Stock Amendments will benefit the holders of our common stock. If the Authorized Share Increase is not approved, commencing approximately 6 months from the date on which the Interim Securities are issued to the Private Holders and the USG (the Trigger Date), each Interim Security will bear an annual cumulative dividend equal to the greater of (i) 9%, increasing each quarter by 2 percentage points per quarter up to a maximum of 19% per annum and (ii) the dividend actually paid on the number of shares of common stock into which such Interim Security is convertible. The Interim Securities will generally have the same voting rights as the common stock, except that they have no voting rights with respect to the Common Stock Amendments, and will vote together as one class with holders of the common stock except as otherwise provided by applicable law. The Interim Securities will not vote on any of the matters that are the subject of the Preferred Proxy Statement. The warrants issued to the Private Holders and the USG will become exercisable only after the Trigger Date if the Authorized Share Increase is not approved by our stockholders, and will automatically expire if our stockholders approve the Authorized Share Increase. Approval of the Authorized Share Increase will cause each Interim Security to convert into one million shares of common stock, thus increasing our TCE and Tier 1 Common, decreasing our expenses associated with dividends paid on preferred stock and eliminating the dilution of common stockholders that would result from the exercise of the warrants. The Reverse Stock Split will allow us to restore our common stock price to a normalized trading level, which will enhance liquidity. The Reverse Stock Split will also allow us to reduce certain of our transaction costs (e.g., proxy solicitation fees). The Preferred Stock Change will provide the board of directors with important flexibility to adopt amendments to our restated certificate of incorporation (including certificates of designation for series of preferred stock) that affect only the terms of preferred stock, which is consistent with the board’s current flexibility to create new series of preferred stock.

The board of directors has unanimously approved and declared advisable each of the Common Stock Amendments and unanimously recommends that you give your Proxy Instructions pursuant to the Letter of Transmittal to approve each of the Common Stock Amendments.

The proxy statement enclosed with this letter provides you with important information about the matters for which we are seeking your Proxy Instructions pursuant to the Letter of Transmittal. We encourage you to read

3

the entire proxy statement carefully. You may also obtain additional information about us from documents we have filed with the SEC and on our website at www.citigroup.com.

This letter is being sent to you as a holder of Public Preferred Depositary Shares or Trust Preferred Securities. As a holder of Public Preferred Depositary Shares or Trust Preferred Securities, you may only give your Proxy Instructions (and you will be required to give your Proxy Instructions) pursuant to the Letter of Transmittal to approve each of the Common Stock Amendments to the extent that you tender your Public Preferred Depositary Shares or Trust Preferred Securities for shares of common stock in the Exchange Offers. Accordingly, in order to give your Proxy Instructions in respect of these matters (and in order to be permitted to participate in the Exchange Offers), you need only comply with the requirements for participating in the Exchange Offers set forth in the Prospectus and the Letter of Transmittal.

If you hold your Public Preferred Depositary Shares or Trust Preferred Securities through a bank, broker, custodian or other nominee and wish to participate in the Exchange Offers, please contact your bank, broker, custodian or other nominee to instruct it to tender your Public Preferred Depositary Shares or Trust Preferred Securities in accordance with the instructions in the Prospectus and the Letter of Transmittal and grant your Proxy Instructions pursuant to the Letter of Transmittal. Due to the time required for your bank, broker, custodian or other nominee to complete the required actions on your part, we urge you to contact your bank, broker, custodian or other nominee at least five business days prior to the expiration date of the Exchange Offers.

Thank you for your support of Citigroup.

Sincerely,

Richard D. Parsons

Chairman of the Board

4

Citigroup Inc.

399 Park Avenue

New York, NY 10043

June 18, 2009

Dear Common Stockholder:

We are writing to you to request that you grant your proxy authorizing the individuals pre-printed on the enclosed proxy card to execute a written consent in respect of the shares of common stock that you hold as of the Record Date (as defined below) to approve the following proposed amendments to our restated certificate of incorporation. These proposals have been unanimously approved and declared advisable by the board of directors:

•	to increase the number of authorized shares of common stock from 15 billion to 60 billion (the Authorized Share Increase);

•

to (i) effect a reverse stock split of our common stock at any time prior to June 30, 2010 at one of seven reverse split ratios, 1-for-2, 1-for-5, 1-for-10, 1-for-15, 1-for-20, 1-for-25 or 1-for-30, as determined by the board of directors in its sole discretion and (ii) if and when the reverse stock split is effected, reduce the number of authorized shares of our common stock by the reverse split ratio determined by the board of directors (the Reverse Stock Split); and

•

to eliminate the voting rights of shares of common stock with respect to any amendment to the restated certificate of incorporation (including any certificate of designation related to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock, if such series of preferred stock is entitled to vote, either separately or together as a class with the holders of one or more other such series, on such amendment (the Preferred Stock Change, and together with the Authorized Share Increase and the Reverse Stock Split, the Common Stock Amendments).

The effectiveness of any Common Stock Amendment is not conditioned on the approval of any other Common Stock Amendment.

In order to save the expense associated with holding a special meeting, the board of directors has elected to obtain stockholder approval of the amendments described above by written consent pursuant to Section 228 of the Delaware General Corporation Law, rather than by calling a meeting of stockholders. We are soliciting proxies from all of the holders as of the Record Date of our common stock that was not issued in the Exchange Offers (as defined below) to authorize the individuals designated by Citigroup on the enclosed proxy card to execute a written consent in favor of the Common Stock Amendments. We are also soliciting Proxy Instructions (as defined in the enclosed proxy statement) from holders of our Public Preferred Depositary Shares (as defined below) and Trust Preferred Securities (as defined below), in respect of the shares of common stock that may be issued to them in the Exchange Offers in exchange for such Public Preferred Depositary Shares and Trust Preferred Securities.

Granting your proxy authorizing the individuals designated by Citigroup on the enclosed proxy card to execute a written consent to approve the Common Stock Amendments is important for the success of the transactions that we announced on February 27, 2009 to strengthen our tangible common equity (TCE) and Tier 1

COMMON PROXY STATEMENT

Common (see “Background to the Transactions” below). We are pleased to report that we have already made great progress in implementing the transactions (the Transactions):

•

on March 18, 2009, we entered into definitive agreements with all of the private holders (the Private Holders) of our convertible preferred stock issued in January 2008 to exchange an aggregate of $12.5 billion in liquidation preference of convertible preferred stock held by the Private Holders into approximately 3,846 shares of our newly-created Series M Common Stock Equivalent (the Interim Securities) and warrants to acquire approximately 395 million shares of our common stock at a price of $0.01 per share (the Private Holders Transactions);

•

on June 9, 2009, we entered into a definitive agreement with the U.S. Department of the Treasury (U.S. Treasury), (i) to exchange an aggregate of $12.5 billion in liquidation preference of preferred stock held by U.S. Treasury into approximately 3,846 shares of Interim Securities and warrants to acquire 395 million shares of our common stock at a price of $0.01 per share, and (ii) to exchange for additional Interim Securities an additional number of shares of preferred stock with an aggregate liquidation preference equal to the aggregate liquidation preference or amount of Public Preferred Depositary Shares and Trust Preferred Securities tendered and accepted for exchange in the Exchange Offers in an aggregate amount up to $12.5 billion. Under the definitive agreement entered into with U.S. Treasury and the definitive agreement entered into on June 9, 2009 with the Federal Deposit Insurance Corporation (FDIC), any remaining preferred stock held by U.S. Treasury and all preferred stock held by the FDIC will be exchanged into a new series of 8% trust preferred securities (the USG Transactions, and together with the Private Holders Transactions, the USG/Private Holders Transactions);

•

we have commenced exchange offers (the Exchange Offers) pursuant to which we are offering to exchange newly issued shares of our common stock for (i) any and all issued and outstanding depositary shares representing fractions of shares of our Series F, Series E, Series AA and Series T preferred stock (the Public Preferred Depositary Shares) and (ii) certain series of the trust preferred securities (the Trust Preferred Securities) described in the preliminary prospectus included in our registration statement on Form S-4 (Registration No. 333-158100) filed with the Securities and Exchange Commission on June 18, 2009. In the case of the Trust Preferred Securities, due to a limitation on the number of our authorized but unissued shares of common stock, we will be able to accept only a limited amount of Trust Preferred Securities for exchange in the Exchange Offers. Specifically, we will be able to accept for exchange a number of Trust Preferred Securities with a liquidation amount equal to approximately $5.6 billion plus the amount of the liquidation preference of Public Preferred Depositary Shares that are not tendered and accepted for exchange in the Exchange Offers, subject to an overall cap on Public Preferred Depositary Shares and Trust Preferred Securities that may be accepted for exchange of $20.5 billion in liquidation preference or amount; and

•

we have mailed a separate Notice of Solicitation of Written Consents and accompanying proxy statement (the Preferred Proxy Statement) to holders of our Public Preferred Depositary Shares and common stock, seeking their proxy or voting instructions to execute a written consent to eliminate certain rights of holders of preferred stock, to clarify certain matters related to the retirement of preferred stock and to increase the amount of authorized preferred stock.

We believe that the Common Stock Amendments will benefit the holders of our common stock. If the Authorized Share Increase is not approved, commencing approximately 6 months from the date on which the Interim Securities are issued to the Private Holders and the USG (the Trigger Date), each Interim Security will bear an annual cumulative dividend equal to the greater of (i) 9%, increasing each quarter by 2 percentage points per quarter up to a maximum of 19% per annum and (ii) the dividend actually paid on the number of shares of common stock into which such Interim Security is convertible. The Interim Securities will also generally have the same voting rights as the common stock, except that they have no voting rights with respect to the Common Stock Amendments, and will vote together as one class with holders of the common stock except as otherwise provided by applicable law. The Interim Securities will not vote on any of the matters that are the subject of the Preferred Proxy Statement. The warrants issued to the Private Holders and the USG will become exercisable only after the Trigger Date if the Authorized Share Increase is not approved by our stockholders, and will

2

automatically expire if our stockholders approve the Authorized Share Increase. Approval of the Authorized Share Increase will cause each Interim Security to convert into one million shares of common stock, thus increasing our TCE and Tier 1 Common, decreasing our expenses associated with dividends paid on preferred stock, and eliminating the dilution of common stockholders that would result from the exercise of the warrants. The Reverse Stock Split will allow us to restore our common stock price to a normalized trading level, which will enhance liquidity. The Reverse Stock Split will also allow us to reduce certain of our transaction costs (e.g., proxy solicitation fees). The Preferred Stock Change will provide the board of directors with important flexibility to adopt amendments to our restated certificate of incorporation (including certificates of designation for series of preferred stock) that affect only the terms of preferred stock, which is consistent with the board’s current flexibility to create new series of preferred stock.

The board of directors has unanimously approved and declared advisable each of the Common Stock Amendments and unanimously recommends that you grant a proxy to the individuals named on the enclosed proxy card to execute a written consent to approve each of the Common Stock Amendments.

If you are a record holder of common stock that was not issued in the Exchange Offers and is outstanding and entitled to vote on the Record Date, you are urged to complete, date and sign the enclosed proxy card and promptly return it in the enclosed postage-prepaid envelope or vote by telephone or Internet by following the instructions on the enclosed proxy card. To be counted, your dated and signed proxy card must be received prior to the close of business on September 2, 2009 (the Proxy Deadline). Citigroup may, subject to applicable law, extend the Proxy Deadline in its sole discretion and will announce any such extension by issuing a press release. If you hold your common stock through a bank, broker, custodian or other nominee, please contact your bank, broker, custodian or other nominee to instruct it to grant a proxy on your behalf with respect to each of the Common Stock Amendments.

If you held Public Preferred Depositary Shares or Trust Preferred Securities, we previously sent you a copy of this proxy statement in connection with the Exchange Offers. ANY PREVIOUSLY GRANTED PROXY INSTRUCTIONS GIVEN WITH RESPECT TO YOUR PUBLIC PREFERRED DEPOSITARY SHARES OR TRUST PREFERRED SECURITIES WILL NOT HAVE ANY EFFECT WITH RESPECT TO SHARES OF COMMON STOCK THAT WERE NOT ISSUED IN THE EXCHANGE OFFERS. IN ORDER TO TAKE ACTION ON THE COMMON STOCK AMENDMENTS WITH RESPECT TO SHARES OF COMMON STOCK THAT WERE NOT ISSUED IN THE EXCHANGE OFFERS, YOU MUST DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE OR VOTE BY TELEPHONE OR INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD.

The proxy statement enclosed with this letter provides you with important information about the matters for which we are seeking your proxy to grant a written consent. We encourage you to read the entire proxy statement carefully. You may also obtain additional information about us from documents we have filed with the Securities and Exchange Commission and on our website at www.citigroup.com.

Regardless of the number of shares you own, your proxy is important. Please complete, date and sign the enclosed proxy card and return it promptly in the enclosed envelope so that we receive your response on or before the Proxy Deadline, subject to extension by the board of directors. We will announce any extension of the Proxy Deadline by issuing a press release. You may also grant your proxy over the Internet or by telephone on or before the Proxy Deadline. Please review the instructions on the enclosed proxy card regarding each of these options.

Thank you for your support of Citigroup.

Sincerely,

Richard D. Parsons

Chairman of the Board

3

Citigroup Inc.

399 Park Avenue

New York, NY 10043

Notice of Solicitation of Written Consents

Dear Holder of Public Preferred Depositary Shares or Trust Preferred Securities:

This proxy statement is being delivered to you in connection with the Exchange Offers (as defined in the attached proxy statement). In order to participate in the Exchange Offers, you will be required to grant your Proxy Instructions (as defined below) in respect of the shares of common stock that may be issued to you in the Exchange Offers in favor of the following proposed amendments to our restated certificate of incorporation, all of which have been unanimously approved and declared advisable by the board of directors:

•	to increase the number of authorized shares of common stock from 15 billion to 60 billion (the Authorized Share Increase);

•

to (i) effect a reverse stock split of our common stock at any time prior to June 30, 2010 at one of seven reverse split ratios, 1-for-2, 1-for-5, 1-for-10, 1-for-15, 1-for-20, 1-for-25 or 1-for-30, as determined by the board of directors in its sole discretion and (ii) if and when the reverse stock split is effected, reduce the number of authorized shares of our common stock by the reverse split ratio determined by the board of directors (the Reverse Stock Split); and

•

to eliminate the voting rights of shares of common stock with respect to any amendment to the restated certificate of incorporation (including any certificate of designation related to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock, if such series of preferred stock is entitled to vote, either separately or together as a class with the holders of one or more other such series, on such amendment (the Preferred Stock Change, and together with the Authorized Share Increase and the Reverse Stock Split, the Common Stock Amendments).

The effectiveness of any Common Stock Amendment is not conditioned on the approval of any other Common Stock Amendment.

We are soliciting your Proxy Instructions in respect of the shares of common stock that you will receive if we accept any of your depositary shares (Public Preferred Depositary Shares) representing our 8.500% Non-Cumulative Preferred Stock, Series F; 8.400% Fixed Rate/Floating Rate Non-Cumulative Preferred Stock, Series E; 8.125% Non-Cumulative Preferred Stock, Series AA; and 6.500% Non-Cumulative Convertible Preferred Stock, Series T (collectively, the Public Preferred Stock) or any of your trust preferred securities that are the subject of the Exchange Offers (Trust Preferred Securities) for exchange in the Exchange Offers. As described in our preliminary prospectus included in our registration statement on Form S-4 (Registration No. 333-158100), filed with the Securities and Exchange Commission (SEC) on June 18, 2009 (the Prospectus), of which the enclosed proxy statement is a part, we will not accept your Public Preferred Depositary Shares or Trust Preferred Securities for exchange unless you follow the procedures contained in the letter of transmittal related to the applicable Exchange Offer (the Letter of Transmittal) to instruct the Voting Trustee (as defined below) of the Voting Trust (as defined below) to grant an irrevocable proxy to the individuals designated by Citigroup in the Voting Trust Agreement (as defined below) to execute a written consent to approve each of the Common Stock Amendments in respect of the common stock to be issued to you in the Exchange Offers (the Proxy Instructions). If we accept your Public Preferred Depositary Shares or Trust Preferred Securities for exchange in the Exchange Offers, your Proxy Instructions will become irrevocable, and you will not be able to change your vote.

COMMON PROXY STATEMENT

By tendering your Public Preferred Depositary Shares or Trust Preferred Securities in the Exchange Offers in accordance with the Letter of Transmittal, you irrevocably (i) agree and consent to all of the Common Stock Amendments, (ii) grant your Proxy Instructions to BNY Mellon Trust of Delaware, as trustee (the Voting Trustee) of the voting trust (the Voting Trust) established pursuant to the voting trust agreement, dated June 15, 2009 (the Voting Trust Agreement), (iii) subject to and effective upon acceptance for exchange of your tendered Public Preferred Depositary Shares or Trust Preferred Securities, agree to the terms of the Voting Trust Agreement and (iv) acknowledge that by tendering your Public Preferred Depositary Shares or Trust Preferred Securities, you will become a party to the Voting Trust Agreement. The shares of common stock issued pursuant to the Exchange Offers will be delivered to the Voting Trust on the settlement date of the Exchange Offers to be held in trust. The Voting Trustee, pursuant to the terms of the Voting Trust Agreement, will execute and deliver an irrevocable proxy in respect of such common stock to the individuals named in the Voting Trust Agreement to execute a written consent in favor of the Common Stock Amendments. The shares of common stock exchanged for your tendered Public Preferred Depositary Shares or Trust Preferred Securities will thereafter within one business day be released from the Voting Trust and will be distributed to you.

In order to save the expense associated with holding a special meeting, the board of directors has elected to obtain stockholder approval of the amendments described above by written consent pursuant to Section 228 of the Delaware General Corporation Law, rather than by calling a meeting of stockholders. We are soliciting Proxy Instructions pursuant to the Letter of Transmittal from holders of Public Preferred Depositary Shares and Trust Preferred Securities. Only holders of record of Public Preferred Depositary Shares or Trust Preferred Securities, who validly tendered their securities pursuant to the Exchange Offers, are entitled to grant Proxy Instructions pursuant to the Letter of Transmittal with respect to the Common Stock Amendments. Accordingly, if you are a holder of Public Preferred Depositary Shares or Trust Preferred Securities, in order to give your Proxy Instruction in respect of the shares of common stock to be issued to you pursuant to the Exchange Offers, you must tender your Public Preferred Depositary Shares or Trust Preferred Securities and give your Proxy Instructions by complying with the requirements and following the procedures set forth in the Letter of Transmittal. In order to participate in the Exchange Offers, you must grant your Proxy Instructions pursuant to the Letter of Transmittal.

If you hold your Public Preferred Depositary Shares or Trust Preferred Securities through a bank, broker, custodian or other nominee and wish to participate in the Exchange Offers, please contact your bank, broker, custodian or other nominee to instruct it to tender your Public Preferred Depositary Shares or Trust Preferred Securities in accordance with the instructions in the Prospectus and the Letter of Transmittal and grant your Proxy Instructions pursuant to the Letter of Transmittal. Due to the time required for your bank, broker, custodian or other nominee to complete the required actions on your part, we urge you to contact your bank, broker, custodian or other nominee at least five business days prior to the expiration date of the Exchange Offers.

The board of directors has unanimously approved and declared advisable each of the Common Stock Amendments and unanimously recommends that you follow the procedures contained in the Letter of Transmittal to give your Proxy Instructions to approve each of the Common Stock Amendments.

By order of the Board of Directors

Michael S. Helfer

Corporate Secretary

June 18, 2009

2

Citigroup Inc.

399 Park Avenue

New York, NY 10043

Notice of Solicitation of Written Consents

Dear Common Stockholder:

This proxy statement is being delivered to you in connection with the solicitation on behalf of the board of directors of proxies from the holders of our common stock authorizing action by written consent without a stockholder meeting. The board of directors is requesting that the holders of our common stock on the Record Date described below grant a proxy authorizing the individuals pre-printed on the enclosed proxy card to execute a written consent to approve the following amendments to our restated certificate of incorporation, all of which have been unanimously approved and declared advisable by the board of directors:

•	to increase the number of authorized shares of common stock from 15 billion to 60 billion (the Authorized Share Increase);

•

to (i) effect a reverse stock split of our common stock at any time prior to June 30, 2010 at one of seven reverse split ratios, 1-for-2, 1-for-5, 1-for-10, 1-for-15, 1-for-20, 1-for-25 or 1-for-30, as determined by the board of directors in its sole discretion and (ii) if and when the reverse stock split is effected, reduce the number of authorized shares of our common stock by the reverse split ratio determined by the board of directors (the Reverse Stock Split); and

•

to eliminate the voting rights of shares of common stock with respect to any amendment to the restated certificate of incorporation (including any certificate of designation related to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock, if such series of preferred stock is entitled to vote, either separately or together as a class with the holders of one or more other such series, on such amendment (the Preferred Stock Change, and together with the Authorized Share Increase and the Reverse Stock Split, the Common Stock Amendments).

The effectiveness of any Common Stock Amendment is not conditioned on the approval of the other Common Stock Amendments.

In order to save the expense associated with holding a special meeting, the board of directors has elected to obtain stockholder approval of the amendments described above by written consent pursuant to Section 228 of the Delaware General Corporation Law, rather than by calling a meeting of stockholders. Accordingly, we are soliciting proxies from the holders of record of our common stock that was not issued in the Exchange Offers (as defined in the attached proxy statement) to authorize the individuals designated by Citigroup in the enclosed proxy card to execute written consents to approve each of the amendments described above. Only holders of record of our common stock outstanding as of the close of business on the record date (the Record Date), which will be the settlement date of the Exchange Offers (as defined in the attached proxy statement), are entitled to grant a proxy with respect to the Common Stock Amendments.

If you are a record holder of common stock that was not issued in the Exchange Offers and that is outstanding and entitled to vote on the Record Date, you are urged to complete, date and sign the enclosed proxy card and promptly return it in the enclosed postage-prepaid envelope or vote by telephone or Internet by following the instructions on the enclosed proxy card. To be counted, your properly completed written proxy

COMMON PROXY STATEMENT

card must be received prior to the close of business on September 2, 2009 (the Proxy Deadline). The board of directors may, subject to applicable law, extend the Proxy Deadline in its sole discretion. We will announce any extension of the Proxy Deadline by issuing a press release. If you hold your common stock through a bank, broker, custodian or other nominee, please contact your bank, broker, custodian or other nominee to instruct it to grant a proxy on your behalf with respect to each of the Common Stock Amendments.

If you held Public Preferred Depositary Shares or Trust Preferred Securities, we previously sent you a copy of this proxy statement in connection with the Exchange Offers. ANY PREVIOUSLY GRANTED PROXY INSTRUCTIONS GIVEN WITH RESPECT TO YOUR PUBLIC PREFERRED DEPOSITARY SHARES OR TRUST PREFERRED SECURITIES WILL NOT HAVE ANY EFFECT WITH RESPECT TO SHARES OF COMMON STOCK THAT WERE NOT ISSUED IN THE EXCHANGE OFFERS. IN ORDER TO TAKE ACTION ON THE COMMON STOCK AMENDMENTS WITH RESPECT TO SHARES OF COMMON STOCK THAT WERE NOT ISSUED IN THE EXCHANGE OFFERS, YOU MUST COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE OR VOTE BY TELEPHONE OR INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD.

Regardless of the number of shares you own, your proxy is important. If you hold your shares through a bank, broker, custodian or other nominee, please contact your bank, broker, custodian or other nominee to instruct it to submit a proxy on your behalf. Due to the time required for your nominee to complete the required actions on your part, we urge you to contact your nominee at least five business days prior to the Proxy Deadline.

The board of directors has unanimously approved and declared advisable the Common Stock Amendments and unanimously recommends that you grant a proxy to the individuals named on the enclosed proxy card to execute a written consent to approve each of the Common Stock Amendments.

By order of the Board of Directors

Michael S. Helfer

Corporate Secretary

June 18, 2009

2

i

FORWARD-LOOKING STATEMENTS

This document and the information incorporated by reference in this document include forward-looking statements. These forward-looking statements are based on Citigroup management’s beliefs and assumptions and on information currently available to Citigroup’s management and involve external risks and uncertainties, including, but not limited to, those described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008. Forward-looking statements include information concerning Citigroup’s possible or assumed future results of operations and statements preceded by, followed by or that include the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. Factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, those discussed elsewhere in this document and the documents incorporated by reference in this document. You should not put undue reliance on any forward-looking statements. Except as required by applicable law or regulation, Citigroup does not have any intention or obligation to update forward-looking statements after it distributes this document.

References to “Citigroup,” “we,” and “us” shall refer to Citigroup Inc.

ii

QUESTIONS AND ANSWERS ABOUT THE PROXY SOLICITATION MATERIALS AND THE PROXY SOLICITATION

Q: Who is soliciting my Proxy Instructions or proxy?

A: The board of directors of Citigroup is providing these proxy solicitation materials to you in connection with its solicitation of Proxy Instructions (as defined below) and proxies to execute written consents to approve certain amendments to our restated certificate of incorporation. The board is providing this proxy statement and the accompanying proxy card to holders of our common stock that was not issued in the Exchange Offers shortly after the Record Date (as defined below), and is providing this proxy statement, which forms a part of the preliminary prospectus included in our registration statement on Form S-4 (Registration No. 333-158100), filed with the Securities and Exchange Commission (SEC) on June 18, 2009 (the Prospectus) and the applicable letter of transmittal related to the Exchange Offers (as defined below) (the Letter of Transmittal) to holders of Public Preferred Depositary Shares and Trust Preferred Securities (each as defined below) eligible to tender their shares in exchange for common stock in the Exchange Offers beginning on or about June 18, 2009. This proxy statement, the accompanying proxy card, the Prospectus, the Letter of Transmittal and the Notice of Solicitation of Written Consents will also be available on our website at www.citigroup.com. This proxy statement contains important information for you to consider when deciding how to vote on this matter. Please read it carefully.

Q: Who is entitled to give Proxy Instructions or a proxy?

A: The board of directors will set the settlement date of the Exchange Offers as the record date (the Record Date) for determining holders of common stock entitled to give their proxy with respect to this solicitation. Upon expiration of the Exchange Offers, this date will become fixed. Holders of common stock that was not issued in the Exchange Offers on the Record Date will be entitled to give a proxy using the enclosed proxy card with respect to the Common Stock Amendments (as defined below). You may give your proxy on behalf of all such shares owned by you as of the Record Date that are held directly in your name as the stockholder of record on the Record Date. If you hold such shares of common stock on the Record Date through a bank, broker, custodian or other nominee, you may instruct your bank, broker, custodian or other nominee to give a proxy on your behalf.

If you hold any depositary shares (Public Preferred Depositary Shares) representing our 8.500% Non-Cumulative Preferred Stock, Series F (Series F); 8.400% Fixed Rate/Floating Rate Non-Cumulative Preferred Stock, Series E (Series E); 8.125% Non-Cumulative Preferred Stock, Series AA (Series AA); and 6.500% Non-Cumulative Convertible Preferred Stock, Series T (Series T, and collectively, the Public Preferred Stock) or any of the trust preferred securities that are the subject of the Exchange Offers (Trust Preferred Securities, and together with the Public Preferred Depositary Shares, the Subject Securities), you will be entitled to give (and must give) Proxy Instructions to approve the Common Stock Amendments if you tender your Public Preferred Depositary Shares or Trust Preferred Securities, and they are accepted for exchange in the Exchange Offers. Your Public Preferred Depositary Shares or Trust Preferred Securities will be accepted only if you follow the procedures contained in the Letter of Transmittal to grant your Proxy Instructions to approve the Common Stock Amendments. If you hold your Public Preferred Depositary Shares or Trust Preferred Securities through a bank, broker, custodian or other nominee, you must instruct your bank, broker or other nominee to grant your Proxy Instructions on your behalf.

You will be able to give or withhold a proxy, or abstain, on each proposal for every share of common stock that you hold on the Record Date, unless you are a holder of Public Preferred Depositary Shares or Trust Preferred Securities, who will not be able to take action on the matters described in this proxy statement except to give your Proxy Instructions to approve the Common Stock Amendments pursuant to the Letter of Transmittal.

1

Q: What am I being asked to give my Proxy Instructions or proxy to?

A: You are being asked to give your Proxy Instructions or proxy with respect to the following proposed amendments to our restated certificate of incorporation, in each case, that have been unanimously approved and declared advisable by the board of directors:

•	to increase the number of authorized shares of common stock from 15 billion to 60 billion shares (the Authorized Share Increase);

•

to (i) effect a reverse stock split of our common stock at any time prior to June 30, 2010 at one of seven reverse split ratios, 1-for-2, 1-for-5, 1-for-10, 1-for-15, 1-for-20, 1-for-25 or 1-for-30, as determined by the board of directors in its sole discretion and (ii) if and when the reverse stock split is effected, reduce the number of authorized shares of our common stock by the reverse split ratio determined by the board of directors (the Reverse Stock Split); and

•

to eliminate the voting rights of shares of common stock with respect to any amendment to the restated certificate of incorporation (including any certificate of designation related to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock, if such series of preferred stock is entitled to vote, either separately or together as a class with the holders of one or more other such series, on such amendment (the Preferred Stock Change, and together with the Authorized Share Increase and the Reverse Stock Split, the Common Stock Amendments).

Q: What is the recommendation of the board of directors?

A: The board unanimously recommends that you give your Proxy Instructions pursuant to the Letter of Transmittal or your proxy, as the case may be, to execute a written consent in favor of each of the Common Stock Amendments.

Q: What portion of shares must give their consent in order to adopt the Common Stock Amendments?

A: The affirmative written consent of holders of a majority of the shares of common stock outstanding as of the Record Date (which includes shares of common stock issued in respect of Public Preferred Depositary Shares and Trust Preferred Securities in the Exchange Offers) is required to approve each of the Common Stock Amendments.

Q: What options do I have with respect to the proposals?

A: If you are a holder of Public Preferred Depositary Shares or Trust Preferred Securities and you wish to tender your securities in the Exchange Offers, then you must follow the procedures contained in the Letter of Transmittal to give your Proxy Instructions to approve the Common Stock Amendments (which is equivalent to a vote for each Common Stock Amendment).

If you hold shares of common stock that were not issued in the Exchange Offers, with respect to such shares of common stock, you may give a proxy authorizing the individuals designated by Citigroup on the enclosed proxy card to execute a written consent to consent to (which is equivalent to a vote for the proposal), to withhold consent (which is equivalent to a vote against the proposal), or to abstain on each proposal. If you give a proxy to abstain on any stockholder proposal, the abstention will have the same effect as a vote against that proposal.

Q: How can I submit my Proxy Instructions if I am a holder of Public Preferred Depositary Shares or Trust Preferred Securities that is participating in the Exchange Offers?

A: If you are a holder of record of Public Preferred Depositary Shares or Trust Preferred Securities and you wish to tender your securities in the Exchange Offers, then you need only comply with the requirements for participating in the Exchange Offers set forth in the Prospectus and the Letter of Transmittal to tender your securities and to give your Proxy Instructions to approve the Common Stock Amendments (which instructions will become irrevocable following expiration of the Exchange Offers).

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By tendering your Public Preferred Depositary Shares or Trust Preferred Securities in the Exchange Offers in accordance with the Letter of Transmittal, you irrevocably (i) agree and consent to all of the Common Stock Amendments, (ii) instruct BNY Mellon Trust of Delaware, as trustee (the Voting Trustee) of the voting trust (the Voting Trust) established pursuant to the voting trust agreement, dated June 15, 2009 (the Voting Trust Agreement) to grant an irrevocable proxy to the individuals designated by Citigroup in the Voting Trust Agreement to execute a written consent to approve each of the Common Stock Amendments in respect of the common stock to be issued to you in the Exchange Offers (the Proxy Instructions), (iii) subject to and effective upon acceptance for exchange of your tendered Public Preferred Depositary Shares or Trust Preferred Securities, agree to the terms of the Voting Trust Agreement and (iv) acknowledge that by tendering your Public Preferred Depositary Shares or Trust Preferred Securities, you will become a party to the Voting Trust Agreement. The shares of common stock issued pursuant to the Exchange Offers will be delivered to the Voting Trust on the settlement date of the Exchange Offers to be held in trust. The Voting Trustee, pursuant to the terms of the Voting Trust Agreement, will execute and deliver a proxy in respect of such common stock to the individuals named in the Voting Trust Agreement to execute a written consent in favor of the Common Stock Amendments. The shares of common stock exchanged for your tendered Public Preferred Depositary Shares or Trust Preferred Securities will thereafter within one business day be released from the Voting Trust and will be distributed to DTC for allocation to your account.

If you currently hold Public Preferred Depositary Shares or Trust Preferred Securities that are held by a bank, broker, custodian or other nominee, you are considered the beneficial owner of the shares, and these proxy materials, together with the Prospectus, are being forwarded to you by your bank, broker, custodian or other nominee. When you contact your bank, broker, custodian or other nominee promptly to instruct it to tender your Public Preferred Depositary Shares or Trust Preferred Securities, you must also instruct it to give your Proxy Instructions and agree to be bound by the Voting Trust Agreement, in each case, pursuant to the Letter of Transmittal (which will result in your Proxy Instruction becoming irrevocable following the expiration date of the Exchange Offers).

We will not be holding a stockholders meeting to consider these proposals, and therefore you will be unable to vote by attending a stockholders meeting.

Q: How can I submit my proxy if I am a holder of common stock that was not issued in the Exchange Offer?

A: If you hold shares of common stock of record as of the Record Date that were not issued in the Exchange Offer and wish to submit your proxy, you must:

•	fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope,

•	submit your proxy by telephone (instructions are on the proxy card), or

•	submit your proxy by Internet (instructions are on the proxy card).

If you hold shares of common stock as of the Record Date that were not issued in the Exchange Offer and the shares are held by a bank, broker, custodian or other nominee, you are considered the beneficial owner of the shares, and these proxy materials, together with a voting instruction form, are being forwarded to you by your bank, broker, custodian or other nominee and you must submit your proxy via your bank, broker or other nominee. Depending upon your bank, broker, custodian or other nominee, you may be able to vote either by toll-free telephone or by Internet. Please refer to the enclosed voting instruction form sent by your nominee for instructions on how to vote by Internet. You may also submit your proxy by signing, dating and returning any voting instruction form or other method of voting made available by your bank, broker, custodian or other nominee.

Citigroup employees may receive their proxy cards separately.

We will not be holding a stockholders meeting to consider these proposals, and therefore you will be unable to vote by attending a stockholders meeting.

3

Q: What happens if I am the holder of record and do not submit my Proxy Instructions or proxy?

A: If you are a holder of Public Preferred Depositary Shares or Trust Preferred Securities and you wish to tender your securities in the Exchange Offers, but do not follow the procedures contained in the Letter of Transmittal to agree to be bound by the Voting Trust Agreement and to provide your Proxy Instructions, we will not accept any Public Preferred Depositary Shares or Trust Preferred Securities that you have tendered for exchange and you will remain a holder of Public Preferred Depositary Shares or Trust Preferred Securities on the Record Date.

If you are a record holder of shares of common stock that were not issued in the Exchange Offers and you do not return your proxy card, that will have the same effect as a vote against the proposals.

Q: What happens if I am a beneficial owner of common stock and do not tell my broker how to vote?

A: If you are a beneficial holder of shares of common stock that were not issued in the Exchange Offers and your broker does not have discretion to vote on a matter, a “broker non-vote” occurs if you do not provide the record holder of your common stock, such as a bank, broker, custodian or other nominee, with voting instructions on a matter. For the Reverse Stock Split, a bank, broker, custodian or other nominee who does not receive instructions from a beneficial holder of common stock will be entitled to give a proxy for the beneficial holder’s shares at the broker’s discretion, and may grant a proxy to execute a written consent to approve either or both proposals. Banks, brokers, custodians and other nominees who do not receive voting instructions from beneficial owners will not be entitled to exercise discretion with respect to the Authorized Share Increase and the Preferred Stock Change, and therefore, a failure to provide voting instructions on the Authorized Share Increase or the Preferred Stock Change will be equivalent to a vote against the Authorized Share Increase or the Preferred Stock Change, as the case may be.

Q: What if I am a record holder and I don’t indicate a decision with respect to some of the Common Stock Amendments?

A: If you are a record holder and you return a signed proxy card or the Letter of Transmittal without indicating your decision on a Common Stock Amendment, you will be deemed to have given your Proxy Instructions or your proxy, as the case may be, in accordance with the board’s recommendation, authorizing the individuals designated by Citigroup to execute a written consent in favor of each of the Common Stock Amendments.

Q: What is the deadline for sending my Proxy Instructions or proxy?

A: If you are a holder of Public Preferred Depositary Shares or Trust Preferred Securities and you wish to participate in the Exchange Offers, you must have validly tendered your Public Preferred Depositary Shares or Trust Preferred Securities and given your Proxy Instructions to approve the Common Stock Amendments by following the procedures contained in the Letter of Transmittal prior to the expiration date of the Exchange Offers, which is set forth in the Prospectus and the Letter of Transmittal. This deadline may be extended by us in accordance with applicable law. We are not providing for guaranteed delivery procedures and therefore you must allow sufficient time to comply with the other procedures set forth in the Prospectus and the Letter of Transmittal prior to the expiration date of the Exchange Offers.

Other holders of our common stock as of the Record Date must return their proxy by the close of business on September 2, 2009 (the Proxy Deadline). Citigroup may, subject to applicable law, extend the Proxy Deadline in its sole discretion and we will announce any such extension by issuing a press release. If you hold your shares of common stock through a bank, broker, custodian or other nominee, due to the time required for your nominee to complete the required actions on your part, we urge you to contact your bank, broker, custodian or other nominee at least five business days prior to the Proxy Deadline.

4

Q: Can I change or revoke my Proxy Instructions or proxy?

A: If you have tendered Public Preferred Depositary Shares or Trust Preferred Securities for exchange into common stock in connection with the Exchange Offers and we accept your Public Preferred Depositary Shares or Trust Preferred Securities for exchange, then your Proxy Instructions will become irrevocable, and you will be unable to change or revoke your Proxy Instructions after we have accepted your Public Preferred Depositary Shares or Trust Preferred Securities for exchange. You may withdraw your Public Preferred Depositary Shares or Trust Preferred Securities at any time prior to the expiration date of the Exchange Offers. Valid withdrawal of your tender will automatically revoke your Proxy Instructions with respect to the common stock that would have been issued in exchange for such Public Preferred Depositary Shares or Trust Preferred Securities.

If you are a record holder on the Record Date of shares of common stock that were not issued in the Exchange Offers, you may change or revoke your proxy at any time before the execution and delivery of a written consent to approve each of the Common Stock Amendments. If you wish to change or revoke your previously given proxy, you may do so by:

•	sending in a new proxy card with a later date; or

•	submitting a new proxy by telephone or Internet.

If you are a beneficial owner of common stock and wish to change the voting instructions given to your bank, broker, custodian or other nominee, you will need to follow the procedures established by them in order to revoke your voting instructions.

Q: Is my proxy card confidential?

A: In 2006, the board adopted a confidential voting policy as a part of its Corporate Governance Guidelines. Under the policy, all proxies, ballots and vote tabulations are kept confidential for registered stockholders who request confidential treatment. If you are a registered stockholder and would like your vote kept confidential, please check the appropriate box on the proxy card or follow the instructions when submitting your vote by telephone or by Internet. If you hold your shares in street name or through an employee benefit plan, your vote already receives confidential treatment and you do not need to request confidential treatment in order to maintain the confidentiality of your vote.

The confidential voting policy will not apply in the event of a proxy contest or other solicitation based on an opposition proxy statement. For further details regarding this policy, please see the Corporate Governance Guidelines attached as Annex A to the definitive proxy statement for our annual stockholders meeting dated March 20, 2009.

Q: Is Citigroup conducting any other proxy solicitations?

A: Yes. In connection with the Exchange Offers, we mailed a separate Notice of Solicitation of Written Consents and a proxy statement to the holders of Public Preferred Depositary Shares and common stock, asking them to give a proxy or voting instruction to grant a proxy to execute a written consent to eliminate certain rights of our preferred stockholders, to clarify certain matters related to the retirement of preferred stock and to increase the amount of authorized preferred stock (the Preferred Proxy Statement). Giving your voting instruction or proxy with respect to the matters described in the Preferred Proxy Statement will not affect your Proxy Instructions or your proxy with respect to the Common Stock Amendments, and giving your Proxy Instructions or your proxy with respect to the Common Stock Amendments will not affect your proxy or voting instructions with respect to the matters described in the Preferred Proxy Statement.

Each of the Preferred Proxy Statement and this proxy statement contain important information that you should read carefully. If you are a holder of common stock that was not issued in the Exchange Offers, you must complete, date, sign and return both the proxy card in this proxy statement and the proxy card contained in the Preferred Proxy Statement in order to give your respective proxies with respect to the matters described in this proxy statement and in the Preferred Proxy Statement.

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If you were a holder of Public Preferred Depositary Shares on the record date for the Preferred Proxy Statement and you are tendering your Public Preferred Depositary Shares in connection with the Exchange Offers, in addition to following the procedures contained in the Letter of Transmittal to acknowledge and agree to be bound by the Voting Trust Agreement and give your Proxy Instructions to approve the Common Stock Amendments, you must also give instructions to execute and deliver a proxy to the individuals designated by Citigroup to execute a written consent with respect to the proposals described in the Preferred Proxy Statement in order to have your Public Preferred Depositary Shares accepted for exchange. For more information, please see the Preferred Proxy Statement.

Q: How can I access Citigroup’s consent solicitation materials and annual report electronically?

A: This proxy statement and Citigroup’s 2008 annual report are available on Citigroup’s website at www.citigroup.com. Click on “Investors,” and then “In Focus.” Most stockholders can elect not to receive paper copies of future proxy statements and annual reports and can instead view those documents on the Internet.

If you are a stockholder of record, you can choose this option and save Citigroup the cost of producing and mailing these documents by following the instructions provided when you vote over the Internet. If you hold your Citigroup common stock through a bank, broker, custodian or other nominee, please refer to the information provided by that entity for instructions on how to elect not to receive paper copies of future proxy statements and annual reports.

If you choose not to receive paper copies of future proxy statements and annual reports, you will receive an e-mail message next year containing the Internet address to use to access Citigroup’s proxy statement and annual report. Your choice will remain in effect until you tell us otherwise. You do not have to elect Internet access each year. To view, cancel or change your enrollment profile, please go to www.InvestorDelivery.com.

Q: Who can help answer my questions?

A: If you have any questions about how to give or revoke your Proxy Instructions or your proxy, as the case may be, or need additional copies of any relevant documentation, you should contact:

MORROW & CO., LLC

470 West Avenue

Stamford, CT 06902

Banks and Brokerage Firms, Please Call: (203) 658-9400

Holders Call Toll Free: (800) 445-0102

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INFORMATION ON VOTING SECURITIES

Each share of common stock not issued in the Exchange Offers that is issued and outstanding as of the close of business on the Record Date, which will be the settlement date for the Exchange Offers, will be eligible to deliver a proxy with respect to the Common Stock Amendments. Each share of common stock issued in the Exchange Offers will be issued and outstanding on the Record Date and will be entitled to consent to the Common Stock Amendments but will be subject to an irrevocable proxy delivered by the Voting Trustee in favor of the Common Stock Amendments. Approval of each of the Common Stock Amendments requires the affirmative written consent of holders of a majority of the shares of common stock outstanding as of the close of business on the Record Date. A “consent withheld” or an “abstain” will be counted as a vote against the applicable proposal.

The number of shares of common stock that are issued and outstanding on the Record Date and entitled to consent to the Common Stock Amendments will depend on the number of Public Preferred Depositary Shares and Trust Preferred Securities that are accepted for exchange in the Exchange Offers. Holders of Public Preferred Depositary Shares and Trust Preferred Securities that tender their Subject Securities in the Exchange Offers and grant a Proxy Instruction in favor of the Common Stock Amendments will not know the results of the Exchange Offers or the total number of shares of common stock that will be issued in exchange for Subject Securities or Interim Securities at the time they make their decision. The table below shows the approximate number of shares of common stock that are expected to be issued and outstanding on the Record Date and entitled to consent to the Common Stock Amendments, based on the number of shares of Common Stock issued and outstanding prior to commencement of the Exchange Offer and depending on the level of participation in the Exchange Offers as described below:

Level of participation in the Public Exchange Offers(1)(7)	Approximate numbers of shares of common stock (in millions)
	Issued and outstanding prior to the Public Exchange Offers	To be issued in respect of the Public Exchange Offers		To be issued and outstanding as of the record date	Required to consent to the proposals
		in respect of Public Preferred Depositary Shares	in respect of Trust Preferred Securities
25%(2)	5,510	1,465	0	6,974	3,487
50%(3)	5,510	2,929	0	8,439	4,220
66 2/3%(4)	5,510	3,906	0	9,415	4,708
75%(5)	5,510	4,265	132	9,907	4,953
100%(6)	5,510	4,265	1,630	11,405	5,702

(1)	Does not account for the treatment of fractional shares under the terms of the Exchange Offers. Also assumes that all Public Preferred Depositary Shares are tendered and accepted for exchange before any Trust Preferred Securities are tendered and accepted for exchange and, at levels of participation below 75%, no Trust Preferred Securities are tendered. These assumptions are based on Citigroup’s expectation that if holders of Trust Preferred Securities seek to participate in the Exchange Offers, holders of Public Preferred Depositary Shares will also seek to participate in the Exchange Offers at high levels.
(2)	Assumes pro rata participation by each series of Public Preferred Depositary Shares up to an aggregate liquidation preference of approximately $5.125 billion (25% of the maximum $20.5 billion liquidation preference or liquidation amount of Public Preferred Depositary Shares and Trust Preferred Securities, respectively, subject to the Exchange Offers).
(3)	Assumes pro rata participation by each series of Public Preferred Depositary Shares up to an aggregate liquidation preference of approximately $10.25 billion (50% of the maximum $20.5 billion liquidation preference or liquidation amount of Public Preferred Depositary Shares and Trust Preferred Securities, respectively, subject to the Exchange Offers).
(4)

Assumes pro rata participation by each series of Public Preferred Depositary Shares up to an aggregate liquidation preference of approximately $13.7 billion (66 2/3% of the maximum $20.5 billion liquidation preference or liquidation amount of Public Preferred Depositary Shares and Trust Preferred Securities, respectively, subject to the Exchange Offers).

(5)	Assumes 100% of the aggregate liquidation preference of each series of Public Preferred Depositary Shares (approximately $14.92 billion) and approximately $0.5 billion aggregate liquidation amount of Trust Preferred Securities, representing an aggregate liquidation preference or liquidation amount of approximately $15.4 billion (75% of the maximum $20.5 billion liquidation preference or liquidation amount of Public Preferred Depositary Shares and Trust Preferred Securities, respectively, subject to the Exchange Offers).
(6)	Assumes 100% of the aggregate liquidation preference of each series of Public Preferred Depositary Shares (approximately $14.92 billion) and approximately $5.6 billion aggregate liquidation amount of Trust Preferred Securities are tendered and accepted for exchange in the Exchange Offers, representing the aggregate liquidation preference and liquidation amount of Public Preferred Depositary Shares and Trust Preferred Securities, respectively, subject to the Exchange Offers ($20.5 billion).
(7)	In the case of the 25% participation scenario, the number of shares of common stock to be issued in respect of the Public Preferred Depositary Shares was determined by calculating the pro rata participation rate for each series of Public Preferred Depositary Shares (which is 34.35%, calculated by dividing $5.125 billion by $14.92 billion, the approximate aggregate liquidation preference of Public Preferred Depositary Shares outstanding), and multiplying (i) 34.35% by (ii) the outstanding number of Public Preferred Depositary Shares in each such series by (iii) the number of shares of common stock issuable in respect of each Public Preferred Depositary Share in such series, resulting in the following for each series:

a.	Series F: 34.35% x 81.6 million x 7.30769 shares of common stock per depositary share = approximately 205 million shares of common stock
b.	Series E: 34.35% x 6 million x 292.30769 shares of common stock per depositary share = approximately 602 million shares of common stock
c.	Series AA: 34.35% x 148.6 million x 7.30769 shares of common stock per depositary share = approximately 373 million shares of common stock
d.	Series T: 34.35% x 63.373 million x 13.0769 shares of common stock per depositary share = approximately 285 million shares of common stock

A similar calculation was used for each of the other participation scenarios in the table above.

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BACKGROUND OF THE TRANSACTIONS

Generally

On February 27, 2009, we announced that we would exchange certain series of our preferred stock held by the U.S. government (USG) and the private holders (the Private Holders) for Interim Securities (as defined below) and warrants to purchase common stock, as described below, and that we would commence the Exchange Offers (collectively, the Transactions).

Citigroup is subject to risk-based capital ratio guidelines issued by the Federal Reserve Board (FRB). One such ratio representing Tier 1 Capital, which is considered “core capital,” is stated as a percentage of risk-weighted assets. To be “well capitalized” under federal bank regulatory agency definitions, a banking organization must have a Tier 1 Capital ratio of at least 6%.

In the past, Citigroup (and its regulators, including the FRB) have focused on Tier 1 Capital as a key measure of risk capital for banking organizations, and based on Citigroup’s Tier 1 Capital ratio of 11.92% as of March 31, 2009, Citigroup is very well capitalized. However, a view has recently developed that tangible common equity (TCE) and Tier 1 Common are important metrics for analyzing a banking organization’s financial condition and capital strength.

The primary purpose of the Exchange Offers and the USG/Private Holders Transactions is to make Citigroup a strongly capitalized bank on a TCE and Tier 1 Common basis. As defined by Citigroup, TCE represents common equity less goodwill and intangible assets (excluding mortgage servicing rights) net of the related deferred tax liabilities. Depending upon the level of participation in the Exchange Offers and the completion of the USG/Private Holders Transactions, Citigroup’s TCE could increase by up to approximately $61 billion and Tier 1 Common could increase by up to approximately $64 billion, in each case, as of March 31, 2009, on a pro forma basis.

TCE and Tier 1 Common are non-GAAP measures. See “Regulatory Capital Ratios” within the Prospectus, of which this proxy statement is a part, for a more detailed discussion and description of these measures and a reconciliation to Citigroup’s total stockholders’ equity and common stockholders’ equity, respectively.

The USG/Private Holders Transactions

We will exchange certain series of our preferred stock held by the USG and the Private Holders for Interim Securities at an exchange price (referred to herein as the related offers exchange ratio) of $3.25 per share (relative to the aggregate liquidation preference of the preferred stock exchanged) and for warrants (the USG /Private Holders Transactions). The material terms of the Interim Securities and warrants are described below.

We are creating a new series of preferred stock to be designated as “Series M Common Stock Equivalent” (the Interim Securities). The following are the material terms of the Interim Securities:

•	the number of Interim Securities to be issued to any holder will be determined by the related offers exchange ratio;

•	the Interim Securities will automatically convert into shares of common stock if the Authorized Share Increase is approved by our stockholders;

•

for the first six months following issuance, each Interim Security will receive dividends in an amount equal to the dividends paid on the number of shares of common stock into which such Interim Security is convertible; if the Authorized Share Increase is not approved within six months of the issuance of the Interim Securities, each Interim Security will have a cumulative dividend equal to the greater of (i) 9% (increasing by 2 percentage points each quarter up to a cap of 19%) and (ii) the dividend actually paid on the number of shares of common stock into which such Interim Security is convertible;

•	the Interim Securities will rank equally with the Public Preferred Stock in the event that we liquidate or dissolve;

•

after six months following the issuance of the Interim Securities, the Interim Securities will rank equally with the Public Preferred Stock with respect to (i) receiving dividends proportionately with all

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other series of stock that rank equally with such series in the event that dividends on such series have not been paid in full and (ii) the right to, together with the other parity stock, (subject to the results of the vote with respect to the Director Amendment (as defined below)) elect two additional directors to our board of directors in the event that we do not pay dividends on the Interim Securities for six quarterly dividend periods (or in the case of the Series E Public Preferred Stock, for three semi-annual dividend periods), whether or not consecutive;

•

the Interim Securities will have the right to (x) receive dividends before any junior stock or other preferred stock dividends are paid after six months following issuance of the Interim Securities, subject to the dividend sharing provision described in clause (i) in the paragraph above, and (y) approve any amendment to our restated certificate of incorporation that would adversely affect the Interim Securities, voting as a separate class; and

•

generally, the Interim Securities will have the same voting rights as the common stock and will vote together, as one class with holders of common stock; however, the Interim Securities do not have voting rights with respect to the Common Stock Amendments and the Interim Securities will not vote on any of the Public Preferred Stock Amendments.

Warrants to purchase our common stock will be issued to each of the USG and the Private Holders. The following are the material terms of the warrants:

•

the warrants will become exercisable only after approximately six months from the date on which the warrants are issued to the Private Holders and the USG (the Trigger Date) and only if the Authorized Share Increase is not approved by our stockholders;

•	if the Authorized Share Increase is approved by our stockholders, the warrants will automatically expire;

•	the exercise price of the warrants will be equal to $0.01 per share; and

•	the total number of shares of common stock underlying the warrants will be 790,000,000.

Other material terms of the USG/Private Holders Transactions include the following:

•

the USG would participate in the USG/Private Holders Transactions on a “dollar-for-dollar” basis with the exchanging Private Holders of our preferred stock, who collectively hold preferred stock with an aggregate liquidation preference of $12.5 billion;

•	the USG’s participation is conditioned on at least $11.5 billion in aggregate liquidation preference of our preferred stock being exchanged by the Private Holders;

•

the USG has also agreed to exchange an additional amount of its preferred stock to match on a “dollar-for-dollar” basis the aggregate liquidation preference or amount of the Public Preferred Depositary Shares and Trust Preferred Securities exchanged in the Exchange Offers, subject to an overall cap of $25 billion aggregate liquidation preference of USG Preferred Stock (as defined below) exchanged;

•

the USG and the Federal Deposit Insurance Corporation (FDIC) currently hold Citigroup preferred stock with an aggregate liquidation preference of approximately $52 billion. The preferred stock that is not exchanged by the USG in the exchanges described in the preceding three bullet points, and the preferred stock held by the FDIC, will be exchanged for a new series of trust preferred securities with a coupon of 8% and having other material terms substantially similar to our outstanding TRUPS®; and

•

each of the U.S. Department of the Treasury (U.S. Treasury) and the Private Holders exchanging in the USG/Private Holders Transactions is entitled to preemptive rights if we issue common stock (or securities that are convertible or exercisable into or exchangeable for common stock) within one year after the consummation of the USG/Private Holders Transactions at a price per share of common stock of less than $3.25 (or if the conversion, exercise or exchange price per share of common stock is less than $3.25), as appropriately adjusted in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to common stock.

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The consummation of the USG/Private Holders Transactions is also subject to certain conditions, including the receipt of material regulatory approvals and the accuracy of representations and warranties of each party. We cannot assure you that the Authorized Share Increase will be approved by our stockholders or that the USG/Private Holders Transactions will be consummated on the terms or schedule described above.

We are also commencing public exchange offers (the Exchange Offers), pursuant to which we are offering to exchange newly issued shares of our common stock (a) for any and all issued and outstanding Public Preferred Depositary Shares, and (b) for Trust Preferred Securities, subject to an overall cap of $20.5 billion in liquidation preference or amount. In the case of the Trust Preferred Securities, due to a limitation on the number of our authorized but unissued shares of common stock, we will be able to accept only a limited amount of Trust Preferred Securities for exchange in the Exchange Offers. Specifically, we will be able to accept for exchange a number of Trust Preferred Securities with a liquidation amount equal to approximately $5.6 billion plus the amount of the liquidation preference of any Public Preferred Depositary Shares that are not tendered and accepted for exchange in the Exchange Offers, subject to an overall cap of $20.5 billion in liquidation preference or amount.

Preferred Stock Amendments

We are also seeking approval from our holders of our Public Preferred Depositary Shares and our common stock to approve the following proposals (the Preferred Stock Amendments):

•	to eliminate the requirement that:

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full dividends on all outstanding shares of the series of Public Preferred Stock must have been declared and paid or declared and set aside before we may pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to our common stock or any other securities junior to such series of Public Preferred Stock;

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if full dividends are not declared and paid in full on any series of Public Preferred Stock, dividends with respect to all series of stock ranking equally with such series of Public Preferred Stock will be declared on a proportional basis, such that no series is paid a greater percentage of its stated dividend than any other equally ranking series; and

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dividends on outstanding shares of preferred stock be paid or declared and set apart for payment, before any dividends may be paid or declared and set apart for payment on any outstanding shares of common stock (collectively, the Dividend Blocker Amendment);

•

to eliminate, upon the delisting of a series of Public Preferred Depositary Shares, the right of holders of Public Preferred Stock to elect two directors if dividends have not been paid for six quarterly dividend periods (or, in the case of the Series E Public Preferred Stock, for three semi-annual dividend periods), whether or not consecutive (the Director Amendment);

•

to clarify that any shares of any series of Public Preferred Stock acquired by us may not be reissued by us as part of such series, and will instead be restored to the status of authorized but unissued shares of preferred stock without designation as to series (the Retirement Amendment); and

•	to increase the number of authorized shares of preferred stock from 30 million to 2 billion (the Authorized Preferred Stock Increase).

Under Delaware law and our restated certificate of incorporation, the affirmative written consent of holders, as of the close of business on the record date for the Preferred Proxy Statement, of (i) two-thirds of the Public Preferred Depositary Shares, voting together as a class, and a majority of the common stock, voting as a class, are required to approve each of the Dividend Blocker Amendment, the Director Amendment and the Retirement Amendment and (ii) a majority of the Public Preferred Depositary Shares and the Fixed Rate Cumulative Perpetual Preferred Stock, Series G, Series H and Series I (the USG Preferred Stock), voting together as a class,

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and a majority of the common stock, voting as a class, are required to approve the Authorized Preferred Stock Increase. In addition, two-thirds of each series of the USG Preferred Stock are required to approve the amendment described in the third bullet of the Dividend Blocker Amendment.

The USG has agreed that they will vote their preferred stock and Interim Securities, as applicable, in the same proportion as all other shares of Citigroup’s preferred stock, whether such shares vote in the same class with or as a separate class from the USG Preferred Stock and Interim Securities, with respect to (1) the proposed amendments to our restated certificate of incorporation described in the third bullet of the Dividend Blocker Amendment and (2) the Authorized Preferred Stock Increase. The USG will not vote with respect to any other Public Preferred Stock Amendments or the Common Stock Amendments.

For additional information regarding the Preferred Stock Amendments, please refer to the Preferred Proxy Statement, which is a part of the Prospectus.

NYSE Rule 312.05 Waiver

Ordinarily, stockholders would be required to approve the Exchange Offers and the issuance of the Interim Securities because Rule 312.03(c)(1) of the Listed Company Manual of the New York Stock Exchange (NYSE) requires us to obtain stockholder approval to issue common stock if the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance, or if the common stock is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance. Assuming 100% participation in the Exchange Offers, the issuance of common stock in exchange for Public Preferred Depositary Shares and Trust Preferred Securities pursuant to the Exchange Offers, and the issuance of the Interim Securities, would satisfy both of these tests. However, pursuant to an exception in Section 312.05 of the NYSE Listed Company Manual, our Audit and Risk Management Committee approved our obtaining a waiver in lieu of seeking stockholder approval that would otherwise have been required under Section 312.03. We believe that speed and certainty in consummating the Exchange Offers and the USG/Private Holders Transactions on the announced structure (without delay for stockholder approval or other conditions) is crucial, taking into account the new emphasis on TCE, the agreements we have with our regulators (including the FRB) and the belief that prompt execution of the Exchange Offers and the USG/Private Holders Transactions is critical for protecting market confidence in Citigroup. We received approval from the NYSE for the use of the exception, and in connection with such exception, mailed the requisite letter to all stockholders notifying them of our intention to issue the securities without prior stockholder approval. Therefore, we have not and will not be seeking stockholder approval for the issuance of common stock in connection with the Exchange Offers or for the issuance of the Interim Securities.

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AUTHORIZED SHARE INCREASE

On June 9, 2009, the board of directors adopted resolutions (1) declaring that an amendment to Citigroup’s restated certificate of incorporation to increase the number of authorized shares of our common stock from 15 billion to 60 billion shares was advisable and (2) directing that a proposal to approve the Authorized Share Increase be submitted to the holders of our common stock for their written consent.

The form of the proposed amendment to our restated certificate of incorporation to increase the number of authorized shares is attached to this proxy statement as Annex A. The Authorized Share Increase will increase the number of authorized shares of our common stock from 15 billion shares to 60 billion shares. We will use at least approximately 7.7 billion and up to approximately 11.5 billion of the newly authorized shares to convert 100% of the Interim Securities into shares of common stock at a ratio of one million shares of common stock for each share of Interim Securities in accordance with their terms. The remaining authorized but unissued shares of common stock will be used for general corporate purposes. As with our existing shares of common stock, none of the newly authorized shares of common stock will have preemptive rights.

Background and Reasons for the Conversion of Interim Securities into Shares of Common Stock and Increase in Authorized Shares of Common Stock

As described above in “Background of the Transactions,” on March 18, 2009, we entered into definitive agreements with the Private Holders pursuant to which the Private Holders agreed to exchange an aggregate of $12.5 billion in liquidation preference of preferred stock held by the Private Holders into approximately 3,846 shares of our Interim Securities and warrants to acquire 395 million shares of our common stock at a price of $0.01 per share. On June 9, 2009, we entered into a definitive agreement with the U.S. Treasury pursuant to which the U.S. Treasury agreed to exchange $12.5 billion in liquidation preference of preferred stock held by the U.S. Treasury into 3,846 shares of our Interim Securities and warrants to acquire 395 million shares of our common stock at a price of $0.01 per share and to exchange for additional Interim Securities an additional number of shares of preferred stock with an aggregate liquidation preference equal to the aggregate liquidation preference or amount of Public Preferred Depositary Shares and Trust Preferred Securities tendered and accepted for exchange in the Exchange Offers in an aggregate amount of up to $12.5 billion, and to exchange the remaining liquidation preference of preferred stock held by the U.S. Treasury into a new series of trust preferred securities. Also, on June 9, 2009, we entered into a definitive agreement with the FDIC pursuant to which the FDIC agreed to exchange all preferred stock held by the FDIC into trust preferred securities. The following table shows the approximate numbers of Interim Securities that are expected to be outstanding as of the Record Date, based on the levels of participation in our Exchange Offers indicated below:

Level of participation in the Exchange Offers(1)	Shares of Interim Securities outstanding on the Record Date
25%(2)(3)	9,269.2
50%(2)	10,846.2
66 2/3%(2)	11,538.5
75%(2)	11,538.5
100%(4)	11,538.5

(1)	Does not account for the treatment of fractional shares under the terms of the Exchange Offers. Also assumes that all Public Preferred Depositary Shares are tendered and accepted for exchange before any Trust Preferred Securities are tendered and accepted for exchange and, at levels of participation below 75%, no Trust Preferred Securities are tendered. These assumptions are based on Citigroup’s expectation that if holders of Trust Preferred Securities seek to participate in the Exchange Offers, holders of Public Preferred Depositary Shares will also seek to participate in the Exchange Offers at high levels.
(2)	Assumes (a) issuance of 3,846 Interim Securities to the Private Holders; (b) issuance of 3,846 Interim Securities to the USG to match on a “dollar-for-dollar” basis with the Private Holders and (c) issuance of Interim Securities to the USG to match on a “dollar-for-dollar” basis with the liquidation preference or amount of Subject Securities tendered and accepted for exchange in the Exchange Offers.
(3)	In the case of the 25% participation scenario, shares of Interim Securities outstanding on the Record Date is determined by calculating the sum of (a) 3,846 Interim Securities issued to the Private Holders; (b) 3,846 Interim Securities issued to the USG to match on a “dollar-for-dollar” basis with the Private Holders; and (c) 1577.2 shares of Interim Securities issued to the USG to match on a “dollar-for-dollar” basis with the liquidation preference or amount of Subject Securities tendered and accepted for exchange in the Exchange Offers.
(4)	100% of aggregate liquidation preference of each series of Public Preferred Depositary Shares and approximately $5.6 billion aggregate liquidation amount of Trust Preferred Securities are tendered and accepted for exchange in the Exchange Offers.

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If the Authorized Share Increase is approved, the Interim Securities will be automatically converted into shares of common stock at a ratio of one million shares of common stock for each Interim Security. The conversion of the Interim Securities and the consummation of the Exchange Offers will have the effect of increasing our TCE by up to approximately $61 billion and Tier 1 Common by up to approximately $64 billion. With a higher TCE and Tier 1 Common, we expect to be one of the strongest capitalized banks on a TCE and Tier 1 Common basis. TCI and Tier 1 Common are non-GAAP measures. See “Regulatory Capital Ratios” within the Prospectus, of which this proxy statement is a part, for a more detailed discussion and a description of these measures and a reconciliation to Citigroup’s total stockholders’ equity and common stockholders’ equity, respectively.

Conversion of the Interim Securities into shares of common stock will require more shares of common stock than are currently authorized and available for issuance. Accordingly, we need to amend our restated certificate of incorporation in order to increase the number of authorized shares of common stock so there will be sufficient authorized common stock to issue in connection with the conversion of the Interim Securities into common stock.

We are proposing to increase the number of shares of common stock authorized for issuance to 60 billion shares. Because the number of newly authorized shares being issued in connection with the conversion of the Interim Securities into common stock will depend on the level of participation in the Exchange Offers (but will be in all cases below the total number of newly authorized shares), there will also be an increase in the number of authorized but unissued shares of common stock as a result of the Authorized Share Increase. Some of these newly authorized shares may be used for general corporate purposes. Management believes that, to the extent the increase in authorized shares is not used to convert the Interim Securities into common stock, as described above, the Authorized Share Increase will maintain Citigroup’s flexibility to respond efficiently to future business and financing needs and other opportunities.

Effect of the Authorized Share Increase on Stockholders

As of the date of this proxy statement, we are authorized to issue up to 15 billion shares of common stock. If the Authorized Share Increase is approved, we will file a certificate of amendment with the Secretary of State of the State of Delaware to amend our restated certificate of incorporation to increase the number of shares of common stock we are authorized to issue to 60 billion shares. This will not change the number of shares of common stock that you own, but we will have the power to issue a significant number of additional shares of common stock.

Conversion of Interim Securities into Common Stock

We will issue some of the newly authorized shares to convert all of the Interim Securities into shares of common stock at a ratio of one million shares of common stock for each Interim Security. Our common stock is currently listed on the NYSE, and we intend to apply for the listing of these additional shares on the NYSE. The remaining newly authorized shares of common stock will remain unissued and may be used for general corporate purposes in the future.

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Because the number of authorized but unissued shares prior to the approval of the Authorized Share Increase will depend on the number of Public Preferred Depositary Shares and Trust Preferred Securities tendered and accepted for exchange for shares of common stock in the Exchange Offers, we are unable to determine as of the date of this proxy statement the number of newly authorized shares that will be used to convert the Interim Securities into common stock. The following table shows the approximate numbers of newly authorized shares that will be issued in connection with the conversion of the Interim Securities into common stock if the Authorized Share Increase is approved, based on the levels of participation in our Exchange Offers indicated below:

Level of participation in the Exchange Offers(1)	Newly authorized shares of common stock that will be used to convert Interim Securities into common stock (in millions)
25%	9,269.2
50%	10,846.2
66 2/3%	11,538.5
75%	11,538.5
100%	11,538.5

(1)	The same assumptions and methods of calculation as set forth in footnotes (1) through (4) to the table on page 12 above apply to the levels of participation in the table above. Note each Interim Security converts into 1 million shares of common stock upon approval of the Authorized Share Increase.

If our stockholders do not approve the Authorized Share Increase, the Interim Securities will not be converted into shares of common stock. If we are unable to convert the Interim Securities into common stock, we will be unable to fully realize the anticipated benefits of the Transactions.

In addition, each Interim Security will have a liquidation preference of $3.25 million and, pursuant to the terms of the Interim Securities, beginning on the Trigger Date, if the Authorized Share Increase has not been approved, each Interim Security will bear an annual cumulative dividend equal to the greater of (i) 9% (increasing by 2 percentage points per quarter up to a cap of 19% per annum) and (ii) the dividend actually paid on the shares of common stock into which such Interim Security is convertible. Prior to such time, each Interim Security will have the same dividend as is payable on the shares of common stock into which such Interim Security is convertible. The payment of these dividends could represent a significant reduction in Citigroup’s quarterly cash flow. If the Authorized Share Increase is not approved, Citigroup would be required to pay the following quarterly dividends on the Interim Securities:

Level of participation in the Exchange Offers(1)	Amount of dividends to be paid on Interim Securities for first quarterly payment after the Trigger Date (millions of dollars)(2)	Amount of dividends to be paid on Interim Securities five quarters after the Trigger Date (millions of dollars)
25%	$ 677.8	$ 1,430.9
50%	793.1	1,674.4
66 2/3%	843.8	1,781.3
75%	843.8	1,781.3
100%	843.8	1,781.3

(1)	The same assumptions and methods of calculation as set forth in footnotes (1) through (4) to the table on page 12 above apply to the levels of participation in the table above.
(2)	In the case of the 25% participation scenario, amount of dividends to be paid on Interim Securities for first quarterly payment after the Trigger Date determined by multiplying (a) 9,289.2, the number of Interim Securities outstanding in the 25% participation Scenario by (b) $3.25 million, the liquidation preference per Interim Security and (c) 9%, the dividend rate applicable in the first quarter after the Trigger Date, and dividing the result by four to show the figures on a quarterly basis. Amount of dividends to be paid on Interim Securities five quarters after the Trigger Date determined by an identical calculation except for using a 19% dividend rate.

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Furthermore, if the Authorized Share Increase is not approved before the Trigger Date, the warrants issued to the USG and Private Holders in connection with the USG/Private Holders Transactions will become exercisable after the Trigger Date to purchase 790 million shares of our common stock for their par value, which is $0.01 per share, and which represents a significant discount to the closing price of our stock on June 16, 2009, which was $3.25 per share. If these warrants are exercised, we expect to have the following approximate numbers of shares of common stock issued and outstanding based on the levels of participation in our Exchange Offers indicated below:

Level of participation in the Exchange Offers(1)	(A) Approximate number of issued and outstanding shares of common stock as of the Record Date (millions of shares)	(B) Approximate number of issued and outstanding shares of common stock after exercise of warrants to purchase shares of common stock at $0.01 per share (millions of shares)	(C) Approximate dilution of issued and outstanding shares of common stock as of the Record Date(2)
25%	6,974.4	7,764.4	10.2%
50%	8,439.0	9,229.0	8.6%
66 2/3%	9,415.4	10,205.4	7.7%
75%	9,906.6	10,696.6	7.4%
100%	11,404.6	12,194.6	6.5%

(1)	The same assumptions and methods of calculation as set forth in footnotes (1) through (7) to the table on page 7 above apply to the levels of participation in the table above.
(2)	Equal to (Column B — Column A) / Column B, expressed as a percentage.

The warrants will expire if the Authorized Share Increase is approved. Therefore, as a result of the potential exercise of the warrants, shareholders may experience significant dilution if the Authorized Share Increase is not approved. The board of directors believes that the Authorized Share Increase is vital to put Citigroup in a position to implement the Exchange Offers and the USG/Private Holders Transactions and increase Citigroup’s TCE and TCE ratio.

Effect on voting power of holders of common stock.

The Interim Securities will generally vote together as one class with holders of the common stock, except as otherwise provided by applicable law. The Interim Securities will not, however, be entitled to vote on any of the Common Stock Amendments. Therefore, the conversion of the Interim Securities into shares of common stock will only affect the voting power of holders of common stock with respect to matters that as a matter of Delaware law require a class vote of holders of common stock in that the currently existing common stock may have the ability, in a class vote, to block the adoption of a proposal. After the conversion of the Interim Securities, the current holders of common stock would vote on such matters with the holders of common stock issued upon conversion of the Interim Securities.

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After approval of the Authorized Share Increase and conversion of the Interim Securities into shares of common stock, we will have the following approximate numbers of shares of common stock issued and outstanding based on the levels of participation in our Exchange Offers indicated below:

Level of participation in the Exchange Offers(1)(2)	(A) Approximate number of issued and outstanding shares of common stock as of the Record Date (millions of shares)

(B)

Approximate number

of issued and

outstanding shares of

common stock after

approval of the Authorized

Share Increase and

conversion of Interim

Securities into shares of

common stock

(millions of shares)

			(C) Approximate dilution of blocking power of issued and outstanding shares of common stock as of the Record Date (3)
25%	6,974.4	16,243.6	57.1%
50%	8,439.0	19,285.2	56.2%
66 2/3%	9,415.4	20,953.9	55.1%
75%	9,906.6	21,445.0	53.8%
100%	11,404.6	22,943.1	50.3%

(1)	The same assumptions and methods of calculation as set forth in footnotes (1)-(4) to the table on page 12 and footnotes (2)-(7) to the table on page 7 above apply to the levels of participation in the table above.
(2)	Each level of participation reflects (i) the conversion by the Private Holders of all 3,846 Interim Securities held by them into common stock at a conversion rate of 1,000,000 shares of common stock per Interim Security, and (ii) the conversion by the USG of all 3,846 Interim Securities held by it that were issued to the USG to match on a “dollar for dollar” basis the participation by the Private Holders, at the same conversion rate, resulting in an aggregate of 7,692,000 million shares of common stock issued to the Private Holders and the USG upon conversion of the Interim Securities. In addition, participation in the Exchange Offers by holders of the Public Preferred Depositary Shares will result in the issuance of additional Interim Securities to the USG, which will then be converted into common stock. In the case of the 25% participation level, participation by 34.35% of each series of Public Preferred Depositary Shares would result in the issuance to the USG of an additional approximately $5.125 billion of Interim Securities for the USG to match on a “dollar for dollar” basis the participation in the Exchange Offers, or approximately 1,577.2 additional Interim Securities, that have a liquidation preference of $3.25 million per Interim Security, which additional Interim Securities would convert into approximately 1,577.2 million shares of common stock. A similar calculation was used for each of the participation scenarios in the table above.
(3)	Equal to 1.00 – (Column A/Column B), expressed as a percentage. “Blocking power” refers to the power to block matters that pursuant to applicable law require a vote of holders of common stock voting as class without the Interim Securities.

Following approval of the Authorized Share Increase and conversion of the Interim Securities into common stock, and assuming 100% participation in the Exchange Offers, the holders of our common stock outstanding as of the Record Date will lose significant voting power with respect to their ability to veto matters that require a vote of holders of common stock voting as a class. However, as described above, if the Authorized Share Increase is not approved prior to the Trigger Date, the warrants will become exercisable to purchase 790 million shares of common stock at a significant discount to the current per-share price, and if these warrants are exercised, your voting power will decrease.

Significant Shareholders

The holders of our Interim Securities following the consummation of the USG/Private Holders Transactions will be the USG, the Government of Singapore Investment Corporation Pte Ltd., the Kuwait Investment Authority, HRH Prince Alwaleed Bin Talal Bin Abdulaziz Alsaud, Capital Research Global Investors, Capital World Investors, the New Jersey Division of Investment, Sanford I. Weill and the Weill Family Foundation. After the approval of the Authorized Share Increase and the conversion of the Interim Securities into shares of common stock, depending on the levels of participation in the Exchange Offers, some of these persons will be significant stockholders, and certain of these persons may hold more than 5% of our common stock.

Following completion of the Transactions, and assuming approval of the Authorized Share Increase, the U.S. Treasury would own approximately 29% of our outstanding common stock under the “Low Participation Scenario” (as described under “Unaudited Pro Forma Financial Information”), and approximately 34% of our outstanding common stock under the “High Participation Scenario” (as described under “Unaudited Pro Forma

16

Financial Information”). We expect that the Exchange Offers will be fully subscribed, in accordance with the High Participation Scenario, if the Exchange Offers are viewed favorably by the marketplace and by our stockholders. However, if the aggregate liquidation preference or amount of Subject Securities that is tendered and accepted for exchange in the Exchange Offers is equal to $12.5 billion, and all Series T Public Preferred Depositary Shares are tendered and accepted for exchange, the U.S. Treasury could own up to approximately 37% of our outstanding common stock upon completion of the Transactions. Participation by holders of Subject Securities in amounts greater than $12.5 billion, up to the maximum aggregate liquidation preference or amount of $20.5 billion, would dilute the U.S. Treasury’s ownership to the 34% ownership level discussed above under the High Participation Scenario.

The interests of these persons may differ from those of our other stockholders, and they may exercise their rights in ways that differ from your interests.

Authorized but Unissued Shares

In addition, after approval of the Authorized Share Increase and the conversion of the Interim Securities into shares of common stock, we will have the following approximate number of authorized but unissued shares, depending on the levels of participation in the Exchange Offers indicated below:

Level of participation in the Exchange Offers(1)

Approximate number of authorized but unissued shares of common stock after approval of the Authorized Share Increase

and conversion of Interim Securities into

shares of common stock (millions of shares)

25%	43,756.4
50%	40,714.8
66 2/3%	39,046.1
75%	38,555.0
100%	37,056.9

(1)	The same assumptions and methods of calculation as set forth in footnotes (1) and (2) to the table on page 16 above apply to the levels of participation in the tables above and each amount was then subtracted from 60 billion, the number of shares of common stock that Citigroup would be authorized to issue after approval of the Authorized Share Increase.

Any authorized but unissued shares of common stock would be available for issuance at the discretion of the board of directors from time to time for corporate purposes subject to any shares reserved for issuance. We believe that the availability of the additional shares would provide us with additional flexibility to meet business and financing needs as they arise. However, if we issue any of the newly authorized shares, existing holders of our common stock may be diluted.

No Appraisal Rights

Under Delaware law and our restated certificate of incorporation, holders of our common stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Authorized Share Increase.

Required Vote and Recommendation

Under Delaware law and our restated certificate of incorporation, the affirmative written consent of holders of a majority of the shares of common stock outstanding as of the Record Date is required to approve the Authorized Share Increase. In connection with the Exchange Offers, the holders of Public Preferred Depositary Shares and Trust Preferred Securities participating in the Exchange Offers will have granted their Proxy Instructions with respect to the Authorized Share Increase in accordance with the procedures set forth in the Letter of Transmittal and following the Record Date, the shares of common stock issued in respect of such Public Preferred Depositary Shares and Trust Preferred Securities will be subject to an irrevocable proxy granted by the Voting Trustee in favor of the Authorized Share Increase.

The board unanimously recommends approval of the Authorized Share Increase.

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REVERSE STOCK SPLIT

On June 9, 2009, the board of directors adopted resolutions (1) declaring that an amendment to our restated certificate of incorporation to effect a reverse stock split, as described below, was advisable and (2) directing that a proposal to approve the Reverse Stock Split be submitted to the holders of our common stock for their written consent.

The form of the proposed amendment to Citigroup’s restated certificate of incorporation to effect the Reverse Stock Split is attached to this proxy statement as Annex B. If approved by our stockholders, the Reverse Stock Split would permit (but not require) the board of directors to effect a reverse stock split of our common stock at any time prior to June 30, 2010 at one of seven reverse split ratios, 1-for-2, 1-for-5, 1-for-10, 1-for-15, 1-for-20, 1-for-25 or 1-for-30, as determined by the board of directors in its sole discretion. We believe that leaving the ratio to the discretion of the board of directors (provided that it is one of the seven proposed ratios) will provide Citigroup with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders. In determining a ratio, if any, following the receipt of stockholder approval, the board of directors may consider, among other things, factors such as:

•	the historical trading price and trading volume of our common stock;

•

the number of shares of our common stock outstanding, including the number of shares of our common stock issued in the Exchange Offers and as a result of the conversion of the Interim Securities (if the Authorized Share Increase is approved);

•	the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

•	prevailing general market and economic conditions.

The board of directors reserves its right to elect to abandon the Reverse Stock Split, including any or all proposed reverse stock split ratios, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of Citigroup and its stockholders.

Depending on the ratio for the Reverse Stock Split determined by the board of directors, two, five, ten, fifteen, twenty, twenty-five or thirty shares of existing common stock, as determined by the board of directors, will be combined into one share of common stock. The number of shares of common stock issued and outstanding will therefore be reduced, depending upon the reverse stock split ratio determined by the board of directors. The amendment to the restated certificate of incorporation that is filed to effect the Reverse Stock Split, if any, will include only the reverse split ratio determined by the board of directors to be in the best interests of stockholders and all of the other proposed amendments at different ratios will be abandoned.

If the Reverse Stock Split is effected, we will also proportionately reduce the number of authorized shares of our common stock, as described below in “—Authorized Shares.” Accordingly, we are also proposing to adopt amendments to our restated certificate of incorporation to reduce the total number of authorized shares of common stock, depending on the reverse split ratio determined by the board of directors. The amendment to the restated certificate of incorporation that is filed, if any, will include only the total number of authorized shares of common stock determined by the board of directors to be in the best interests of stockholders and all of the other proposed amendments for different numbers of authorized shares will be abandoned. If the board of directors abandons the Reverse Stock Split, it will also abandon the related reduction in the number of authorized shares.

The Reverse Stock Split, if approved by our stockholders, would become effective upon the filing (the Effective Time) of a certificate of amendment to our restated certificate of incorporation with the Secretary of State of the State of Delaware. The exact timing of the filing of the Reverse Stock Split will be determined by the board of directors based on its evaluation as to when such action will be the most advantageous to Citigroup and

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its stockholders. In addition, the board of directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the certificate of amendment, the board of directors, in its sole discretion, determines that it is no longer in Citigroup’s best interests and the best interests of its stockholders to proceed with the Reverse Stock Split. If a certificate of amendment effecting the Reverse Stock Split has not been filed with the Secretary of State of the State of Delaware by the close of business on June 30, 2010, the board of directors will abandon the Reverse Stock Split.

To avoid the existence of fractional shares of our common stock, stockholders of record who would otherwise hold fractional shares as a result of the Reverse Stock Split will be entitled to receive cash (without interest) in lieu of such fractional shares from our agent. The total amount of cash that will be paid to holders of fractional shares following the Reverse Stock Split will be an amount equal to the net proceeds (after customary brokerage commissions, other expenses and applicable withholding taxes) attributable to the sale of such fractional shares following the aggregation and sale by our agent of all fractional shares otherwise issuable. Holders of fractional shares as a result of the Reverse Stock Split will be paid such proceeds on a pro rata basis, depending on the fractional amount of shares that they owned.

Background and Reasons for the Reverse Stock Split

The board is submitting the Reverse Stock Split to stockholders for approval with the primary intent of increasing the price of our common stock to make our common stock more attractive to a broader range of institutional and other investors. In addition to increasing the price of our common stock, the Reverse Stock Split would also reduce certain of our costs, such as proxy solicitation fees. Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Stock Split is in Citigroup’s and our stockholders’ best interests.

We believe that the Reverse Stock Split will make our common stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that the Reverse Stock Split will make our common stock a more attractive and cost effective investment for many investors, which will enhance the liquidity of the holders of our common stock.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

In addition to increasing the price of our common stock, we believe that a Reverse Stock Split will provide Citigroup and its stockholders with other benefits. Currently, the fees that we pay to list our shares on the NYSE

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are based on the number of shares we have outstanding. Also, the fees that we pay for custody and clearing services, the fees that we pay to the SEC to register securities for issuance and the costs of our proxy solicitations are all based on or related to the number of shares being held, cleared or registered as applicable. Reducing the number of shares that are outstanding and that will be issued in the future may reduce the amount of fees and tax that we pay to these organizations and agencies, as well as other organizations and agencies that levy charges based on the number of shares rather than the value of the shares.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

Shares of common stock issued and outstanding prior to the Exchange Offers, as well as shares of common stock issued in exchange for Public Preferred Depositary Shares or Trust Preferred Securities in connection with the Exchange Offers, will be affected by the Reverse Stock Split as common stock. Therefore, the number of shares of common stock that will be affected by the Reverse Stock Split depends on the number of Public Preferred Depositary Shares and Trust Preferred Securities that are tendered and accepted for exchange into common stock in connection with the Exchange Offers. The table below shows the approximate number of shares of common stock that are expected to be affected by the Reverse Stock Split, assuming the Authorized Share Increase is approved, the Interim Securities are converted into common stock, and depending on the levels of participation in the Exchange Offers indicated below:

Level of participation in the Exchange Offers(1)	Approximate number of shares of common stock that will be affected by the Reverse Stock Split (millions of shares)
25%	16,243.6
50%	19,285.2
66 2/3%	20,953.9
75%	21,445.0
100%	22,943.1

(1)	The same assumptions and methods of calculation as set forth in footnotes (1) and (2) to the table on page 16 above apply to the levels of participation in the table above.

Depending on the ratio for the Reverse Stock Split determined by the board of directors, two, five, ten, fifteen, twenty, twenty-five or thirty shares of existing common stock, as determined by the board of directors, will be combined into one new share of common stock. The number of shares of common stock issued and outstanding will therefore be reduced, depending upon the reverse stock split ratio determined by the board of directors. The table below shows the number of authorized and issued (or reserved for issuance) shares of common stock that will result from the listed hypothetical reverse stock split ratios (without giving effect to the treatment of fractional shares), assuming the Authorized Share Increase is approved and conversion of the Interim Securities, and depending on the levels of participation in the Exchange Offers indicated below:

Level of participation in the Exchange Offers(1)	Approximate number of shares of common stock outstanding plus shares of common stock reserved for issuance following the Reverse Stock Split (millions of shares)
	1 for 2	1 for 5	1 for 10	1 for 15	1 for 20	1 for 25	1 for 30
25%	8,121.8	3,248.7	1,624.4	1,082.9	812.2	649.7	541.5
50%	9,642.6	3,857.0	1,928.5	1,285.7	964.3	771.4	642.8
66 2/3%	10,476.9	4,190.8	2,095.4	1,396.9	1,047.7	838.2	698.5
75%	10,722.5	4,289.0	2,144.5	1,429.7	1,072.3	857.8	714.8
100%	11,471.5	4,588.6	2,294.3	1,529.5	1,147.2	917.7	764.8

(1)	Calculated by applying the applicable Reverse Stock Split ratio to the numbers derived in the immediately preceding table.

The actual number of shares outstanding after giving effect to the Reverse Stock Split, if implemented, will depend on the reverse stock split ratio that is ultimately determined by the board of directors, whether the Authorized Share Increase is approved, and, because the ratios at which Public Preferred Depositary Shares or

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Trust Preferred Securities are exchanged for shares of common stock varies depending on the series of Public Preferred Depositary Shares or Trust Preferred Securities, the relative proportions of each series of Public Preferred Depositary Shares or Trust Preferred Securities that are tendered and accepted for exchange in connection with the Exchange Offers.

If approved and effected, the Reverse Stock Split will be realized simultaneously and in the same ratio for all of our common stock. The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in Citigroup, except that as described below in “—Fractional Shares,” record holders of common stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will receive a cash payment in lieu of such fractional share. These cash payments will reduce the number of post-Reverse Stock Split holders of our common stock to the extent there are currently stockholders who would otherwise receive less than one share of common stock after the Reverse Stock Split. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the Effective Time, our common stock will have new Committee on Uniform Securities Identification Procedures (CUSIP) numbers, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.

Beneficial Holders of Common Stock (i.e. stockholders who hold in street name)

Upon the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split and making payment for fractional shares. If a stockholder holds shares of our common stock with a bank, broker, custodian or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, custodian or other nominee.

Registered “Book-Entry” Holders of Common Stock (i.e. stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

If a stockholder holds registered shares in book-entry form with the transfer agent, they will be sent a transmittal letter by our transfer agent after the Effective Time and will need to return a properly completed and duly executed transmittal letter in order to receive any cash payment in lieu of fractional shares or any other distributions, if any, that may be declared and payable to holders of record following the Reverse Stock Split.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our common stock in certificated form will be sent a transmittal letter by the transfer agent after the Effective Time. The letter of transmittal will contain instructions on how a stockholder

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should surrender his, her or its certificate(s) representing shares of our common stock (the Old Certificates) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split common stock (the New Certificates). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of whole shares of common stock that they are entitled as a result of the Reverse Stock Split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split common stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s). If a stockholder is entitled to a payment in lieu of any fractional share interest, such payment will be made as described below under “—Fractional Shares.”

Stockholders should not destroy any stock certificate(s) and should not submit any stock certificate(s) until requested to do so.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the Reverse Stock Split. Therefore, we do not expect to issue certificates representing fractional shares. Stockholders of record who would otherwise hold fractional shares because the number of shares of common stock they hold before the Reverse Stock Split is not evenly divisible by the split ratio ultimately determined by the board of directors will be entitled to receive cash (without interest and subject to applicable withholding taxes) in lieu of such fractional shares from our agent. Our agent will aggregate all fractional shares following the Reverse Stock Split and sell them into the market. The total amount of cash that will be paid to holders of fractional shares following the Reverse Stock Split will be an amount equal to the net proceeds (after customary brokerage commissions and other expenses) attributable to such sale. Holders of fractional shares as a result of the Reverse Stock Split will be paid such proceeds on a pro rata basis, depending on the fractional amount of shares that they owned.

If a stockholder who holds shares in certificated form is entitled to a payment in lieu of any fractional share interest, the stockholder will receive a check as soon as practicable after the Effective Time and after the stockholder has submitted an executed transmittal letter and surrendered all Old Certificates, as described above in “—Holders of Certificated Shares of Common Stock.” If a stockholder holds shares of our common stock with a bank, broker, custodian or other nominee, those stockholders should contact their bank, broker, custodian or other nominee for information on the treatment and processing of fractional shares by their bank, broker, custodian or other nominee. By signing and cashing the check, stockholders will warrant that they owned the shares of common stock for which they received a cash payment. The cash payment is subject to applicable federal and state income tax and state abandoned property laws. Stockholders will not be entitled to receive interest for the period of time between the Effective Time and the date payment is received.

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Authorized Shares

If and when the board of directors elects to effect the Reverse Stock Split, we will also reduce the number of authorized shares of common stock in proportion to the reverse stock split ratio. The reduction in the number of authorized shares would be effected by the filing of the certificate of amendment to our restated certificate of incorporation, as discussed above. The table below shows the number to which authorized shares of common stock will be reduced resulting from the listed hypothetical reverse stock split ratios indicated below:

	Number of authorized shares of common stock following the Reverse Stock Split (millions of shares)
	If the Authorized Share Increase is approved	If the Authorized Share Increase is not approved
1 for 2	30,000	7,500
1 for 5	12,000	3,000
1 for 10	6,000	1,500
1 for 15	4,000	1,000
1 for 20	3,000	750
1 for 25	2,400	600
1 for 30	2,000	500

The actual number of authorized shares after giving effect to the Reverse Stock Split, if implemented, will depend on the reverse stock split ratio that is ultimately determined by the board of directors and whether the Authorized Share Increase is approved.

As a result of the reduction in authorized shares of common stock, the same proportion of authorized but unissued shares to shares authorized and issued (or reserved for issuance) would be maintained if the board of directors elects to effect the Reverse Stock Split. The table below shows the total number of authorized but unissued shares of common stock that is expected to result from the capital reduction resulting from the listed hypothetical reverse stock split ratios (without giving effect to the treatment of fractional shares), assuming approval of the Authorized Share Increase and conversion of the Interim Securities, and depending on the levels of participation in the Exchange Offers:

Level of participation in the Exchange Offers(1)	Approximate number of authorized but unissued shares of common stock following the Reverse Stock Split (millions of shares)
	1 for 2	1 for 5	1 for 10	1 for 15	1 for 20	1 for 25	1 for 30
25%	21,878.2	8,751.3	4,375.6	2,917.1	2,187.8	1,750.3	1,458.5
50%	20,357.4	8,143.0	4,071.5	2,714.3	2,035.7	1,628.6	1,357.2
75%	19,523.1	7,809.2	3,904.6	2,603.1	1,952.3	1,561.8	1,301.5
66.67%	19,277.5	7,711.0	3,855.5	2,570.3	1,927.7	1,542.2	1,285.2
100%	18,528.5	7,411.4	3,705.7	2,470.5	1,852.8	1,482.3	1,235.2

(1)	The approximate number of authorized but unissued shares of common stock following the Reverse Stock Split was calculated by subtracting the number of shares of common stock outstanding plus shares of common stock reserved for issuance (as described on page 20) from the number of authorized shares of common stock following the Reverse Stock Split (as described in the previous table).

The actual number of authorized but unissued shares of common stock after giving effect to the Reverse Stock Split, if implemented, will depend on the reverse stock split ratio that is ultimately determined by the board of directors and whether the Authorized Share Increase is approved, and, because the ratios at which Public Preferred Depositary Shares and Trust Preferred Securities are exchanged for shares of common stock varies depending on the series of Public Preferred Depositary Shares or Trust Preferred Securities, the relative proportions of each series of Public Preferred Depositary Shares and Trust Preferred Securities that are tendered and accepted for exchange in connection with the Exchange Offers. If the Reverse Stock Split is abandoned by the board of directors, we will also abandon the reduction in the number of authorized shares.

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Effect of the Reverse Stock Split on Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Based upon the reverse stock split ratio determined by the board of directors, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of common stock including any Interim Securities or warrants issued in the USG/Private Holders Transactions that remain outstanding. This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares deliverable upon settlement or vesting of restricted stock awards and units will be similarly adjusted. The number of shares reserved for issuance pursuant to these securities will be reduced proportionately based upon the reverse stock split ratio determined by the board of directors.

Accounting Matters

The proposed amendments to our restated certificate of incorporation will not affect the par value of our common stock per share, which will remain at $0.01. As a result, as of the Effective Time, the stated capital attributable to common stock on our balance sheet will be reduced proportionately based on the reverse stock split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock (a U.S. holder). This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment).

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (IRC), U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of June 18, 2009. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

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Each prospective investor should consult its own tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences of the Reverse Stock Split.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

U.S. Holders

The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, except as described below with respect to cash in lieu of fractional shares, no gain or loss will be recognized upon the Reverse Stock Split. Accordingly, the aggregate tax basis in the common stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis in the common stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share), and the holding period for the common stock received should include the holding period for the common stock surrendered.

A U.S. holder who receives cash in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s tax basis in the shares of our common stock surrendered that is allocated to such fractional share of our common stock. Such capital gain or loss should be long term capital gain or loss if the U.S. holder’s holding period for our common stock surrendered exceeded one year at the Effective Time. The deductibility of net capital losses by individuals and corporations is subject to limitations.

U.S. Information Reporting and Backup Withholding. Information returns generally will be required to be filed with the Internal Revenue Service ( IRS) with respect to the receipt of cash in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split in the case of certain U.S. holders. In addition, U.S. holders may be subject to a backup withholding tax (at the current applicable rate of 28%) on the payment of such cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

The discussion in this section is addressed to “non-U.S. holders.” A non-U.S. holder is a beneficial owner of our common stock who is a foreign corporation or a non-resident alien individual.

Generally, non-U.S. holders will not recognize any gain or loss upon the Reverse Stock Split. In particular, gain or loss will not be recognized with respect to cash received in lieu of a fractional share provided that (a) such gain or loss is not effectively connected with the conduct of a trade or business in the United States (or, if certain income tax treaties apply, is not attributable to a non-U.S. holder’s permanent establishment in the United States), (b) with respect to non-U.S. holders who are individuals, such non-U.S. holders are present in the United States for less than 183 days in the taxable year of the Reverse Stock Split and other conditions are met, and (c) such non-U.S. holders comply with certain certification requirements.

U.S. Information Reporting and Backup Withholding Tax. In general, backup withholding and information reporting will not apply to payment of cash in lieu of a fractional share of our common stock to a non-U.S. holder pursuant to the Reverse Stock Split if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder and the applicable withholding agent does not have actual knowledge to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed

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as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS. In certain circumstances the amount of cash paid to a non-U.S. holder in lieu of a fractional share of our common stock, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

No Appraisal Rights

Under Delaware law and our restated certificate of incorporation, holders of our common stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split.

Required Vote and Recommendation

Under Delaware law and our restated certificate of incorporation, the affirmative written consent of holders of a majority of the shares of common stock outstanding as of the Record Date is required to approve the Reverse Stock Split. In connection with the Exchange Offers, the holders of Public Preferred Depositary Shares and Trust Preferred Securities participating in the Exchange Offers will have granted their Proxy Instructions with respect to the Reverse Stock Split in accordance with the procedures set forth in the Letter of Transmittal and following the Record Date, the shares of common stock issued in respect of such Public Preferred Depositary Shares and Trust Preferred Securities will be subject to an irrevocable proxy granted by the Voting Trustee in favor of the Reverse Stock Split.

The board unanimously recommends approval of the Reverse Stock Split.

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PREFERRED STOCK CHANGE

On June 9, 2009, the board of directors adopted resolutions (1) declaring that an amendment to Citigroup’s restated certificate of incorporation to eliminate certain voting rights of shares of common stock, as described below, and (2) directing that a proposal to approve the Preferred Stock Change be submitted to holders of our common stock for their written consent.

The form of the proposed amendment to our restated certificate of incorporation to effect the Preferred Stock Change is attached as Annex C. The Preferred Stock Change would eliminate the voting rights of shares of common stock with respect to any amendment to the restated certificate of incorporation (including any certificate of designation related to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock, if such series of preferred stock is entitled to vote, either separately or together as a class with the holders of one or more other such series, on such amendment. The Preferred Stock Change only affects the rights of our common stock. Shares of common stock issued and outstanding prior to the Exchange Offers, as well as shares of common stock issued in exchange for Public Preferred Depositary Shares or Trust Preferred Securities in connection with the Exchange Offers, will be affected by the Preferred Stock Change as common stock. Therefore, the number of shares of common stock that will be affected by the Preferred Stock Change depends on the number of Public Preferred Depositary Shares and Trust Preferred Securities that are tendered and accepted for exchange into common stock in connection with the Exchange Offers. The table below shows the approximate number of shares of common stock that are expected to be affected by the Preferred Stock Change, assuming that the Authorized Share Increase is approved and the Interim Securities are converted into common stock, and depending on the levels of participation in the Exchange Offers indicated below:

Level of participation in the Exchange Offers(1)	Approximate number of shares of common stock that are expected to be affected by the Preferred Stock Change assuming the Authorized Share Increase is approved (millions of shares)
25%	16,243.6
50%	19,285.2
66 2/3%	20,953.9
75%	21,445.0
100%	22,943.1

(1)	The same assumption and method of calculation set forth in footnotes (1) and (2) to the table on page 16 above apply to the levels of participation in the table above.

Background and Reasons for the Preferred Stock Change

Pursuant to Article FOURTH, subsection E of Citigroup’s restated certificate of incorporation, the holders of shares of our common stock are currently entitled to vote on any amendments to our restated certificate of incorporation, including any amendment to a certificate of designation related to a series of preferred stock. In addition, pursuant to Section 242(b) of the Delaware General Corporation Law, we are required to seek the approval of a majority of the holders of each class of stock eligible to vote, whether through a meeting or by written consent, to make any such changes to our restated certificate of incorporation. Therefore, we are required to engage in a lengthy proxy solicitation and incur the costs of holding a meeting of holders of common stock or soliciting their written consents to make changes to our restated certificate of incorporation, even if these changes are only being made to certificates of designation for preferred stock adopted by the board of directors pursuant to discretion granted to it in our restated certificate of incorporation.

In addition, we believe that allowing the board of directors the discretion and flexibility to adopt amendments to our restated certificate of incorporation (including certificates of designation for a series of preferred stock) that relate solely to the terms of preferred stock with only the consent of the board and the

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holders of such series of preferred stock is important and consistent with the board of directors’ discretion and flexibility to adopt a certificate of designation and create a new series of preferred stock without the approval of the holders of common stock. Accordingly, the board of directors recommends approval of the Preferred Stock Change.

Effect of the Preferred Stock Change on Stockholders

Currently, Citigroup’s restated certificate of incorporation provides that the holders of outstanding shares of common stock have voting power for the election of directors and for “all other purposes.” Pursuant to Section 242(b)(1) of the Delaware General Corporation Law, any changes to Citigroup’s restated certificate of incorporation must be approved by “a majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class.”

If the Preferred Stock Change is approved, we would file a certificate of amendment to our restated certificate of incorporation with the Secretary of State of the State of Delaware providing that the holders of common stock will not be entitled to vote with respect to any amendment to the restated certificate of incorporation (including any certificate of designation related to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock, if such series of preferred stock is entitled to vote, either separately or together as a class with the holders of one or more other such series of affected preferred stock.

Therefore, holders of common stock would no longer be entitled to vote on or consent to, and we would not be required to seek their vote on or consent to, any changes to our restated certificate of incorporation or certificates of designation that relate solely to the terms of the preferred stock, so long as the holders of affected preferred stock are entitled to vote or consent to such changes. Holders of common stock would retain the power to vote on or consent to all other matters that they are currently entitled to vote or consent on, including the election of directors.

No Appraisal Rights

Under Delaware law and our restated certificate of incorporation, holders of our common stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Preferred Stock Change.

Required Vote and Recommendation

Under Delaware law and our restated certificate of incorporation, the affirmative written consent of holders of a majority of the shares of common stock outstanding as of the Record Date is required to approve the Preferred Stock Change. In connection with the Exchange Offers, the holders of Public Preferred Depositary Shares and Trust Preferred Securities participating in the Exchange Offers will have granted their Proxy Instructions with respect to the Preferred Stock Change in accordance with the procedures set forth in the Letter of Transmittal and following the Record Date, the shares of common stock issued in respect of such Public Preferred Depositary Shares and Trust Preferred Securities will be subject to an irrevocable proxy granted by the Voting Trustee in favor of the Preferred Stock Change.

The board unanimously recommends approval of the Preferred Stock Change.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Citigroup has long encouraged stock ownership by its directors, officers and employees to align their interests with the long-term interests of stockholders. As part of our commitment to aligning employee and stockholder interests, members of the management executive committee and members of the board of directors have agreed to hold 75% of the shares of common stock they acquire through Citigroup’s equity programs as long as they remain subject to the stock ownership commitment. Senior leadership committee members have agreed to hold 50% of the shares of common stock they acquire through Citigroup’s equity programs as long as they remain subject to the stock ownership commitment. Exceptions to the stock ownership commitment include gifts to charity, certain estate planning transactions, and certain other limited circumstances. In addition, the commitment relates to the net number of shares received in connection with the exercise of stock options or paying withholding taxes under other equity compensation programs.

The following tables show the beneficial ownership of Citigroup common stock and preferred stock by our directors and certain executive officers as of the close of business on April 21, 2009:

Name	Position	Amount and Nature of Beneficial Ownership
		Common Stock Beneficially Owned Excluding Options	Stock Options Exercisable Within 60 Days of April 1, 2009(1)	Total Common Stock Beneficially Owned(1)
C. Michael Armstrong	Director	163,022	30,497	193,519
Ajaypal Banga	Chief Executive Officer, Asia	770,248	231,504	1,001,752
Alain J.P. Belda	Director	98,024	52,350	150,374
Gary Crittenden	Chairman, Citi Holdings	488,761	0	488,761
John M. Deutch	Director	145,720	26,639	172,359
James A. Forese	Head, Global Capital Markets; Markets & Banking; Institutional Clients Group	1,809,500	261,628	2,071,128
Jerry S. Grundhofer	Director	24,789	0	24,789
Edward Kelly	Chief Financial Officer	759,881	0	759,881
Andrew N. Liveris	Director	39,410	19,792	59,202
Anne M. Mulcahy	Director	53,066	0	53,066
Michael E. O’Neill	Director	0	0	0
Vikram S. Pandit	Chief Executive Officer	1,707,503	750,000	2,457,503
Richard D. Parsons	Chairman	151,348	55,747	207,095
Lawrence R. Ricciardi	Director	36,256	0	36,256
Judith Rodin	Director	53,879	17,473	71,352
Robert L. Ryan	Director	52,917	0	52,917
Anthony M. Santomero	Director	0	0	0
William S. Thompson	Director	14,942	0	14,942
Stephen R. Volk	Vice Chairman	884,625	0	884,625
All directors and executive officers as a group (30 persons)		16,019,974	2,421,946	18,441,919

(1)	The share numbers in these columns have been restated to reflect equitable adjustments made to all Citigroup options outstanding on August 20, 2002 in respect of the distribution to all stockholders of shares of Travelers Property Casualty Corp. For each option grant, the number of options was increased by a factor of 1.0721990 and the exercise price was decreased by a factor of .9326627. The expiration and vesting dates of each option did not change.

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Name	Position	Amount of Beneficial Ownership
		Title of Securities Represented by Public Preferred Depositary Shares	Number of Public Preferred Depositary Shares Beneficially Owned
C. Michael Armstrong	Director	Series F Preferred Stock	27,700
John M. Deutch	Director	Series F Preferred Stock	11,000
Vikram S. Pandit	Chief Executive Officer	Series F Preferred Stock	50,000
		Series AA Preferred Stock	50,000
Brian Leach	Chief Risk Officer	Series F Preferred Stock	30,000

As of the close of business on April 21, 2009, no director or executive officer owned as much as 1% of Citigroup’s common stock. As of the close of business on April 21, 2009, all of the directors and executive officers as a group beneficially owned approximately 0.3345% of Citigroup’s common stock.

Of the shares of our common stock shown in the table on the preceding page, all of which are deemed to be beneficially owned under rules promulgated by the Securities and Exchange Commission (SEC), some portion may not be held directly by the director or executive officer. The following table details the various forms in which directors or executive officers indirectly hold shares. Such indirectly-held shares may be shares:

•	for which receipt has been deferred under certain deferred compensation plans,

•	held as a tenant-in-common with a family member or trust or owned by a family member,

•	held by a trust for which the director or executive officer is a trustee but not a beneficiary or held by a mutual fund which invests substantially all of its assets in Citigroup stock, or

•

for which the director or executive officer has direct or indirect voting power but not dispositive power, or for which the director or executive officer has direct or indirect voting power but that are subject to restrictions on disposition, as shown in the following table:

Director/Officer	Receipt Deferred	Owned by or Tenant-in-Common with Family Member, Trust or Mutual Fund		Voting Power, but not Dispositive Power	Restricted or Deferred Shares Subject to Restrictions on Disposition
C. Michael Armstrong	157,277	15,150	(1)	0	0
Ajaypal Banga	0	50,701		0	593,275
Alain J.P. Belda	93,024	0		0	0
Gary Crittenden	0	0		0	256,124
John M. Deutch	80,766	0		0	0
James A. Forese	0	0		0	995,048
Jerry S. Grundhofer	0	24,789		0	0
Edward Kelly	0	0		0	654,800
Andrew N. Liveris	36,180	1,200		0	0
Anne M. Mulcahy	53,008	59		0	0
Michael E. O’Neill	0	0		0	0
Vikram S. Pandit	0	0		0	797,474
Richard D. Parsons	109,365	0		0	0
Lawrence R. Ricciardi	36,256	0		0	0
Judith Rodin	51,658	2,221		0	0
Robert L. Ryan	39,412	0		0	0
Anthony M. Santomero	0	0		0	0
William S. Thompson	0	0		0	0
Stephen R. Volk	0	1,100		0	644,818
All directors and executive officers as a group (30 persons)	656,945	182,225		0	8,159,329

(1)	Disclaims beneficial ownership.

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Owners of 5% or more of our common stock

The following table shows the beneficial ownership of Citigroup common stock by each person known by Citigroup to beneficially own more than 5% of the outstanding shares of common stock as of the close of business on December 31, 2008.

Common Stock*

Identity of Group or Owner	Shares Beneficially Owned		Percentage Owned
State Street Bank and Trust Company 225 Franklin Street, Boston, MA 02110
• As custodian for the Citigroup 401K Plans	91,555,628	(1)	1.7%
• As trustee or discretionary advisor for certain unaffiliated accounts and collective investment funds	245,293,611	(2)	4.5%

Total	336,849,239		6.2%

(1)	This information is as of December 31, 2008 and was provided by State Street. Under our 401K plan, participants have the right to direct the voting by State Street of shares of common stock. State Street is generally obligated to vote shares for which it has not received voting instructions in the same proportion as shares for which it has received voting instructions. On February 22, 2009, there were 96,329,650 shares beneficially owned by the 401K plans.
(2)	This information is as of December 31, 2008 and was obtained from a Schedule 13G filed with the SEC on February 17, 2009 by State Street. State Street has sole voting power and shared dispositive power over these shares.
*	In 2008 and 2009, Citigroup issued to the U.S. Treasury warrants to purchase 465,117,176 shares of common stock, of which warrants to purchase 360,075,159 shares of common stock are exercisable within 60 days. The exercise prices for the warrants are $10.61 and $17.85. The warrants exercisable within 60 days represent approximately 6.2% of Citigroup’s voting stock. However, none of the warrants have been exercised and the exercise prices are above Citigroup’s closing price on June 16, 2009 of $3.25. See Citigroup’s Annual Report on Form 10-K for the year ended December 31, 2008 filed on February 27, 2009 for additional information.

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OTHER MATTERS

Submission of Future Stockholder Proposals

The next annual meeting of stockholders of Citigroup will be in 2010. Under SEC rules, a stockholder who intends to present a proposal at the 2010 annual meeting of stockholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal in writing to the Corporate Secretary of Citigroup at 399 Park Avenue, New York, NY 10043. The proposal must be received no later than November 13, 2009.

Stockholders who do not wish to follow the SEC rules in proposing a matter for action at the 2010 annual meeting must notify Citigroup in writing of the information required by the provisions of Citigroup’s by-laws dealing with stockholder proposals. The notice must be delivered to Citigroup’s Corporate Secretary between December 22, 2009 and January 21, 2010. You can obtain a copy of Citigroup’s by-laws by writing to the Corporate Secretary at the above address.

Householding

Under SEC rules, a single set of annual reports and proxy statements may be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. In accordance with a notice sent to certain stockholders who shared a single address, only one annual report and proxy statement will be sent to that address unless any stockholder at that address requested that multiple sets of documents be sent. However, if any stockholder who agreed to householding wishes to receive a separate annual report or proxy statement in the future, he or she may telephone toll-free 1-800-542-1061 or write to Broadridge Financial Services, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Stockholders sharing an address who wish to receive a single set of reports may do so by contacting their banks or brokers, if they are beneficial holders, or by contacting Broadridge at the telephone number or the address set forth above, if they are record holders.

Cost of Proxy Solicitation

Citigroup pays the cost of soliciting proxies. In addition to soliciting proxies by mail, Citigroup may solicit proxies by personal interview, telephone and similar means. No director, officer or employee of Citigroup will be specially compensated for these activities. Citigroup also intends to request that brokers, banks and other nominees solicit proxies from their principals and will pay the brokers, banks and other nominees certain expenses they incur for such activities. Citigroup has retained Morrow & Co., LLC, a proxy soliciting firm, to assist in the solicitation of proxies, for an estimated fee of $50,000 plus reimbursement of certain out-of-pocket expenses.

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UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following selected unaudited pro forma financial information has been presented to give effect to and show the pro forma impact of the Exchange Offers and the USG/Private Holders Transactions on Citigroup’s balance sheet as of March 31, 2009, and also describes the impact of the Exchange Offers and the USG/Private Holders Transactions on Citigroup’s earnings for the fiscal year ended December 31, 2008 and for the quarter ended March 31, 2009.

The unaudited pro forma financial information is presented for illustrative purposes only and does not necessarily indicate the financial position or results that would have been realized had the Exchange Offers and the USG/Private Holders Transactions been completed as of the dates indicated or that will be realized in the future when and if the Exchange Offers and the USG/Private Holders Transactions are consummated. The selected unaudited pro forma financial information has been derived from, and should be read in conjunction with Citigroup’s historical consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 filed with the SEC, which are incorporated by reference into this document.

Unaudited Pro Forma Balance Sheets

The unaudited pro forma consolidated balance sheets of Citigroup as of March 31, 2009 have been presented as if the Exchange Offers and the USG/Private Holders Transactions had been completed on March 31, 2009. We have shown the pro forma impact of a “High Participation Scenario” and a “Low Participation Scenario” prepared using the assumptions set forth below. In both scenarios, we have assumed stockholders have approved the Authorized Share Increase. In the event the stockholders do not approve the Authorized Share Increase within six months of issuance of the warrants, the warrants issued to the USG and Private Holders will become immediately exercisable for an additional 790 million shares of our common stock. The exercise of these warrants will result in additional dilution to the existing shareholders with a corresponding increase to stockholders’ equity equal to the exercise price of the warrants times the number of shares issued. In addition, if the stockholders do not approve the Authorized Share Increase within six months, the Interim Securities will remain outstanding and will automatically convert into common stock upon approval of the Authorized Share Increase, even if approved at a later date, resulting in further dilution to the existing common shareholders. Furthermore, if the Authorized Share Increase is not approved within six months of the issuance of the Interim Securities, each Interim Security will accrue cumulative dividends equal to the greater of (x) 9% (increasing by 2 percentage points each quarter up to a cap of 19%) and (y) the dividend actually paid on the number of shares of common stock into which such Interim Security is convertible. The dividends will decrease net income available to the common shareholders.

The “High Participation Scenario” assumes (i) the exchange of all outstanding shares of Series A1, B1, C1, D1, J1, K1, L2 and N1 convertible preferred stock held by the Private Holders ($12.5 billion aggregate liquidation preference) and holders of all outstanding shares of Series T Public Preferred Stock ($3.169 billion aggregate liquidation preference) into common stock, (ii) the exchange of all outstanding shares of Series E, F and AA Public Preferred Stock ($11.755 billion aggregate liquidation preference) into common stock, (iii) the exchange of all outstanding shares of Series H preferred stock held by the U.S. Treasury ($25 billion aggregate liquidation preference) into common stock, (iv) the conversion of all outstanding shares of Series G and I preferred stock held by the U.S. Treasury and the FDIC ($27.059 billion aggregate liquidation preference) into newly issued 8% trust preferred securities and (v) the exchange of $5.576 billion aggregate liquidation amount of Trust Preferred Securities into Common Stock.

The “Low Participation Scenario” assumes (i) the exchange of all outstanding shares of Series A1, B1, C1, D1, J1, K1, L2 and N1 convertible preferred stock held by the Private Holders ($12.5 billion aggregate liquidation preference) into common stock, (ii) the exchange of 50% of the outstanding shares of Series H preferred stock held by the U.S. Treasury ($12.5 billion aggregate liquidation preference) into common stock,

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(iii) the exchange of 50% of the outstanding shares of Series H preferred stock held by the U.S. Treasury ($12.5 billion aggregate liquidation preference) and all outstanding shares of Series I and G preferred stock held by the U.S. Treasury and the FDIC ($27.059 billion aggregate liquidation preference, for a total of $39.5 billion aggregate liquidation preference) into new 8% trust preferred securities, (iv) none of the outstanding shares of Series E, F and AA Public Preferred Stock ($11.755 billion aggregate liquidation preference) or outstanding shares of Series T Public Preferred Stock ($3.169 billion aggregate liquidation preference), are exchanged for common stock and (v) none of the Trust Preferred Securities are exchanged for common stock.

If the Exchange Offers are not viewed favorably by the marketplace and Citigroup’s stockholders, participation of the holders of Subject Securities is expected to be low. As a result, the Low Participation Scenario assumes no Public Preferred Depositary Shares or Trust Preferred Securities are tendered for exchange.

The pro forma impact to stockholders’ equity, additional paid-in capital and retained earnings generated by the Exchange Offers and the USG/Private Holders Transactions in both the High Participation Scenario and the Low Participation Scenario were determined based on $3.72, the closing price of Citigroup’s common stock on May 29, 2009 on the NYSE. The actual determination will be made using the closing price of Citigroup’s common stock on the NYSE on the day the investors and Citigroup are legally committed to the exchange (commitment date).

If the price of common stock on the commitment date is greater than $3.72, there will be an increase in additional paid-in capital and decrease in net income available to common shareholders, earnings per share and retained earnings relative to the pro forma financial statement information set forth below. Conversely, if the common stock price on the commitment date is less than $3.72, there will be a decrease in additional paid-in capital and increase in net income available to common shareholders, earnings per share and retained earnings relative to the pro forma financial statement information.

If the estimated fair value of the new 8% trust preferred securities is greater than the value used in the following pro forma statements, the positive impact on retained earnings will be lower and the amount of deferred tax liabilities created by the Exchange Offers and the USG/Private Holders Transactions will also be lower. Conversely, if the estimated fair value of the new 8% trust preferred securities is lower than the value used in the following pro forma statements, the positive impact on retained earnings will be greater and the amount of deferred tax liabilities created by these transactions will also be greater.

34

High Participation Scenario

(in millions of dollars)	Actual March 31, 2009	Adjustments
		Exchange of Convertible Preferred Stock held by Private Holders and Public Investors(2)		Exchange of Non- Convertible Preferred Stock held by Public Investors(7)		Exchange of Non- Convertible Preferred Stock Held by U.S. Treasury(9)		Conversion of Guarantee- Related Non- Convertible Preferred Stock Held by U.S. Treasury and FDIC(12)		Exchange of Trust Preferred Securities held by Public Investors(1)		Pro Forma March 31, 2009
Assets
Cash and due from banks and Deposits at interest with banks	$190,566											$190,566
Federal funds sold and securities purchased	179,603											179,603
Trading account assets	335,222											335,222
Investments	238,806											238,806
Loans, net	625,589											625,589
Other assets	212,770					$(2,866	)(15)					209, 904
Goodwill and intangibles (other than mortgage servicing rights)	40,022											40,022

Total assets	$1,822,578	$—		$—		$(2,866)		$—		$—		$1,819,712

Liabilities
Total deposits	$762,696											$762,696
Federal funds purchased and securities loan	184,803											184,803
Trading account liabilities	130,826											130,826
Long-term debt	337,252					$12,070	(10)	$4,260	(13)	$(6,047	)(18)	347,535
Other liabilities	261,074									(6	)(19)	261,068

Total liabilities	$1,676,651	$—		$—		$12,070		$4,260		$(6,053)		$1,686,928

Equity
Preferred Stock	$74,246	$(15,669	)(3)	$(11,755	)(3)	$(43,293	)(3)	$(3,529	)(3)			$—
Common Stock	57	47	(4)	34	(4)	77	(4)			$16	(4)	231
Additional paid-in capital	16,525	30,898	(5)	12,748	(14)	28,538	(14)			6,047	(14)	94,756
Retained earnings	86,115	(15,276	)(6)	(1,027	)(8)	(258	)(11)	(731	)(16)	(10	)(17)	68,813
Treasury stock, at cost	(5,996)											(5,996)
Accumulated other comprehensive income (loss)	(27,013)											(27,013)

Total Citigroup stockholder’s equity	$143,934	$—		$—		$(14,936)		$(4,260)		$6,053		$130,791

Noncontrolling interest	1,993											1,993

Total equity	$145,927	$—		$—		$(14,936)		$(4,260)		$6,053		$132,784

Total liabilities and equity	$1,822,578	$—		$—		$(2,866)		$—		$—		$1,819,712

(1)	Represents Trust Preferred Securities held by public investors that Citigroup is offering to exchange for common stock. Assumes the exchange of $5.576 billion aggregate liquidation amount of Trust Preferred Securities into common stock.
(2)	Represents the convertible preferred stock held by the Private Holders and public investors that Citigroup is offering to exchange for common stock. Assumes conversion of all outstanding shares of Series A1, B1, C1, D1, J1, K1, L2, N1 and T convertible preferred stock ($15.669 billion aggregate liquidation preference) into common stock.
(3)	Reduction of preferred stock balance as a result of conversion of convertible preferred or exchange of non-convertible preferred stock.
(4)	Par value of newly issued common stock.
(5)

Additional paid-in capital (APIC) in respect of conversion of convertible preferred stock. The amount is equal to the sum of (i) the value of the inducement offer (see footnote 6 below) and (ii) the difference between the

35

carrying amount of the preferred stock exchanged and the par value of the shares of Common Stock to be issued.
(6)	Value of inducement for the Exchange Offers and the USG/Private Holders Transactions represents the excess of the fair value on May 29, 2009 of the common stock to be issued in the Exchange Offers and the USG/Private Holders Transactions over the value on May 29, 2009 of the common stock issuable pursuant to the original conversion terms of the convertible preferred stock.
(7)	Represents the non-convertible preferred stock held by public investors that Citigroup is offering to exchange for Common Stock. Assumes exchange of all outstanding shares of Series AA, E and F Public Preferred Stock ($11.755 billion aggregate liquidation preference).
(8)	Excess of the carrying amount of Series AA, E and F Public Preferred Stock over the fair value on May 29, 2009 of the common stock to be issued in the Exchange Offers.
(9)	Represents the non-convertible preferred stock held by the U.S. Treasury that Citigroup is offering to exchange for common stock, up to the amount of Subject Securities tendered by Private Holders and public investors. The non-convertible preferred stock held by the U.S. Treasury and not exchanged for common stock will be exchanged for new 8% trust preferred securities. Assumes exchange of all outstanding shares of Series H non-convertible preferred stock ($25 billion aggregate liquidation preference) held by the U.S. Treasury into common stock and all outstanding shares of Series I non-convertible preferred stock ($20 billion aggregate liquidation preference) held by the U.S. Treasury into new 8% trust preferred securities.
(10)	Issuance of new 8% trust preferred securities to the U.S. Treasury recorded at the estimated fair value as of May 29, 2009 for purposes of the pro forma balance sheet. The 8% trust preferred securities will ultimately be recorded at the commitment date fair value. In calculating the fair value of the new 8% trust preferred securities, Citigroup considered implied yields from prices of securities of a similar nature and maturities traded in the market on or immediately prior to May 29, 2009 and the contractual cash flows of the securities valued. The fair value used in the pro forma balance sheet is based on a 13.43% yield and a 30-year term.
(11)	Excess of the carrying amount of the outstanding shares of Series H and I non-convertible preferred stock over the fair value on May 29, 2009 of the common stock and the estimated fair value on May 29, 2009 of the new 8% trust preferred securities, in each case, to be issued to the U.S. Treasury in the USG/Private Holders Transactions.
(12)	Represents the guarantee-related non-convertible preferred stock held by the U.S. Treasury and the FDIC that Citigroup is offering to exchange for new 8% trust preferred securities. Assumes exchange of all outstanding shares of Series G non-convertible preferred stock ($7.059 billion aggregate liquidation preference) held by the U.S. Treasury and the FDIC.
(13)	Issuance of new 8% trust preferred securities to the U.S. Treasury and the FDIC assumed to be recorded at the estimated fair value as of May 29, 2009 for purposes of the pro forma balance sheet. The 8% trust preferred securities will ultimately be recorded at the commitment date fair value. In calculating the fair value of the new 8% trust preferred securities, Citigroup considered implied yields from prices of securities of a similar nature and maturities traded in the market on or immediately prior to May 29, 2009 and the contractual cash flows of the securities valued. The fair value used in the pro forma balance sheet is based on a 13.43% yield and a 30-year term.
(14)	APIC in respect of newly issued common stock. For non-convertible preferred stock and Trust Preferred Securities exchanged for common stock, the amount is the excess of the fair value on May 29, 2009 of the common stock issued over its par value.
(15)	Deferred tax liability related to 8% trust preferred securities issued to U.S. Treasury recorded as a reduction of the net deferred tax asset position.
(16)	Excess of the carrying amount of the outstanding shares of Series G non-convertible preferred stock over the estimated fair value on May 29, 2009 of the new 8% trust preferred securities to be issued to the U.S. Treasury and the FDIC in the USG/Private Holders Transactions.
(17)	Excess of the carrying amount of Trust Preferred Securities to be retired over the fair value on May 29, 2009 of the common stock to be issued in exchange. This amount will be recorded in the income statement of the period during which this transaction is consummated.
(18)	The carrying amount of the Trust Preferred Securities proposed to be retired includes an estimated adjustment basis related to SFAS No. 133 hedging.
(19)	Amount of income taxes estimated to be payable upon the retirement of the Trust Preferred Securities.

36

Low Participation Scenario

(in millions of dollars)	Actual March 31, 2009	Exchange of Convertible Preferred Stock held by Private Holders(1)		Adjustments						Pro Forma March 31, 2009
				Exchange of Non- Convertible Preferred Stock held by Public Investors(6)	Exchange of Non- Convertible Preferred Stock Held by U.S. Treasury(8)		Conversion of Guarantee- Related Non- Convertible Preferred Stock Held by U.S. Treasury and FDIC(11)		Exchange of Trust Preferred Securities held by Public Investors(16)
Assets
Cash and due from banks and Deposits at interest with banks	$190,566									$190,566
Federal funds sold and securities purchased	179,603									179,603
Trading account assets	335,222									335,222
Investments	238,806									238,806
Loans, net	625,589									625,589
Other assets	212,770				$(4,539	)(14)				208,231
Goodwill and intangibles (other than mortgage servicing rights)	40,022									40,022

Total assets	$1,822,578	$—		$—	$(4,539)		$—		$—	$1,818,039

Liabilities
Total deposits	$762,696									$762,696
Federal funds purchased and securities loan	184,803									184,803
Trading account liabilities	130,826									130,826
Long-term debt	337,252				$19,614	(9)	$4,260	(12)		361,126
Other liabilities	261,074									261,074

Total liabilities	$1,676,651	$—		$—	$19,614		$4,260		$—	$1,700,525

Equity
Preferred Stock	$74,246	$(12,500	)(2)		$(43,293	)(2)	$(3,529	)(2)		$14,924
Common Stock	57	38	(3)		38	(3)				133
Additional paid-in capital	16,525	25,005	(4)		14,269	(13)				55,799
Retained Earnings	86,115	(12,543	)(5)	(7)	4,833	(10)	(731	)(15)	(6)	77,674
Treasury stock, at cost	(5,996)									(5,996)
Accumulated other comprehensive income (loss)	(27,013)									(27,013)

Total Citigroup stockholder’s equity	$143,934	$—		$—	$(24,153)		$(4,260)		$—	$115,521

Noncontrolling interest	1,993									1,993

Total equity	$145,927	$—		$—	$(24,153)		$(4,260)		$—	$117,514

Total liabilities and equity	$1,822,578	$—		$—	$(4,539)		$—		$—	$1,818,039

(1)	Represents the convertible preferred stock held by the Private Holders that Citigroup is offering to exchange for common stock. Assumes conversion of all outstanding shares of Series A1, B1, C1, D1, J1, K1, L2 and N1 convertible preferred stock ($12.5 billion aggregate liquidation preference) into common stock.
(2)	Reduction of preferred stock balance as a result of conversion of convertible preferred or exchange of non-convertible preferred stock.
(3)	Par value of newly issued common stock.
(4)	APIC in respect of conversion of convertible preferred stock. The amount is equal to sum of (i) the value of the inducement offer (see footnote 6 below) and (ii) the difference between the carrying amount of the preferred stock exchanged and the par value of the shares of common stock to be issued.
(5)	Value of inducement for the Exchange Offers and the USG/Private Holders Transactions represents the excess of the fair value on May 29, 2009 of the common stock to be issued in the Exchange Offers and the USG/Private Holders Transactions over the value on May 29, 2009 of the common stock issuable pursuant to the original conversion terms of the convertible preferred stock.

37

(6)	Represents the non-convertible preferred stock held by public investors that Citigroup is offering to exchange for common stock. Series AA, E and F Public Preferred Stock and Trust Preferred Securities are not exchanged under the Low Participation Scenario.
(7)	Series AA, E and F Public Preferred Stock and Trust Preferred Securities are not exchanged under the Low Participation Scenario.
(8)	Represents the non-convertible preferred stock held by the U.S. Treasury that Citigroup is offering to exchange for common stock, up to the amount of Subject Securities tendered by Private Holders and public investors. The non-convertible preferred stock held by the U.S. Treasury and not exchanged for common stock will be exchanged for new 8% trust preferred securities. Assumes exchange of all outstanding shares of Series H non-convertible preferred stock ($25 billion aggregate liquidation preference) and all outstanding shares of Series I non-convertible preferred stock ($20 billion aggregate liquidation preference) held by the U.S. Treasury into 3,846,153,846 shares of common stock and new 8% trust preferred securities with an aggregate liquidation amount of $32.5 billion.
(9)	Issuance of new 8% trust preferred securities to the U.S. Treasury recorded at the estimated fair value as of May 29, 2009 for purposes of the pro forma balance sheet. The 8% trust preferred securities will ultimately be recorded at the commitment date fair value.
(10)	Excess of the carrying amount of the outstanding shares of Series H and I non-convertible preferred stock over the fair value on May 29, 2009 of the common stock and the estimated fair value on May 29, 2009 of the new 8% trust preferred securities, in each case, to be issued to the U.S. Treasury in the USG/Private Holders Transactions. In calculating the fair value of the new 8% trust preferred securities, Citigroup considered implied yields from prices of securities of a similar nature and maturities traded in the market on or immediately prior to May 29, 2009 and the contractual cash flows of the securities valued. The fair value used in the pro forma balance sheet is based on a 13.43% yield and a 30-year term.
(11)	Represents the guarantee-related non-convertible preferred stock held by the U.S. Treasury and the FDIC that Citigroup is offering to exchange for new 8% trust preferred securities. Exchange of all outstanding shares of Series G non-convertible preferred stock ($7.059 billion aggregate liquidation preference) held by the U.S. Treasury and the FDIC.
(12)	Issuance of new 8% trust preferred securities to the U.S. Treasury and the FDIC recorded at estimated fair value as of May 29, 2009 for purposes of the pro forma balance sheet. The 8% trust preferred securities will ultimately be recorded at the commitment date fair value.
(13)	APIC in respect of newly issued common stock. For non-convertible preferred stock, the amount is the excess of the fair value on May 29, 2009 of the common stock over its par value. In calculating the fair value of the new 8% trust preferred securities, Citigroup considered implied yields from prices of securities of a similar nature and maturities traded in the market on or immediately prior to May 29, 2009 and the contractual cash flows of the securities valued. The fair value used in the pro forma balance sheet is based on a 13.43% yield and a 30-year term.
(14)	Deferred tax liability related to 8% trust preferred securities issued to U.S. Treasury recorded as a reduction of the net deferred tax asset position.
(15)	Excess of the carrying amount of the outstanding shares of Series G non-convertible preferred stock over the estimated fair value on May 29, 2009 of the new 8% trust preferred securities to be issued to the U.S. Treasury and the FDIC in the USG/Private Holders Transactions.
(16)	Represents Trust Preferred Securities held by public investors that Citigroup is offering to exchange for common stock.

38

Pro Forma Earnings Implications

The following presents the pro forma impact of the Exchange Offers and the USG/Private Holders Transactions on certain statement of income items and earnings per share (EPS) for the fiscal year ended December 31, 2008 and the quarter ended March 31, 2009 as if the Exchange Offers and USG/Private Holders Transactions had been completed on January 1, 2008. We have calculated the pro forma information below by (1) eliminating all of the actual dividends paid to holders of preferred stock in 2008 and in the first quarter of 2009(1), (2) assuming the new 8% trust preferred securities were issued on January 1, 2008(2), (3) assuming that the Trust Preferred Securities accepted for exchange, if applicable, were retired on January 1, 2008 and (4) assuming that the new shares of common stock issuable in the Exchange Offers and the USG/Private Holders Transactions were issued on January 1, 2008. The retained earnings impact of the Exchange Offers and the USG/Private Holders Transactions has not been included in this analysis because it is not recurring.

	Full Year 2008			First Quarter 2009
	Actual	High Scenario	Low Scenario	Actual	High Scenario	Low Scenario
After-tax Income (loss) from continuing operations(8)	$(32,443)	$(32,443)	$(32,443)	$1,610	$1,610	$1,610
Proforma adjustments to Interest Expense:
After-tax interest expense saved on retired E-TRUPS®(6)	N/A	250	—	N/A	63	—
After-tax interest expense on new 8% trust preferred securities(3)	N/A	(1,551)	(2,268)	N/A	(388)	(567)

Actual / Proforma after-tax income (loss) from continuing operations	$(32,443)	$(33,744)	$(34,711)	$1,610	$1,285	$1,043

Adjustments for income available to common shareholders(4)(7)(9)	(1,732)	—	—	(2,559)	—	—

Actual / Proforma income (loss) from continuing operations available to common shareholders	$(34,175)	$(33,744)	$(34,711)	$(949)	$1,285	$1,043

Common shares used to calculate EPS(8)	5,265	5,265	5,265	5,385	5,385	5,385

New shares proposed to be issued	N/A	17,433	7,692	N/A	17,433	7,692

Actual / Proforma Common shares used to calculate EPS	5,265	22,698	12,957	5,385	22,818	13,077
Actual / Proforma Earnings per share from continuing operations(5):
Basic	$(6.45)	$(1.47)	$(2.65)	$(0.18)	$0.06	$0.08
Diluted	$(6.45)	$(1.48)	$(2.67)	$(0.18)	$0.06	$0.08

(1)	Although the Low Participation Scenario assumes that some holders of preferred stock will not tender their shares, Citigroup has announced that it will suspend preferred dividends upon the closing of the Exchange Offers, and as a result all preferred dividends were eliminated. Further, we have not reflected payment of the preferred dividends based on the assumption that the Dividend Blocker Amendment will be approved by our stockholders.
(2)	This presentation assumes the new trust preferred securities were issued on and began to accrue interest from January 1, 2008, but eliminates actual dividends on preferred stock issued during 2008 and 2009. See footnote 7 below.
(3)	Citigroup’s pro forma net income is negatively affected by the USG/Private Holders Transactions due to the interest expense (including the stated interest of the instruments and the periodic accretion between carrying amount and the par amount of the instruments) associated with the new 8% trust preferred securities to be issued to the U.S. Treasury and the FDIC upon exchange of preferred stock held by such entities. Under the High Participation Scenario, the preferred stock held by such entities to be converted into new 8% trust preferred securities has an aggregate liquidation preference of $27.059 billion. Under the Low Participation Scenario, the aggregate liquidation preference of the preferred stock held by the U.S. Treasury and the FDIC to be converted into new 8% trust preferred securities is $39.559 billion.

39

(4)	The High Participation Scenario assumes that there are no remaining shares of preferred stock outstanding. Although the Low Participation Scenario assumes that some holders of preferred stock will not tender their shares, Citigroup has announced that it will suspend preferred dividend upon the closing of the Exchange Offers and as a result all preferred stock dividends were eliminated. Further, we have not reflected payment of the preferred dividends based on the assumption that the Dividend Blocker Amendment will be approved by our stockholders. In the event that the Dividend Blocker Amendment is not approved by Citigroup’s stockholders and the board of directors elects to declare dividends on the common stock, the amount of preferred dividends payable per year would be approximately $1,185 million based on the liquidation preference of Public Preferred Stock that remains outstanding under the Low Participation Scenario.
(5)	For the EPS of 2008, the pro forma income from continuing operations available to common shareholders is negative; thus diluted EPS equals basic EPS. For the EPS of the first quarter of 2009, the diluted numbers of common shares under the Low Participation Scenario is only 94 million shares greater than the number of basic shares, which impacts EPS by less than the decimals reported.
(6)	Citigroup’s pro forma net income is positively affected by the retirement of the Trust Preferred Securities accepted for exchange, if applicable.
(7)	The Actual column for 2008 does not reflect the full year impact of the preferred dividends because certain preferred stock was issued in the latter part of 2008 and the dividends shown in the table above reflect the impact only for the period they were outstanding. Had all of the preferred stock issuances outstanding as of March 31, 2009 been outstanding for the entirety of 2008, the amount of preferred dividends related to Basic EPS would be approximately $5,693 million.
(8)	The figures presented for the High and Low Participation Scenarios are before the pro forma adjustments.
(9)	Adjustments for Actual first quarter of 2009 results include the non-recurring impact of $(1,285) million for the conversion price reset related to the $12.5 billion convertible preferred stock issued in the private offering, preferred dividends of $1,221 million and $53 million related to the quarterly accretion of the Series H discount.

N/A Not applicable.

40

SELECTED FINANCIAL DATA

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this proxy statement, and information that we file later with the SEC will automatically update and supersede previously filed information, including information contained in this document. We incorporate by reference the following sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, which we filed with the SEC on February 27, 2009 (the Form 10-K) and Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, which we filed with the SEC on May 11, 2009 (the Form 10-Q), which include the information required by Item 13(a) of Schedule 14A: “Management’s Discussion and Analysis,” “Managing Global Risk,” “Consolidated Financial Statements” and “Notes to Consolidated Financial Statements” of the Form 10-K and the Form 10-Q, and “Financial Data Supplement” and “10-K Cross-Reference Index” of the Form 10-K and we incorporate by reference information required by Item 13(a) of Schedule 14A in documents subsequently filed (but not documents that are furnished, unless expressly incorporated by reference in such furnished document) by Citigroup with the SEC on or after the date of this document and before the Proxy Deadline. Representatives of KPMG LLP, our principal accountants, are not expected to be available to answer questions of stockholders.

We are incorporating by reference into this document important business and financial information that is not included in or delivered with this document. This information is available without charge to security holders upon written or oral request. Requests should be directed to:

Citigroup Document Services

540 Crosspoint Parkway

Getzville, NY 14068

(716) 730-8055 (tel.)

(877) 936-2737 (toll free)

The Form 10-K and Form 10-Q are also (and subsequently filed documents incorporated herein by reference will be) available on the website of the SEC, www.sec.gov and on our website, www.citigroup.com.

41

ANNEX A

FORM OF CERTIFICATE OF AMENDMENT

OF THE

RESTATED CERTIFICATE OF INCORPORATION

OF

CITIGROUP INC.

The undersigned officer of Citigroup Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as follows:

FIRST: The name of the Corporation is Citigroup Inc.

SECOND: The first sentence of Section (A) of Article FOURTH of the Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is [            ] ([            ]). The total number of shares of Common Stock which the Corporation shall have authority to issue is [            ] ([            ]) shares of Common Stock having a par value of one cent ($.01) per share.

THIRD: The foregoing amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH: The foregoing amendment shall be effective upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer, this [    ] day of [            ], 2009.

CITIGROUP INC.

By:
Name:
Title:

A-1

ANNEX B

FORM OF CERTIFICATE OF AMENDMENT

OF THE

RESTATED CERTIFICATE OF INCORPORATION

OF

CITIGROUP INC.

The undersigned officer of Citigroup Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as follows:

FIRST: The name of the Corporation is Citigroup Inc.

SECOND: Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) of this certificate of amendment to the restated certificate of incorporation of the Corporation, each [two][five][ten][fifteen][twenty][twenty-five][thirty] shares of the Corporation’s common stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time shall be combined into one (1) validly issued, fully paid and non-assessable share of common stock, par value [$0.01] per share, without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No certificates representing fractional shares of common stock shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of common stock shall be entitled to receive cash (without interest or deduction) from the Corporation’s transfer agent in lieu of such fractional share interests upon the submission of a transmittal letter by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the stockholder’s Old Certificates (as defined below), in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by the Corporation’s transfer agent of all fractional shares otherwise issuable. Each certificate that immediately prior to the Effective Time represented shares of common stock (“Old Certificates”), shall thereafter represent that number of shares of common stock into which the shares of common stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

THIRD: At the Effective Time, Section (A) of Article FOURTH of the Restated Certificate of Incorporation of the Corporation shall be hereby amended to read in its entirety as follows:

A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is [            ] ([            ]). The total number of shares of Common Stock which the Corporation shall have authority to issue is [            ] ([            ]) shares of Common Stock having a par value of one cent ($.01) per share. The total number of shares of Preferred Stock which the Corporation shall have the authority to issue is [Thirty Million][Two Billion] ([30,000,000][2,000,000,000]) shares having a par value of one dollar ($1.00) per share.

FOURTH: The foregoing amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

FIFTH: The foregoing amendment shall be effective upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer, this [    ] day of [            ], 2009.

CITIGROUP INC.

By:
Name:
Title:

B-1

ANNEX C

FORM OF CERTIFICATE OF AMENDMENT

OF THE

RESTATED CERTIFICATE OF INCORPORATION

OF

CITIGROUP INC.

The undersigned officer of Citigroup Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as follows:

FIRST: The name of the Corporation is Citigroup Inc.

SECOND: Section (E) of Article FOURTH of the Restated Certificate of Incorporation of the Corporation shall be hereby amended to read in its entirety as follow:

E. Subject to the provisions of any applicable law or except as otherwise provided by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess voting power for the election of directors and for all other purposes; each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate relating to shares of Preferred Stock contemplated or authorized by Section B or Section J of this Article FOURTH) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate of Incorporation (including any certificate relating to shares of Preferred Stock contemplated or authorized by Section B or Section J of this Article FOURTH).

THIRD: The foregoing amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH: The foregoing amendment shall be effective upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer, this [    ] day of [            ], 2009.

CITIGROUP INC.

By:
Name:
Title:

C-1

CITIGROUP INC.

P.O. BOX 990041

HARTFORD, CT 06199

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INSTRUCTIONS

To consent, withhold consent or abstain from consenting to the approval of the proposed amendments, check the appropriate box below and sign, date and return this proxy card. If no box is marked below with respect to a proposal, and this proxy card is signed, dated and returned, the undersigned will be deemed to have consented to the proposed amendments.

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M15283-TBD	KEEP THIS PORTION FOR YOUR RECORDS

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CITIGROUP INC.

The Board of Directors recommends a vote to CONSENT to each of the following proposals:			Consent	Withhold Consent	Abstain

1. Proposal to approve the Authorized Share Increase Amendment set forth in Annex A to the proxy statement.			☐	☐	☐

2. Proposal to approve the Reverse Stock Split Amendment set forth in Annex B to the proxy statement.			☐	☐	☐

3. Proposal to approve the Preferred Stock Change Amendment set forth in Annex C to the proxy statement.			☐	☐	☐

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as executor, administrator, trustee or guardian, please give full title as such. If a corporation please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

	Yes	No

Please indicate if you would like to keep your vote confidential under the current policy.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Citigroup Inc.

399 Park Avenue

New York, NY 10043

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby acknowledges receipt of the proxy statement in connection with the proposed amendments to the restated certificate of incorporation and consents, withholds consent or abstains from consenting, with respect to all of the common stock of Citigroup Inc. held by the undersigned, to the approval of the proposals set forth herein without a meeting of stockholders of Citigroup Inc.

Important Notice Regarding the Availability of Materials for the Proposed Amendments:

Proxy Statement is available at www.proxyvote.com.

M15284-TBD

CITIGROUP INC.

Proxy Solicited on Behalf of the Board of Directors of Citigroup Inc.

The undersigned hereby constitutes and appoints Richard D. Parsons, Vikram S. Pandit and Michael S. Helfer, each of them his or her true and lawful agents and proxies with full power of substitution in each, to execute a written consent, withhold consent, or abstain on behalf of all of the shares I hold as of the record date, in accordance with the instructions given herein.

If shares of Citigroup Common Stock are issued to or held for the account of the undersigned under employee plans and voting rights attach to such shares (any of such plans, a “Voting Plan”), then the undersigned hereby directs the respective fiduciary of each applicable Voting Plan to vote all shares of Citigroup Common Stock in the undersigned’s name and/or account under such Plan in accordance with the instructions given herein.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations.

This proxy, when properly executed, will be used in the manner directed herein. If no direction is made, this proxy will be used to CONSENT to the Authorized Share Increase, the Reverse Stock Split and the Preferred Stock Change.

NOTE: Please sign exactly as name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

IF NO BOXES ARE MARKED, THIS PROXY WILL BE USED IN THE MANNER DESCRIBED ON THE

REVERSE SIDE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

The Exchange Agent for the Exchange Offers is:

Attn: Corporate Actions Dept., 27th Floor

480 Washington Boulevard

Jersey City, NJ 07310

The Information Agent for the Exchange Offers is:

Morrow & Co., LLC

470 West Avenue

Stamford, CT 06902

Banks and Brokerage Firms, Please Call: (203) 658-9400

Holders Call Toll Free: (800) 445-0102

The Dealer Manager for the Exchange Offers is:

Citigroup Global Markets Inc.

Liability Management Desk

390 Greenwich Street, 4th Floor

New York, New York 10013

(800) 558-3745 (toll-free)

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or DGCL, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Subsection (d) of Section 145 of the DGCL provides that any indemnification under subsections (a) and (b) of such Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of such Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by the majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145 of the DGCL further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith and that such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized and ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145. Section Four of Article IV of Citigroup’s by-laws provides that Citigroup shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

Citigroup also provides liability insurance for its directors and officers which provides for coverage against loss from claims made against directors and officers in their capacity as such, including, subject to certain exceptions, liabilities under the federal securities laws.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article Tenth of Citigroup’s Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

The directors and officers of Citigroup are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by Citigroup. Any agents, dealers or underwriters who execute any underwriting or distribution agreement relating to securities offered pursuant to this Registration Statement will agree to indemnify Citigroup’s directors and their officers who signed the Registration Statement against certain liabilities that may arise under the Securities Act with respect to information furnished to Citigroup by or on behalf of such indemnifying party.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 21.	Exhibits and Financial Statement Schedules.

Exhibit No.	Description

3.1(a)	Restated Certificate of Incorporation of the Company, incorporated by reference to Exhibit 4.01 to the Company’s Registration Statement on Form S-3 filed December 15, 1998 (No. 333-68949).

3.1(b)	Certificate of Designation of 5.321% Cumulative Preferred Stock, Series YY, of the Company, incorporated by reference to Exhibit 4.45 to Amendment No. 1 to the Company’s Registration Statement on Form S-3 filed January 22, 1999 (No. 333-68949).

3.1(c)	Certificate of Amendment to the Restated Certificate of Incorporation of the Company dated April 18, 2000, incorporated by reference to Exhibit 3.01.3 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000 (File No. 1-9924).

Exhibit No.	Description

3.1(d)	Certificate of Amendment to the Restated Certificate of Incorporation of the Company dated April 17, 2001, incorporated by reference to Exhibit 3.01.4 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001 (File No. 1-9924).

3.1(e)	Certificate of Designation of 6.767% Cumulative Preferred Stock, Series YYY, of the Company, incorporated by reference to Exhibit 3.01.5 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (File No. 1-9924).

3.1(f)	Certificate of Amendment to the Restated Certificate of Incorporation of the Company dated April 18, 2006, incorporated by reference to Exhibit 3.01.6 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006 (File No. 1-9924).

3.1(g)	Certificate of Designation of 7% Non-Cumulative Convertible Preferred Stock, Series A1, of the Company, incorporated by reference to Exhibit 3.01 to the Company’s Current Report on Form 8-K filed February 18, 2009 (File No. 1-9924).

3.1(h)	Certificate of Designation of 7% Non-Cumulative Convertible Preferred Stock, Series B1, of the Company, incorporated by reference to Exhibit 3.02 to the Company’s Current Report on Form 8-K filed February 18, 2009 (File No. 1-9924).

3.1(i)	Certificate of Designation of 7% Non-Cumulative Convertible Preferred Stock, Series C1, of the Company, incorporated by reference to Exhibit 3.03 to the Company’s Current Report on Form 8-K filed February 18, 2009 (File No. 1-9924).

3.1(j)	Certificate of Designation of 7% Non-Cumulative Convertible Preferred Stock, Series D1, of the Company, incorporated by reference to Exhibit 3.04 to the Company’s Current Report on Form 8-K filed February 18, 2009 (File No. 1-9924).

3.1(k)	Certificate of Designation of 7% Non-Cumulative Convertible Preferred Stock, Series J1, of the Company, incorporated by reference to Exhibit 3.05 to the Company’s Current Report on Form 8-K filed February 18, 2009 (File No. 1-9924).

3.1(l)	Certificate of Designation of 7% Non-Cumulative Convertible Preferred Stock, Series K1, of the Company, incorporated by reference to Exhibit 3.06 to the Company’s Current Report on Form 8-K filed February 18, 2009 (File No. 1-9924).

3.1(m)	Certificate of Designation of 7% Non-Cumulative Convertible Preferred Stock, Series L2, of the Company, incorporated by reference to Exhibit 3.07 to the Company’s Current Report on Form 8-K filed February 18, 2009 (File No. 1-9924).

3.1(n)	Certificate of Designation of 7% Non-Cumulative Convertible Preferred Stock, Series N1, of the Company, incorporated by reference to Exhibit 3.08 to the Company’s Current Report on Form 8-K filed February 18, 2009 (File No. 1-9924).

3.1(o)	Certificate of Designation of 6.5% Non-Cumulative Convertible Preferred Stock, Series T, of the Company, incorporated by reference to Exhibit 3.09 to the Company’s Current Report on Form 8-K filed January 25, 2008 (File No. 1-9924).

3.1(p)	Certificate of Designation of 8.125% Non-Cumulative Preferred Stock, Series AA, of the Company, incorporated by reference to Exhibit 3.10 to the Company’s Current Report on Form 8-K filed January 25, 2008 (File No. 1-9924).

3.1(q)	Certificate of Designation of 8.40% Fixed Rate/Floating Rate Non-Cumulative Preferred Stock, Series E, of the Company, incorporated by reference to Exhibit 3.01 to the Company’s Current Report on Form 8-K filed April 28, 2008 (File No. 1-9924).

Exhibit No.	Description
3.1(r)	Certificate of Designation of 8.50% Non-Cumulative Preferred Stock, Series F, of the Company, incorporated by reference to Exhibit 3.01 to the Company’s Current Report on Form 8-K filed May 13, 2008 (File No. 1-9924).

3.1(s)	Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series H, of the Company, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed October 30, 2008 (File No. 1-9924).

3.1(t)	Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series I, of the Company, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed December 31, 2008 (File No. 1-9924).

3.1(u)	Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series G, of the Company, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed January 16, 2009 (File No. 1-9924).

3.2	By-Laws of the Company, as amended, effective October 16, 2007, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed October 19, 2007 (File No. 1-9924).

4.1	Warrant, dated October 28, 2008, issued by the Company to the United States Department of the Treasury (the “UST”), incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed October 30, 2008 (File No. 1-9924).

4.2	Warrant, dated December 31, 2008, issued by the Company to the UST, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed December 31, 2008 (File No. 1-9924).

4.3	Warrant, dated January 15, 2009, issued by the Company to the UST, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed January 16, 2009 (File No. 1-9924).

4.4	Deposit Agreement, dated May 13, 2008 among Citigroup Inc., The Bank of New York, as Depositary, and the holders from time to time of the depositary receipts described therein (relating to the 8.500% Non-Cumulative Preferred Stock, Series F) (incorporated by reference to Exhibit 4.01 to the Company’s Current Report on Form 8-K filed May 13, 2008).

4.5	Deposit Agreement, dated April 28, 2008 among Citigroup Inc., The Bank of New York, as Depositary, and the holders from time to time of the depositary receipts described therein (relating to the 8.400% Fixed Rate/Floating Rate Non-Cumulative Preferred Stock, Series E) (incorporated by reference to Exhibit 4.01 to the Company’s Current Report on Form 8-K filed April 28, 2008).

4.6	Deposit Agreement, dated January 25, 2008, among Citigroup Inc., The Bank of New York, as Depositary, and the holders from time to time of the depositary receipts described therein (relating to the 8.125% Non-Cumulative Preferred Stock, Series AA) (incorporated by reference to Exhibit 4.10 to the Company’s Current Report on Form 8-K filed January 25, 2008).

4.7	Deposit Agreement, dated January 23, 2008, among Citigroup Inc., The Bank of New York, as Depositary, and the holders from time to time of the depositary receipts described therein (relating to the 6.5% Non-Cumulative Convertible Preferred Stock, Series T) (incorporated by reference to Exhibit 4.09 to the Company’s Current Report on Form 8-K filed January 25, 2008).

4.8	Tax Benefits Preservation Plan (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed June 10, 2009).

5.1	Opinion of Michael J. Tarpley, Assistant General Counsel—Capital Markets of Citigroup regarding the validity of the Common Stock being registered.*

8.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP.*

10.1	Exchange Agreement, dated March 18, 2009 between Citigroup Inc. and Government of Singapore Investment Corporation Pte. Ltd.*

Exhibit No.	Description
10.2	Exchange Agreement dated March 18, 2009 between Citigroup Inc. and Capital Research Global Investors and schedule of substantially identical exchange agreements.*

10.3	Exchange Agreement, dated June 9, 2009 between Citigroup Inc. and the United States Department of Treasury.*

10.4	Exchange Agreement, dated June 9, 2009 between Citigroup Inc. and Federal Deposit Insurance Corporation.*

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.*

23.2	Consent of Michael J. Tarpley (included in Exhibit 5.1).

23.3	Consent of Cleary Gottlieb Steen & Hamilton (included in Exhibit 8.1).*

24.1	Powers of Attorney.*

99.1	Voting Trust Agreement dated as of June 15, 2009 between Citigroup Inc. and BNY Mellon Trust of Delaware, as trustee.*

99.2	Letter of Transmittal for Public Preferred Exchange Offer.*

99.3	Letter of Transmittal for Trust Preferred Exchange Offer.*

99.4	Amended and Restated Declaration of Trust of Citigroup Capital XXI, dated December 21, 2007, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 21, 2007 (File No. 1-9924).

99.5	Amended and Restated Declaration of Trust of Citigroup Capital XX, dated November 27, 2007, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on November 27, 2007 (File No. 1-9924).

99.6	Amended and Restated Declaration of Trust of Citigroup Capital XIX, dated August 15, 2007, incorporated by reference to Exhibit 4.01 to the Company’s Current Report on Form 8-K filed on August 17, 2007 (File No. 1-9924).

99.7	Amended and Restated Declaration of Trust of Citigroup Capital XVIII, dated June 28, 2007, incorporated by reference to Exhibit 4.01 to the Company’s Current Report on Form 8-K filed on July 02, 2007 (File No. 1-9924).

99.8	Amended and Restated Declaration of Trust of Citigroup Capital XVII, dated March 6, 2007, incorporated by reference to Exhibit 4.01 to the Company’s Current Report on Form 8-K filed March 8, 2007 (File No. 1-9924).

99.9	Amended and Restated Declaration of Trust of Citigroup Capital XVI, dated November 22, 2006, incorporated by reference to Exhibit 4.01 to the Company’s Current Report on Form 8-K filed November 28, 2006 (File No. 1-9924).

99.10	Amended and Restated Declaration of Trust of Citigroup Capital XV, dated September 15, 2006, incorporated by reference to Exhibit 4.02 to the Company’s Current Report on Form 8-K filed September 18, 2006 (File No. 1-9924).

99.11	Second Amended and Restated Declaration of Trust of Citigroup Capital XIV, dated July 13, 2006, incorporated by reference to Exhibit 4.01 to the Company’s Current Report on Form 8-K filed July 17, 2006 (File No. 1-9924).

99.12	Amended and Restated Declaration of Trust of Citigroup Capital XIV, dated June 30, 2006, incorporated by reference to Exhibit 4.02 to the Company’s Current Report on Form 8-K filed July 6, 2006 (File No. 1-9924).

99.13	Indenture, dated as of June 30, 2006, between Citigroup Inc. and JPMorgan Chase Bank N.A., incorporated by reference to Exhibit 4.01 to the Company’s Current Report on Form 8-K filed on July 6, 2006 (File No. 1-9924).

Exhibit No.	Description
99.14	Indenture, dated as of September 15, 2006, between Citigroup Inc. and JPMorgan Chase Bank N.A., incorporated by reference to Exhibit 4.01 to the Company’s Current Report on Form 8-K filed on September 18, 2006 (File No. 1-9924).

99.15	First Supplemental Indenture, dated as of November 15, 2006, between Citigroup Inc. and The Bank of New York under the Indenture dated as of September 15, 2006, incorporated by reference to Exhibit 4.03 to the Company’s Current Report on Form 8-K filed November 28, 2006 (File No. 1-9924).

99.16	Second Supplemental Indenture, dated as of March 6, 2007, between Citigroup Inc. and The Bank of New York under the Indenture dated as of September 15, 2006, incorporated by reference to Exhibit 4.03 to the Company’s Current Report on Form 8-K filed March 8, 2007 (File No. 1-9924).

99.17	Indenture, dated as of June 28, 2007, between Citigroup Inc. and The Bank of New York, incorporated by reference to Exhibit 4.03 to the Company’s Current Report on Form 8-K filed on July 2, 2007 (File No. 1-9924).

99.18	First Supplemental Indenture, dated as of December 15, 1998, between Citigroup Inc. (formally Travelers Group Inc.) and The Chase Manhattan Bank under the Indenture dated as of October 7, 1996, incorporated by reference to Exhibit 4.32 to the Company’s Registration Statement on Form S-3 filed on December 15, 1998 (File No. 333-68949).

99.19	Second Supplemental Indenture, dated as of September 6, 2001, between Citigroup Inc. (formally Travelers Group Inc.) and The Chase Manhattan Bank under the Indenture dated as of October 7, 1996, incorporated by reference to Exhibit 4.30 to the Citigroup Capital IX Registration Statement on Form S-3 filed on December 26, 2002 (File No. 333-102206-05).

99.20	Indenture, dated as of July 23, 2004, between Citigroup Inc. and JPMorgan Chase Bank N.A., incorporated by reference to Exhibit 4.28 to the Company’s Registration Statement on Form S-3 filed on July 23, 2004 (File No. 333-117615).

99.21	Amended and Restated Declaration of Trust of Citigroup Capital VII, dated July 31, 2001.*

99.22	Amended and Restated Declaration of Trust of Citigroup Capital VIII, dated September 17, 2001.*

99.23	Amended and Restated Declaration of Trust of Citigroup Capital IX, dated February 13, 2003.*

99.24	Amended and Restated Declaration of Trust of Citigroup Capital X, dated September 30, 2003.*

99.25	Amended and Restated Declaration of Trust of Citigroup Capital XI, dated September 27, 2004.*

99.26	Amended and Restated Declaration of Trust of Travelers Capital III, dated December 3, 1996.*

99.27	Indenture, dated as of October 7, 1996, between Travelers Group Inc. and The Chase Manhattan Bank.*

99.28	Soliciting Dealer Form.*

99.29	Letter to Brokers for Public Preferred Exchange Offer.*

99.30	Letter to Brokers for Trust Preferred Exchange Offer.*

99.31	Broker Alert for Public Preferred Depositary Shares.*

99.32	Broker Alert for Trust Preferred Securities.*

99.33	First Supplemental Indenture, dated as of June 29, 2009, between Citigroup Inc. and The Bank of New York Mellon under the Indenture, dated as of June 28, 2007.

99.34	Third Supplemental Indenture, dated as of June 29, 2009, between Citigroup Inc. and The Bank of New York Mellon under the Indenture, dated as of September 15, 2006.

Exhibit No.	Description
99.35	First Supplemental Indenture, dated as of June 29, 2009, between Citigroup Inc. and The Bank of New York Mellon under the Indenture, dated as of June 30, 2006.

99.36	First Supplemental Indenture, dated as of June 29, 2009, between Citigroup Inc. and The Bank of New York Mellon under the Indenture, dated as of July 23, 2004.

99.37	Third Supplemental Indenture, dated as of June 29, 2009, between Citigroup Inc. and The Bank of New York Mellon under the Indenture, dated as of October 7, 1996.

99.38	Amendment No. 1 to Amended and Restated Declaration of Trust of Citigroup Capital XXI, dated as of June 29, 2009.

99.39	Amendment No. 1 to Amended and Restated Declaration of Trust of Citigroup Capital XX, dated as of June 29, 2009.

99.40	Amendment No. 1 to Amended and Restated Declaration of Trust of Citigroup Capital XIX, dated as of June 29, 2009.

99.41	Amendment No. 1 to Amended and Restated Declaration of Trust of Citigroup Capital XVIII, dated as of June 29, 2009.

99.42	Amendment No. 1 to Amended and Restated Declaration of Trust of Citigroup Capital XVII, dated as of June 29, 2009.

99.43	Amendment No. 1 to Amended and Restated Declaration of Trust of Citigroup Capital XVI, dated as of June 29, 2009.

99.44	Amendment No. 1 to Amended and Restated Declaration of Trust of Citigroup Capital XV, dated as of June 29, 2009.

99.45	Amendment No. 1 to Second Amended and Restated Declaration of Trust of Citigroup Capital XIV, dated as of June 29, 2009.

99.46	Amendment No. 1 to Amended and Restated Declaration of Trust of Citigroup Capital XI, dated as of June 29, 2009.

99.47	Amendment No. 1 to Amended and Restated Declaration of Trust of Citigroup Capital X, dated as of June 29, 2009.

99.48	Amendment No. 1 to Amended and Restated Declaration of Trust of Citigroup Capital IX, dated as of June 29, 2009.

99.49	Amendment No. 1 to Amended and Restated Declaration of Trust of Citigroup Capital VIII, dated as of June 29, 2009.

99.50	Amendment No. 1 to Amended and Restated Declaration of Trust of Citigroup Capital VII, dated as of June 29, 2009.

99.51	Amendment No. 1 to Amended and Restated Declaration of Trust of Citigroup Capital III, dated as of June 29, 2009.

*	Previously filed.

Item. 22.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the

Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Citigroup Inc. has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 17, 2009.

CITIGROUP INC.

By:	/S/ JOHN GERSPACH
	Name:	John Gerspach
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement or amendment has been signed by the following persons in the capacities indicated, on July 17, 2009.

Signature	Title

/S/ VIKRAM S. PANDIT	Chief Executive Officer and Director (Principal Executive Officer)
Vikram S. Pandit

/S/ JOHN GERSPACH	Chief Financial Officer (Principal Financial Officer)
John Gerspach

/S/ JOHN GERSPACH	Controller and Chief Accounting Officer (Principal Accounting Officer)
John Gerspach

*	Director
C. Michael Armstrong

*	Director
Alain J.P. Belda

*	Director
John M. Deutch

Director
Jerry A. Grundhofer

*	Director
Andrew N. Liveris

*	Director
Anne M. Mulcahy

Director
Michael E. O’Neill

Director
Richard D. Parsons

*	Director
Lawrence R. Ricciardi

Signature	Title

*	Director
Judith Rodin

Director
Robert L. Ryan

Director
Anthony M. Santonero

Director
William S. Thompson, Jr.

*By:	/S/ MICHAEL S. HELFER
Name: Michael S. Helfer
Attorney-in-Fact